Exhibit 10.13

LEASE

by and between

BMR-SIDNEY RESEARCH CAMPUS LLC,

a Delaware limited liability company

and

SERES THERAPEUTICS, INC.,

a Delaware corporation

1.	Lease of Premises	1
2.	Basic Lease Provisions	1
3.	Term	4
4.	Possession and Commencement Date.	4
5.	Condition of Premises	8
6.	Rentable Area	8
7.	Rent	9
8.	Rent Adjustments	10
9.	Operating Expenses	10
10.	Taxes on Tenant’s Property	15
11.	Security Deposit	15
12.	Use	17
13.	Rules and Regulations, CC&Rs, Parking Facilities and Common Area	20
14.	Project Control by Landlord	22
15.	Quiet Enjoyment	23
16.	Utilities and Services	23
17.	Alterations	27
18.	Repairs and Maintenance	29
19.	Liens	30
20.	Estoppel Certificate	31
21.	Hazardous Materials.	31
22.	Odors and Exhaust	34
23.	Insurance; Waivers of Subrogation	35
24.	Damage or Destruction	37
25.	Eminent Domain	39
26.	Surrender	40
27.	Holding Over	40
28.	Indemnification and Exculpation	41
29.	Assignment or Subletting	42
30.	Subordination and Attornment	45
31.	Defaults and Remedies	46
32.	Bankruptcy	50
33.	Brokers	51

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34.	Definition of Landlord	51
35.	Limitation of Landlord’s Liability	51
36.	Joint and Several Obligations	52
37.	Representations	52
38.	Confidentiality	52
39.	Notices	53
40.	Miscellaneous	53
41.	Rooftop Installation Area	55
42.	Option to Extend Term	57
43.	Right of First Offer	58
44.	Bicycle Storage	60

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LEASE

THIS LEASE (this “Lease”) is entered into as of this 11th day of November, 2015 (the “Execution Date”), by and between BMR-Sidney Research Campus LLC (f/k/a BMR-200 Sidney Street LLC), a Delaware limited liability company (“Landlord”), and Seres Therapeutics, Inc., a Delaware corporation (“Tenant”).

RECITALS

A. WHEREAS, Landlord owns certain real property (the “Property”) and the improvements on the Property located at 200 Sidney Street, Cambridge, Massachusetts, including the building located thereon (the “Building”); and

B. WHEREAS, Landlord wishes to lease to Tenant, and Tenant desires to lease from Landlord, certain premises (the “Premises”) located in the basement and on the first (1st), second (2nd) and fourth (4th) floors of the Building, pursuant to the terms and conditions of this Lease, as detailed below.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Lease of Premises.

1.1. Effective on the Term Commencement Date (as defined below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, as shown on Exhibit A attached hereto, including exclusive shafts, cable runs, mechanical spaces and rooftop areas, for use by Tenant in accordance with the Permitted Use (as defined below) and no other uses (except that the Control Areas and Rooftop Installation Area (both as hereinafter defined) that are depicted on Exhibit A are explicitly not part of the Premises demised under this Lease). The Property and all landscaping, parking facilities, private drives and other improvements and appurtenances related thereto, including the Building and the parking garage located at 47 Erie Street in Cambridge, Massachusetts (to the extent of Landlord’s interest therein) (the “Parking Garage”), are hereinafter collectively referred to as the “Project.” All portions of the Project that are for the non-exclusive use of the tenants of the Building, such as service corridors, stairways, elevators, public restrooms, public lobbies, driveways, sidewalks, parking areas, the Parking Garage, and landscaped areas, are hereinafter referred to as “Common Area.”

2. Basic Lease Provisions. For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

2.1. This Lease shall take effect upon the Execution Date and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto.

2.2. In the definitions below, each current Rentable Area (as defined below) is expressed in square feet. Rentable Area and “Tenant’s Pro Rata Share” are all subject to adjustment as provided in this Lease.

Definition or Provision	Means the Following (As of the Term Commencement Date)
Approximate Rentable Area of Premises

83,396 square feet, as follows:

(a) 14,958 square feet in the basement of the Building (the “Basement Premises”);

(b) 42,267 square feet on the first floor of the Building (the “First Floor Premises”), which includes (i) 9,310 square feet of pilot manufacturing area more specifically identified on Exhibit A (the “Manufacturing Area”), (ii) 1,890 square feet consisting of a vivarium area as more specifically identified on Exhibit A (the “Vivarium”) and (iii) 1,934 square feet consisting of a quality control lab as more specifically identified on Exhibit A (the “Quality Control Lab”);

(c) 15,768 square feet on the second floor of the Building (the “Second Floor Premises”); and

(d) 10,403 square feet on the fourth floor of the Building (the “Fourth Floor Premises”).

Approximate Rentable Area of Building	188,614 square feet

Tenant’s Pro Rata Share of Building	44.22%

2.3. Monthly and annual installments of Base Rent for the Premises (“Base Rent”) as of the Rent Commencement Date (as defined below), subject to adjustment under this Lease:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
Rent Commencement Date – The day prior to first (1st) anniversary of Rent Commencement Date	83,396	$66.15 annually	$459,720.45	$5,516,645.40

2.4. Estimated Term Commencement Date: March 24, 2016

2.5. Estimated Term Expiration Date: November 6, 2023

2.6. Security Deposit: $1,400,000.00, subject to adjustment in accordance with Article 11 hereof.

2.7. Permitted Use: Office and laboratory use, in conformity with all federal, state, municipal and local laws, codes, ordinances, rules and regulations of Governmental Authorities (as defined below), committees, associations, or other regulatory committees, agencies or governing bodies having jurisdiction over the Premises, the Building, the Property, the Project, Landlord or Tenant, including both statutory and common law and hazardous waste rules and regulations (“Applicable Laws”). Tenant acknowledges and agrees that, notwithstanding anything in this Lease to the contrary, pursuant to Applicable Laws, the portion of the Premises located in the basement of the Building is not permitted to be occupied by human beings and may only be used for storage purposes or other uses that are included within the Permitted Use that do not involve or require occupancy by human beings. For avoidance of doubt, to the extent permitted by Applicable Laws, the use of a portion of the Premises as a vivarium and a pilot manufacturing facility is permitted under this Lease.

2.8. Address for Rent Payment:

BMR-Sidney Research Campus LLC

Attention Entity 652

P.O. Box 511415

Los Angeles, California 90051-7970

2.9. Address for Notices to Landlord:

BMR-Sidney Research Campus LLC

17190 Bernardo Center Drive

San Diego, California 92128

Attn: Real Estate Legal Department

2.10. Address for Notices to Tenant:

Seres Therapeutics, Inc.

200 Sidney Street

Cambridge, MA 02139

ATTN: Chief Financial Officer

2.11. Address for Invoices to Tenant:

Seres Therapeutics, Inc.

200 Sidney Street

Cambridge, MA 02139

ATTN: Chief Financial Officer

2.12. The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit A	Premises
Exhibit A-1	Lab and Office Zones
Exhibit A-2	Phasing Plan
Exhibit B	Work Letter
Exhibit B-1-a	Tenant Improvement Plans for Lab/Office Improvements
Exhibit B-1-b	Basis of Design and User/Design Requirements Specifications for Manufacturing Area Improvements (the “URS”)
Exhibit B-1-c	Draft Manufacturing Area Schematic Plans
Exhibit B-2	Landlord’s Work
Exhibit B-3-a	Budget for Lab/Office Improvements
Exhibit B-3-b	Budget for Manufacturing Area Improvements
Exhibit B-4-a	Phase 1 Schedule
Exhibit B-4-b	Phase 2 Schedule
Exhibit B-5	Tenant Work Insurance Requirements
Exhibit C-1	Acknowledgement of Term Commencement Date
Exhibit C-2	Acknowledgement of Phase 1B Substantial Completion Date
Exhibit C-3	Acknowledgement of Phase 2 Substantial Completion Date and Term Expiration Date
Exhibit D	Landlord/Tenant Responsibilities Matrix
Exhibit E	Form of Letter of Credit
Exhibit F	Intentionally omitted
Exhibit G	Rules and Regulations
Exhibit H	PTDM
Exhibit I	Tenant’s Personal Property
Exhibit J	Form of Estoppel Certificate
Exhibit K	Surrender Condition of Manufacturing Area

3. Term. The actual term of this Lease (as the same may be extended pursuant to Article 42 hereof, and as the same may be earlier terminated in accordance with this Lease, the “Term”) shall commence on the actual Term Commencement Date (as defined in Article 4) and end on the date (the “Term Expiration Date”) that is seven (7) years after the Rent Commencement Date, subject to extension or earlier termination of this Lease as provided herein.

4. Possession and Commencement Date.

4.1. As used in this Lease, the following terms have the following definitions:

(i) “Phase 1A Improvements”: Those improvements to be constructed by Landlord in the Fourth Floor Premises and identified on the Phasing Plan as “Phase 1A” (referred to herein as the “Phase 1A Premises” or the “Fourth Floor Premises”), as more particularly described in the

Work Letter attached hereto as Exhibit B (the “Work Letter”) and depicted on the plans attached hereto as Exhibit B-1-a and applicable to the Fourth Floor Premises.

(ii) “Phase 1B Improvements”: Those improvements to be constructed by Landlord in the Second Floor Premises and in a portion of the First Floor Premises and identified on the Phasing Plan as “Phase 1B” (collectively, the “Phase 1B Premises”), as more particularly described in the Work Letter and depicted on the plans attached hereto as Exhibit B-1-a and applicable to the Phase 1B Premises.

(iii) “Phase 2 Improvements”: Those improvements to be constructed by Landlord in the portion of the First Floor Premises and identified on the Phasing Plan as “Phase 2” (the “Phase 2 Premises”), as more particularly described in the Work Letter and depicted on (A) the plans attached hereto as Exhibit B-1-a that are applicable to the Phase 2 Premises (excluding the Manufacturing Area), (B) the Basis of Design and URS attached hereto as Exhibit B-1-b that are applicable to the Manufacturing Area and (C) the Draft Manufacturing Area Schematic Plans attached hereto as Exhibit B-1-c.

(iv) “Phasing Plan”: The plan attached to this Lease as Exhibit A-2.

4.2. Landlord shall use commercially reasonable efforts to deliver possession of the Fourth Floor Premises to Tenant on the Estimated Term Commencement Date, with the Phase 1A Improvements and the work in the Common Areas described in Exhibit B-2 (the “Landlord’s Work”) Substantially Complete (as defined below), except as noted on Exhibit B-2. Landlord shall use commercially reasonable efforts to deliver possession of the Phase 1B Premises to Tenant on April 28, 2016 (the “Estimated Phase 1B Delivery Date”), with the Phase 1B Improvements Substantially Complete (as defined below). Landlord shall use commercially reasonable efforts to deliver possession of the Phase 2 Premises to Tenant on July 7, 2016 (the “Estimated Phase 2 Delivery Date”, as the same may be extended in accordance with this Article 4 and the Work Letter), with the Phase 2 Premises Substantially Complete. As used in this Lease, the Phase 1A Improvements the Phase 1B Improvements and the Phase 2 Improvements are collectively referred to as the “Tenant Improvements”).

(a) If Landlord has failed to Substantially Complete the Phase 1A Improvements and the Phase 1B Improvements on or prior to the date that is ninety (90) days after the Estimated Phase 1B Delivery Date, then Tenant shall be entitled to one (1) day of abatement of Base Rent pro rated for the Fourth Floor Premises and the Phase 1B Premises (based on the Rentable Area of the Fourth Floor Premises and the Phase 1B Premises multiplied by the Base Rent Per Square Foot of Rentable Area described in Section 2.3 of this Lease) for every day after the Estimated Phase 1B Delivery Date (as it may be extended as provided herein) that Substantial Completion of Phase 1A Improvements and Phase 1B Improvements has not occurred; provided, however, that the Estimated Phase 1A Delivery Date and the Estimated Phase 1B Delivery Date shall each be subject to extension on a day-for-day basis as a result of Force Majeure and Landlord shall not incur any liability under this Section 4.2(a) for any delay caused by any action or inaction of Tenant or its contractors, agents or employees. Any such Base Rent abatement shall be credited against the Base Rent due from Tenant following the Rent Commencement Date (as hereinafter defined); and further provided if that if Landlord has Substantially Completed the Phase 1A Improvements by the Estimated Phase 1B Delivery Date, but has not yet Substantially Completed the Phase 1B Improvements by the Estimated Phase 1B Delivery Date, then the foregoing Base Rent abatement provided in this Section 4.2(a) shall be applicable only to the Phase 1B Premises and not the Fourth Floor Premises.

(b) If Landlord has failed to Substantially Complete the Phase 2 Improvements on or prior to the date that is ninety (90) days after the Estimated Phase 2 Delivery Date (as the same may be extended by Force Majeure), then Tenant shall be entitled to one (1) day of abatement of Base Rent pro rated for the Phase 2

Premises (based on the Rentable Area of the Phase 2 Premises multiplied by the Base Rent Per Square Foot of Rentable Area described in Section 2.3 of this Lease) for every day past the Estimated Phase 2 Delivery Date that Substantial Completion of the Phase 2 Improvements has not occurred; provided, however, that Landlord shall have no liability under this Section 4.2(b) for any delay caused by any action or inaction of Tenant or its contractors, agents or employees. Any such Base Rent abatement shall be credited against the Base Rent due from Tenant following the Rent Commencement Date.

(c) If Landlord has failed to Substantially Complete the Phase 1A Improvements and the Phase 1B Improvements on or prior to the date that is one hundred twenty (120) days after the Estimated Phase 1B Delivery Date (the “Outside Phase 1 Completion Date”), then Tenant shall have the right to terminate this Lease by written notice to Landlord given no later than thirty (30) days following such date, at which time neither party shall have any further rights or obligations hereunder (except for those terms and provisions which expressly survive the expiration or sooner termination of this Lease); provided, however, that the Outside Phase 1 Completion Date shall be subject to extension on a day-for-day basis as a result of Force Majeure and Landlord shall not incur any liability under this Section 4.2(c) for any delay caused by any action or inaction of Tenant or its contractors, agents or employees; and further provided that any such termination notice shall be null and void and no longer of any force and effect if Landlord Substantially Completes the Phase 1A Improvements and the Phase 1B Improvements within fifteen (15) days after receipt of such termination notice.

(d) If Landlord has failed to Substantially Complete the Phase 2 Improvements on or prior to the date that is one hundred twenty (120) days after the Estimated Phase 2 Delivery Date (the “Outside Phase 2 Completion Date”), then Tenant shall have the right to terminate this Lease by written notice to Landlord given no later than thirty (30) days following such date, at which time neither party shall have any further rights or obligations hereunder (except for those terms and provisions which expressly survive the expiration or sooner termination of this Lease); provided, however, that the Outside Phase 2 Completion Date shall be subject to extension on a day-for-day basis as a result of Force Majeure and Landlord shall not incur any liability under this Section 4.2(d) for any delay caused by any action or inaction of Tenant or its contractors, agents or employees; and further provided that any such termination notice shall be null and void and no longer of any force and effect if Landlord Substantially Completes the Phase 2 Improvements within forty-five (45) days after receipt of such termination notice.

(e) Tenant agrees that in the event (i) the Phase 1A Improvements are not Substantially Complete on or before the Estimated Term Commencement Date or the Estimated Phase 1B Delivery Date for any reason or (ii) the Phase 1B Improvements are not Substantially Complete on or before the Estimated Phase 1B Delivery Date or (iii) the Phase 2 Improvements are not Substantially Complete on or before the Estimated Phase 2 Delivery Date, then (A) this Lease shall not be void or voidable, except as explicitly set forth above, (B) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, (C) the Estimated Term Expiration Date shall be extended accordingly to the extent applicable and (D) Tenant shall not be responsible for the payment of any Base Rent with respect to any portion of the Premises which is not Substantially Complete until the Substantial Completion of the Phase 1A Improvements, the Phase 1B Improvements or the Phase 2 Improvements, as the case may be, and as described in Section 4.2, occurs. The term “Substantially Complete” or “Substantial Completion” means that (x) the Phase 1A Improvements, the Phase 1B Improvements, the Phase 2 Improvements or Landlord’s Work, as the case may be, are substantially complete in accordance with the Approved Lab/Office Plans or Approved Manufacturing Area Plans, as applicable (as both terms are defined in the Work Letter), as reasonably determined by Landlord’s architect, except for minor punch list items and (y) with respect to Landlord’s Work, Landlord’s Work is substantially complete, as reasonably determined by Landlord’s architect, except for minor punch list items, and (z) Tenant is able to obtain a certificate of occupancy or a temporary certificate of occupancy for the Fourth Floor Premises, the Phase 1B Premises or the Phase 2 Premises, as the case may be (excluding the portion of the Premises located in the basement of the Building). Notwithstanding anything in this Lease (including the Work Letter) to the contrary, Landlord’s obligation to timely achieve Substantial Completion shall be subject to extension on a day-for-day basis as a result of Force Majeure (as defined below) or any delay caused by any action or inaction of Tenant or its contractors, agents or employees.

(f) Landlord shall provide to Tenant such access cards as are necessary for Tenant’s employees to access the Premises, Building, Project, and if applicable restrooms and parking areas upon delivery of the applicable phase of the Premises to Tenant (or within a reasonable time after delivery, so long as Landlord otherwise provides Tenant with adequate access during such period).

4.3. The “Term Commencement Date” shall be the day Landlord first delivers possession of any phase of the Premises to Tenant with the Tenant Improvements applicable thereto Substantially Complete. If Substantial Completion of the Phase 1A Improvements, Substantial Completion of the Phase 1B Improvements or Substantial Completion of the Phase 2 Improvements is delayed by action of Tenant, then the Term Commencement Date, the date of Substantial Completion of the Phase 1B Improvements or the date of Substantial Completion of the Phase 2 Improvements shall be the date that the Term Commencement Date, Substantial Completion of the Phase 1B Improvements or Substantial Completion of the Phase 2 Improvements, as the case may be, would have occurred but for such delay. Tenant shall execute and deliver to Landlord (a) written acknowledgment of the actual Term Commencement Date within ten (10) days after Tenant takes occupancy of the first phase of the Premises delivered to Tenant, (b) written acknowledgement of the date that each subsequent phase of the Premises is delivered to Tenant Substantially Complete and (c) the Term Expiration Date within ten (10) days after Tenant takes occupancy of the Phase 2 Premises, and such other information as set forth in the forms attached as Exhibits C-1, C-2 and C-3 hereto, respectively. Failure to execute and deliver such acknowledgment, however, shall not affect the Term Commencement Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the Premises required for the Permitted Use by Tenant shall not serve to extend the Term Commencement Date.

4.4. Tenant shall have the option to gain early access to the Fourth Floor Premises and Phase 1B Premises thirty (30) days prior to the Term Commencement Date or Substantial Completion of the Phase 1B Premises, respectively, for the purpose of installing furniture and telephone and data cabling and otherwise to prepare the Premises for occupancy. Prior to such entry by Tenant, Tenant shall furnish to Landlord evidence satisfactory to Landlord in advance that insurance coverages required of Tenant under the provisions of Article 23 are in effect, and (a) such entry shall be subject to all the terms and conditions of this Lease, other than the payment of Base Rent (as defined below), and (b) such entry shall not interfere with the ability of Landlord and its contractors and subcontractors to achieve Substantial Completion of the Tenant Improvements and the Landlord’s Work; and provided, further, that if the Term Commencement Date is delayed due to such early access, then the Term Commencement Date shall be the date that the Term Commencement Date would have occurred but for such delay.

4.5. Landlord shall cause the Tenant Improvements to be constructed in the Premises pursuant to the Work Letter at a cost to Landlord not to exceed (a) Four Million One Hundred Sixty-Nine Thousand Eight Hundred Dollars ($4,169,800.00) (based upon Fifty Dollars ($50.00) per square foot of Rentable Area (as defined below and subject to change based upon the Rentable Area of the Premises) (the “Base TI Allowance”)) plus (b) an additional amount of Eight Million Three Hundred Thirty-Nine Thousand Six Hundred Dollars ($8,339,600.00) (based upon One Hundred Dollars ($100.00) per square foot of Rentable Area (as defined below and subject to change based upon the Rentable Area of the Premises) (the “Additional Amount”, together with the Base TI Allowance, the “TI Allowance”), for a total of Twelve Million Five Hundred Nine Thousand Four Hundred Million Dollars ($12,509,400.00). Landlord shall complete the Landlord’s Work at Landlord’s expense.

4.6. The TI Allowance may be applied to the costs of (m) construction, (n) project management by Landlord (which fee shall equal $125,000), (o) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (p) building permits and other taxes, fees, charges and levies by Governmental Authorities (as defined below) for permits or for inspections of the Tenant Improvements, and (q) costs and expenses for labor, material, equipment and fixtures. In no event shall the TI Allowance be used for (w) payments to Tenant or any affiliates of Tenant, (x) the purchase of any furniture, personal property or other non-building system equipment, (y) costs resulting from any default by Tenant of its obligations under this Lease or (z) costs that are recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors).

4.7. Tenant shall have until nine (9) months after the Term Commencement Date (the “TI Deadline”) to expend the unused portion of the TI Allowance, after which date Landlord’s obligation to fund such costs shall expire.

4.8. In no event shall any unused TI Allowance entitle Tenant to a credit against Rent payable under this Lease.

4.9. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant agree that all Tenant Improvements shall (a) be programmed in accordance with the lab and office zones identified on Exhibit A-1 attached hereto, and (b) incorporate flexible wall and lab bench systems.

5. Condition of Premises.

Landlord represents to Tenant that, on the date on which Landlord delivers the Premises (or the applicable portion thereof) to Tenant with the Tenant Improvements (or the applicable portion thereof) Substantially Complete, all base building systems within the Premises (or the applicable portion thereof), including the HVAC (as hereinafter defined), electrical, life safety and plumbing systems, shall be in good working order (provided that the sole remedy for any breach of the foregoing representation shall be that Landlord shall repair or remedy the violation of the foregoing representation at its sole cost, provided that Landlord may include the costs thereof in Operating Expenses to the extent that Landlord is permitted to do so under Article 9 below, and Tenant shall not be entitled to any monetary damages for any breach of such representation). Except as set forth in the immediately foregoing sentence, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises, the Building or the Project, or with respect to the suitability of the Premises, the Building or the Project for the conduct of Tenant’s business. Tenant acknowledges that (a) it is fully familiar with the condition of the Premises and agrees to take (i) the Fourth Floor Premises in its condition “as is” as of the Term Commencement Date, (ii) the Phase 1B Premises in its condition “as is” as of the Substantial Completion of the Phase 1B Improvements and (iii) the Phase 2 Premises in its condition “as is” as of the Substantial Completion of the Phase 2 Improvements and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s occupancy or to pay for or construct any improvements to the Premises, except with respect to the completion of the Landlord’s Work and the Tenant Improvements and except with respect to the payment of the TI Allowance. Tenant’s taking of possession of the Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Premises, the Building and the Project were at such time in good, sanitary and satisfactory condition and repair.

6. Rentable Area.

6.1. The term “Rentable Area” shall reflect such areas as reasonably calculated by Landlord’s architect in a manner consistent with Landlord’s determination of Rentable Area for the remainder of the Building and Project, as the same may be reasonably adjusted from time to time by Landlord in consultation with Landlord’s architect only to reflect a physical change to the outer walls, roof or basement of the Building or a physical change to the demising walls of the Premises.

6.2. The Rentable Area of the Building is generally determined by making separate calculations of Rentable Area applicable to each floor within the Building and totaling the Rentable Area of all floors within the Building. The Rentable Area of a floor is computed by measuring to the outside finished surface of the permanent outer Building walls. The full area calculated as previously set forth is included as Rentable Area, without deduction for columns and projections or vertical penetrations, including stairs, elevator shafts, flues, pipe shafts, vertical ducts and the like, as well as such items’ enclosing walls.

6.3. The term “Rentable Area,” when applied to the Premises, is that area equal to the usable area of the Premises, plus an equitable allocation of Rentable Area within the Building that is not then utilized or expected to be utilized as usable area, including that portion of the Building devoted to corridors, equipment rooms, restrooms, elevator lobby, atrium and mailroom.

6.4. Intentionally omitted.

6.5. Review of allocations of Rentable Areas as between tenants of the Building shall be made as frequently as Landlord deems appropriate, including in order to facilitate an equitable apportionment of Operating Expenses (as defined below), but in no event shall the Rentable Area of the Premises or the Building be subject to remeasurement except as otherwise provided in Section 6.1 hereof.

7. Rent.

7.1. Commencing on the Term Commencement Date, Tenant shall pay to Landlord Base Rent for the Fourth Floor Premises (based on the Rentable Area of the Fourth Floor Premises multiplied by the Base Rent Per Square Foot of Rentable Area described in Section 2.3 of this Lease). Commencing on the date that the Phase 1B Premises are Substantially Complete, Tenant shall pay to Landlord Base Rent for both the Fourth Floor Premises and the Phase 1B Premises (based on the Rentable Area of the Fourth Floor Premises and Phase 1B Premises multiplied by the Base Rent Per Square Foot of Rentable Area described in Section 2.3 of this Lease). Commencing on the date that the Phase 2 Improvements are Substantially Complete, Tenant’s obligation to pay Base Rent for the entire Premises shall abate until the date that is four (4) months after the Substantial Completion of the Phase 2 Improvements (the “Rent Commencement Date”). Commencing on the Rent Commencement Date, Tenant shall pay to Landlord the sums set forth in Section 2.3, subject to the rental adjustments provided in Article 8 hereof. Base Rent shall be paid in equal monthly installments as set forth in Section 2.3, subject to the rental adjustments provided in Article 8 hereof, and except as otherwise set forth in the first two sentences of this Section 7.1, each in advance on the first day of each and every calendar month during the Term.

7.2. In addition to Base Rent, Tenant shall pay to Landlord as additional rent (“Additional Rent”) at times hereinafter specified in this Lease (a) Tenant’s Adjusted Share (as defined below) of Operating Expenses (as defined below), (b) the Property Management Fee (as defined below) and (c) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.

7.3. Base Rent and Additional Rent shall together be denominated “Rent.” Rent shall be paid to Landlord, without abatement, deduction or offset, in lawful money of the United States of America to the address set forth in Section 2.8 or to such other person or at such other place as Landlord may from time designate in writing. In the event the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of the number of days in the month and shall be paid at the then-current rate for such fractional month.

7.4. Tenant’s obligation to pay Rent shall not be discharged or otherwise affected by (a) any Applicable Laws now or hereafter applicable to the Premises, (b) any other restriction on Tenant’s use, (c) except as expressly provided herein, any casualty or taking or (d) any other occurrence; and Tenant waives all rights now or hereafter existing to terminate or cancel this Lease or quit or surrender the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover rent. Tenant’s obligation to pay Rent with respect to any period or obligations arising, existing or pertaining to the period prior to the date of the expiration or earlier termination of the Term or this Lease shall survive any such expiration or earlier termination; provided, however, that nothing in this sentence shall in any way affect Tenant’s obligations with respect to any other period.

8. Rent Adjustments. Base Rent shall be subject to an annual upward adjustment of three percent (3%) of the then-current Base Rent. The first such adjustment shall become effective commencing on the first (1st) annual anniversary of the Rent Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary for so long as this Lease continues in effect.

9. Operating Expenses.

9.1. As used herein, the term “Operating Expenses” shall include:

(a) Government impositions, including property tax costs consisting of real and personal property taxes (including amounts due under any improvement bond upon the Building or the Project (including the parcel or parcels of real property upon which the Building and areas serving the Building are located)) or assessments in lieu thereof imposed by any federal, state, regional, local or municipal governmental authority, agency or subdivision (each, a “Governmental Authority”); taxes on or measured by gross rentals received from the rental of space in the Project; taxes based on the square footage of the Premises, the Building or the Project, as well as any parking charges, utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from Applicable Laws or interpretations thereof, promulgated by any Governmental Authority in connection with the use or occupancy of the Project or the parking facilities serving the Project, including without limitation the Parking Garage; taxes on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises; any fee for a business license to operate an office building; and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof; and

(b) All other costs of any kind paid or incurred by Landlord in connection with the operation or maintenance of the Building and the Project, which shall include Project office rent at fair market rental for a commercially reasonable amount of space for Project management personnel, to the extent an office used for Project operations is maintained at the Project, plus customary expenses for such office, and costs of repairs and replacements to improvements within the Project as appropriate to maintain the Project as required hereunder, including costs of funding such reasonable reserves as Landlord, consistent with good business practice, may establish to provide for future repairs and replacements; costs of utilities furnished to the Common Area; costs associated with the operation of food trucks for the benefit of employees of tenants at the Project; sewer fees; cable television; trash collection; cleaning, including windows; heating, ventilation and air-conditioning (“HVAC”); maintenance of landscaping and grounds; snow removal; maintenance of drives and parking areas, including without limitation the Parking Garage; maintenance of the roof; security services and devices; building supplies; maintenance or replacement of equipment utilized for operation and maintenance of the

Project; license, permit and inspection fees; sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Building or Project systems and equipment; telephone, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance or repair of the Project; accounting, legal and other professional fees and expenses incurred in connection with the Project; costs of furniture, draperies, carpeting, landscaping supplies, snow removal supplies and other customary and ordinary items of personal property provided by Landlord for use in Common Areas or in the Project office; capital expenditures but only to the extent permitted in Section 9.1(c) below; costs of complying with Applicable Laws (except to the extent such costs are incurred to remedy non-compliance as of the Execution Date with Applicable Laws); costs to keep the Project in compliance with, or fees otherwise required under, any CC&Rs (as defined below), including condominium fees; insurance premiums, including premiums for commercial general liability, property casualty, earthquake, terrorism and environmental coverages; portions of insured losses paid by Landlord as part of the deductible portion of a loss pursuant to the terms of insurance policies; service contracts; costs of services of independent contractors retained to do work of a nature referenced above; and costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Project, its equipment, the adjacent walks, landscaped areas, drives and parking areas, including janitors, floor waxers, window washers, watchmen, gardeners, sweepers, plow truck drivers, handymen, and engineering/maintenance personnel.

(c) Notwithstanding the foregoing, Operating Expenses shall not include any net income, franchise, capital stock, estate or inheritance taxes, or taxes that are the personal obligation of Tenant or of another tenant of the Project; any leasing commissions; expenses (including attorney fees and court costs) incurred in connection with (i) negotiations or disputes with tenants of the Property or other occupants or prospective tenants or other occupants, (ii) the enforcement of any leases or (iii) the defense of Landlord's title to, or interest in, the Building or any part thereof; costs (including permit, license, and inspection fees) incurred in connection with preparing rental space for a tenant, that relate to preparation of rental space for a tenant; expenses of initial development and construction, including grading, paving, landscaping and decorating (as distinguished from maintenance, repair and replacement of the foregoing); Landlord's costs of any services provided to tenants or other occupants for which Landlord is actually reimbursed by such tenants or other occupants (other than reimbursement through Operating Expenses) as an additional charge or rental over and above the basic rent (and escalations thereof) payable under the lease with such tenant or other occupant; costs in connection with services that are provided to another tenant or occupant of the Building, but are not offered to Tenant; capital expenditures, except for those incurred (A) in replacing obsolete equipment, (B) for the primary purpose of reducing Operating Expenses, or (C) required to comply with changes in Applicable Laws that take effect after the Execution Date of the Lease, in each case amortized over the useful life thereof (but in no event more than thirteen (13) years), as reasonably determined by Landlord; costs (i.e., interest and penalties) incurred due to Landlord's default of this Lease or any other lease, mortgage, or other agreement, in each case affecting the Building or Property; payments to subsidiaries or affiliates of Landlord, or to any other party, in each case as a result of a non-arm's length transaction, for management or other services for the Building, or for supplies or other materials for the Building, to the extent that such payments exceed arm's length competitive prices in the Cambridge, Massachusetts market for the services, supplies or materials provided; Landlord's legal existence and general corporate overhead and general administrative expenses; legal expenses relating to other tenants; costs of repairs to the extent reimbursed by payment of insurance proceeds received by Landlord; advertising and promotional expenditures directly related to Landlord's efforts to lease space in the Building; the cost of repairs or other work occasioned by fire, windstorm, or other insured casualty, to the extent Landlord actually receives proceeds of such insurance for such repairs or other work; debt service; interest upon loans to Landlord or secured by a mortgage or deed of trust covering the Project or a portion thereof or any other debt of Landlord (provided that interest upon a government assessment or improvement bond payable in installments shall constitute an Operating Expense under Subsection 9.1(a)); rental payments under any ground lease; the cost of correcting defects in the construction of the Building, Building equipment, Parking Garage, parking lot or other site improvements, but only to the extent such costs are covered by and actually reimbursed to Landlord under any applicable warranty or service contract held by Landlord; costs incurred directly and solely as a result of Landlord's gross negligence or willful misconduct; salaries paid to Landlord's personnel above the level of Building manager who are not spending a majority of their time doing work related to the Building; legal and accounting fees not incurred in connection with operation and management of the Building, (including any legal and other costs incurred in connection with the sale, financing, refinancing, syndication, securitization, or change of ownership of the Building, including, without limitation, brokerage commissions, attorneys’ and accountants’ fees, closing costs, title insurance premiums, points, and interest charges) salaries of executive officers of Landlord; depreciation claimed by Landlord for tax purposes (provided that this exclusion of depreciation is not intended to delete from Operating Expenses actual costs of repairs and replacements and reasonable reserves in regard thereto that are provided for in Subsection 9.1(b)); taxes that are excluded from Operating Expenses by the last sentence of Subsection 9.1(a); costs or expenses incurred in connection with the financing or sale of the Project or any portion thereof; costs expressly excluded from Operating Expenses elsewhere in this Lease or that are charged to or paid by Tenant under other provisions of this Lease; professional fees and disbursements and other costs and expenses related to the ownership (as opposed to the use, occupancy, operation, maintenance or repair) of the Project; political and charitable contributions; any item that, if included in Operating Expenses, would involve a double collection for such item by Landlord, such as ordinary maintenance and repair costs for the Parking Garage which are included in the parking fee payable by Tenant in accordance with Section 13.4 hereof; and costs arising from Hazardous Materials at the Project in violation of Applicable Laws as of the Execution Date, unless placed at the Project by a Tenant Party. To the extent that Tenant uses more than Tenant’s Pro Rata Share of any item of Operating Expenses, Tenant shall pay Landlord for such excess in addition to Tenant’s obligation to pay Tenant’s Pro Rata Share of Operating Expenses (such excess, together with Tenant’s Pro Rata Share, “Tenant’s Adjusted Share”).

9.2. Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, (a) one-twelfth (1/12th) of the Property Management Fee (as defined below) and (b) Landlord’s estimate of Tenant’s Adjusted Share of Operating Expenses with respect to the Building and the Project, as applicable, for such month. Notwithstanding the immediately foregoing sentence, for the period between the Term Commencement Date and the Rent Commencement Date, Tenant shall only be required to pay the Property Management Fee and Tenant’s Adjusted Share of Operating Expenses with respect to the Fourth Floor Premises and Phase 1B Premises (and not the Phase 2 Premises), and the Property Management Fee and Tenant’s Adjusted Share of Operating Expenses shall be adjusted proportionately.

(x) The “Property Management Fee” shall equal three percent (3%) of Base Rent due from Tenant. Tenant shall pay the Property Management Fee in accordance with Section 9.2 with respect to the entire Term, including any extensions thereof or any holdover periods, regardless of whether Tenant is obligated to pay Base Rent, Operating Expenses or any other Rent with respect to any such period or portion thereof. For the period of time between the Term Commencement Date and Rent Commencement Date, if any, and any period of occupancy prior to the Term as further described in Section 9.5, the Property Management Fee shall be calculated as if Tenant were paying $459,720.45 per month for Base Rent.

(y) Within ninety (90) days after the conclusion of each calendar year (or such longer period as may be reasonably required by Landlord), Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses, Tenant’s Adjusted Share of Operating Expenses, and the cost of providing utilities to the Premises for the previous calendar year (“Landlord’s Statement”). Any additional sum due from Tenant to Landlord shall be due and payable within thirty (30) days after receipt of an invoice therefor. If the amounts paid by Tenant pursuant to this Section exceed Tenant’s Adjusted Share of Operating Expenses for the previous calendar year, then Landlord shall credit the difference against the Rent next due and owing from

Tenant; provided that, if the Lease term has expired, Landlord shall accompany Landlord’s Statement with payment for the amount of such difference.

(z) Any amount due under this Section for any period that is less than a full month shall be prorated for such fractional month on the basis of the number of days in the month.

9.3. Landlord may, from time to time, modify Landlord’s calculation and allocation procedures for Operating Expenses, so long as such modifications produce Dollar results substantially consistent with Landlord’s then-current practice at the Project. Landlord or an affiliate(s) of Landlord currently own other property(ies) adjacent to the Building and Project or its neighboring properties, including but not limited to the buildings located at 21 Erie Street and 40 Erie Street in Cambridge, Massachusetts (collectively, “Neighboring Properties”). In connection with Landlord performing services for the Project pursuant to this Lease, similar services may be performed by the same vendor(s) for Neighboring Properties (for instance, shuttle services, food truck services or landscaping maintenance). In such a case, Landlord shall reasonably allocate to the Building and the Project the costs for such services based upon the ratio that the square footage of the Building or the Project (as applicable) bears to the total square footage of all of the Neighboring Properties or buildings within the Neighboring Properties for which the services are performed, unless the scope of the services performed for any building or property (including the Building and the Project) is disproportionately more or less than for others, in which case Landlord shall equitably allocate the costs based on the scope of the services being performed for each building or property (including the Building and the Project). In addition, Landlord intends on or about the date hereof, to consolidate ownership of the Property with the property known as 40 Erie Street in Cambridge, Massachusetts (the “40 Erie Street Property”, which contains a building known as 40 Erie Street (the “40 Erie Building”)) by consolidating the 40 Erie Street Property with the Property, and upon such consolidation, the defined term “Property” as used in this Lease shall mean the former Property (as defined in Recital “A” to this Lease) and the 40 Erie Street Property. Thereafter, in the case of any Operating Expenses (including, without limitation, any real estate or other taxes set forth in Section 9.1(a) hereof) that apply to the Property as a whole (as opposed to allocated specifically to each of the Building and the 40 Erie Building), as determined by Landlord, Landlord shall reasonably allocate to each building the costs of such Operating Expenses based upon the ratio that the rentable area of each of the Building and the 40 Erie Building, respectively, bears to the total rentable area of the Building and the 40 Erie Building together, or such other equitable allocation as Landlord reasonably determines.

9.4. Landlord’s annual statement shall be final and binding upon Tenant unless Tenant, within sixty (60) days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reasons therefor; provided that Tenant shall in all events pay the amount specified in Landlord’s annual statement, pending the results of the Independent Review and determination of the Accountant(s), as applicable and as each such term is defined below. If, during such thirty (30)-day period, Tenant reasonably and in good faith questions or contests the correctness of Landlord’s statement of Tenant’s Adjusted Share of Operating Expenses, Landlord shall provide Tenant with reasonable access to Landlord’s books and records to the extent relevant to determination of Operating Expenses, and such information as Landlord reasonably determines to be responsive to Tenant’s written inquiries. In the event that, after Tenant’s review of such information, Landlord and Tenant cannot agree upon the amount of Tenant’s Adjusted Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm hired by Tenant on an hourly basis and not on a contingent-fee basis (at Tenant’s sole cost and expense) and approved by Landlord (which approval Landlord shall not unreasonably withhold or delay) audit and review such of Landlord’s books and records for the year in question as directly relate to the determination of Operating Expenses for such year (the “Independent Review”), but not books and records of entities other than Landlord. Landlord shall make such books and records available at the location where Landlord maintains them in the ordinary course of its business. Landlord need not provide copies of any books or records. Tenant shall commence the Independent Review within thirty (30) days after the date Landlord has given Tenant access to Landlord’s books and records for the Independent Review. Tenant shall complete the Independent Review and notify Landlord in writing of Tenant’s specific objections to Landlord’s calculation of Operating Expenses (including Tenant’s accounting firm’s written statement of the basis, nature and amount of each proposed adjustment) no later than sixty (60) days after Landlord has first given Tenant access to Landlord’s books and records for the Independent Review. Landlord shall review the results of any such Independent Review. The parties shall endeavor to agree promptly and reasonably upon Operating Expenses taking into account the results of such Independent Review. If, as of the date that is sixty (60) days after Tenant has submitted the Independent Review to Landlord, the parties have not agreed on the appropriate adjustments to Operating Expenses, then the parties shall engage a mutually agreeable independent third party accountant with at least ten (10) years’ experience in commercial real estate accounting in the Cambridge, Massachusetts area (the “Accountant”). If the parties cannot agree on the Accountant, each shall within ten (10) days after such impasse appoint an Accountant (different from the accountant and accounting firm that conducted the Independent Review) and, within ten (10) days after the appointment of both such Accountants, those two Accountants shall select a third (which cannot be the accountant and accounting firm that conducted the Independent Review). If either party fails to timely appoint an Accountant, then the Accountant the other party appoints shall be the sole Accountant. Within ten (10) days after appointment of the Accountant(s), Landlord and Tenant shall each simultaneously give the Accountants (with a copy to the other party) its determination of Operating Expenses, with such supporting data or information as each submitting party determines appropriate. Within ten (10) days after such submissions, the Accountants shall by majority vote select either Landlord’s or Tenant’s determination of Operating Expenses. The Accountants may not select or designate any other determination of Operating Expenses. The determination of the Accountant(s) shall bind the parties. If the parties agree or the Accountant(s) determine that the Operating Expenses actually paid by Tenant for the calendar year in question exceeded Tenant’s obligations for such calendar year, then Landlord shall, at Tenant’s option, either (a) credit the excess to the next succeeding installments of estimated Additional Rent or (b) pay the excess to Tenant within thirty (30) days after delivery of such results. If the parties agree or the Accountant(s) determine that Tenant’s payments of Operating Expenses for such calendar year were less than Tenant’s obligation for the calendar year, then Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such results. If the Independent Review reveals or the Accountant(s) determine that the Operating Expenses billed to Tenant by Landlord and paid by Tenant to Landlord for the applicable calendar year in question exceeded by more than seven and one-half percent (7.5%) what Tenant should have been billed during such calendar year, then Landlord shall pay the reasonable cost of the Independent Review. In all other cases Tenant shall pay the cost of the Independent Review and the Accountant(s).

9.5. Tenant shall not be responsible for Operating Expenses with respect to any time period prior to the Term Commencement Date; provided, however, that if Landlord shall permit Tenant possession of the Premises prior to the Term Commencement Date, Tenant shall be responsible for Operating Expenses from such earlier date of possession (the Term Commencement Date or such earlier date, as applicable, the “Expense Trigger Date”); and provided, further, that Landlord may annualize certain Operating Expenses incurred prior to the Expense Trigger Date over the course of the budgeted year during which the Expense Trigger Date occurs, and Tenant shall be responsible for the annualized portion of such Operating Expenses corresponding to the number of days during such year, commencing with the Expense Trigger Date, for which Tenant is otherwise liable for Operating Expenses pursuant to this Lease. Tenant’s responsibility for Tenant’s Adjusted Share of Operating Expenses shall continue to the latest of (a) the date of termination of the Lease, (b) the date Tenant has fully vacated the Premises and (c) if termination of the Lease is due to a default by Tenant, the date of rental commencement of a replacement tenant.

9.6. Operating Expenses for the calendar year in which Tenant’s obligation to share therein commences and for the calendar year in which such obligation ceases shall be prorated on a basis reasonably determined by

Landlord. Expenses such as taxes, assessments and insurance premiums that are incurred for an extended time period shall be prorated based upon the time periods to which they apply so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.

9.7. Within thirty (30) days after the end of each calendar month, Tenant shall submit to Landlord an invoice, or, in the event an invoice is not available, an itemized list, of all costs and expenses that (a) Tenant has incurred (either internally or by employing third parties) during the prior month and (b) for which Tenant reasonably believes it is entitled to reimbursements from Landlord pursuant to the terms of this Lease.

9.8. In the event that the Building or Project is less than fully occupied during a calendar year, Tenant acknowledges that Landlord may extrapolate Operating Expenses that vary depending on the occupancy of the Building or Project, as applicable, to equal Landlord’s reasonable estimate of what such Operating Expenses would have been had the Building or Project, as applicable, been ninety-five percent (95%) occupied during such calendar year; provided, however, that Landlord shall not recover more than one hundred percent (100%) of Operating Expenses.

10. Taxes on Tenant’s Property.

10.1. Tenant shall be solely responsible for the payment of any and all taxes levied upon (a) personal property and trade fixtures located at the Premises and (b) any gross or net receipts of or sales by Tenant, and shall pay the same at least twenty (20) days prior to delinquency.

10.2. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or, if the assessed valuation of the Building, the Property or the Project is increased by inclusion therein of a value attributable to Tenant’s personal property or trade fixtures, and if Landlord, after written notice to Tenant, pays the taxes based upon any such increase in the assessed value of the Building, the Property or the Project, then Tenant shall, upon demand, repay to Landlord the taxes so paid by Landlord.

11. Security Deposit.

11.1. Tenant shall deposit with Landlord on or before the Execution Date the sum set forth in Section 2.6 (the “Security Deposit”), which sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the period commencing on the Execution Date and ending upon the expiration or termination of Tenant’s obligations under this Lease. If Tenant Defaults (as defined below) with respect to any provision of this Lease, including any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, then Tenant shall, within ten (10) days following demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material breach of this Lease. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

11.2. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

11.3. Landlord may deliver to any purchaser of Landlord’s interest in the Premises the funds deposited hereunder by Tenant, and thereupon Landlord shall be discharged from any further liability with respect to such deposit. This provision shall also apply to any subsequent transfers.

11.4. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, then the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days after the expiration or earlier termination of this Lease.

11.5. If the Security Deposit shall be in cash, Landlord shall hold the Security Deposit in an account at a banking organization selected by Landlord; provided, however, that Landlord shall not be required to maintain a separate account for the Security Deposit, but may intermingle it with other funds of Landlord. Landlord shall be entitled to all interest and/or dividends, if any, accruing on the Security Deposit. Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit.

11.6. The Security Deposit may be in the form of cash, a letter of credit or any other security instrument reasonably acceptable to Landlord Tenant may at any time, except when Tenant is in Default (as defined below), deliver a letter of credit (the “L/C Security”) as the entire Security Deposit, as follows:

(a) If Tenant elects to deliver L/C Security, then Tenant shall provide Landlord, and maintain in full force and effect throughout the Term and until the date that is four (4) months after the then-current Term Expiration Date, a letter of credit in the form of Exhibit E issued by an issuer reasonably satisfactory to Landlord, in the amount of the Security Deposit, with an initial term of at least one year. Landlord may require the L/C Security to be re-issued by a different issuer at any time during the Term if Landlord reasonably believes that the issuing bank of the L/C Security is or may soon become insolvent; provided, however, Landlord shall return the existing L/C Security to the existing issuer immediately upon receipt of the substitute L/C Security. If any issuer of the L/C Security shall become insolvent or placed into FDIC receivership, then Tenant shall immediately deliver to Landlord (without the requirement of notice from Landlord) substitute L/C Security issued by an issuer reasonably satisfactory to Landlord, and otherwise conforming to the requirements set forth in this Article. As used herein with respect to the issuer of the L/C Security, “insolvent” shall mean the determination of insolvency as made by such issuer’s primary bank regulator (i.e., the state bank supervisor for state chartered banks; the OCC or OTS, respectively, for federally chartered banks or thrifts; or the Federal Reserve for its member banks). If, at the Term Expiration Date, any Rent remains uncalculated or unpaid, then (i) Landlord shall with reasonable diligence complete any necessary calculations, (ii) Tenant shall extend the expiry date of such L/C Security from time to time as Landlord reasonably requires and (iii) in such extended period, Landlord shall not unreasonably refuse to consent to an appropriate reduction of the L/C Security. Tenant shall reimburse Landlord’s legal costs (as estimated by Landlord’s counsel) in handling Landlord’s acceptance of L/C Security or its replacement or extension.

(b) If Tenant delivers to Landlord satisfactory L/C Security in place of the entire Security Deposit, Landlord shall remit to Tenant any cash Security Deposit Landlord previously held.

(c) Landlord may draw upon the L/C Security, and hold and apply the proceeds in the same manner and for the same purposes as the Security Deposit, if (i) an uncured Default (as defined below) exists, (ii) as of the date forty-five (45) days before any L/C Security expires (even if such scheduled expiry date is after the Term Expiration Date) Tenant has not delivered to Landlord an amendment or replacement for such L/C Security, reasonably satisfactory to Landlord, extending the expiry date to the earlier of (1) four (4) months after the then-current Term Expiration Date or (2) the date one year after the then-current expiry date of the L/C Security, (iii) the L/C Security provides for automatic renewals, Landlord asks the issuer to confirm the current

L/C Security expiry date, and the issuer fails to do so within ten (10) business days, (iv) Tenant fails to pay (when and as Landlord reasonably requires) any bank charges for Landlord’s transfer of the L/C Security or (v) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office in the city where Landlord may present drafts under the L/C Security (and fails to permit drawing upon the L/C Security by overnight courier or facsimile). This Section does not limit any other provisions of this Lease allowing Landlord to draw the L/C Security under specified circumstances.

(d) Tenant shall not seek to enjoin, prevent, or otherwise interfere with Landlord’s draw under L/C Security, even if it violates this Lease. Tenant acknowledges that the only effect of a wrongful draw would be to substitute a cash Security Deposit for L/C Security, causing Tenant no legally recognizable damage. Landlord shall hold the proceeds of any draw in the same manner and for the same purposes as a cash Security Deposit. In the event of a wrongful draw, (a) the parties shall cooperate to allow Tenant to post replacement L/C Security simultaneously with the return to Tenant of the wrongfully drawn sums, (b) Landlord shall upon request confirm in writing to the issuer of the L/C Security that Landlord’s draw was erroneous, and (c) if Tenant receives a final determination from a court of competent jurisdiction that is not subject to appeal that Landlord has made a “wrongful” draw, (i) Landlord shall pay Tenant interest upon the amount of such wrongful draw at the rate of twelve percent (12%) and (ii) Tenant shall be entitled to recover its reasonable attorney’s fees in accordance with Section 40.7. For purposes of the immediately foregoing sentence, the term “wrongful” shall mean that Landlord had no reasonable basis to believe that it had the right to make the draw.

(e) If Landlord transfers its interest in the Premises, then Tenant shall at Tenant’s expense, within five (5) business days after receiving a request from Landlord, deliver (and, if the issuer requires, Landlord shall consent to) an amendment to the L/C Security naming Landlord’s grantee as substitute beneficiary. If the required Security Deposit changes while L/C Security is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the L/C Security.

11.8. If Tenant, as of the third (3rd) anniversary of the Term Commencement Date, (a) has a market capitalization of at least One Billion Five Hundred Million Dollars ($1,500,000,000) and (b) has not been in Default under this Lease prior to such third (3rd) anniversary of the Term Commencement Date, then Tenant, no later than forty-five (45) days after the third (3rd) anniversary of the Term Commencement Date, may notify Landlord in writing and any such notification shall include a certificate (in form and substance reasonably acceptable to Landlord) from Tenant’s Chief Financial Officer certifying to such market capitalization with any such reasonable supporting documentation requested by Landlord. Upon Landlord’s approval of such certificate (and, if requested, supporting documentation), the Security Deposit shall be reduced to Nine Hundred Thirty Thousand Dollars ($930,000). If Landlord is then holding a cash Security Deposit, it shall return to Tenant the amount of Four Hundred Seventy Thousand Dollars ($470,000) within thirty (30) days of its approval of such certificate. If the Security Deposit is in the form of the L/C Security, Tenant may provide to Landlord a replacement L/C Security in the amount of Nine Hundred Thirty Thousand Dollars ($930,000) that satisfies the requirements of this Article 11. Provided such replacement L/C Security complies with the terms and provisions of this Article 11, Landlord shall, within thirty (30) days after its receipt of such replacement L/C Security, return to Tenant the original L/C Security.

12. Use.

12.1. Tenant shall use the Premises for the Permitted Use, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

12.2. Tenant shall not use or occupy the Premises in violation of Applicable Laws; zoning ordinances; or the certificate of occupancy issued for the Building or the Project, and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises that is declared or claimed by any Governmental Authority having jurisdiction to be a violation of any of the above, or that in Landlord’s reasonable opinion violates any of the above. Tenant shall comply with any direction of any Governmental Authority having jurisdiction that shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof and shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold Landlord and its affiliates, employees, agents and contractors; and any lender, mortgagee, ground lessor or beneficiary (each, a “Lender” and, collectively with Landlord and its affiliates, employees, agents and contractors, the “Landlord Indemnitees”) harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages, suits or judgments, and all reasonable expenses (including reasonable attorneys’ fees, charges and disbursements, regardless of whether the applicable demand, claim, action, cause of action or suit is voluntarily withdrawn or dismissed) incurred in investigating or resisting the same (collectively, “Claims”) of any kind or nature that arise before, during or after the Term as a result of Tenant’s breach of this Section.

12.3. Tenant shall not do or permit to be done anything that will invalidate or increase the cost of any fire, environmental, extended coverage or any other insurance policy covering the Building or the Project, and shall comply with all rules, orders, regulations and requirements of the insurers of the Building and the Project, and Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article.

12.4. Tenant shall keep all doors opening onto public corridors closed, except when in use for ingress and egress.

12.5. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made to existing locks or the mechanisms thereof without Landlord’s prior written consent. Tenant shall, upon termination of this Lease, return to Landlord all keys to offices and restrooms either furnished to or otherwise procured by Tenant. In the event any key so furnished to Tenant is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change. Tenant shall be permitted to install its own security system in the Premises which is compatible with the key card access system for the Building and may include, within the Premises, video, motion and other sensors. Tenant shall have the right to install and use a WiFi system in its Premises. Any installations under this Section 12.5, irrespective of their cost, shall be considered Alterations, and not Cosmetic Alterations (as both such terms are hereinafter defined), and the installation thereof shall be subject to the terms and provisions of Article 17.

12.6. No awnings or other projections shall be attached to any outside wall of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord’s standard window coverings. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior written consent, nor shall any bottles, parcels or other articles be placed on the windowsills or items attached to windows that are visible from outside the Premises. No equipment, furniture or other items of personal property shall be placed on any exterior balcony without Landlord’s prior written consent.

12.7. Tenant shall be entitled to install and maintain, at its sole cost and expense, one (1) exterior sign identifying the Tenant, the nature of which is to be mutually agreed upon by Landlord and Tenant, acting in good faith, so long as Tenant occupies at least seventy-five percent (75%) of the Premises. No sign, advertisement or notice (collectively, “Signage”) shall be exhibited, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior written consent, and Landlord’s consent shall not be unreasonably withheld or delayed in relation to the size, location, quality, color and style of any such Signage.

All Signage shall conform to Landlord’s design criteria and shall be removed by Tenant upon the expiration or early termination of this Lease. For any Signage, Tenant shall, at Tenant’s own cost and expense, (a) acquire all permits for such Signage and such Signage shall comply with Applicable Laws and (b) design, fabricate, install and maintain such Signage in a first-class condition. If Tenant fails to remove Signage upon the expiration or early termination of this Lease, Landlord shall be entitled to remove the same, and Tenant shall be responsible for reimbursing Landlord for costs incurred by Landlord in removing any of Tenant’s Signage. Interior signs on entry doors to the Premises shall be inscribed, painted or affixed by Tenant at Tenant’s sole cost and expense, and shall be of a size, color and type and be located in a place acceptable to Landlord, and the directory tablet shall be inscribed or affixed for Tenant by Landlord at Landlord’s sole cost and expense, and shall be of a size, color and type and be located in a place acceptable to Landlord. The directory tablet shall be provided exclusively for the display of the name and location of tenants only. Tenant shall not place anything on the exterior of the corridor walls or corridor doors other than Landlord’s standard lettering. At Landlord’s option, Landlord may install any Tenant Signage, and Tenant shall pay all costs associated with such installation within thirty (30) days after demand therefor. Notwithstanding anything set forth herein to the contrary, all rights of Tenant with respect to Signage on the exterior of the Building shall be personal to Tenant and may not be assigned with this Lease or otherwise.

12.8. Tenant may only place equipment within the Premises with floor loading consistent with the Building’s structural design unless Tenant obtains Landlord’s prior written approval. Tenant may place such equipment only in a location designed to carry the weight of such equipment.

12.9. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending into the Common Area or other offices in the Project.

12.10. Tenant shall not (a) do or permit anything to be done in or about the Premises that shall in any way obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them, (b) use or allow the Premises to be used for immoral, unlawful or objectionable purposes, (c) cause, maintain or permit any nuisance or waste in, on or about the Project or (d) take any other action that would in Landlord’s reasonable determination in any manner adversely affect other tenants’ quiet use and enjoyment of their space or adversely impact their ability to conduct business in a professional and suitable work environment. Notwithstanding anything in this Lease to the contrary, Tenant may not install any security systems (including cameras) outside the Premises or that record sounds or images outside the Premises without Landlord’s prior written consent, which Landlord may withhold in its sole and absolute discretion.

12.11. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the Premises with the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., and any state and local accessibility laws, codes, ordinances and rules (collectively, and together with regulations promulgated pursuant thereto, the “ADA”) (except to the extent that any such non-compliance of the Premises with the ADA (as in effect and interpreted as of the Term Commencement Date) existed as of the Term Commencement Date), and Tenant shall indemnify, compensate, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against Claims arising out of any such failure of the Premises to comply with the Tenant’s obligations with respect to the ADA under this Section. This Section (as well as any other provisions of this Lease dealing with indemnification of the Landlord Indemnitees by Tenant) shall be deemed to be modified in each case by the insertion in the appropriate place of the following: “except as otherwise provided in Mass. G.L. Ter. Ed., C. 186, Section 15.” The provisions of this Section 12 shall survive the expiration or earlier termination of this Lease.

12.12. Tenant shall maintain temperature and humidity in the Premises in accordance with ASHRAE standards at all times (subject to Landlord’s compliance with its obligations with respect to base Building HVAC systems under Sections 16.9 and 18.1 of this Lease).

12.13. To the extent Tenant engages in laboratory use that uses Hazardous Materials (as hereinafter defined) at the Premises, Tenant shall establish and maintain a chemical safety program administered by a licensed, qualified individual in accordance with the requirements of the Massachusetts Water Resources Authority (“MWRA”) and any other applicable Governmental Authority. Tenant shall be solely responsible for all costs incurred in connection with such chemical safety program, and Tenant shall provide Landlord with such documentation as Landlord may reasonably require evidencing Tenant’s compliance with the requirements of (a) the MWRA and any other applicable Governmental Authority with respect to such chemical safety program and (b) this Section. Notwithstanding the foregoing, Landlord shall obtain and maintain during the Term (m) any permit required by the MWRA (“MWRA Permit”) and (n) a wastewater treatment operator license from the Commonwealth of Massachusetts with respect to Tenant’s use of the Acid Neutralization Tank (as defined below) in the Building. Tenant shall not introduce anything into the Acid Neutralization Tank (x) in violation of the terms of the MWRA Permit, (y) in violation of Applicable Laws or (z) that would interfere with the proper functioning of the Acid Neutralization Tank. Tenant agrees to reasonably cooperate with Landlord in order to obtain the MWRA Permit and the wastewater treatment operator license. Tenant shall reimburse Landlord within ten (10) business days after demand for any reasonable costs incurred by Landlord pursuant to this Section.

13. Rules and Regulations, CC&Rs, Parking Facilities and Common Area.

13.1. Tenant shall have the non-exclusive right, in common with others, to use the Common Area in conjunction with Tenant’s use of the Premises for the Permitted Use, and such use of the Common Area and Tenant’s use of the Premises shall be subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit G, together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord in its sole and absolute discretion (the “Rules and Regulations”). Tenant shall use commercially reasonable efforts to ensure that its contractors, subcontractors, employees, subtenants and invitees faithfully observe and comply with the Rules and Regulations. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or any agent, employee or invitee thereof of any of the Rules and Regulations.

13.2. This Lease is subject to any recorded covenants, conditions or restrictions on the Project or Property, including the Parking and Transportation Demand Management Plan for the Project that was approved on April 28, 1999, and that is attached hereto as Exhibit H with all applicable transfers thereof (the “PTDM”), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time (the “CC&Rs”). Tenant shall comply with the CC&Rs. Tenant acknowledges that Tenant, at its sole cost and expense, shall comply with the tenant requirements in the PTDM, including the requirements set forth in the “Alternative Work Programs,” “Alternative Mode Promotions and Incentives,” “MBTA Corporate Pass Program and Subsidized Transit Passes,” “Ridesharing Vehicles” and “Bicycle and Pedestrian Programs” sections thereof. Landlord shall provide covered bicycle storage for Tenant’s use as provided in Section 44 hereof. Tenant, at its sole cost and expense, shall also comply with the reporting requirements set forth in the PTDM at Landlord’s request. Any costs incurred by Landlord in connection with the PTDM shall constitute an Operating Expense.

13.3. The Charles River Transportation Management Association (of which Landlord or an affiliate of Landlord is currently a member) provides certain programs to help improve transportation in the Cambridge area. Their website is www.charlesrivertma.org.

13.4. Tenant shall have a non-exclusive, irrevocable license to use 83 parking spaces, 78 of which shall be in the Parking Garage in common on an unreserved basis with other tenants of the Project and Neighboring Properties during the Term and 5 of which shall be reserved parking spaces on the west end of the Building, in the parking area near the loading dock and adjacent to Tenant’s first (1st) floor space (“Dedicated Spaces”). The Dedicated Spaces shall be marked as reserved and Landlord shall make reasonable efforts to enforce that these spaces are reserved. The cost of the parking spaces shall be Two Hundred Fifty Dollars ($250.00) per parking space per month (subject to market rate adjustments by Landlord from time to time throughout the Term), which Tenant shall pay simultaneously with payments of Base Rent as Additional Rent. Landlord and Tenant agree that for the period from the Execution Date to the first (1st) anniversary of the Execution Date (a) Tenant shall have the one-time right, upon not less than thirty (30) days prior written notice to Landlord, to elect to use less than such 83 parking spaces allocated to Tenant (such number, the “Initial Reduced Parking Number”), and (b) Tenant shall only be obligated to pay for the use of the Initial Reduced Parking Number. On or before the first (1st) anniversary of the Execution Date, Tenant may notify Landlord in writing (the “Parking Notice”) whether Tenant elects to use all 83 parking spaces or some other number of parking spaces that is equal to or greater than the Initial Reduced Parking Number but less than 83 parking spaces (the “Established Reduced Parking Number”) for the remainder of the Term (including any extension thereof), provided that if Tenant fails to timely deliver to Landlord the Parking Notice, Tenant shall be deemed to have elected to use all 83 parking spaces. If Tenant elects the Established Reduced Parking Number in the Parking Notice, then Tenant shall forfeit for the then remainder of the Term (including any extension thereof) any and all rights to the parking spaces exceeding the Established Reduced Parking Number; provided, however, that Tenant may later request from Landlord additional parking spaces, including parking spaces in excess of the 83 parking spaces allocated to Tenant as aforesaid, and subject to the availability of such additional parking spaces, as determined by Landlord in its sole and absolute discretion, and provided such increase is in compliance with Applicable Laws, then the number of parking spaces licensed to Tenant under this Section 13.4 shall be increased by the number of parking spaces so requested; provided, however, that any such parking spaces in excess of the Established Reduced Parking Number shall be terminable by Landlord upon not less than thirty (30) days prior written notice to Tenant. Landlord, from time to time during the Term of this Lease, may require that Tenant confirm the number of parking spaces licensed to Tenant under this Section 13.4, and Tenant shall execute and deliver any such reasonable document required by Landlord confirming the same.

13.5. Tenant agrees not to unreasonably overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right to determine that parking facilities are becoming overcrowded and to limit Tenant’s use thereof. Upon such determination, Landlord may reasonably allocate parking spaces among Tenant and other tenants of the Building or the Project provided that Tenant shall be entitled to the number of spaces set forth in Section 13.4 above. Nothing in this Section, however, is intended to create an affirmative duty on Landlord’s part to monitor parking, except as set forth in Section 13.4 above.

13.6. Subject to the terms of this Lease including the Rules and Regulations and the rights of other tenants of the Building, Tenant shall have the non-exclusive right on an unreserved basis to access the freight loading dock and freight elevator twenty-four (24) hours per day, seven (7) days per week, at no additional cost. Landlord shall not be responsible for any coordination of the use of the freight elevator or the loading dock by tenants at the Building. Landlord shall provide a dumpster at the loading dock for Tenant’s use for the disposal of non-Hazardous Materials, and Tenant shall pay Tenant’s Adjusted Share of the cost of said dumpster. Tenant shall be solely responsible for the disposal of any Hazardous Materials in accordance with Applicable Laws.

13.7. The land upon which the Parking Garage is situated is subject to that certain Activity and Use Limitation dated February 23, 2001, which was recorded on February 27, 2001 as Instrument No. 785 in Book

32422, Page 393 in the Middlesex South District Registry of Deeds, Commonwealth of Massachusetts and filed as Document No. 1163744 in the Middlesex South District Registry of the Land Court.

14. Project Control by Landlord.

14.1. Landlord reserves full control over the Building and the Project to the extent not inconsistent with Tenant’s enjoyment of the Premises as provided by this Lease. This reservation includes Landlord’s right to subdivide the Project; convert the Building to condominium units; change the size of the Project by selling all or a portion of the Project or adding real property and any improvements thereon to the Project; grant easements and licenses to third parties; maintain or establish ownership of the Building separate from fee title to the Property; make additions to or reconstruct portions of the Building and the Project; install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building or the Project pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises, the Building or elsewhere at the Project; and alter or relocate any other Common Area or facility, including private drives, lobbies, entrances and landscaping; provided, however, that such rights shall be exercised in a way that does not materially adversely affect Tenant’s beneficial use and occupancy of the Premises, including the Permitted Use and Tenant’s access to the Premises. Tenant acknowledges that Landlord specifically reserves the right to allow the exclusive use of corridors and restroom facilities located on specific floors to one or more tenants occupying such floors; provided, however, that Tenant shall not be deprived of the use of the corridors reasonably required to serve the Premises or of restroom facilities serving the floor upon which the Premises are located.

14.2. Possession of areas of the Premises necessary for utilities, services, safety and operation of the Building is reserved to Landlord.

14.3. Tenant shall, at Landlord’s request, promptly execute such further documents as may be reasonably appropriate to assist Landlord in the performance of its obligations hereunder; provided that Tenant need not execute any document that creates additional liability for Tenant or that deprives Tenant of the quiet enjoyment and use of the Premises as provided for in this Lease.

14.4. Landlord may, at any and all reasonable times during non-business hours (or during business hours, if (a) with respect to Subsections 14.4(u) through 14.4(y), Tenant so requests, and (b) with respect to Subsection 14.4(z), if Landlord so requests), and upon twenty-four (24) hours’ prior notice (which may be oral or by email to the office manager or other Tenant-designated individual at the Premises; but provided that no time restrictions shall apply or advance notice be required if an emergency necessitates immediate entry), enter the Premises to (u) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (v) supply any service Landlord is required to provide hereunder, (w) alter, improve or repair any portion of the Building other than the Premises for which access to the Premises is reasonably necessary, (x) post notices of nonresponsibility, (y) access the telephone equipment, electrical substation and fire risers and (z) show the Premises to prospective tenants during the final year of the Term and current and prospective purchasers and lenders at any time. Notwithstanding the foregoing, Tenant shall have the right to have a representative of Tenant accompany Landlord at such times; provided, however, if Tenant’s representative is not available or does not elect to accompany Landlord at the times that Landlord has requested access, then such unavailability shall not prohibit or otherwise restrict Landlord’s access, and Landlord may access the Premises with or without Tenant’s representative present. Notwithstanding the immediately foregoing sentence, and except in the event of an emergency, Tenant’s representative shall be present during any times that Landlord accesses the Manufacturing Area or Vivarium (collectively, the “Secure Areas”), and Landlord shall endeavor to comply with Tenant’s reasonable confidentiality, security, cleanliness and safety requirements when accessing the Secure Areas. As used in the immediately foregoing sentence, the term “emergency” shall mean an event or occurrence for which Landlord reasonably believes there exists the possibility of personal injury, loss of life, or damage to real or personal property. Tenant shall have the right to post signs in its

Premises related to the Secure Areas provided that such signs are not visible from outside the Premises. In connection with any such alteration, improvement or repair as described in Subsection 14.4(w), Landlord may erect in the Premises or elsewhere in the Project scaffolding and other structures reasonably required for the alteration, improvement or repair work to be performed. In no event shall Tenant’s Rent abate as a result of Landlord’s activities pursuant to this Section; provided, however, that all such activities shall be conducted in such a manner so as to cause as little interference to Tenant as is reasonably possible. Landlord shall at all times retain a key with which to unlock all of the doors in the Premises. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises, and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.

15. Quiet Enjoyment. Landlord covenants that Tenant, upon paying the Rent and performing its obligations contained in this Lease, may peacefully and quietly have, hold and enjoy the Premises, free from any claim by Landlord or persons claiming under Landlord, but subject to all of the terms and provisions hereof, provisions of Applicable Laws and rights of record to which this Lease is or may become subordinate. This covenant is in lieu of any other quiet enjoyment covenant, either express or implied.

16. Utilities and Services.

16.1. Tenant shall pay for all water (including the cost to service, repair and replace reverse osmosis, de-ionized and other treated water), gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon. Electricity, HVAC airflow and gas shall be separately sub-metered to Tenant as part of the Tenant Improvements. Water and sewer charges, as well as charges for reverse osmosis and other treated water, shall be charged to and paid by Tenant in accordance with Article 9 of this Lease. Notwithstanding the foregoing, if any other utility is not separately metered or sub-metered to Tenant, Tenant shall pay Tenant’s Adjusted Share of all charges of such utility jointly metered with other premises as Additional Rent or, in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant and charge Tenant with the cost of purchasing, installing and monitoring such metering equipment, which cost shall be paid by Tenant as Additional Rent. Landlord may base its bills for utilities on reasonable estimates; provided that Landlord adjusts such billings promptly thereafter or as part of the next Landlord’s Statement to reflect the actual cost of providing utilities to the Premises. To the extent that Tenant uses more than Tenant’s Pro Rata Share of any utilities, then Tenant shall pay Landlord for Tenant’s Adjusted Share of such utilities to reflect such excess. In the event that the Building or Project is less than fully occupied during a calendar year, Tenant acknowledges that Landlord may extrapolate utility usage that varies depending on the occupancy of the Building or Project (as applicable) to equal Landlord’s reasonable estimate of what such utility usage would have been had the Building or Project, as applicable, been ninety-five percent (95%) occupied during such calendar year; provided, however, that Landlord shall not recover more than one hundred percent (100%) of the cost of such utilities. Tenant shall not be liable for the cost of utilities supplied to the Premises attributable to the time period prior to the Term Commencement Date; provided, however, that, if Landlord shall permit Tenant possession of the Premises prior to the Term Commencement Date and Tenant uses the Premises for any purpose other than placement of personal property as set forth in Section 4.4, then Tenant shall be responsible for the cost of utilities supplied to the Premises from such earlier date of possession.

16.2. Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure to furnish any utility or service, whether or not such failure is caused by accidents; breakage; casualties (to the extent not caused by the party claiming Force Majeure); Severe Weather Conditions (as defined below); physical natural disasters (but excluding weather conditions that are not Severe Weather Conditions); strikes, lockouts or other labor disturbances or labor disputes (other than labor disturbances and labor disputes resulting solely from the acts or omissions of the party claiming Force Majeure); acts of terrorism; riots or civil disturbances; wars or insurrections; shortages of materials (which shortages are not unique to the party claiming Force Majeure); government regulations, moratoria or other governmental actions, inactions or delays; failures by third parties to deliver gas, oil or another suitable fuel supply, or inability of the party claiming Force Majeure, by exercise of reasonable diligence, to obtain gas, oil or another suitable fuel; or other causes beyond the reasonable control of the party claiming that Force Majeure has occurred (collectively, “Force Majeure”); or, to the extent permitted by Applicable Laws, Landlord’s negligence. In the event of such failure, Tenant shall not be entitled to termination of this Lease or any abatement or reduction of Rent, nor shall Tenant be relieved from the operation of any covenant or agreement of this Lease. “Severe Weather Conditions” means weather conditions that are materially worse than those that reasonably would be anticipated for the Property at the applicable time based on historic meteorological records. Notwithstanding anything to the contrary in this Lease, if, for more than three (3) consecutive business days following written notice to Landlord and as a direct result of Landlord’s gross negligence or willful misconduct (and except to the extent that such failure is caused in whole or in part by the action or inaction of a Tenant Party (as defined below)), the provision of HVAC or other utilities to all or a material portion of the Premises that Landlord must provide pursuant to this Lease is interrupted (a “Material Services Failure”), then Tenant’s Base Rent and Operating Expenses (or, to the extent that less than all of the Premises are affected, a proportionate amount (based on the Rentable Area of the Premises that is rendered unusable) of Base Rent and Operating Expenses) shall thereafter be abated until the Premises are again usable by Tenant for the Permitted Use; provided, however, that, if Landlord is diligently pursuing the restoration of such HVAC and other utilities and Landlord provides substitute HVAC and other utilities reasonably suitable for Tenant’s continued use and occupancy of the Premises for the Permitted Use (e.g., supplying potable water or portable air conditioning equipment), then neither Base Rent nor Operating Expenses shall be abated. During any Material Services Failure, Tenant will cooperate with Landlord to arrange for the provision of any interrupted utility services on an interim basis via temporary measures until final corrective measures can be accomplished, and Tenant will permit Landlord the necessary access to the Premises to remedy such Material Service Failure. In the event of any interruption of HVAC or other utilities that Landlord must provide pursuant to this Lease, regardless of the cause, Landlord shall diligently pursue the restoration of such HVAC and other utilities. Notwithstanding anything in this Lease to the contrary, but subject to Article 24 (which shall govern in the event of a casualty), the provisions of this Section shall be Tenant’s sole recourse and remedy in the event of an interruption of HVAC or other utilities to the Premises, including related to Section 16.8.

16.3. Tenant shall pay for, prior to delinquency of payment therefor, any utilities and services that may be furnished to the Premises during or, if Tenant occupies the Premises after the expiration or earlier termination of the Term, after the Term, beyond those utilities provided by Landlord, including telephone, internet service, cable television and other telecommunications, together with any fees, surcharges and taxes thereon. Upon Landlord’s demand, utilities and services provided to the Premises that are separately metered shall be paid by Tenant directly to the supplier of such utilities or services.

16.4. Tenant shall not, without Landlord’s prior written consent, use any device in the Premises (including data processing machines) that will in any way (a) increase the amount of ventilation, air exchange, gas, steam, electricity or water required or consumed in the Premises based upon Tenant’s Pro Rata Share of the Building beyond the existing capacity of the Building usually furnished or supplied for the Permitted Use or (b) exceed Tenant’s Pro Rata Share of the Building’s capacity to provide such utilities or services.

16.5. If Tenant shall require utilities or services in excess of those usually furnished or supplied for tenants in similar spaces in the Building or the Project by reason of Tenant’s equipment or extended hours of business operations, then Tenant shall first procure Landlord’s consent for the use thereof, which consent Landlord may condition upon the availability of such excess utilities or services, and Tenant shall pay as Additional Rent an amount equal to the cost of providing such excess utilities and services.

16.6. Landlord shall provide water in Common Area for lavatory and landscaping purposes only, which water shall be from the local municipal or similar source; provided, however, that if Landlord determines that Tenant requires, uses or consumes water provided to the Common Area for any purpose other than ordinary lavatory purposes, Landlord may install a water meter (“Tenant Water Meter”) and thereby measure Tenant’s water consumption for all purposes. Tenant shall pay Landlord for the costs of any Tenant Water Meter and the installation and maintenance thereof during the Term. If Landlord installs a Tenant Water Meter, Tenant shall pay for water consumed, as shown on such meter, as and when bills are rendered. If Tenant fails to timely make such payments, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred or payments made by Landlord for any of the reasons or purposes stated in this Section shall be deemed to be Additional Rent payable by Tenant and collectible by Landlord as such.

16.7. Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and utility systems, when Landlord deems necessary or desirable, due to accident, emergency or the need to make repairs, alterations or improvements, until such repairs, alterations or improvements shall have been completed, and Landlord shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or utility service when prevented from doing so by Force Majeure or, to the extent permitted by Applicable Laws, Landlord’s negligence. Without limiting the foregoing, it is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of Force Majeure or, to the extent permitted by Applicable Laws, Landlord’s negligence.

16.8. Landlord will connect an existing back-up generator at the Building (the “Building Generator”) to the Premises’ stand-by electrical panel. Tenant shall be entitled to use up to Tenant’s Pro Rata Share of the Building (after deducting any power from the Building Generator required for the Common Area) of power from the Building Generator on a non-exclusive basis with other tenants in the Building; provided, however, that neither the Building Generator, nor the Premises’ stand-by electrical panel, shall serve the Manufacturing Area. The cost of maintaining, repairing and replacing the Building Generator shall constitute Operating Expenses. Landlord expressly disclaims any warranties with regard to the Building Generator or the installation thereof, including any warranty of merchantability or fitness for a particular purpose. Landlord shall maintain the Building Generator and any equipment connecting the Building Generator to Tenant’s automatic transfer switch in good working condition as set forth above, provided, however, that Tenant shall be solely responsible, at Tenant’s sole cost and expense, (and Landlord shall not be liable) for maintaining and operating Tenant’s automatic transfer switch and the distribution of power from Tenant’s automatic transfer switch throughout the Premises, and provided further that Landlord shall not be liable for any failure to make any repairs or to perform any maintenance of the Building Generator that is an obligation of Landlord unless Tenant provides Landlord with written notice of the need for such repairs or maintenance. Upon receipt of such written notice, Landlord shall promptly commence to cure such failure and shall diligently prosecute the same to completion in accordance with Section 31.12 of this Lease. The provisions of Section 16.2 of this Lease shall apply to the Building Generator.

16.9. For the Premises, Landlord shall (a) subject to Section 18.1, maintain and operate the HVAC systems used for the Permitted Use only and not for uses other than laboratory use and (b) subject to Section 16.2 and Subsection 16.9(a), furnish HVAC as reasonably required (except as this Lease otherwise provides or as to any special requirements that arise from Tenant’s particular use of the Premises) for reasonably comfortable occupancy of the Premises twenty-four (24) hours a day, every day during the Term, subject to casualty, eminent domain or as otherwise specified in this Article. To the extent that Tenant requires HVAC services in excess of those provided by connection to the Building HVAC systems, Tenant shall install and maintain, at its sole cost, (and Landlord shall not be liable for) supplemental HVAC systems in accordance with the provisions of this Lease. Tenant shall pay Landlord, as Additional Rent, Tenant’s Adjusted Share of airflow to the Premises. Notwithstanding anything to the contrary in this Section, Landlord shall have no liability, and Tenant shall have no right or remedy, on account of any interruption or impairment in HVAC services; provided that Landlord diligently endeavors to cure any such interruption or impairment.

16.10. For any utilities serving the Premises for which Tenant is billed directly by such utility provider, Tenant agrees to furnish to Landlord (a) any invoices or statements for such utilities within thirty (30) days after Tenant’s receipt thereof, (b) within thirty (30) days after Landlord’s request, any other utility usage information reasonably requested by Landlord, and (c) within thirty (30) days after each calendar year during the Term, authorization to allow Landlord to access Tenant’s usage information necessary for Landlord to complete an ENERGY STAR® Statement of Performance (or similar comprehensive utility usage report (e.g., related to Labs 21), if requested by Landlord) and any other information reasonably requested by Landlord for the immediately preceding year; and Tenant shall comply with any other energy usage or consumption requirements required by Applicable Laws. Tenant shall retain records of utility usage at the Premises, including invoices and statements from the utility provider, for at least sixty (60) months, or such other period of time as may be requested by Landlord. Tenant acknowledges that any utility information for the Premises, the Building and the Project may be shared with third parties, including Landlord’s consultants and Governmental Authorities. In the event that Tenant fails to comply with this Section, Tenant hereby authorizes Landlord to collect utility usage information directly from the applicable utility providers, and Tenant shall pay Landlord a fee of Seven Hundred Fifty Dollars ($750) per month to collect such utility usage information. In addition to the foregoing, Tenant shall comply with all Applicable Laws related to the disclosure and tracking of energy consumption at the Premises. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

16.11. The Building is currently serviced by a common laboratory waste sanitary sewer connection from the pH neutralization room in the basement of the Building to the municipal sewer line in the street adjacent to the Building. There currently exists a separate acid neutralization tank (the “Acid Neutralization Tank”) that is connected to the Premises, as well as to other premises in the Building. Tenant shall have a non-exclusive right to use up to Tenant’s Pro Rata Share of the Building of the Acid Neutralization Tank in accordance with Applicable Laws in common with other tenants of the Building. Tenant, as a portion of its Operating Expenses, shall reimburse Landlord for all costs, charges and expenses incurred by Landlord from time to time in connection with or arising out of the operation, use, maintenance, repair or refurbishment of the Acid Neutralization Tank, including all clean-up costs relating to the Acid Neutralization Tank (collectively, “Tank Costs”); provided, however, that if the Acid Neutralization Tank is being used by other tenant(s) or occupant(s) of the Building at any time during the Term, then, during such time period, Tenant shall only be obligated to pay its Pro Rata Share of the Building of the Tank Costs. Notwithstanding the foregoing, in the event the Acid Neutralization Tank is damaged or repairs to the Acid Neutralization Tank are required as a result of the improper use of the Acid Neutralization Tank by Tenant, Tenant shall be responsible for one hundred percent (100%) of the cost of any repairs or replacement required as a result of such improper use by Tenant, regardless of whether the Acid Neutralization Tank is then being used by other tenant(s) or occupant(s) of the Building; provided, however, that if Tenant reasonably believes that another tenant(s) or occupant(s) in the Building is improperly using the Acid Neutralization Tank, and Landlord, using reasonable efforts, has confirmed such allegation, then Landlord shall equitably apportion the cost of any such repairs or replacements between Tenant and such other tenant(s) or occupant(s). Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims, including (a) diminution in value of the Project or any portion thereof, (b) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Project, (c) damages arising from any adverse impact on marketing of space in the Project or any portion thereof and (d) sums paid in settlement of Claims that arise during or after the Term as a result of Tenant’s improper use of the Acid Neutralization Tank.

This indemnification by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remediation, removal or restoration required by any Governmental Authority caused by Tenant’s improper use of the Acid Neutralization Tank.

17. Alterations.

17.1. Tenant shall make no alterations, additions or improvements in or to the Premises or engage in any construction, demolition, reconstruction, renovation or other work (whether major or minor) of any kind in, at or serving the Premises (“Alterations”) without Landlord’s prior written approval, which approval Landlord shall not unreasonably withhold; provided, however, that, in the event any proposed Alteration affects (a) any structural portions of the Building, including exterior walls, the roof, the foundation or slab, foundation or slab systems (including barriers and subslab systems) or the core of the Building, (b) the exterior of the Building or (c) any Building systems, including elevator, plumbing, HVAC, electrical, security, life safety and power, then Landlord may withhold its approval in its sole and absolute discretion. Tenant shall, in making any Alterations, use only those architects, contractors, suppliers and mechanics of which Landlord has given prior written approval, which approval shall be in Landlord’s sole and absolute discretion. In seeking Landlord’s approval, Tenant shall provide Landlord, at least thirty (30) days in advance of any proposed construction, with plans, specifications, bid proposals, certified stamped engineering drawings and calculations by Tenant’s engineer of record or architect of record (including connections to the Building’s structural system, modifications to the Building’s envelope, non-structural penetrations in slabs or walls, and modifications or tie-ins to life safety systems), work contracts, requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request. In no event shall Tenant use or Landlord be required to approve any architects, consultants, contractors, subcontractors or material suppliers that Landlord reasonably believes could cause labor disharmony or may not have sufficient experience, in Landlord’s reasonable opinion, to perform work in an occupied Class “A” laboratory research building and in tenant-occupied lab areas. Notwithstanding the foregoing, Tenant may make strictly cosmetic changes to the Premises that do not require any permits or more than three (3) total contractors and subcontractors (“Cosmetic Alterations”) without Landlord’s consent; provided that (y) the cost of any Cosmetic Alterations does not exceed Fifty Thousand Dollars ($50,000) in any one instance or One Hundred Fifty Thousand Dollars ($150,000) annually, (z) such Cosmetic Alterations do not (i) require any structural or other substantial modifications to the Premises, (ii) require any changes to or adversely affect the Building systems, (iii) affect the exterior of the Building or (iv) trigger any requirement under Applicable Laws that would require Landlord to make any alteration or improvement to the Premises, the Building or the Project. Tenant shall give Landlord at least ten (10) days’ prior written notice of any Cosmetic Alterations.

17.2. Tenant shall not construct or permit to be constructed partitions or other obstructions that might interfere with free access to mechanical installation or service facilities of the Building or with other tenants’ components located within the Building, or interfere with the moving of Landlord’s equipment to or from the enclosures containing such installations or facilities.

17.3. Tenant shall accomplish any work performed on the Premises or the Building in such a manner as to permit any life safety systems to remain fully operable at all times.

17.4. Any work performed on the Premises, the Building or the Project by Tenant or Tenant’s contractors shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by Tenant or Tenant’s contractors shall be performed in full compliance with Applicable Laws. Within thirty (30) days after completion of any Alterations, Tenant shall provide Landlord with complete “as built” drawing print sets and electronic CADD files on disc (or files in such other current format in common use as Landlord reasonably approves or requires) showing any changes in the Premises, as well as a commissioning report prepared by a licensed, qualified commissioning agent hired by

Tenant and approved by Landlord for all new or affected mechanical, electrical and plumbing systems. Any such “as built” plans shall show the applicable Alterations as an overlay on the Building as-built plans; provided that Landlord provides the Building “as built” plans to Tenant.

17.5. Before commencing any Alterations, Tenant shall give Landlord at least thirty (30) days’ prior written notice of the proposed commencement of such work and shall, if required by Landlord, secure, at Tenant’s own cost and expense, a completion and lien indemnity bond satisfactory to Landlord for such work.

17.6. Tenant shall repair any damage to the Premises caused by Tenant’s removal of any property from the Premises. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if such space were otherwise occupied by Tenant. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

17.7. The Premises plus any Alterations, Signage, Tenant Improvements, attached equipment, decorations, fixtures, movable laboratory casework and related appliances, trade fixtures, and other additions and improvements attached to or built into the Premises made by either of the parties (including all floor and wall coverings; paneling; sinks and related plumbing fixtures; laboratory benches; exterior venting fume hoods; walk-in freezers and refrigerators; ductwork; conduits; electrical panels and circuits; business and trade fixtures; attached machinery and equipment; and built-in furniture and cabinets, in each case, together with all additions and accessories thereto), shall (unless, prior to such construction or installation, Landlord elects otherwise in writing) at all times remain the property of Landlord, shall remain in the Premises and shall (unless, prior to construction or installation thereof, Landlord elects otherwise in writing) be surrendered to Landlord upon the expiration or earlier termination of this Lease. For the avoidance of doubt, the items listed on Exhibit I attached hereto (which Exhibit I may be updated by Tenant from and after the Term Commencement Date, subject to Landlord’s reasonable written consent) constitute Tenant’s property and shall be removed by Tenant upon the expiration or earlier termination of the Lease.

17.8. Notwithstanding any other provision of this Article to the contrary, in no event shall Tenant remove any improvement from the Premises as to which landlord contributed payment, including the Tenant Improvements, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

17.9. If Tenant shall fail to remove any of its property from the Premises prior to the expiration or earlier termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose and store such effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, upon demand, any costs and expenses incurred due to such removal and storage or Landlord may, at its sole option and without notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (a) amounts due by Tenant to Landlord under this Lease and (b) any expenses incident to the removal, storage and sale of such personal property.

17.10. Tenant shall pay to Landlord the actual out-of-pocket expenses incurred by Landlord in connection with the project management of any Alterations, including costs incurred for plan review, engineering review, coordination, scheduling and supervision thereof. Tenant shall reimburse Landlord for any extra expenses incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of inadequate clean-up.

17.11. Within sixty (60) days after final completion of any Alterations performed by Tenant with respect to the Premises, Tenant shall submit to Landlord documentation showing the amounts expended by Tenant with respect to such Alterations, together with supporting documentation reasonably acceptable to Landlord.

17.12. Tenant shall take, and shall cause its contractors to take, commercially reasonable steps to protect the Premises during the performance of any Alterations, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage.

17.13. Tenant shall require its contractors and subcontractors performing work on the Premises to name Landlord and its affiliates and Lenders as additional insureds on their respective insurance policies.

17.14. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant agree that Landlord shall be permitted to withhold its approval (in its sole and absolute discretion) of any Alteration that (a) is inconsistent with the office and lab zones identified on Exhibit A-1 attached hereto, or (b) affects the use or function of any flexible wall and lab bench system within the Premises.

18. Repairs and Maintenance.

18.1. Subject to the limitations set forth in Section 16.9, Landlord shall repair and maintain the structural and exterior portions and Common Area of the Building and the Project, including roofing and covering materials; foundations (excluding any architectural slabs, but including any structural slabs); exterior walls; plumbing; fire sprinkler and life safety systems (if any); base Building HVAC systems up to the first damper or isolation valve that serves the Premises (for purposes of clarity, the portion of the HVAC system that includes such first damper or isolation valve and extends into and through the Premises, and any supplemental HVAC serving the Premises, including but not limited to any supplemental HVAC serving the Vivarium and the Manufacturing Area shall not be part of the base Building HVAC and shall be Tenant’s obligation to maintain and repair pursuant to Section 18.2 below); the Acid Neutralization Tank and associated monitoring system; the Base Building Laboratory Support Systems (as defined below); elevators; and base Building electrical systems, in a first class manner comparable to other buildings in Cambridgeport, Cambridge, Massachusetts owned or operated by Landlord or its affiliates that are similar to the Building and operated and used for the same use as the Permitted Use. Further detail of the items that Landlord is responsible for repairing and maintaining are set forth on the Landlord/Tenant Responsibilities Matrix attached as Exhibit D and designated with an “X” under the “Landlord” column.

As used in this Lease, the term “Base Building Laboratory Support System” shall mean each of the following base Building systems: (i) vacuum and compressed air; (ii) purified water and (iii) laboratory waste water treatment, and shall include only the portion of such system that extends to the isolation valve for such system that serves the Premises, but specifically excludes dedicated services to the Manufacturing Area; Tenant hereby agreeing that any such isolation valve and the portion of such system that extends from such isolation valve to and in the Premises and any dedicated services to the Manufacturing Area (a “Premises Laboratory Support System”) is not a Base Building Laboratory Support System. To the extent that a Base Building Laboratory Support System does not include an isolation valve that serves the Premises, then only the portion of such system that is located outside of the Premises shall constitute a Base Building Laboratory Support System, and any portion of such system that is located inside the Premises shall be a Premises Laboratory Support System. Tenant shall repair and maintain each Premises Laboratory Support System in accordance with Section 18.2 of this Lease. Further, and with respect to the Base Building Laboratory Support System that is the purified water system for the Building, such system provides only water that has been treated by reverse osmosis, and Landlord makes no representations or warranties with respect to the purity or quality of such water and shall incur no liability whatsoever with respect to the purity, quality or any other condition of such water, and Tenant, at Tenant’s sole cost and expense, shall be solely responsible for the purity, quality and condition of the water from such purified water system that Tenant may elect to use in the Premises.

18.2. Except for services of Landlord, if any, required by Section 18.1, Tenant shall at Tenant’s sole cost and expense maintain and keep the Premises (including but not limited to each Premises Laboratory Support

System, the portion of the HVAC system that includes such first damper or isolation valve and extends into and through the Premises and any supplemental HVAC serving the Premises, including but not limited to any supplemental HVAC serving Tenant’s Vivarium and the Manufacturing Area, and any systems or equipment exclusively serving the Premises, including without limitation any vaporized hydrogen peroxide system serving the Manufacturing Area), and every part thereof in good condition and repair, damage thereto from ordinary wear and tear excepted. Tenant shall, within ten (10) days after receipt of written notice from Landlord, provide to Landlord any maintenance, operating or certification records that Landlord reasonably requests, and to the extent Landlord determines that a third-party expert is necessary to review or evaluate any such records relating to systems serving Tenant’s Premises, Tenant shall reimburse Landlord for Landlord’s actual out-of-pocket costs and expenses related thereto. Further detail of the items that Tenant is responsible for repairing and maintaining are set forth on the Landlord/Tenant Responsibilities Matrix attached as Exhibit D and designated with an “X” under the “Tenant” column. In addition to the obligations set forth on Exhibit D or elsewhere in this Article 18, Tenant shall be responsible for all other systems and equipment serving the Manufacturing Area, wherever located, including without limitation any vaporized hydrogen peroxide system. Subject to Section 26.2, Tenant shall, upon the expiration or sooner termination of the Term, surrender the Premises to Landlord in as good a condition as existed when the Tenant Improvements are finally completed by Landlord, and with respect to Alterations, in substantially the same condition as existed on the date such Alterations are substantially completed by Tenant, ordinary wear and tear excepted; and shall, at Landlord’s request and Tenant’s sole cost and expense, remove all telephone and data systems, wiring and equipment from the Premises, and repair any damage to the Premises caused thereby. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, other than pursuant to the terms and provisions of the Work Letter or Section 4.2.

18.3. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance that is Landlord’s obligation pursuant to this Lease unless such failure shall persist for an unreasonable time after Tenant provides Landlord with written notice of the need of such repairs or maintenance. Tenant waives its rights under Applicable Laws now or hereafter in effect to make repairs at Landlord’s expense.

18.4. If any excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as such person shall deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant’s obligations under this Lease.

18.5. This Article relates to repairs and maintenance arising in the ordinary course of operation of the Building and the Project. In the event of a casualty described in Article 24, Article 24 shall apply in lieu of this Article. In the event of eminent domain, Article 25 shall apply in lieu of this Article.

18.6. Costs incurred by Landlord pursuant to this Article shall constitute Operating Expenses.

19. Liens.

19.1. Subject to the immediately succeeding sentence, Tenant shall keep the Premises, the Building and the Project free from any liens arising out of work or services performed, materials furnished to or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic’s or materialman’s lien filed against the Premises, the Building or the Project for work or services claimed to have been done for, or materials claimed to have been furnished to, or obligations incurred by Tenant shall be discharged or bonded by Tenant within ten (10) days after the filing thereof, at Tenant’s sole cost and expense.

19.2. Should Tenant fail to discharge or bond against any lien of the nature described in Section 19.1, Landlord may, at Landlord’s election, pay such claim or post a statutory lien bond or otherwise provide security to eliminate the lien as a claim against title, and Tenant shall immediately reimburse Landlord for the costs thereof as Additional Rent. Tenant shall indemnify, compensate, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any Claims arising from any such liens, including any administrative, court or other legal proceedings related to such liens.

19.3. In the event that Tenant leases or finances the acquisition of office equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Premises, the Building or the Project be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant. Should any holder of a financing statement record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within ten (10) days after filing such financing statement, cause (a) a copy of the lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) Tenant’s lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises, the Building or the Project.

20. Estoppel Certificate. Tenant shall, within ten (10) days after receipt of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit J, or on any other form reasonably requested by a current or proposed Lender or encumbrancer or proposed purchaser, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further information with respect to this Lease or the Premises as may be requested thereon. Any such statements may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Property. Tenant’s failure to deliver any such statement within such the prescribed time shall, at Landlord’s option, constitute a Default (as defined below) under this Lease, and, in any event, shall be binding upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

21. Hazardous Materials.

21.1. Tenant shall not cause or permit any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Premises, the Building or the Project in violation of Applicable Laws by Tenant or any of its employees, agents, contractors or invitees (collectively with Tenant, each a “Tenant Party”). If (a) Tenant breaches such obligation, (b) the presence of Hazardous Materials as a result of such a breach results in contamination of the Project, any portion thereof, or any adjacent property, (c) contamination of the Premises otherwise occurs during the Term or any extension or renewal hereof or holding over hereunder or (d) contamination of the Project occurs as a result of Hazardous Materials that are placed on or under or are released into the Project by a Tenant Party, then Tenant shall indemnify, compensate, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims of any kind or nature, including (w) diminution in value of the Project or any portion thereof, (x) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Project, (y) damages arising from any adverse impact on marketing of space in the Project or any portion thereof and (z) sums paid in settlement of Claims that arise before, during or after the Term as a result of such breach or contamination. This indemnification and compensation by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on, under or about the Project. Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Project, any portion thereof or any adjacent property caused or permitted by any Tenant Party results in any contamination of the Project, any portion thereof or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Project, any portion thereof or any adjacent property to its respective condition existing prior to the time of such contamination; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Project, any portion thereof or any adjacent property. Tenant’s obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation.

21.2. Landlord acknowledges that it is not the intent of this Article to prohibit Tenant from operating its business for the Permitted Use. Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored in accordance with Applicable Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord (a) a list identifying each type of Hazardous Material to be present at the Premises that is subject to regulation under any environmental Applicable Laws, (b) a list of any and all approvals or permits from Governmental Authorities required in connection with the presence of such Hazardous Material at the Premises and (c) correct and complete copies of (i) notices of violations of Applicable Laws related to Hazardous Materials and (ii) plans relating to the installation of any storage tanks to be installed in, on, under or about the Project (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion) and closure plans or any other documents required by any and all Governmental Authorities for any storage tanks installed in, on, under or about the Project for the closure of any such storage tanks (collectively, “Hazardous Materials Documents”). Tenant shall deliver to Landlord updated Hazardous Materials Documents, within fourteen (14) days after receipt of a written request therefor from Landlord, not more often than once per year, unless (m) there are any changes to the Hazardous Materials Documents or (n) Tenant initiates any Alterations or changes its business, in either case in a way that involves any material increase in the types or amounts of Hazardous Materials. For each type of Hazardous Material listed, the Hazardous Materials Documents shall include (t) the chemical name, (u) the material state (e.g., solid, liquid, gas or cryogen), (v) the concentration, (w) the storage amount and storage condition (e.g., in cabinets or not in cabinets), (x) the use amount and use condition (e.g., open use or closed use), (y) the location (e.g., room number or other identification) and (z) if known, the chemical abstract service number. Notwithstanding anything in this Section to the contrary, Tenant shall not be required to provide Landlord with any Hazardous Materials Documents containing information of a proprietary nature, which Hazardous Materials Documents, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials. Landlord may, at Landlord’s expense, cause the Hazardous Materials Documents to be reviewed by a person or firm qualified to analyze Hazardous Materials to confirm compliance with the provisions of this Lease and with Applicable Laws. In the event that a review of the Hazardous Materials Documents indicates non-compliance with this Lease or Applicable Laws, Tenant shall, at its expense, diligently take steps to bring its storage and use of Hazardous Materials into compliance. Notwithstanding anything in this Lease to the contrary or Landlord’s review into Tenant’s Hazardous Materials Documents or use or disposal of hazardous materials, however, Landlord shall not have and expressly disclaims any liability related to Tenant’s or other tenants’ use or disposal of Hazardous Materials, it being acknowledged by Tenant that Tenant is best suited to evaluate the safety and efficacy of its Hazardous Materials usage and procedures.

21.3. Tenant represents and warrants to Landlord that it is not nor has it been, in connection with the use, disposal or storage of Hazardous Materials, (a) subject to a material enforcement order issued by any Governmental Authority or (b) required to take any remedial action.

21.4. Upon at least two (2) business days prior written notice to Tenant (unless Landlord reasonably believes testing must be completed sooner), prior to the expiration of the Term Landlord shall have the right to conduct appropriate tests of the Project or any portion thereof to demonstrate that Hazardous Materials are present or that contamination has occurred due to the acts or omissions of a Tenant Party. Tenant shall pay all reasonable costs of such tests if such tests reveal that Hazardous Materials exist at the Project in violation of this Lease.

21.5. If underground or other storage tanks storing Hazardous Materials installed or utilized by Tenant are located on the Premises, or are hereafter placed on the Premises by Tenant (or by any other party, if such storage tanks are utilized by Tenant), then Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the Applicable Laws. Tenant shall have no responsibility or liability for underground or other storage tanks installed by anyone other than Tenant unless Tenant utilizes such tanks, in which case Tenant’s responsibility for such tanks shall be as set forth in this Section.

21.6. Tenant shall promptly report to Landlord any actual or suspected presence of mold or water intrusion at the Premises.

21.7. Tenant’s obligations under this Article shall survive the expiration or earlier termination of the Lease. During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials, Tenant shall be deemed a holdover tenant and subject to the provisions of Article 27.

21.8. As used herein, the term “Hazardous Material” means any toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous substance, material or waste that is or becomes regulated by Applicable Laws or any Governmental Authority.

21.9. Notwithstanding anything to the contrary in this Lease, Landlord shall have sole control over the equitable allocation of fire control areas (as defined in the Uniform Building Code as adopted by the city or municipality(ies) in which the Project is located (the “UBC”)) within the Project for the storage of Hazardous Materials. Notwithstanding anything to the contrary in this Lease, the quantity of Hazardous Materials allowed by this Section 21.9 is specific to Tenant and shall not run with the Lease in the event of a Transfer (as defined in Article 29). Tenant shall have the exclusive license to use the control area depicted on Exhibit A attached to this Lease and designated as “Control Area 3” and the non-exclusive license to use the control areas depicted on Exhibit A and designated as “Control Area 1” and “Control Area 4” thereon (collectively, the “Control Areas”), and Tenant’s use of such Control Areas shall be subject to any limitations set forth thereon. The license granted by Landlord in the immediately foregoing sentence is revocable by Landlord for any reason or no reason, in Landlord’s sole and absolute discretion, provided, however, if Landlord revokes said license, then it will provide to Tenant another control area(s) in the Building in accordance with Tenant’s Pro Rata Share of the Building. In the event of a Transfer, if the use of Hazardous Materials by such new tenant (“New Tenant”) is such that New Tenant utilizes fire control areas in excess of New Tenant’s Pro Rata Share of the Building, then New Tenant shall, at its sole cost and expense and upon Landlord’s written request, establish and maintain a separate area of the Premises classified by the UBC as an “H” occupancy area for the use and storage of Hazardous Materials, or take such other action as is necessary to ensure that its share of the fire control areas of the Building is not greater than New Tenant’s Pro Rata Share of the Building. Notwithstanding anything in this Lease to the contrary, Landlord shall not have and expressly disclaims any liability related to Tenant’s or other tenants’ use or disposal of fire control areas, it being acknowledged by Tenant that Tenant and other tenants are best suited to evaluate the safety and efficacy of its Hazardous Materials usage and procedures.

22. Odors and Exhaust. Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant assured Landlord that under no circumstances will any other occupants of the Building or the Project (including persons legally present in any outdoor areas of the Project) be subjected to odors or fumes (whether or not noxious), and that the Building and the Project will not be damaged by any exhaust, in each case from Tenant’s operations, including in Tenant’s Vivarium and in the Manufacturing Area. Landlord and Tenant therefore agree as follows:

22.1. Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises.

22.2. If the Building has a ventilation system that, in Landlord’s judgment, is adequate, suitable, and appropriate to vent the Premises in a manner that does not release odors affecting any indoor or outdoor part of the Project, Tenant shall vent the Premises through such system. If Landlord at any time determines that any existing ventilation system is inadequate, or if no ventilation system exists, Tenant shall in compliance with Applicable Laws vent all fumes and odors from the Premises (and remove odors from Tenant’s exhaust stream) as Landlord requires. The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord’s approval. Tenant acknowledges Landlord’s legitimate desire to maintain the Project (indoor and outdoor areas) in an odor-free manner, and Landlord may require Tenant to abate and remove all odors in a manner that goes beyond the requirements of Applicable Laws.

22.3. Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s judgment be necessary or appropriate from time to time) to completely remove, eliminate and abate any odors, fumes or other substances in Tenant’s exhaust stream that, in Landlord’s judgment, emanate from Tenant’s Premises. Any work Tenant performs under this Section shall constitute Alterations.

22.4. Tenant’s responsibility to remove, eliminate and abate odors, fumes and exhaust shall continue throughout the Term. Landlord’s construction of the Tenant Improvements shall not preclude Landlord from requiring additional measures to eliminate odors, fumes and other adverse impacts of Tenant’s exhaust stream (as Landlord may designate in Landlord’s discretion). Tenant shall install additional equipment as Landlord requires from time to time under the preceding sentence. Such installations shall constitute Alterations.

22.5. If Tenant fails to install satisfactory odor control equipment within ten (10) business days after Landlord’s demand made at any time, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s determination, cause odors, fumes or exhaust. For example, if Landlord determines that Tenant’s production of a certain type of product causes odors, fumes or exhaust, and Tenant does not install satisfactory odor control equipment within ten (10) business days after Landlord’s request, then Landlord may require Tenant to stop producing such type of product in the Premises unless and until Tenant has installed odor control equipment satisfactory to Landlord.

23. Insurance; Waivers of Subrogation.

23.1. Landlord shall maintain insurance for the Building and the Project in amounts equal to full replacement cost (exclusive of the costs of excavation, foundations and footings, engineering costs or such other costs to the extent the same are not incurred in the event of a rebuild and without reference to depreciation taken by Landlord upon its books or tax returns) or such lesser coverage as Landlord may elect, provided that such coverage shall not be less than the amount of such insurance Landlord’s Lender, if any, requires Landlord to maintain, providing protection against any peril generally included within the classification “Fire and Extended Coverage,” together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Landlord, subject to availability thereof, shall further insure, if Landlord deems it appropriate, coverage against flood, environmental hazard, earthquake, loss or failure of building equipment, rental loss during the period of repairs or rebuilding, Workers’ Compensation insurance and fidelity bonds for employees employed to perform services. Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance for any improvements installed by Tenant or that are in addition to the standard improvements customarily furnished by Landlord, without regard to whether or not such are made a part of or are affixed to the Building.

23.2. In addition, Landlord shall carry Commercial General Liability insurance with limits of not less than One Million Dollars ($1,000,000) per occurrence/general aggregate for bodily injury (including death), or property damage with respect to the Project.

23.3. Tenant shall, at its own cost and expense, procure and maintain during the Term the following insurance for the benefit of Tenant and Landlord (as their interests may appear) with insurers financially acceptable and lawfully authorized to do business in the state where the Premises are located:

(a) Commercial General Liability insurance on a broad-based occurrence coverage form, with coverages including but not limited to bodily injury (including death), property damage (including loss of use resulting therefrom), premises/operations, personal & advertising injury, and contractual liability with limits of liability of not less than $2,000,000 for bodily injury and property damage per occurrence, $2,000,000 general aggregate, which limits may be met by use of excess and/or umbrella liability insurance provided that such coverage is at least as broad as the primary coverages required herein.

(b) Commercial Automobile Liability insurance covering liability arising from the use or operation of any auto, including those owned, hired or otherwise operated or used by or on behalf of the Tenant. The coverage shall be on a broad-based occurrence form with combined single limits of not less than $1,000,000 per accident for bodily injury and property damage.

(c) Commercial Property insurance covering property damage to the full replacement cost value and business interruption. Covered property shall include all tenant improvements in the Premises (to the extent not insured by Landlord pursuant to Section 23.1) and Tenant’s Property including personal property, furniture, fixtures, machinery, equipment, stock, inventory and improvements and betterments, which may be owned by Tenant or Landlord and required to be insured hereunder, or which may be leased, rented, borrowed or in the care custody or control of Tenant, or Tenant’s agents, employees or subcontractors. Such insurance, with respect only to all Alterations or other work performed on the Premises by Tenant (collectively, “Tenant Work”), shall name Landlord and Landlord’s current and future mortgagees as loss payees as their interests may appear. Such insurance shall be written on an “all risk” of physical loss or damage basis including the perils of fire, extended coverage, electrical injury, mechanical breakdown, windstorm, vandalism, malicious mischief, sprinkler leakage, back-up of sewers or drains, flood, terrorism and such other risks Landlord may from time to time designate, for the full replacement cost value of the covered items with an agreed amount endorsement with no co-insurance. Business interruption coverage shall have limits sufficient to cover Tenant’s lost profits and necessary continuing expenses, including rents due Landlord under the Lease. The minimum period of indemnity for business interruption coverage shall be twelve (12) months.

(d) Workers’ Compensation insurance as is required by statute or law, or as may be available on a voluntary basis and Employers’ Liability insurance with limits of not less than the following: each accident, Five Hundred Thousand Dollars ($500,000); disease ($500,000); disease (each employee), Five Hundred Thousand Dollars ($500,000).

(e) Pollution Legal Liability insurance is required if Tenant stores, handles, generates or treats Hazardous Materials, as determined solely by Landlord, on or about the Premises. Such coverage shall include bodily injury, sickness, disease, death or mental anguish or shock sustained by any person; property damage including physical injury to or destruction of tangible property including the resulting loss of use thereof, clean-up costs, and the loss of use of tangible property that has not been physically injured or destroyed; and defense costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such compensatory damages. Coverage shall apply to both sudden and non-sudden pollution conditions including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants, contaminants or pollutants into or upon land, the atmosphere or any watercourse or body of water. Claims-made coverage is permitted, provided the policy retroactive date is continuously maintained prior to the commencement date of this agreement, and coverage is continuously maintained during all periods in which Tenant occupies the Premises. Coverage shall be maintained with limits of not less than $1,000,000 per incident with a $2,000,000 policy aggregate and for a period of two (2) years thereafter.

(f) During all construction by Tenant at the Premises, with respect to tenant improvements being constructed (including any Alterations, insurance required in Exhibit B-5 must be in place.

The insurance required of Tenant by this Article shall be with companies at all times having a current rating of not less than A- and financial category rating of at least Class VII in “A.M. Best’s Insurance Guide” current edition. Tenant shall obtain for Landlord from the insurance companies/broker or cause the insurance companies/broker to furnish certificates of insurance evidencing all coverages required herein to Landlord. Landlord reserves the right to require complete, certified copies of all required insurance policies including any endorsements. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after twenty (20) days’ prior written notice to Landlord from Tenant or its insurers (except in the event of non-payment of premium, in which case ten (10) days’ written notice shall be given). All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry. Tenant’s required policies shall contain severability of interests clauses stating that, except with respect to limits of insurance, coverage shall apply separately to each insured or additional insured. Tenant shall, prior to the expiration of such policies, furnish Landlord with renewal certificates of insurance or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure such insurance on Tenant’s behalf and at its cost to be paid by Tenant as Additional Rent. Commercial General Liability, Commercial Automobile Liability, and Umbrella Liability and Pollution Legal Liability insurance as required above shall name Landlord, BioMed Realty, L.P., and BioMed Realty Trust, Inc., and their respective officers, employees, agents, general partners, members, subsidiaries, affiliates and Lenders (“Landlord Parties”) as additional insureds as respects liability arising from work or operations performed by or on behalf of Tenant, Tenant’s use or occupancy of Premises, and ownership, maintenance or use of vehicles by or on behalf of Tenant.

23.4. In each instance where insurance is to name Landlord Parties as additional insureds, Tenant shall, upon Landlord’s written request, also designate and furnish certificates evidencing such Landlord Parties as additional insureds to (a) any Lender of Landlord holding a security interest in the Building or the Project, (b)

the landlord under any lease whereunder Landlord is a tenant of the real property upon which the Building is located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner and (c) any management company retained by Landlord to manage the Project.

23.5. Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment and leasehold improvements, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom, relative to such damage, all as more particularly set forth within this Lease. Tenant shall, at Tenant’s sole cost and expense, carry such insurance as Tenant desires for Tenant’s protection with respect to personal property of Tenant or business interruption.

23.6. Each party and its insurers hereby waive any and all rights of recovery or subrogation against the other party (and Tenant and its insurers hereby waive any and all rights of recovery or subrogation against the Landlord Parties) with respect to any loss, damage, claims, suits or demands, howsoever caused, that are covered, or should have been covered, by valid and collectible insurance, including any deductibles or self-insurance maintained thereunder. If necessary, the parties agree to endorse the required insurance policies to permit waivers of subrogation as required hereunder and hold harmless and indemnify each other (and the Landlord Parties) for any loss or expense incurred as a result of a failure to obtain such waivers of subrogation from insurers.

23.7. Landlord may require insurance policy limits required under this Lease to be raised to conform with requirements of Landlord’s Lender or to bring coverage limits to levels then being required of new tenants within the Project.

23.8. Any costs incurred by Landlord pursuant to this Article shall constitute a portion of Operating Expenses.

23.9. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

24. Damage or Destruction.

24.1. In the event of a partial destruction of (a) the Premises or (b) Common Area of the Building or the Project ((a) and (b) together, the “Affected Areas”) by fire or other perils covered by extended coverage insurance not exceeding twenty-five percent (25%) of the full insurable value thereof, and provided that (x) the damage thereto is such that the Affected Areas may be repaired, reconstructed or restored within a period of six (6) months from the date of the happening of such casualty, (y) Landlord shall receive insurance proceeds sufficient to cover the cost of such repairs, reconstruction and restoration (except for any deductible amount provided by Landlord’s policy, which deductible amount, if paid by Landlord, shall constitute an Operating Expense) and (z) such casualty was not intentionally caused by a Tenant Party, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Affected Areas and this Lease shall continue in full force and effect.

24.2. In the event of any damage to or destruction of the Building or the Project other than as described in Section 24.1, Landlord may elect to repair, reconstruct and restore the Building or the Project, as applicable, in which case this Lease shall continue in full force and effect. If Landlord elects not to repair, reconstruct and restore the Building or the Project, as applicable, then this Lease shall terminate as of the date of such damage or destruction. In the event of any damage or destruction (regardless of whether such damage is governed by Section 24.1 or this Section), if (a) in Landlord’s determination as set forth in the Damage Repair Estimate (as defined below), the Affected Areas cannot be repaired, reconstructed or restored within twelve (12) months after the date of the Damage Repair Estimate, (b) subject to Section 24.6, the Affected Areas are not actually repaired, reconstructed and restored within eighteen (18) months after the date of the Damage Repair Estimate, or (c) the damage and destruction occurs within the last twelve (12) months of the then-current Term, then Tenant shall have the right to terminate this Lease, effective as of the date of such damage or destruction, by delivering to Landlord its written notice of termination (a “Termination Notice”) (y) with respect to Subsections 24.2(a) and (c), no later than thirty (30) days after Landlord delivers to Tenant Landlord’s Damage Repair Estimate and (z) with respect to Subsection 24.2(b), no later than thirty (30) days after such eighteen (18) month period (as the same may be extended pursuant to Section 24.6) expires. If Tenant provides Landlord with a Termination Notice pursuant to Subsection 24.2(z), Landlord shall have an additional thirty (30) days after receipt of such Termination Notice to complete the repair, reconstruction and restoration. If Landlord does not complete such repair, reconstruction and restoration within such thirty (30) day period, then Tenant may terminate this Lease by giving Landlord written notice within two (2) business days after the expiration of such thirty (30) day period. If Landlord does complete such repair, reconstruction and restoration within such thirty (30) day period, then this Lease shall continue in full force and effect.

24.3. As soon as reasonably practicable, but in any event within sixty (60) days following the date of damage or destruction, Landlord shall notify Tenant of Landlord’s good faith estimate of the period of time in which the repairs, reconstruction and restoration will be completed (the “Damage Repair Estimate”), which estimate shall be based upon the opinion of a contractor reasonably selected by Landlord and experienced in comparable repair, reconstruction and restoration of similar buildings. Additionally, Landlord shall give written notice to Tenant within sixty (60) days following the date of damage or destruction of its election not to repair, reconstruct or restore the Building or the Project, as applicable.

24.4. Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except with regard to (a) items occurring prior to the damage or destruction and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

24.5. In the event of repair, reconstruction and restoration as provided in this Article, all Rent to be paid by Tenant under this Lease shall be abated proportionately based on the extent to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration, unless Landlord provides Tenant with other space during the period of repair, reconstruction and restoration that, in Tenant’s reasonable opinion, is suitable for the temporary conduct of Tenant’s business; provided, however, that the amount of such abatement shall be reduced by the amount of Rent that is received by Tenant as part of the business interruption or loss of rental income with respect to the Premises from the proceeds of business interruption or loss of rental income insurance.

24.6. Notwithstanding anything to the contrary contained in this Article, should Landlord be delayed or prevented from completing the repair, reconstruction or restoration of the damage or destruction to the Premises after the occurrence of such damage or destruction by Force Majeure or delays caused by a Tenant Party, then the time for Landlord to commence or complete repairs, reconstruction and restoration shall be extended on a day-for-day basis; provided, however, that, at Landlord’s election, Landlord shall be relieved of its obligation to make such repairs, reconstruction and restoration.

24.7. If Landlord is obligated to or elects to repair, reconstruct or restore as herein provided, then Landlord shall be obligated to make such repairs, reconstruction or restoration only with regard to (a) those portions of the Premises that were originally provided at Landlord’s expense and (b) the Common Area portion of the Affected Areas. The repairs, reconstruction or restoration of improvements not originally provided by Landlord or at Landlord’s expense shall be the obligation of Tenant. In the event Tenant has elected to upgrade certain improvements from the Building Standard, Landlord shall, upon the need for replacement due to an insured loss, provide only the Building Standard, unless Tenant again elects to upgrade such improvements and pay any incremental costs related thereto, except to the extent that excess insurance proceeds, if received, are adequate to provide such upgrades, in addition to providing for basic repairs, reconstruction and restoration of the Premises, the Building and the Project.

24.8. Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises if the damage resulting from any casualty covered under this Article occurs during the last twenty-four (24) months of the Term or any extension thereof, or to the extent that insurance proceeds are not available therefor.

24.9. Landlord’s obligation, should it elect or be obligated to repair, reconstruct or restore, shall be limited to the Affected Areas. Tenant shall, at its expense, replace or fully repair all of Tenant’s personal property and any Alterations installed by Tenant existing at the time of such damage or destruction. If Affected Areas are to be repaired, reconstructed or restored in accordance with the foregoing, Landlord shall make available to Tenant any portion of insurance proceeds it receives that are allocable to the Alterations constructed by Tenant pursuant to this Lease; provided Tenant is not then in default under this Lease, and subject to the requirements of any Lender of Landlord.

25. Eminent Domain.

25.1. In the event (a) the whole of all Affected Areas or (b) such part thereof as shall substantially interfere with Tenant’s use and occupancy of the Premises for the Permitted Use shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to such authority, except with regard to (y) items occurring prior to the taking and (z) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

25.2. In the event of a partial taking of (a) the Building or the Project or (b) drives, walkways or parking areas serving the Building or the Project for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then, without regard to whether any portion of the Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease (except with regard to (y) items occurring prior to the taking and (z) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof) as of such taking if such taking is, in Landlord’s sole opinion, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of renting office or laboratory space.

25.3. Tenant shall be entitled to any award that is specifically awarded as compensation for (a) the taking of Tenant’s personal property that was installed at Tenant’s expense and (b) the costs of Tenant moving to a new location. Except as set forth in the previous sentence, any award for such taking shall be the property of Landlord.

25.4. If, upon any taking of the nature described in this Article, this Lease continues in effect, then Landlord shall promptly proceed to restore the Affected Areas to substantially their same condition prior to such partial taking. To the extent such restoration is infeasible, as determined by Landlord in its sole and absolute discretion, the Rent shall be decreased proportionately to reflect the loss of any portion of the Premises no longer available to Tenant.

25.5. This Article sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of any Applicable Laws (and any successor statutes) permitting the parties to terminate this Lease as a result of any damage or destruction.

26. Surrender.

26.1. At least thirty (30) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall provide Landlord with a facility decommissioning and Hazardous Materials closure plan for the Premises (“Exit Survey”) prepared by an independent third party state-certified professional with appropriate expertise, which Exit Survey must be reasonably acceptable to Landlord. The Exit Survey shall comply with the American National Standards Institute’s Laboratory Decommissioning guidelines (ANSI/AIHA Z9.11-2008) or any successor standards published by ANSI or any successor organization (or, if ANSI and its successors no longer exist, a similar entity publishing similar standards). In addition, at least ten (10) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall (a) provide Landlord with written evidence of all appropriate governmental releases obtained by Tenant in accordance with Applicable Laws, including laws pertaining to the surrender of the Premises, (b) place Laboratory Equipment Decontamination Forms on all decommissioned equipment to assure safe occupancy by future users and (c) conduct a site inspection with Landlord. In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey and comply with any recommendations set forth in the Exit Survey. Tenant’s obligations under this Section shall survive the expiration or earlier termination of the Lease.

26.2. Notwithstanding anything in this Lease to the contrary, Landlord, upon at least six (6) months’ written notice to Tenant prior to the Term Expiration Date (as it may be extended in accordance with Article 42 hereof), may require that Tenant, at Tenant’s sole cost and expense, yield up and surrender the Manufacturing Area to Landlord in the condition set forth in Exhibit K attached hereto. Tenant’s obligations under this Section 26.2 include the obligation to remove any equipment that serves the Manufacturing Area and located elsewhere in the Building (including without limitation the basement area and Rooftop Installation Area (as hereinafter defined)) that Landlord, in such 6-months’ notice to Tenant or in a separate notice to Tenant given at least six (6) months prior to the Term Expiration Date (as it may be extended in accordance with Article 42 hereof) instructs Tenant to remove notwithstanding any contrary language in Section 17.7 hereof that may require that Landlord notify Tenant of such removal obligations at an earlier time.

26.3. No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder, unless such surrender is accepted in writing by Landlord.

26.4. The voluntary or other surrender of this Lease by Tenant shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building, the Property or the Project, unless Landlord consents in writing, and shall, at Landlord’s option, operate as an assignment to Landlord of any or all subleases.

26.5. The voluntary or other surrender of any ground or other underlying lease that now exists or may hereafter be executed affecting the Building or the Project, or a mutual cancellation thereof or of Landlord’s interest therein by Landlord and its lessor shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building or the Property and shall, at the option of the successor to Landlord’s interest in the Building or the Project, as applicable, operate as an assignment of this Lease.

27. Holding Over.

27.1. If, with Landlord’s prior written consent, Tenant holds possession of all or any part of the Premises after the Term, Tenant shall become a tenant from month to month after the expiration or earlier termination of the Term, and in such case Tenant shall continue to pay (a) Base Rent in accordance with Article 7, as adjusted in accordance with Article 8, and (b) any amounts for which Tenant would otherwise be liable under this Lease if the Lease were still in effect, including payments for Tenant’s Adjusted Share of Operating Expenses. Any such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

27.2. Notwithstanding the foregoing, if Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without Landlord’s prior written consent, (a) Tenant shall become a tenant at sufferance subject to the terms and conditions of this Lease, except that the monthly rent shall be equal to one hundred fifty percent (150%) of the Rent in effect during the last thirty (30) days of the Term, and (b) if such holdover persists for more than thirty (30) days after the earlier of (i) the expiration or earlier termination of the Term and (ii) the date Landlord notifies Tenant that Landlord has procured a tenant that is ready, willing and able to sign a lease for the Premises (or portion thereof), Tenant shall be liable to Landlord for any and all damages suffered by Landlord as a result of such holdover, including any lost rent or consequential, special and indirect damages (in each case, regardless of whether such damages are foreseeable).

27.3. Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in an extension, renewal or reinstatement of this Lease.

27.4. The foregoing provisions of this Article are in addition to and do not affect Landlord’s right of reentry or any other rights of Landlord hereunder or as otherwise provided by Applicable Laws.

27.5. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

28. Indemnification and Exculpation.

28.1. Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims arising from injury to or death of any person or damage to any property occurring within or about the Premises, the Building, the Property or the Project, arising directly or indirectly out of (a) the presence at or use or occupancy of the Premises or Project by a Tenant Party, (b) an act or omission on the part of any Tenant Party, (c) a breach or default by Tenant in the performance of any of its obligations hereunder or (d) injury to or death of persons or damage to or loss of any property, real or alleged, arising from the serving of alcoholic beverages at the Premises or Project, including liability under any dram shop law, host liquor law or similar Applicable Law, except to the extent directly caused by Landlord’s negligence or willful misconduct. Tenant’s obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease. Subject to Sections 23.6, 28.2 and 31.12 and any subrogation provisions contained in the Work Letter, Landlord agrees to indemnify, save, defend (at Tenant’s option and with counsel reasonably acceptable to Tenant) and hold the Tenant Parties harmless from and against any and all Claims arising from injury to or death of any person or damage to or loss of any physical property occurring within or about the Premises, the Building, the Property or the Project to the extent directly arising out of Landlord’s gross negligence or willful misconduct.

28.2. Notwithstanding anything in this Lease to the contrary, Landlord shall not be liable to Tenant for and Tenant assumes all risk of (a) damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), unless any such loss is due to Landlord’s willful disregard of written notice by Tenant of need for a repair that Landlord is responsible to make for an unreasonable period of time, and (b) damage to personal property or scientific research, including loss of records kept by Tenant within the Premises (in each case, regardless of whether such damages are foreseeable). Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described in this Section. Notwithstanding anything in the foregoing or this Lease to the contrary, except (x) as otherwise provided herein (including Section 27.2), (y) as may be provided by Applicable Laws or (z) in the event of Tenant’s breach of Article 21 or Section 26.1, in no event shall Landlord or Tenant be liable to the other for any consequential, special or indirect damages arising out of this Lease, including lost profits (provided that this Subsection 28.2 shall not limit Tenant’s liability for Base Rent or Additional Rent pursuant to this Lease).

28.3. Landlord shall not be liable for any damages arising from any act, omission or neglect of any other tenant in the Building or the Project, or of any other third party.

28.4. Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts. Landlord shall not be liable for injuries or losses caused by criminal acts of third parties, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal. If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage. Tenant’s security programs and equipment for the Premises shall be coordinated with Landlord and subject to Landlord’s reasonable approval.

28.5. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

29. Assignment or Subletting

29.1. Except as hereinafter expressly permitted, none of the following (each, a “Transfer”), either voluntarily or by operation of Applicable Laws, shall be directly or indirectly performed without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed: (a) Tenant selling, hypothecating, assigning, pledging, encumbering or otherwise transferring this Lease or subletting the Premises or (b) a controlling interest in Tenant being sold, assigned or otherwise transferred (other than as a result of shares in Tenant being sold on a public stock exchange). For purposes of the preceding sentence, “control” means (a) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person or (b) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person. Notwithstanding the foregoing, Tenant shall have the right to Transfer, without Landlord’s prior written consent, Tenant’s interest in this Lease or the Premises or any part thereof to (i) any person that as of the date of determination and at all times thereafter directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Tenant (“Tenant’s Affiliate”), (ii) any person or any entity with which Tenant is merged or to which all or substantially all of Tenant’s assets or all or substantially all of the ownership interests in Tenant are sold, including in connection with a tender offer that is consummated or (iii) any person that is an entity funded or sponsored by Flagship Ventures if such Transfer involves no more than 20,000 rentable square feet of the Premises; provided that (in each instance under the foregoing clauses (i), (ii) and (iii)); Tenant shall notify Landlord in writing at least ten (10) business days prior to the effectiveness of such Transfer (an “Exempt Transfer”) and otherwise comply with the requirements of this Lease regarding such Transfer; and provided, further, that the person that will be the tenant under this Lease after an Exempt Transfer pursuant to clause (ii) above has a net worth (as of both the day immediately prior to and the day immediately after the Exempt Transfer) that is equal to or greater than the net worth (as of both the Execution Date and the date of the Exempt Transfer) of the transferring Tenant. For purposes of the immediately preceding sentence, “control” requires both (a) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person and (b) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person. In no event shall Tenant perform a Transfer to or with an entity that is a tenant at the Project or the properties at 21 or 40 Erie Street in Cambridge, Massachusetts or an entity that is in active discussions with Landlord or an affiliate of Landlord to lease premises at the Project or the properties at 21 or 40 Erie Street in Cambridge, Massachusetts. As used in the immediately foregoing sentence the term “active discussions” shall mean a proposed transaction in which either Landlord or such entity (or their respective broker) has submitted in writing to the other (or to the other’s broker) the material terms of a proposed lease transaction.

Notwithstanding anything in this Lease to the contrary, if (a) any proposed transferee, assignee or sublessee of Tenant has been required by any prior landlord, Lender or Governmental Authority to take material remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such party’s action or omission or use of the property in question or (b) any proposed transferee, assignee or sublessee is subject to a material enforcement order issued by any Governmental Authority in connection with the use, disposal or storage of Hazardous Materials, then it shall not be unreasonable for Landlord to withhold its consent to any proposed transfer, assignment or subletting (with respect to any such matter involving a proposed transferee, assignee or sublessee); provided, however, that the foregoing shall not apply if the Transfer is an Exempt Transfer pursuant to clause (ii) of this Section 29.1.

29.2. In the event Tenant desires to effect a Transfer, except for an Exempt Transfer, then, at least thirty (30) days, but not more than nine (9) months, prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant shall provide written notice to Landlord (the “Transfer Notice”) containing information (including references) concerning the character of the proposed transferee, assignee or sublessee; the Transfer Date; the most recent unconsolidated financial statements of Tenant and of the proposed transferee, assignee or sublessee satisfying the requirements of Section 40.2 (“Required Financials”); any ownership or commercial relationship between Tenant and the proposed transferee, assignee or sublessee; and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord shall reasonably require.

29.3. Landlord, in determining whether consent should be given to a proposed Transfer, may give consideration to (a) the financial strength of Tenant and of such transferee, assignee or sublessee (notwithstanding Tenant remaining liable for Tenant’s performance), (b) any change in use that such transferee, assignee or sublessee proposes to make in the use of the Premises and (c) Landlord’s desire to exercise its rights under Section 29.7 to cancel this Lease. In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee, assignee or sublessee of poor reputation, lacking financial qualifications or seeking a change in the Permitted Use, or jeopardizing directly or indirectly the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986 (as the same may be amended from time to time, the “Revenue Code”). Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services to an occupant, assignee, manager or other transferee with respect to whom transfer consideration is required to be paid, or manage or operate the Premises or any capital additions so transferred, with respect to which transfer consideration is being paid; (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Revenue Code); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code.

29.4. The following are conditions precedent to a Transfer or to Landlord considering a request by Tenant to a Transfer:

(a) Tenant shall remain fully liable under this Lease. Tenant agrees that it shall not be (and shall not be deemed to be) a guarantor or surety of this Lease, however, and waives its right to claim that is it is a guarantor or surety or to raise in any legal proceeding any guarantor or surety defenses permitted by this Lease or by Applicable Laws;

(b) If Tenant or the proposed transferee, assignee or sublessee does not or cannot deliver the Required Financials, then Landlord may elect to have either Tenant’s ultimate parent company or the proposed transferee’s, assignee’s or sublessee’s ultimate parent company provide a guaranty of the applicable entity’s obligations under this Lease, in a form acceptable to Landlord, which guaranty shall be executed and delivered to Landlord by the applicable guarantor prior to the Transfer Date;

(c) In the case of an Exempt Transfer, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the Transfer qualifies as an Exempt Transfer;

(d) [Intentionally omitted];

(e) Tenant shall reimburse Landlord for Landlord’s actual costs and expenses, including reasonable attorneys’ fees, charges and disbursements incurred in connection with the review, processing and documentation of such request not to exceed $2,500.00;

(f) Except with respect to an Exempt Transfer, if Tenant’s transfer of rights or sharing of the Premises provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including a premium rental for a sublease or lump sum payment for an assignment, but excluding Tenant’s reasonable costs in marketing and subleasing the Premises) in excess of the rental and other charges due to Landlord under this Lease, Tenant shall pay fifty percent (50%) of all of such excess to Landlord, after making deductions for any reasonable marketing expenses, tenant improvement funds expended by Tenant, alterations, cash concessions, brokerage commissions, attorneys’ fees and free rent actually paid by Tenant. If such consideration consists of cash paid to Tenant, payment to Landlord shall be made upon receipt by Tenant of such cash payment;

(g) The proposed transferee, assignee or sublessee shall agree that, in the event Landlord gives such proposed transferee, assignee or sublessee notice that Tenant is in default under this Lease, such proposed transferee, assignee or sublessee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against those due by Tenant under this Lease, and any such proposed transferee, assignee or sublessee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its Lenders, successors or assigns be obligated to accept such attornment;

(h) Landlord’s consent to any such Transfer shall be effected on Landlord’s forms;

(i) Tenant shall not then be in default hereunder in any respect;

(j) Such proposed transferee, assignee or sublessee’s use of the Premises shall be the same as the Permitted Use;

(k) Landlord shall not be bound by any provision of any agreement pertaining to the Transfer, except for Landlord’s written consent to the same;

(l) Tenant shall pay all transfer and other taxes (including interest and penalties) assessed or payable for any Transfer;

(m) Landlord’s consent (or waiver of its rights) for any Transfer shall not waive Landlord’s right to consent or refuse consent to any later Transfer;

(n) Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to the Transfer; and

(o) Tenant shall deliver to Landlord a list of Hazardous Materials (as defined below), certified by the proposed transferee, assignee or sublessee to be true and correct, that the proposed transferee, assignee or sublessee intends to use or store in the Premises. Additionally, Tenant shall deliver to Landlord, on or before the date any proposed transferee, assignee or sublessee takes occupancy of the Premises, all of the items relating to Hazardous Materials of such proposed transferee, assignee or sublessee as described in Section 21.2.

29.5. Any Transfer that is not in compliance with the provisions of this Article or with respect to which Tenant does not fulfill its obligations pursuant to this Article shall be void and shall, at the option of Landlord, terminate this Lease.

29.6. Notwithstanding any Transfer, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due or to become due hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition thereof, from any person or entity other than Tenant shall not be deemed a waiver of any of the provisions of this Lease or a consent to any Transfer.

29.7. If Tenant delivers to Landlord a Transfer Notice indicating a desire to (a) assign this Lease to a proposed transferee (excluding any assignment constituting an Exempt Transfer), or (b) enter into a sublease or license agreement that would, in the aggregate with all other then-current subleases and licenses, cause more than fifty percent (50%) of the Rentable Area of the Premises to be licensed or subleased (excluding any subleases and licenses that constitute Exempt Transfers), then Landlord shall have the option, exercisable by giving notice to Tenant at any time within ten (10) days after Landlord’s receipt of such Transfer Notice, to terminate this Lease as of the date specified in the Transfer Notice as the Transfer Date, except for those provisions that, by their express terms, survive the expiration or earlier termination hereof. If Landlord exercises such option, then Tenant shall have the right to withdraw such Transfer Notice by delivering to Landlord written notice of such election within five (5) days after Landlord’s delivery of notice electing to exercise Landlord’s option to terminate this Lease. In the event Tenant withdraws the Transfer Notice as provided in this Section, this Lease shall continue in full force and effect. No failure of Landlord to exercise its option to terminate this Lease shall be deemed to be Landlord’s consent to a proposed Transfer.

29.8. If Tenant sublets the Premises or any portion thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord (or a receiver for Tenant appointed on Landlord’s application) may collect such rent and apply it toward Tenant’s obligations under this Lease; provided that, until the occurrence of a Default (as defined below) by Tenant, Tenant shall have the right to collect such rent. Upon the occurrence of a Default, and without limiting the enforceability and validity of the other provisions of this Section 29.8, Landlord may require Tenant to appoint Landlord as assignee and attorney-in-fact for Tenant to collect such rent.

30. Subordination and Attornment.

30.1. This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Building or the Project and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination.

30.2. Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord. If any such mortgagee, beneficiary or landlord under a lease wherein Landlord is tenant (each, a “Mortgagee”) so elects, however, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Premises regardless of date and Tenant shall execute a statement in writing to such effect at Landlord’s request. If Tenant fails to execute any document required from Tenant under this Section within ten (10) days after written request therefor, Tenant hereby constitutes and appoints Landlord or its special attorney-in-fact to execute and deliver any such document or documents in the name of Tenant. Such power is coupled with an interest and is irrevocable. For the avoidance of doubt, “Mortgagees” shall also include historic tax credit investors and new market tax credit investors.

30.3. Upon written request of Landlord and opportunity for Tenant to review, Tenant agrees to execute any Lease amendments not materially altering the terms of this Lease, if required by a Mortgagee incident to the financing of the real property of which the Premises constitute a part.

30.4. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

31. Defaults and Remedies.

31.1. Late payment by Tenant to Landlord of Rent and other sums due shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult and impracticable to ascertain. Such costs include processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within three (3) days after the date such payment is due, Tenant shall pay to Landlord (a) an additional sum of six percent (6%) of the overdue Rent as a late charge plus (b) interest at an annual rate (the “Default Rate”) equal to the lesser of (a) twelve percent (12%) and (b) the highest rate permitted by Applicable Laws. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant and shall be payable as Additional Rent to Landlord due with the next installment of Rent or within five (5) business days after Landlord’s demand, whichever is earlier. Landlord’s acceptance of any Additional Rent (including a late charge or any other amount hereunder) shall not be deemed an extension of the date that Rent is due or prevent Landlord from pursuing any other rights or remedies under this Lease, at law or in equity.

31.2. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in equity or at law. If a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord hereunder, Tenant shall have the right to make payment “under protest,” such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

31.3. If Tenant fails to pay any sum of money required to be paid by it hereunder or perform any other act on its part to be performed hereunder, in each case within the applicable cure period (if any) described in Section 31.4, then Landlord may (but shall not be obligated to), without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such act; provided that such failure by Tenant unreasonably interfered with the use of the Building or the Project by any other tenant or with the efficient operation of the Building or the Project, or resulted or could have resulted in a violation of Applicable Laws or the cancellation of an insurance policy maintained by Landlord. Notwithstanding the foregoing, in the event of an emergency, Landlord shall have the right to enter the Premises and act in accordance with its rights as provided elsewhere in this Lease. In addition to the late charge described in Section 31.1, Tenant shall pay to Landlord as Additional Rent all sums so paid or incurred by Landlord, together with interest at the Default Rate, computed from the date such sums were paid or incurred.

31.4. The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:

(a) Tenant abandons or vacates the Premises;

(b) Tenant fails to make any payment of Rent, as and when due, or to satisfy its obligations under Article 19, where such failure shall continue for a period of three (3) business days after written notice thereof from Landlord to Tenant;

(c) Tenant fails to observe or perform any obligation or covenant contained herein (other than described in Sections 31.4(a) and 31.4(b)) to be performed by Tenant, where such failure continues for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided that, if the nature of Tenant’s default is such that it reasonably requires more than thirty (30) days to cure, Tenant shall not be deemed to be in Default if Tenant commences such cure within such thirty (30) day period and thereafter diligently prosecutes the same to completion; and provided, further, that such cure is completed no later than thirty (30) days after Tenant’s receipt of written notice from Landlord;

(d) Tenant makes an assignment for the benefit of creditors;

(e) A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s assets;

(f) Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, the “Bankruptcy Code”) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

(g) Any involuntary petition is filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days;

(h) Tenant fails to deliver an estoppel certificate in accordance with Article 20; or

(i) Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action.

Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

31.5. In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have, Landlord has the right to do any or all of the following:

(a) Halt any Tenant Improvements or Landlord’s Work and Alterations and order Tenant’s contractors, subcontractors, consultants, designers and material suppliers to stop work;

(b) Terminate Tenant’s right to possession of the Premises by written notice to Tenant or by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby; and

(i) Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including the sum of:

(A) The worth at the time of award of any unpaid Rent that had accrued at the time of such termination; plus

(B) The costs of restoring the Premises to the condition required under the terms of this Lease; plus

(C) An amount (the “Election Amount”) equal to either (A) the positive difference (if any, and measured at the time of such termination) between (1) the then-present value of the total Rent and other benefits that would have accrued to Landlord under this Lease for the remainder of the Term if Tenant had fully complied with the Lease minus (2) the then-present cash rental value of the Premises as determined by Landlord for what would be the then-unexpired Term if the Lease remained in effect, computed using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one (1) percentage point (the “Discount Rate”) or (B) twelve (12) months (or such lesser number of months as may then be remaining in the Term) of Base Rent and Additional Rent at the rate last payable by Tenant pursuant to this Lease, in either case as Landlord specifies in such election. Landlord and Tenant agree that the Election Amount represents a reasonable forecast of the minimum damages expected to occur in the event of a breach, taking into account the uncertainty, time and cost of determining elements relevant to actual damages, such as fair market rent, time and costs that may be required to re-lease the Premises, and other factors; and that the Election Amount is not a penalty.

As used in Section 31.5(c)(i), “worth at the time of award” shall be computed by allowing interest at the Default Rate.

31.6. In addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord may continue this Lease in effect after Tenant’s Default or abandonment and recover Rent as it becomes due. In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Section, the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:

(a) Acts of maintenance or preservation or efforts to relet the Premises, including alterations, remodeling, redecorating, repairs, replacements or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or

(b) The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.

Notwithstanding the foregoing, in the event of a Default by Tenant, Landlord may elect at any time to terminate this Lease and to recover damages to which Landlord is entitled.

31.7. If Landlord does not elect to terminate this Lease as provided in Section 31.5, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

31.8. In the event Landlord elects to terminate this Lease and relet the Premises, Landlord may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant. The proceeds of any such reletting shall be applied as follows:

(a) First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

(b) Second, to the payment of the costs and expenses of reletting the Premises, including (i) alterations and repairs that Landlord deems reasonably necessary and advisable and (ii) reasonable attorneys’ fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting;

(c) Third, to the payment of Rent and other charges due and unpaid hereunder; and

(d) Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.

31.9. All of Landlord’s rights, options and remedies hereunder shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies, or any other remedy or relief that may be provided by Applicable Laws, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in such waiver. Notwithstanding any provision of this Lease to the contrary, in no event shall Landlord be required to mitigate its damages with respect to any default by Tenant. Any obligation imposed by Applicable Law upon Landlord to relet the Premises after any termination of this Lease shall be subject to the reasonable requirements of Landlord to (a) lease to high quality tenants on such terms as Landlord may from time to time deem appropriate in its discretion and (b) develop the Project in a harmonious manner with a mix of uses, tenants, floor areas, terms of tenancies, etc., as determined by Landlord. Landlord shall not be obligated to relet the Premises to (y) any Tenant’s Affiliate or (z) any party (i) unacceptable to a Lender, (ii) that requires Landlord to make improvements to or re-demise the Premises, (iii) that desires to change the Permitted Use, (iv) that desires to lease the Premises for more or less than the remaining Term or (v) to whom Landlord or an affiliate of Landlord may desire to lease other available space in the Project or at another property owned by Landlord or an affiliate of Landlord.

31.10. Landlord’s termination of (a) this Lease or (b) Tenant’s right to possession of the Premises shall not relieve Tenant of any liability to Landlord that has previously accrued or that shall arise based upon events that occurred prior to the later to occur of (y) the date of Lease termination and (z) the date Tenant surrenders possession of the Premises.

31.11. To the extent permitted by Applicable Laws, Tenant waives any and all rights of redemption granted by or under any present or future Applicable Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant’s default hereunder or otherwise.

31.12. Landlord shall not be in default or liable for damages under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure continue for more than thirty (30) days after written notice from Tenant specifying the nature of Landlord’s failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate or cancel this Lease or to withhold or abate rent or to set off any Claims against Rent as a result of any default or breach by Landlord of any of its covenants, obligations, representations, warranties or promises hereunder, except as may otherwise be expressly set forth in this Lease.

31.13. In the event of any default by Landlord, Tenant shall give notice by registered or certified mail to any (a) beneficiary of a deed of trust or (b) mortgagee under a mortgage covering the Premises, the Building or the Project and to any landlord of any lease of land upon or within which the Premises, the Building or the Project is located, and shall offer such beneficiary, mortgagee or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Building or the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided that Landlord shall furnish to Tenant in writing, upon written request by Tenant, the names and addresses of all such persons who are to receive such notices.

32. Bankruptcy. In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:

32.1. Those acts specified in the Bankruptcy Code or other Applicable Laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such Applicable Laws;

32.2. A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

32.3. A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or

32.4. The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

33. Brokers.

33.1. Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Transwestern | RBJ, Inc. and Cushman and Wakefield of Massachusetts, Inc. (collectively, “Broker”), and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease. Landlord shall compensate Broker in relation to this Lease pursuant to a separate agreement between Landlord and Broker.

33.2. Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Lease, other than as contained in this Lease.

33.3. Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease. Landlord is executing this Lease in reliance upon Tenant’s representations, warranties and agreements contained within Sections 33.1 and 33.2.

33.4. Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from any and all cost or liability for compensation claimed by any broker or agent, other than Broker, employed or engaged by Tenant or claiming to have been employed or engaged by Tenant.

34. Definition of Landlord. With regard to obligations imposed upon Landlord pursuant to this Lease, the term “Landlord,” as used in this Lease, shall refer only to Landlord or Landlord’s then-current successor-in-interest. In the event of any transfer, assignment or conveyance of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, Landlord herein named (and in case of any subsequent transfers or conveyances, the subsequent Landlord) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, from all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee, assignee or conveyee of Landlord’s in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, shall be deemed to have assumed and agreed to observe and perform any and all covenants and obligations of Landlord hereunder during the tenure of its interest in the Lease or the Property. Landlord or any subsequent Landlord may transfer its interest in the Premises or this Lease without Tenant’s consent.

35. Limitation of Landlord’s Liability.

35.1. If Landlord is in default under this Lease and, as a consequence, Tenant recovers a monetary judgment against Landlord, the judgment shall be satisfied only out of (a) the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Building and the Project, (b) rent or other income from such real property receivable by Landlord or (c) the consideration received by Landlord from the sale, financing, refinancing or other disposition of all or any part of Landlord’s right, title or interest in the Building or the Project.

35.2. Neither Landlord nor any of its affiliates, nor any of their respective partners, shareholders, directors, officers, employees, members or agents shall be personally liable for Landlord’s obligations or any deficiency under this Lease, and service of process shall not be made against any shareholder, director, officer, employee or agent of Landlord or any of Landlord’s affiliates. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner or member of Landlord except as may be necessary to secure jurisdiction of the partnership, joint venture or limited liability company, as applicable. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates.

35.3. Each of the covenants and agreements of this Article shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by Applicable Laws and shall survive the expiration or earlier termination of this Lease.

36. Joint and Several Obligations. If more than one person or entity executes this Lease as Tenant, then:

36.1. Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant, and such terms, covenants, conditions, provisions and agreements shall be binding with the same force and effect upon each and all of the persons executing this Agreement as Tenant; and

36.2. The term “Tenant,” as used in this Lease, shall mean and include each of them, jointly and severally. The act of, notice from, notice to, refund to, or signature of any one or more of them with respect to the tenancy under this Lease, including any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund, or so signed.

37. Representations. Tenant guarantees, warrants and represents that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder, (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so and (e) neither (i) the execution, delivery or performance of this Lease nor (ii) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which Tenant is constituted or to which Tenant is a party. In addition, Tenant guarantees, warrants and represents that none of (x) it, (y) its affiliates or partners nor (z) to the best of its knowledge, its members, shareholders or other equity owners or any of their respective employees, officers, directors, representatives or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.

38. Confidentiality. Tenant shall keep the terms and conditions of this Lease and any information provided to Tenant or its employees, agents or contractors pursuant to Article 9 confidential and shall not (a) disclose to any third party any terms or conditions of this Lease or any other Lease-related document (including subleases, assignments, work letters, construction contracts, letters of credit, subordination agreements, non-disturbance agreements, brokerage agreements or estoppels) or (b) provide to any third party an original or copy of this Lease (or any Lease-related document). Landlord shall not release to any third party any non-public financial information or non-public information about Tenant’s ownership structure that Tenant gives Landlord. Notwithstanding the foregoing, confidential information under this Section may be released by Landlord or Tenant under the following circumstances: (x) if required by Applicable Laws or in any judicial proceeding; provided that the releasing party has given the other party reasonable notice of such requirement, if feasible, (y)

to a party’s attorneys, accountants, brokers and other bona fide consultants or advisers (with respect to this Lease only); provided such third parties agree to be bound by this Section or (z) to bona fide prospective assignees or subtenants of this Lease; provided they agree in writing to be bound by this Section.

39. Notices. Except as otherwise stated in this Lease, any notice, consent, demand, invoice, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by (a) personal delivery, (b) overnight delivery with a reputable international overnight delivery service, such as FedEx, or (c) facsimile or email transmission, so long as such transmission is followed within one (1) business day by delivery utilizing one of the methods described in Subsection 39(a) or (b). Any such notice, consent, demand, invoice, statement or other communication shall be deemed delivered (x) upon receipt, if given in accordance with Subsection 39(a); (y) one (1) business day after deposit with a reputable international overnight delivery service, if given if given in accordance with Subsection 39(b); or (z) upon transmission, if given in accordance with Subsection 39(c). Except as otherwise stated in this Lease, any notice, consent, demand, invoice, statement or other communication required or permitted to be given pursuant to this Lease shall be addressed to Tenant at the Premises, or to Landlord or Tenant at the addresses shown in Sections 2.9 and 2.10 or 2.11, respectively. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

40. Miscellaneous.

40.1. Landlord reserves the right to change the name of the Building or the Project in its sole discretion.

40.2. To induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish to Landlord, from time to time, upon Landlord’s written request, the most recent year-end unconsolidated financial statements reflecting Tenant’s current financial condition audited by a nationally recognized accounting firm. Tenant shall, within ninety (90) days after the end of Tenant’s financial year, furnish Landlord with a certified copy of Tenant’s year-end unconsolidated financial statements for the previous year audited by a nationally recognized accounting firm. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects. If audited financials are not otherwise prepared, unaudited financials complying with generally accepted accounting principles and certified by the chief financial officer of Tenant as true, correct and complete in all respects shall suffice for purposes of this Section. The provisions of this Section shall not apply at any time while Tenant is a corporation whose shares are traded on any nationally recognized stock exchange.

40.3. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

40.4. The terms of this Lease are intended by the parties as a final, complete and exclusive expression of their agreement with respect to the terms that are included herein, and may not be contradicted or supplemented by evidence of any other prior or contemporaneous agreement.

40.5. Upon the request of either Landlord or Tenant, the parties shall execute a document in recordable form containing only such information as is necessary to constitute a Notice of Lease under Massachusetts law. All costs of preparing and recording such notice shall be borne by the requesting party. Simultaneously with the execution of any Notice of Lease as provided above, Tenant shall executed a recordable termination of such Notice of Lease (the “Termination Notice”), which Termination Notice shall be held in escrow by Landlord and may be released from escrow and recorded by Landlord after the expiration or earlier termination of this Lease. Neither party shall record this Lease.

40.6. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The words “include,” “includes,” “included” and “including” mean “‘include,’ etc., without limitation.” The word “shall” is mandatory and the word “may” is permissive. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease. Landlord and Tenant have each participated in the drafting and negotiation of this Lease, and the language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

40.7. Except as otherwise expressly set forth in this Lease, each party shall pay its own costs and expenses incurred in connection with this Lease and such party’s performance under this Lease; provided that, if either party commences an action, proceeding, demand, claim, action, cause of action or suit against the other party arising out of or in connection with this Lease, then the substantially prevailing party shall be reimbursed by the other party for all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the substantially prevailing party in such action, proceeding, demand, claim, action, cause of action or suit, and in any appeal in connection therewith (regardless of whether the applicable action, proceeding, demand, claim, action, cause of action, suit or appeal is voluntarily withdrawn or dismissed).

40.8. Time is of the essence with respect to the performance of every provision of this Lease.

40.9. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

40.10. Notwithstanding anything to the contrary contained in this Lease, Tenant’s obligations under this Lease are independent and shall not be conditioned upon performance by Landlord.

40.11. Whenever consent or approval of either party is required, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth to the contrary.

40.12. Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

40.13. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors and assigns. This Lease is for the sole benefit of the parties and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns, and nothing in this Lease shall give or be construed to give any other person or entity any legal or equitable rights. Nothing in this Section shall in any way alter the provisions of this Lease restricting assignment or subletting.

40.14. This Lease shall be governed by, construed and enforced in accordance with the laws of the state in which the Premises are located, without regard to such state’s conflict of law principles.

40.15. Tenant guarantees, warrants and represents that the individual or individuals signing this Lease have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

40.16. This Lease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

40.17. No provision of this Lease may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant.

40.18. No waiver of any term, covenant or condition of this Lease shall be binding upon Landlord unless executed in writing by Landlord. The waiver by Landlord of any breach or default of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of any preceding or subsequent breach or default of such term, covenant or condition or any other term, covenant or condition of this Lease.

40.19. To the extent permitted by Applicable Laws, the parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Lease; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Premises; or any claim of injury or damage related to this Lease or the Premises.

41. Rooftop Installation Area.

41.1. Tenant may use those portions of the Building identified as “TENANT 100/220/410 ROOFTOP INSTALLATION AREA” on the 5th and 6th pages of Exhibit A attached hereto (collectively, the “Rooftop Installation Area”) solely to operate, maintain, repair and replace rooftop antennae, mechanical equipment, communications antennas and other equipment installed by Tenant, or as part of the Tenant Improvements, in the Rooftop Installation Area in accordance with this Article (“Tenant’s Rooftop Equipment”). Tenant’s Rooftop Equipment shall be only for Tenant’s use of the Premises for the Permitted Use. The parties acknowledge and agree that the Rooftop Installation Area depicted on Exhibit A is based on the Basis of Design and URS for the Manufacturing Area and is not based on Approved Plans (as defined in the Work Letter) for the Manufacturing Area. If Landlord determines, in accordance with the Work Letter, that Tenant’s Rooftop Equipment can be accommodated in an area that is smaller than the Rooftop Installation Area depicted on Exhibit A, then the Rooftop Installation Area shall be reduced to an area, as determined by Landlord, that is necessary to accommodate Tenant’s Rooftop Equipment, and Tenant agrees that upon the written request of Landlord, Tenant shall execute an amendment to this Lease that depicts such final Rooftop Installation Area.

41.2. Other than Tenant’s Rooftop Equipment that is being installed by Landlord as part of the Tenant Improvements, Tenant shall install Tenant’s Rooftop Equipment at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate, and in accordance with this Article and the applicable provisions of this Lease regarding Alterations. Tenant’s Rooftop Equipment and the installation thereof shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld. Among other reasons, Landlord may withhold approval if the installation or operation of Tenant’s Rooftop Equipment could reasonably be expected to damage the structural integrity of the Building or to transmit vibrations or noise or cause other adverse effects beyond the Premises to an extent not customary in first class laboratory buildings, unless Tenant implements measures that are acceptable to Landlord in its reasonable discretion to avoid any such damage or transmission.

41.3. Tenant, at Tenant’s sole cost and expense, shall maintain and keep Tenant’s Rooftop Equipment and every part thereof in good condition and repair and in compliance with all Applicable Laws and the manufacturer’s specifications therefor, and shall, within ten (10) days after receipt of written notice from Landlord, provide to Landlord any records that Landlord reasonably requests, which shall be subject to the records provisions of Section 18.2. At all times that it is in operation, Tenant’s Rooftop Equipment shall meet or exceed the manufacturer’s specifications therefor (including without limitation any specifications concerning noise and vibration), and Landlord, from time to time during the Term (including without limitation following the initial installation of Tenant’s Rooftop Equipment), may require that Tenant test Tenant’s Rooftop Equipment to determine whether it is operating in accordance with said specifications and in accordance with Applicable Laws.

41.4. Tenant shall comply with any roof or roof-related warranties. Tenant shall obtain a letter from Landlord’s roofing contractor within thirty (30) days after completion of any Tenant work on the rooftop stating that such work did not affect any such warranties. Tenant, at its sole cost and expense, shall inspect the Rooftop Installation Area at least annually, and correct any loose bolts, fittings or other appurtenances and repair any damage to the roof caused by the installation or operation of Tenant’s Rooftop Equipment. Tenant shall not permit the installation, maintenance or operation of Tenant’s Rooftop Equipment to violate any Applicable Laws or constitute a nuisance. Tenant shall pay Landlord within thirty (30) days after demand (a) all applicable taxes, charges, fees or impositions imposed on Landlord by Governmental Authorities as the result of Tenant’s use of the Rooftop Installation Areas in excess of those for which Landlord would otherwise be responsible for the use or installation of Tenant’s Rooftop Equipment and (b) the amount of any increase in Landlord’s insurance premiums as a result of the installation of Tenant’s Rooftop Equipment. Upon Tenant’s written request to Landlord, Landlord shall use commercially reasonable efforts to cause other tenants to remedy any interference in the operation of Tenant’s Rooftop Equipment caused by any such tenants’ equipment installed after the applicable piece of Tenant’s Rooftop Equipment; provided, however, that Landlord shall not be required to request that such tenants waive their rights under their respective leases.

41.5. If Tenant’s Rooftop Equipment (a) causes physical damage to the structural integrity of the Building, (b) interferes with any telecommunications, mechanical or other systems located at or near or servicing the Building or the Project that were installed prior to the installation of Tenant’s Rooftop Equipment, (c) interferes with any other service provided to other tenants in the Building or the Project by rooftop or penthouse installations that were installed prior to the installation of Tenant’s Rooftop Equipment or (d) interferes with any other tenants’ business, in each case in excess of that permissible under Federal Communications Commission regulations, then Tenant shall cooperate with Landlord to determine the source of the damage or interference and promptly repair such damage and eliminate such interference, in each case at Tenant’s sole cost and expense, within ten (10) days after receipt of notice of such damage or interference (which notice may be oral; provided that Landlord also delivers to Tenant written notice of such damage or interference within twenty-four (24) hours after providing oral notice).

41.6. If Landlord determines that, after the Term Commencement Date, Tenant’s Rooftop Equipment is not in compliance with Applicable Laws, then Landlord shall have the right to cause Tenant, at Tenant’s cost and expense, to relocate Tenant’s Rooftop Equipment to comparably functional space on the roof or in the penthouse of the Building by giving Tenant prior written notice thereof. If Landlord elects to exercise such relocation right, Tenant may, at Tenant’s option, propose in writing to Landlord within thirty (30) days after receipt of such notice from Landlord, reasonable alternatives to the relocation of Tenant’s Rooftop Equipment that, if taken, would cause Tenant’s Rooftop Equipment to comply with Applicable Laws, such as, by way of example only, screening Tenant’s Rooftop Equipment (if not then screened) or adding additional screening (if then screened), taking other noise mitigation measures or making adjustments to Tenant’s Rooftop Equipment to reduce the noise emanating therefrom. If Landlord consents to the same, such consent not to be unreasonably withheld (except that with respect to any such mitigation measures that affect the appearance of the Building or the roof or base Building systems, such consent shall be at Landlord’s sole and absolute discretion), then Landlord shall permit Tenant, at Tenant’s cost and expense, to undertake such mitigation measures. If such mitigation measures cause Tenant’s Rooftop Equipment to be in compliance with Applicable Laws, then Landlord shall not exercise its relocation right under this Section 41.6. If, however, such mitigation measures do not cause Tenant’s Rooftop Equipment to be in compliance with Applicable Laws, or if Landlord does not approve such mitigation measures, or if Tenant does not propose any mitigation measures within the 30-day time period set forth above, then Tenant shall arrange for the relocation of Tenant’s Rooftop Equipment within sixty (60) days after receipt of Landlord’s notification of such relocation or within thirty (30) days after Landlord does not approve any proposed mitigation measures or promptly after Landlord has determined that such mitigation measures have not caused Tenant’s Rooftop Equipment to be in compliance with Applicable

Laws. In the event Tenant fails to arrange for relocation within the foregoing time periods, Landlord shall have the right to arrange for the relocation of Tenant’s Rooftop Equipment in a manner that does not unnecessarily interrupt or interfere with Tenant’s use of the Premises for the Permitted Use.

42. Option to Extend Term. Tenant shall have two options (“Options”) to extend the Term by five (5) years each as to the entire Premises, upon the following terms and conditions. Any extension of the Term pursuant to the Options shall be on all the same terms and conditions as this Lease, except as follows:

42.1. Base Rent at the commencement of each Option term shall equal to the then-current fair market value for comparable Class A office and laboratory space in the East Cambridge submarket of comparable age, quality, level of finish and proximity to amenities and public transit, and taking into account the location of the Building in the Cambridgeport sub-submarket (“FMV”), and shall be further increased on each annual anniversary of the Option term commencement date by three percent (3%). Tenant may, no more than thirteen (13) months prior to the date the Term is then scheduled to expire, request Landlord’s estimate of the FMV for the Option term. Landlord shall, within fifteen (15) days after receipt of such request, give Tenant a written proposal of such FMV. If Tenant gives written notice to exercise the Option, such notice shall specify whether Tenant accepts Landlord’s proposed estimate of FMV. If Tenant does not accept the FMV, then the parties shall endeavor to agree upon the FMV, taking into account all relevant factors, including (a) the size of the Premises, (b) the length of the Option term, (c) rent in comparable buildings in the relevant submarket, including concessions offered to new tenants, such as free rent, tenant improvement allowances and moving allowances, (d) Tenant’s creditworthiness, (e) the quality and location of the Building and the Project, (f) the location of the Building in the Cambridgeport sub-submarket and (g) the systems and improvements in the portion of the Premises that is not the Manfuacturing Area and the value of the Manufacturing Area as so-called “warm” laboratory space. In the event that the parties are unable to agree upon the FMV within thirty (30) days after Tenant notifies Landlord that Tenant is exercising the applicable Option, then either party may request that the same be determined as follows: a senior officer of a nationally recognized leasing brokerage firm with local knowledge of the East Cambridge and Cambridgeport laboratory/research and development leasing submarket (the “Baseball Arbitrator”) shall be selected and paid for jointly by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the local chapter of the Judicial Arbitration and Mediation Services or any successor organization thereto (the “JAMS”). The Baseball Arbitrator selected by the parties or designated by JAMS shall have at least ten (10) years’ experience in the leasing of laboratory/research and development space in the East Cambridge and Cambridgeport submarkets and (z) not have been employed or retained by either Landlord or Tenant or any affiliate of either for a period of at least ten (10) years prior to appointment pursuant hereto. Each of Landlord and Tenant shall submit to the Baseball Arbitrator and to the other party its determination of the FMV. The Baseball Arbitrator shall grant to Landlord and Tenant a hearing and the right to submit evidence. The Baseball Arbitrator shall determine which of the two (2) FMV determinations more closely represents the actual FMV. The arbitrator may not select any other FMV for the Premises other than one submitted by Landlord or Tenant. The FMV selected by the Baseball Arbitrator shall be binding upon Landlord and Tenant and shall serve as the basis for determination of Base Rent payable for the Option term. If, as of the commencement date of either Option term, the amount of Base Rent payable during such Option term shall not have been determined, then, pending such determination, Tenant shall pay Base Rent equal to the Base Rent payable with respect to the last year of the then-current Term. After the final determination of Base Rent payable for applicable Option term, the parties shall promptly execute a written amendment to this Lease specifying the amount of Base Rent to be paid during the applicable Option term. Any failure of the parties to execute such amendment shall not affect the validity of the FMV determined pursuant to this Section.

42.2. The Option is not assignable separate and apart from this Lease.

42.3. The Option is conditional upon Tenant giving Landlord written notice of its election to exercise the Option at least twelve (12) months prior to the end of the expiration of the then-current Term. Time shall be of the essence as to Tenant’s exercise of the applicable Option. Tenant assumes full responsibility for maintaining a record of the deadlines to exercise the Option. Tenant acknowledges that it would be inequitable to require Landlord to accept any exercise of the Option after the date provided for in this Section.

42.4. Notwithstanding anything contained in this Article to the contrary, Tenant shall not have the right to exercise the Option:

(a) During the time commencing from the date Landlord delivers to Tenant a written notice that Tenant is in default under any provisions of this Lease and continuing until Tenant has cured the specified default to Landlord’s reasonable satisfaction; or

(b) At any time after any Default as described in Article 31 of the Lease (provided, however, that, for purposes of this Section 42.4(b), Landlord shall not be required to provide Tenant with notice of such Default) and continuing until Tenant cures any such Default, if such Default is susceptible to being cured; or

(c) Tenant has subleased more than fifty percent (50%) of the Rentable Area of the Premises as of the exercise of the applicable Option or at the commencement of the applicable Option term (unless such sublease constituted a Business Transfer); or

(d) In the event that Tenant has defaulted in the performance of any monetary obligations or material non-monetary obligations under this Lease two (2) or more times during the twelve (12)-month period immediately prior to the date that Tenant intends to exercise the Option, whether or not Tenant has cured such defaults.

42.5. The period of time within which Tenant may exercise the Option shall not be extended or enlarged by reason of Tenant’s inability to exercise such Option because of the provisions of Section 42.4.

42.6. All of Tenant’s rights under the provisions of the Option shall terminate and be of no further force or effect, after Tenant’s due and timely exercise of the Option if, after such exercise, but prior to the commencement date of the new term, Tenant defaults in the performance of any monetary obligations or material non-monetary obligations under this Lease and Tenant has also defaulted in any monetary obligations or material nonmonetary obligations under this Lease one (1) or more times during the preceeding twelve (12)-month period.

43. Right of First Offer.

43.1. Subject to (a) the conditions set forth in this Article, (b) any other party’s pre-existing rights with respect to the Available ROFO Premises (as defined below), (c) Tenant, both as of the time of exercising the ROFO (as defined below) and as of the commencement of the term with respect to the Available ROFO Premises, (i) not being in default (A) of any non-monetary obligation under this Lease of which Landlord has delivered notice to Tenant or (B) of any monetary obligation under this Lease, (ii) not having assigned this Lease or sublet any portion of the Premises (except with respect to an Exempt Transfer) and (iii) occupying (as the original tenant under this Lease or a tenant pursuant to an Exempt Transfer under this Lease) seventy-five percent (75%) of the Premises, Tenant shall have a one-time right of first offer (“ROFO”) as to any rentable premises within the Building for which Landlord is seeking a tenant (the “Available ROFO Premises”). To the extent that Landlord renews or extends a then-existing lease with any then-existing tenant of any space in the Building under any extension or renewal rights in existence under any such lease as of the Execution Date, or enters into a new lease with such then-existing tenant for the same premises provided that the term for such new lease (including any extension or renewal terms) does not exceed the term (including any extension or renewal terms) under any existing lease for such tenant as of the Execution Date, the affected space shall not be deemed to be Available ROFO Premises. In the event Landlord intends to market Available ROFO Premises, Landlord shall provide written notice thereof to Tenant (the “Advice”). The Advice shall include the terms under which Landlord is prepared to lease the Available ROFO Premises to Tenant, including the base rent, , property management fee, Tenant’s improvement allowance, if any, any renewal term and all other material economic terms. Tenant may lease such Available ROFO Premises under such terms, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within fifteen (15) business days after the date of the Advice.

43.2. Terms for Offering Space.

(a) The term for the Available ROFO Premises shall commence upon the commencement date stated in the Advice and expire on the Term Expiration Date (as it may be extended pursuant to Section 42 above) and during such period, such Available ROFO Premises shall be considered a part of the Premises, provided that all of the terms and conditions of this Lease shall apply to the Available ROFO Premises except to the extent that they conflict with the Advice, in which case the Advice shall govern until the parties have entered into the Offering Amendment (as hereinafter defined).

(b) Tenant shall pay Base Rent and Operating Expenses for the Available ROFO Premises in accordance with the terms and conditions of the Advice.

(c). The Available ROFO Premises (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Available ROFO Premises or as of the date the term for such Available ROFO Premises commences, unless the Advice specifies any work to be performed by Landlord in the Available ROFO Premises, in which case Landlord shall perform such work in the Available ROFO Premises.

43.3. The rights of Tenant hereunder with respect to the Available ROFO Premises shall terminate on the earlier to occur of: (i) Tenant’s failure to exercise its ROFO within the fifteen (15) business day period provided in Section 43.1 above; and (ii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Section 43.1 above, and in the event such rights of Tenant terminate with respect to the Available ROFO Premises, Landlord shall have the right to consummate a lease of the Available ROFO Premises to any other tenant and Tenant’s ROFO shall be deemed waived for such space for the remainder of the Term of this Lease. Notwithstanding the immediately foregoing, if Tenant fails to exercise its ROFO as set forth above and if Landlord intends to lease the Available ROFO Premises to a third party that is not the existing occupant of such space at a Net Effective Rent (defined below) that is less than ninety-five percent (95%) of the Net Effective Rent that would be payable under the original Advice, then, prior to offering to lease such Available ROFO Premises to a third party, Landlord shall again give Tenant an Advice and Tenant shall have a ROFO with respect to such Available ROFO Premises, subject to, and in accordance with the provisions of this Article 43.

43.4. As used in this Article 43, the term “Net Effective Rent” shall mean the net present value (using the same discount factor in each case) of the aggregate consideration, determined on an average annual basis, payable to Landlord under the proposal at issue (i.e., either the Advice or the offer to another party, as the case may be), taking into account all fixed base rent, additional rent, free rent, construction or other allowances, the cost of any work performed in the Available ROFO Premises by Landlord at its expense, the length of lease term, and all other relevant economic terms, as the same may be modified by Landlord to account for the other tenant-party’s financial strength.

43.5. If Tenant exercises its ROFO, Landlord shall prepare an amendment (the “Offering Amendment”) adding the Available ROFO Premises to the Premises on the terms set forth in the Advice. A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offering Amendment to Landlord within fifteen (15) days thereafter, but an otherwise valid exercise of the ROFO shall be fully effective whether or not the Offering Amendment is executed.

43.6. Notwithstanding anything in this Article to the contrary, any exercise by Tenant of the ROFO during any period of time in which Tenant is not permitted to exercise the ROFO in accordance with Section 43.1 above shall be void and of no effect. In addition, Tenant shall not be entitled to exercise the ROFO if Tenant has defaulted in the performance of any monetary obligations or material non-monetary obligations under this Lease two (2) or more times during the twelve (12) month period prior to the date on which Tenant seeks to exercise the ROFO.

43.7. Notwithstanding anything in this Lease to the contrary, Tenant shall not assign or transfer the ROFO (other than as part of an Exempt Transfer), either separately or in conjunction with an assignment or transfer of Tenant’s interest in the Lease, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

43.8. If Tenant exercises the ROFO, Landlord does not guaranty that the Available ROFO Premises will be available on the anticipated commencement date for the Lease as to such Premises due to a holdover by the then-existing occupants of the Available ROFO Premises or for any other reason beyond Landlord’s reasonable control.

44. Bicycle Storage. For so long as Landlord provides bicycle storage to all of the tenants in the Building, Tenant shall be able to access and use bicycle storage at the Parking Garage, at no additional cost. Landlord shall have no liability to Tenant or its employees with respect to any loss or damage to any bicycles or other personal property or equipment in such bicycle storage area. Landlord agrees that, in addition to Landlord’s Work set forth on Exhibit B-2 attached hereto, the Landlord’s Work shall include the installation of covered bicycle storage in the Parking Garage to serve Tenant and other tenants and occupants of the Building and neighboring properties.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as a sealed Massachusetts instrument as of the date first above written.

LANDLORD:

BMR-SIDNEY RESEARCH CAMPUS LLC,

a Delaware limited liability company

By:	/s/ William Kane
Name:	William Kane
Title:	Senior Vice President, Boston Market Lead

TENANT:

SERES THERAPEUTICS, INC.,

a Delaware corporation

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Lease as a sealed Massachusetts instrument as of the date first above written.

LANDLORD:

BMR-SIDNEY RESEARCH CAMPUS LLC,

a Delaware limited liability company

By:
Name:
Title:

TENANT:

SERES THERAPEUTICS, INC.,

a Delaware corporation

By:	/s/ Roger Pomerantz
Name:	Roger Pomerantz
Title:	President, CEO, Chairman

EXHIBIT A

PREMISES

MECH
DOUBLE CROSS HATCH INDICATES AREA SHARED BY TENANTS 210 AND 220 ON A PRORATA BASIS
MECH
MECH
MECH

Legend

Tenant Premises

True North
PROJECT NORTH

11/10/2015 5:34:02 PM

BioMed Realty
Discover here.
prepared by ARROWSTREET

Premises Plan - Tenant 100 / 220 /410

200 Sidney Street | Lower Floor

Cambridge, Massachusetts

11 November 2015

CONTROL AREA 4
CHEM STG / WASTE STG
TENANT 100 / 220 / 410 STORAGE ALLOWANCE
(BOTH ROOMS COMBINED):
45.0% OF MAXIMUM ALLOWABLE QUANTITIES
CONTROL AREA 2
SHIPPING / RECIEVING A
(NO ALLOWANCE FOR TENANT 100 / 220 / 410)
VIVARIUM
ELEC
LOADING DOCK
CONTROL AREA 3
SHIPPING / RECIEVING B
TENANT 100 / 220 / 410 STORAGE ALLOWANCE:
100.0% OF MAXIMUM ALLOWABLE QUANTITIES
QUALITY CONTROL LAB
MANUFACTURING AREA
CONTROL AREA 1
BALANCE OF BUILDING
TENANT 100 / 220 / 410 ALLOWANCES FOR PERCENTAGE OF MAX. ALLOWABLE QUANTITIES PER 780 CMR FOR HAZARDOUS MATERIALS, BY FLOOR:
LOWER FLOOR: PROHIBITED
FIRST FLOOR: 28.1%
SECOND FLOOR: 10.1%
FOURTH FLOOR: 6.8%
Legend
Tenant Premises
True North
PROJECT NORTH

11/10/2015 5:34:05 PM

BioMed Realty
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prepared by ARROWSTREET

Premises Plan - Tenant 100 / 220 /410

200 Sidney Street | **First Floor**

Cambridge, Massachusetts

11 November 2015

REFER TO FIRST FLOOR PLAN FOR
CONTROL AREA INFORMATION.

Legend APPROXIMATE SCALE: 1" = 30'-0"

Tenant Premises

True North
PROJECT
NORTH

11/10/2015 5:34:06 PM

BioMed Realty
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prepared by ARROWSTREET

Premises Plan - Tenant 100 / 220 /410

200 Sidney Street

Cambridge, Massachusetts

Second Floor

11 November 2015

© Copyright Arrowstreet Inc.

REFER TO FIRST FLOOR PLAN FOR CONTROL AREA INFORMATION.

Legend

Tenant Premises

True North
PROJECT NORTH

11/10/2015 5:34:07 PM

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prepared by ARROWSTREET

Premises Plan - Tenant 100 / 220 /410

200 Sidney Street | **Third Floor**

Cambridge, Massachusetts

11 November 2015

MECHANICAL
BMS
AC-1
AC-2
TENANT MECHANICAL
SERVER
AC-3
ELEC
ELEC
STANDBY GENERATOR
MECHANICAL
COOLING TOWER
TENANT 100 / 220 / 410 ROOFTOP INSTALLATION AREA
NOT INCLUDED IN PREMISES
SHOWN FOR ROOFTOP COORDINATION ONLY

REFER TO FIRST FLOOR PLAN FOR CONTROL AREA INFORMATION.

Legend

Tenant Premises

True North
PROJECT NORTH

11/10/2015 5:34:09 PM

BioMed Realty
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prepared by ARROWSTREET

Premises Plan - Tenant 100 / 220 /410

200 Sidney Street | Fourth Floor

Cambridge, Massachusetts

11 November 2015

TENANT 100 / 220 / 410 ROOFTOP INSTALLATION AREAS
NOT INCLUDED IN PREMISES
SHOWN FOR ROOFTOP COORDINATION ONLY
TENANT 310/140
(FUTURE GENERATOR)
TENANT 210
(VARIOUS EQUIPMENT)
TENANT 340 / 110
(ANTENNA DISH)
TENANT 210
(VARIOUS EQUIPMENT)
TENANT 100 / 220 / 410 ROOFTOP INSTALLATION AREA
NOT INCLUDED IN PREMISES
SHOWN FOR ROOFTOP COORDINATION ONLY
TENANT 310/140
(EXHAUSTS)
TENANT 340
(CONDENSER UNIT)
TENANT 320
(CONDENSER UNIT)
TENANT 100 / 220 / 410 ROOFTOP INSTALLATION AREA
NOT INCLUDED IN PREMISES
SHOWN FOR ROOFTOP COORDINATION ONLY
Legend
Tenant Premises
True North
PROJECT NORTH

11/10/2015 5:34:12 PM

BioMed Realty
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Premises Plan - Tenant 100 / 220 /410

200 Sidney Street | **Roof Level**

Cambridge, Massachusetts | 11 November 2015

EXHIBIT A-1

LAB AND OFFICE ZONES

LAB or OFFICE
LAB
LAB SUPPORT
OFFICE
LAB SUPPORT
LAB or OFFICE
LAB
OFFICE
LOADING DOCK
LAB or OFFICE

ARROWSTREET // 200 SIDNEY STREET
FIRST FLOOR PROGRAM ZONING | 08 June 2015

OFFICE
LAB
LAB SUPPORT
LAB SUPPORT
OFFICE
LAB or OFFICE
LAB
LAB or OFFICE

ARROWSTREET // 200 SIDNEY STREET SECOND FLOOR PROGRAM ZONING 08 June 2015

LAB
OFFICE
LAB SUPPORT
OFFICE
LAB SUPPORT
LAB or OFFICE
LAB
LAB or OFFICE

ARROWSTREET // 200 SIDNEY STREET
THIRD FLOOR PROGRAM ZONING | | 08 June 2015

OFFICE

ARROWSTREET // 200 SIDNEY STREET

FOURTH FLOOR PROGRAM ZONING | 28 October 2015

EXHIBIT A-2

PHASING PLAN

BASEMENT FLOOR PLAN

VIVARIUM
QUALITY CONTROL LAB
MANUFACTURING AREA

FIRST FLOOR PLAN

RICHMOND

MA 01746
T 508.435.9700 F 508.435.9718

SERES PHASING PLANS

1A

1B

2

SERES THERAPEUTICS

MA

11, 2015

SECOND FLOOR PLAN

FOURTH FLOOR PLAN

RICHMOND

[illegible]
77 [illegible], MA 01748
T 508.435.9700 F 508.435.9718

SERES PHASING PLANS

P[illegible] 1A
P[illegible] 1B
P[illegible] 2

SERES THERAPEUTICS
200 [illegible]
C[illegible], MA
N[illegible] 11, 2015
N[illegible]

EXHIBIT B

WORK LETTER

This Work Letter (this “Work Letter”) is made and entered into as of the  11th  day of November, 2015, by and between BMR-SIDNEY RESEARCH CAMPUS LLC, a Delaware limited liability company (“Landlord”), and SERES THERAPEUTICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of that certain Lease dated as of November   11  , 2015 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”), by and between Landlord and Tenant for the Premises located at 200 Sidney Street, Cambridge, Massachusetts.  All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

1. General Requirements.

1.1. Authorized Representatives.

(a) Landlord designates, as Landlord’s authorized representative (“Landlord’s Authorized Representative”), (i) Edward McDonald as the person authorized to initial plans, drawings, approvals and to sign change orders pursuant to this Work Letter and (ii) an officer of Landlord as the person authorized to sign any amendments to this Work Letter or the Lease. Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by the appropriate Landlord’s Authorized Representative. Landlord may change either Landlord’s Authorized Representative upon one (1) business day’s prior written notice to Tenant.

(b) Tenant designates Candace B. Martin (“Tenant’s Authorized Representative”) as the person authorized to initial and sign all plans, drawings, change orders and approvals pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by Tenant’s Authorized Representative. Tenant may change Tenant’s Authorized Representative upon one (1) business day’s prior written notice to Landlord.

1.2. Schedule. The schedule for design and development of the Phase 1A Improvements and Phase 1B Improvements (collectively, the “Phase 1 Improvements”), including the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with the schedule prepared by Landlord and attached hereto as Exhibit B-4-a (the “Phase 1 Schedule”). The Phase 1 Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as otherwise provided in this Work Letter. The schedule for design and development of the Phase 2 Improvements, including the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with the schedule prepared by Landlord and attached hereto as Exhibit B-4-b (the “Phase 2 Schedule”). The Phase 2 Schedule is a preliminary schedule based upon the current design specified in the Draft Manufacturing Area Schematic Plans and is the schedule upon which the Estimated Phase 2 Delivery Date is based. The final Phase 2 Schedule, based upon finalizing the Manufacturing Area Approved Plans and Approved Manufacturing Area Budget (as both such terms are hereinafter defined) in accordance with the terms of this Work Letter, shall be prepared by Landlord. Once prepared by Landlord, changes to such final Phase 2 Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as otherwise provided in this Work Letter.

1.3. Landlord’s Architects, Contractors and Consultants. The architect, engineering consultants, design team, construction manager, general contractor and subcontractors responsible for the construction of the Tenant Improvements shall be selected by Landlord; provided, however, that Tenant shall have the right to reasonably approve the architect, MEP engineer, and construction manager. Landlord and Tenant hereby approve The Richmond Group (construction manager), Dineen Architects and Planners (architect), and AHA Engineering (MEP engineers).

1.4. Construction Meetings. Landlord, its general contractor and Tenant shall reasonably cooperate to schedule and conduct regular construction meetings (approximately once per week, except as otherwise agreed to by the parties) regarding the progress of the Tenant Improvements and Landlord’s Work. During such meetings, Landlord shall use commercially reasonable efforts to notify Tenant of any potential delays in construction. Tenant’s representative shall have the right to attend such meetings via conference call or other reasonably agreed means.

1.5. Tenant Improvements. All Tenant Improvements shall be performed by Landlord’s contractor, at Tenant’s sole cost and expense (subject to Landlord’s obligations with respect to the TI Allowance) and in substantial accordance with the Approved Plans (as defined below), the Lease and this Work Letter. To the extent that the total projected cost of the Tenant Improvements (as projected by Landlord) exceeds the TI Allowance (such excess, the “Excess TI Costs”), Tenant shall pay the costs of the Tenant Improvements on a pari passu basis with Landlord as such costs become due, in the proportion of Excess TI Costs payable by Tenant to the TI Allowance payable by Landlord. If the cost of the Tenant Improvements (as projected by Landlord) increases over Landlord’s initial projection, then Landlord may notify Tenant and Tenant shall pay any additional Excess TI Costs in the same way that Tenant pays such initial Excess TI Costs. If Tenant fails to pay, or is late in paying, any sum due to Landlord under this Work Letter, then Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including the right to interest and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same shall be considered Rent. All material and equipment furnished by Landlord or its contractors as the Tenant Improvements shall be new or “like new,” and the Tenant Improvements shall be performed in a first-class, workmanlike manner.

1.6. Landlord’s Work. Landlord shall perform Landlord’s Work at Landlord’s sole cost and expense, which cost will not be reimbursable from the TI Allowance. Any work to the Common Areas required by Applicable Laws as a result of Landlord’s Work shall be considered Landlord’s Work and shall be undertaken at Landlord’s sole cost and expense. Any work to the Common Areas required by Applicable Laws as a result of the Tenant Improvements shall be considered Tenant Improvements and shall be undertaken by Landlord and shall be paid for in accordance with Section 4.5 of the Lease and this Work Letter.

2. Plans for Tenant Improvements.

2.1. Plans for Lab/Office Improvements. Landlord shall prepare final plans and specifications for the Phase 1 Improvements and the Phase 2 Improvements (excluding the Manufacturing Area and the Quality Control Lab) (collectively, the “Lab/Office Improvements”) that are consistent with and are logical evolutions of the plans attached hereto as Exhibit B-1-a. As soon as such final plans and specifications for the Lab/Office Improvements (the “Lab/Office Construction Plans”) are completed, Landlord shall deliver the same to Tenant for Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. In a commercially reasonable manner after the execution of the Lease, Landlord shall consult with Tenant and Landlord shall finalize the Lab/Office Construction Plans. If the Lab/Office Construction Plans are disapproved by Tenant, then Tenant shall notify Landlord in writing of its reasonable objections to such Lab/Office Construction Plans, and the parties shall confer and negotiate in good faith to reach agreement on the Lab/Office Construction Plans. Promptly after the Lab/Office Construction Plans are finalized, two (2) copies of the Lab/Office Construction Plans shall be initialed and dated by Landlord and Tenant, and Landlord shall promptly submit such Lab/Office Construction Plans to all appropriate Governmental Authorities for approval. The Lab/Office Construction Plans so approved, and all change orders specifically permitted by this Work Letter, are referred to herein as the “Lab/Office Approved Plans.”

2.2. Plans for Manufacturing Area Improvements.

(a) Landlord has prepared schematics covering the Phase 2 Improvements applicable to the Manufacturing Area and the Quality Control Lab (collectively, the “Manufacturing Area Improvements”) in conformity with the applicable provisions of this Work Letter (the “Draft Manufacturing Area Schematic Plans”) which are attached hereto as Exhibit B-1-c. The Draft Manufacturing Area Schematic Plans contain sufficient information and detail to accurately describe the proposed design to Tenant. Tenant shall notify Landlord in writing within five (5) business days after receipt of the Draft Manufacturing Area Schematic Plans whether Tenant approves or objects to the Draft Manufacturing Area Schematic Plans and of the manner, if any, in which the Draft Manufacturing Area Schematic Plans are unacceptable. Tenant’s failure to respond within such five (5) business day period shall be deemed approval by Tenant. If Tenant reasonably objects to the Draft Manufacturing Area Schematic Plans, then Landlord shall revise the Draft Manufacturing Area Schematic Plans and cause Tenant’s objections to be remedied in the revised Draft Manufacturing Area Schematic Plans. Landlord shall then resubmit the revised Draft Manufacturing Area Schematic Plans to Tenant for approval, such approval not to be unreasonably withheld, conditioned or delayed. Tenant’s approval of or objection to revised Draft Manufacturing Area Schematic Plans and Landlord’s correction of the same shall be in accordance with this Section until Tenant has approved the Draft Manufacturing Area Schematic Plans in writing or been deemed to have approved them. The iteration of the Draft Manufacturing Area Schematic Plans that is approved or deemed approved by Tenant without objection shall be referred to herein as the “Approved Manufacturing Area Schematic Plans.” For each day after the Execution Date that Tenant has not finally approved the Draft Manufacturing Schematic Plans in writing, and notwithstanding anything in this Lease or Work Letter to the contrary, then in addition to any additional delays in Substantial Completion of the Phase 2 Improvements caused by Tenant, it shall be a day-for-day delay by Tenant of the Estimated Phase 2 Delivery Date (i.e., the date Substantial Completion of the Phase 2 Improvements would have occurred but for such delay by Tenant).

(b) Landlord shall prepare final plans and specifications for the Manufacturing Area Improvements that (a) are consistent with and are logical evolutions of the Approved Manufacturing Area Schematic Plans and (b) incorporate any other Tenant-requested (and Landlord-approved) Changes (as defined below). As soon as such final plans and specifications for the Manufacturing Area Improvements (the “Manufacturing Area Construction Plans”) are completed, Landlord shall deliver the same to Tenant for Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. If the Manufacturing Area Construction Plans are disapproved by Tenant, then Tenant shall notify Landlord in writing of its reasonable objections to such Manufacturing Area Construction Plans, and the parties shall confer and negotiate in good faith to reach agreement on the Manufacturing Area Construction Plans. Promptly after the Manufacturing Area Construction Plans are finalized, two (2) copies of the Manufacturing Area Construction Plans shall be initialed and dated by Landlord and Tenant, and Landlord shall promptly submit such Manufacturing Area Construction Plans to all appropriate Governmental Authorities for approval. The Manufacturing Area Construction Plans so approved, and all change orders specifically permitted by this Work Letter, are referred to herein as the “Manufacturing Area Approved Plans”. As used in this Work Letter, the term “Approved Plans” shall mean either the Lab/Office Approved Plans or the Manufacturing Area Approved Plans, as the context requires.

2.3. Notwithstanding anything in the Lease or this Work Letter to the contrary, Landlord shall only be responsible for constructing the Tenant Improvements in accordance with the Approved Plans and shall not in any way be responsible for ensuring that the Tenant Improvements satisfy the requirements of Governmental Authorities (including, without limitation, the Food and Drug Administration) regarding use of the Premises or any portion thereof as a “clean room” in accordance with good manufacturing practices or for obtaining validation or licensing from any such Governmental Authorities, the responsibility for which shall be borne exclusively by Tenant.

2.4. Changes to Plans. Any changes to the Lab/Office Construction Plans, the Lab/Office Approved Plans, the Basis of Design, the URS, the Draft Manufacturing Area Schematic Plans, the Approved Manufacturing Area Schematic Plans, the Manufacturing Area Construction Plans or the Manufacturing Area Approved Plans (each, a “Plan”) by Tenant (each, a “Tenant Change”), and any changes to the Approved Plans by Landlord (each, a “Landlord Change”), shall be requested and instituted in accordance with the provisions of this Article 2 and shall be subject to the written approval of the non-requesting party in accordance with this Work Letter. For purposes of clarity, any modification or change to the Basis of Design, the URS, the Draft Manufacturing Area Schematic Plans, the Approved Manufacturing Area Schematic Plans or the Manufacturing Area Construction Plans initiated or requested by Landlord is expressly not a Landlord Change and is not subject to this Section 2.4, and further, in connection with any such modifications or changes, Landlord, in its reasonable discretion, may extend the Estimated Phase 2 Delivery Date without liability to Tenant. For purposes of Section 2.4(a) below, the term “Change” shall mean either a Tenant Change or Landlord Change depending upon the party requesting the Change.

(a) Change Request. Either Landlord or Tenant may request Changes by notifying the other party thereof in writing in substantially the same form as the AIA standard change order form (or, with respect to Tenant Changes to Plans that are not Approved Plans, in any other form as Landlord may reasonably accept) (a “Change Request”), which Change Request shall detail the nature and extent of any requested Changes, including (a) the Change, (b) the party required to perform the Change and (c) any modification of the applicable Plan necessitated by the Change. The party requesting the Change shall be solely responsible for the cost and expense of any necessary revisions to the applicable Plan and any increases in the cost of the Tenant Improvements as a result of such Change. If the requesting party is the Tenant, and if the Change results in a delay of the Substantial Completion of either the Phase 1 Improvements or the Phase 2 Improvements after the Estimated Term Commencement Date, the Estimated Phase 1B Delivery Date or the Estimated Phase 2 Delivery Date, as the case may be, and as determined by Landlord, then, in accordance with Section 4.3 of the Lease, the Term Commencement Date (with respect to Phase 1A), or the date of Substantial Completion of the Phase 1B Improvements or the date of Substantial Completion of the Phase 2 Improvements, as the case may be, shall be the date that such dates would have occurred but for such delay, and Landlord shall have no obligation to perform overtime work or take any other extraordinary measures in order reduce or otherwise mitigate such delay. Change Requests shall be signed by the requesting party’s Authorized Representative.

(b) If any Change requested by Tenant increases the cost of the Tenant Improvements in excess of the costs reflected on the Approved Lab/Office Budget or Approved Manufacturing Area Budget (as both terms are hereinafter defined), then Tenant may apply any remaining TI Allowance to pay the cost of such Change, but Tenant shall not have the right (and Landlord shall not be obligated) to apply any of the Additional Amount to pay the cost of such Change. Change Requests shall be signed by the requesting party’s Authorized Representative.

(c) Approval of Changes. All Change Requests shall be subject to the other party’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The non-requesting party shall have five (5) business days after receipt of a Change Request to notify the requesting party in writing of the non-requesting party’s decision either to approve or object to the Change Request. The non-requesting party’s failure to respond within such five (5) business day period shall be deemed approval by the non-requesting party.

3. Requests for Consent. Except as otherwise provided in this Work Letter, Tenant shall respond to all requests for consents, approvals or directions made by Landlord pursuant to this Work Letter within five (5) days following Tenant’s receipt of such request. Tenant’s failure to respond within such five (5) day period shall be deemed approval by Tenant.

4. TI Allowance.

4.1. Application of TI Allowance. If the entire TI Allowance is not applied toward or reserved for the costs of the Tenant Improvements, then Tenant shall not be entitled to a credit of such unused portion of the TI Allowance. If the entire Excess TI Costs advanced by Tenant to Landlord are not applied toward the costs of the Tenant Improvements, then Landlord shall promptly return such excess to Tenant following completion of the Tenant Improvements.

5. Approval of Budgets for the Tenant Improvements.

5.1. Landlord and Tenant agree that the project budget for the Lab/Office Improvements attached hereto as Exhibit B-3-a, which budget shall include a fee for Landlord’s role in managing and reviewing the Tenant Improvements (the “Approved Lab/Office Budget”), depicts the parties’ understanding of the estimated cost to complete the Lab/Office Improvements.

5.2. Landlord and Tenant agree that the project budget with respect to the Manufacturing Area Improvements attached hereto as Exhibit B-3-b (the “Preliminary Manufacturing Area Budget”) is a preliminary budget for the estimated cost of the Manufacturing Area Improvements based on the Basis of Design and URS, which such Basis of Design and URS shall be superseded by the Manufacturing Area Approved Plans. Upon the parties’ agreement of the Manufacturing Area Approved Plans, the Preliminary Manufacturing Area Budget will be revised accordingly, and upon the parties’ written agreement thereof, such revised Preliminary Budget shall be the final approved budget (the “Approved Manufacturing Area Budget”) for the cost of the Manufacturing Area Improvements. Notwithstanding anything to the contrary set forth elsewhere in this Work Letter or the Lease, Landlord shall not have any obligation to expend any portion of the TI Allowance until Landlord and Tenant shall have approved in writing the Approved Manufacturing Area Budget.

6. Miscellaneous.

6.1. Incorporation of Lease Provisions. Sections 40.6 through 40.19 of the Lease are incorporated into this Work Letter by reference, and shall apply to this Work Letter in the same way that they apply to the Lease.

6.2. General. Except as otherwise set forth in the Lease or this Work Letter, this Work Letter shall not apply to improvements performed in any additional premises added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise; or to any portion of the Premises or any additions to the Premises in the event of a renewal or extension of the original Term, whether by any options under the Lease or otherwise, unless the Lease or any amendment or supplement to the Lease expressly provides that such additional premises are to be delivered to Tenant in the same condition as the initial Premises.

6.3. Punch list. Within ten (10) days after the date of Substantial Completion of the Tenant Improvements, Landlord's Authorized Representative and Tenant's Authorized Representative shall inspect the Premises and identify “punch list” items of the Tenant Improvements (i.e., minor defects or conditions in the Tenant Improvements that do not materially and adversely interfere with Tenant's use and occupancy of the Premises for the permitted use set forth in the Lease) and jointly prepare a written list of such "punch list" items. Landlord shall use commercially reasonable efforts to complete all "punch list" items within thirty (30) days after such inspection, subject to Force Majeure or any delay caused by the action or omission of Tenant, its employees, contractors or representatives.

6.4. Warranties. To the extent assignable, Landlord will assign all warranties obtained by Landlord in connection with the Tenant Improvements, including, without limitation, any equipment for the Premises installed by Landlord; provided, however, that, notwithstanding any such assignment, Landlord shall also retain the right to enforce such warranties against the applicable contractor, at Landlord’s sole option, and further provided that if any such warranties are not assignable, then Landlord, upon written notice from Tenant, shall use commercially reasonable efforts to enforce such non-assignable warranties. With respect to those warranties that have been assigned to Tenant, upon Tenant’s written request of Landlord and at Tenant’s sole cost and expense, Landlord shall reasonably cooperate with Tenant in enforcing such warranties; provided, however, that Landlord shall no have obligations under this sentence in connection with any litigation between Tenant and the provider of such warranty.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter as a sealed Massachusetts instrument to be effective on the date first above written.

LANDLORD:

BMR-SIDNEY RESEARCH CAMPUS LLC,

a Delaware limited liability company

By:	/s/ William Kane
Name:	William Kane
Title:	Senior Vice President, Boston Market Lead

TENANT:

SERES THERAPEUTICS, INC.,

a Delaware corporation

By:
Name:
Title:

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter as a sealed Massachusetts instrument to be effective on the date first above written.

LANDLORD:

BMR-SIDNEY RESEARCH CAMPUS LLC,

a Delaware limited liability company

By:
Name:
Title:

TENANT:

SERES THERAPEUTICS, INC.,

a Delaware corporation

By:	/s/ Roger Pomerantz
Name:	Roger Pomerantz
Title:	President, CEO, Chairman

EXHIBIT B-1-a

TENANT IMPROVEMENT PLANS FOR LAB/OFFICE IMPROVEMENTS

[SEE ATTACHED]

ARCHITECTURAL BASIS OF DESIGN

Seres Therapeutics

200 Sidney Street

Cambridge, Massachusetts

R.E. Dinneen Architects & Planners, Inc.

22 October 2015

SECTION 1 –	Office Areas Floors 1, 2 & 4
SECTION 2 –	Research Laboratories Floors 1 & 2
SECTION 3 –	Tissue Culture Suite Floor 2
SECTION 4 –	Animal Care Facility (Phase 2) Floor 1
SECTION 5 –	Pilot Lab (Phase 2) Floor 1
SECTION 6 –	Lab Support Spaces
SECTION 7 –	Basement Storage Areas

Seres Therapeutics 200 Sidney Street, Cambridge	Architectural Basis Of Design REDAP Project No.15176.11

SECTION 1:	Office Areas
Reception Areas, Open Office Areas, Executive Offices, Private and Shared Offices, Conference Rooms, Telephone Rooms, Break Room, Coffee Bars, and Copy Areas.
FUNCTION:	Office Space.
ARCHITECTURAL:
Flooring:

Carpet tile for direct-glue installation; installed budget at $40.00 SY at 4th floor only; installed budget at $35.00 SY at the balance of the spaces. Porcelain tile, by Landlord, at 4th Floor Elevator Lobby.

Solid Vinyl Wood Plank at Break Room and Coffee Bars.
Wall Base to be 4” high straight at carpet areas, cove at vinyl plank.
Wall Finish:	Tenant Standard eggshell finish, latex paint – Benjamin Moore base wall paint plus 6 accent colors.
Ceiling Height/Finish:

9’-6” AFF @ Floors 1 & 2; 8’-6” @ Floor 4 (coordinate with existing mechanicals); 2’x2’ tegular acoustical tile (white) Armstrong ‘Ultima’ 1912 with 1/8” reveal Silhouette 9/16” Slot-bolt grid (white or clear anodized); GWB ceiling soffits with smooth finish on metal stud system at various heights.

Door/Frame/Hardware:	Glass entrance doors and sidelights shall match building standard: 7’-8” high frameless glass, full height sidelights, and single glass door hardware, with mag locks and motion sensor release.

Fourth floor Seminar Room and Board Room shall be 7’-0” high tempered glass doors with 18” transom, recessed closer, pivot hinges and 8’-6” frameless glass sidelites. Break Room doors shall be 7’-0” high tempered glass doors with 18” transom, and Dorma sliding door hardware, with 8’-6” frameless glass sidelites.

Add Alternate: DIRTT aluminum framed glazing system, 8’-6” tall, with 36” acoustically sealed swing doors at the Seminar and Board Rooms and acoustically sealed sliding doors at the Break Room.

All Small Conference Room, Private and Shared Office and Telephone Room doors shall be 8’-0” solid core wood with hickory stained oak veneer, full-glass lite and hollow metal frames. Butt-glazed sidelites at Medium (and above) Conference Rooms and Executive offices.

Film Allowance Required for full height glazing sidelites and glass doors.
Millwork:	Fourth Floor Elevator Lobby reception workstation shall be solid surface counter and wood veneer plywood, and stainless steel column enclosure
Copy Room cabinets to be premium plastic laminate base and wall units with laminate countertop.

Seres Therapeutics 200 Sidney Street, Cambridge	Architectural Basis Of Design REDAP Project No.15176.11

Coffee Bar cabinets to be premium plastic laminate base and wall units with 26” tall plastic laminate backsplash; Break Room cabinets to be premium plastic laminate base and wall units with solid surface countertops and glass tile backsplash.

Equipment:	Operable partition by Hufcor with marker board and end glass panels. STC panel rating shall be 50; glass rating shall be 45.
4’ x 6’ glass marker boards at Conference Rooms; (2) 4 x 4 glass marker boards at Board Room; 4 x 4 Porcelain enamel steel marker boards at Private Offices

Tenant furnished / contractor installed appliances: two (2) french door refrigerators, two (2) built-in microwave ovens and dishwasher at Break Room; one (1) french door refrigerator and one (1) built-in microwave at Coffee Bars.

Flat screen TVs (in Boardroom, Seminar Room and Medium Conference Rooms, and A/V components shall be by Tenant.
Window Treatment:

Building Standard window treatment, consisting of horizontal mini-blinds, are to be installed at all perimeter windows. Supplemental window treatment for room darkening or aesthetic value are to be provided by Tenant for installation by contractor.

Seres Therapeutics 200 Sidney Street, Cambridge	Architectural Basis Of Design REDAP Project No.15176.11

SECTION 2	Research Laboratories
R & D Lab, Bioprocessing-Fermentation Lab, Pathogen Lab, Molecular Technologies Suites, and Bioprocessing Formulations.
FUNCTION:	General laboratory environment.
ARCHITECTURAL:
Flooring:	Vinyl Composition Tile (VCT) shall be Mannington Commercial “Progressions”, in a 4-color pattern; with 4” coved Wall Base.
Wall Finish:	Tenant Standard eggshell finish, latex paint – Benjamin Moore base wall paint plus 1 accent color.
Ceiling Height/Finish:	9’-6” AFF (coordinate with existing mechanicals); 2’-0” x 4’-0” x 3/4” mineral fiber, square edged, Armstrong Ultima 1913; and 15/16” Armstrong Prelude XL.
Door/Frame/Hardware:	Doors – painted metal; building standard paint grade doors at common corridor:
3’-0” x 7’-0” no-lite (Scope Rooms); 3’-0” x 7’-0”, half-lite (2nd Floor Shared Equipment, & secondary doors at Molecular Technology Suite and Tissue Culture Suite);
Pair Doors: 3’-0” x 7’-0” & 1’-0” x 7’-0”, no lite (all common corridor Lab doors);
Pair Doors: 3’-0” x 7’-0” & 1’-0” x 7’-0”, half-lite in active leaf (balance of Lab doors).
Frames – Hollow metal, alkyd enamel paint finish.

Hardware – Sargent 10 Line Cylindrical Lockset, B Lever Design with L Rose Design, both in finish 626 “satin chromium plated”; Hinge – Stanley standard weight ball bearing FBB179 ANSI A8112, 4-1/2” x 4-1/2” steel; Floor/Wall stop – Rockwood in satin 441/406-8 chrome finish. Closers, flush bolts, armor plate, silencers.

Casework:	Fixed Casework at all sink units: metal case with metal cabinet/drawer fronts and 1” epoxy tops; metal utility chase with removable panel.

Modular Table Benches shall be painted, welded steel frame, with tubular steel uprights supporting phenolic re-agent shelving and electrical plug strip, suspended metal cabinet or drawer units (1 p/table, 50% distribution), and 1” thick epoxy top.

Wall shelving shall be phenolic on painted metal brackets and standards.
EQUIPMENT:
Lab equipment, floor and bench mounted, per Equipment Matrix, by Tenant;
Two existing fume hoods shall be repaired, electrostatically painted, and re-used on Floor 1. One existing fume hood shall be repaired, electrostatically painted, and relocated on Floor 2.

Seres Therapeutics 200 Sidney Street, Cambridge	Architectural Basis Of Design REDAP Project No.15176.11

SECTION 3	Tissue Culture Suite
Immunology Lab, Tissue Culture 1, Tissue Culture 2, Equipment Room
FUNCTION:	Tissue Culture laboratory environment.
ARCHITECTURAL:
Flooring:	Sheet vinyl flooring, welded seams, with integral flash cove base.
Wall Finish:	Tenant Standard eggshell finish, latex paint – Benjamin Moore base wall paint.
Ceiling Height/Finish:	Tenant Standard: 9’-6” AFF; 2’-0” x 4’-0” x 1/2” USG “ClimaPlus” vinyl faced sheetrock, square edged tile (white), and USG Donn DXLA 15/16” aluminum capped exposed tee grid system (white).
Door/Frame/Hardware:	See previous.
Casework:	See previous.
EQUIPMENT:	Emergency Eyewash/Shower units, per plan.
Lab equipment, floor and bench mounted per equipment matrix, by Tenant.

Seres Therapeutics 200 Sidney Street, Cambridge	Architectural Basis Of Design REDAP Project No.15176.11

SECTION 4	Animal Care Facility

Seres Therapeutics 200 Sidney Street, Cambridge	Architectural Basis Of Design REDAP Project No.15176.11

SECTION 5	Pilot Plant

Seres Therapeutics 200 Sidney Street, Cambridge	Architectural Basis Of Design REDAP Project No.15176.11

SECTION 6		Lab Support Spaces
Glass Wash Room, Cryo Storage Service Corridors, Janitor’s Closets, and Receiving Area (including Offices, Sampling, Shipping Prep, and Caged Storage Areas).
ARCHITECTURAL:
Flooring:		VCT Composition Tile (VCT) shall be Mannington Commercial “Progressions”, in a 4-color pattern with 4” coved Wall Base.
Epoxy Dur-A-Quartz flooring, abrasion resistant, with integral flash cove base at Glass Wash.
Wall Finish:		Tenant Standard eggshell finish, latex paint – Benjamin Moore base wall paint.
Acrylic epoxy paint on moisture and mildew resistant, insulated GWB construction. Perimeter demising walls to have moisture barrier.
Ceiling Height/Finish:		9’-6” AFF; 2’-0” x 4’-0” x 3/4” mineral fiber, square edged, Armstrong Ultima 1913; and 15/16” Armstrong Prelude XL; insert TC ceiling at Glass Wash.
Door/Frame/Hardware:		Doors – solid core wood with clear finish, maple face veneers;
3’0” x 7’-0”, no lite at Janitor’s closets;
3’-0” x 7’-0”, with half-lite at Offices;
	Pair Doors –	3’-0” x 7’-0” and 1’-0” x 7’-0” no lite, at common corridor;
3’-0” x 7’-0” and 1’-0” x 7’-0” with half-lite at Sampling, Shipping Prep and Glass Wash.
Caging with 4’-0” sliding doors at Quarantine, Reject Material and General Storage.
Frames – Hollow metal, alkyd enamel paint finish.

Hardware – Sargent 10 Line Cylindrical Lockset, B Lever Design with L Rose Design, both in finish 626 “satin chromium plated”; Hinge – Stanley standard weight ball bearing FBB179 ANSI A8112, 4-1/2” x 4-1/2” steel; Floor/Wall stop – Rockwood in satin 441/406-8 chrome finish. Closers, flush bolts, armor plate, silencers.

Casework:

Stainless steel sink assembly at Glass Wash, Type 304; 1 5/8” diameter; tube legs with bullet leveling feet; 1” diameter support bars at rear and sides; 24” x 18” integral sink with marine edge; 6” integral backsplash.

Modular Tables at Receiving/Shipping, per previous.
EQUIPMENT:		Two (2) Steam Autoclaves, Full Height Glass Wash and undercounter Glass Wash at Glass Wash Room.

Seres Therapeutics 200 Sidney Street, Cambridge	Architectural Basis Of Design REDAP Project No.15176.11

SECTION 7	Basement Storage Areas
ARCHITECTURAL:
Flooring:	N/A
Wall Finish:	Caging System: varied heights due to existing pipe, conduit and beam obstructions.
Ceiling Height/Finish:	N/A
Door/Frame/Hardware:	Caging with 4’-0” sliding doors at Quarantine, Reject Material and General Storage.
EQUIPMENT:	Power and Data Drops in support of Server Racks (by Tenant), refrigerator, freezers and mechanical equipment.

200 Sidney Street Cambridge MA	Basis of Design October 14, 2015

Seres Therapeutics

Tenant Improvement

200 Sidney Street

Cambridge, MA

Office/Lab/ACF

Basis of Design

Draft 10.08.2015

October 14, 2015

Prepared By:

Lexington, MA | Cambridge, MA | Atlanta, GA | Washington, DC

24 Hartwell Avenue, Third Floor | Lexington, MA 02421

781-372-3000

AHA Consulting Engineers, Inc.

200 Sidney Street Cambridge MA	Basis of Design October 14, 2015

Based on 8th Edition, Massachusetts Building Code

Fire Protection

The building is provided with an existing automatic wet-pipe sprinkler protection and automatic wet standpipes in accordance with 780CMR, and NFPA 13.  An existing fire pump serves the standpipe and sprinkler systems for the building.

The system design shall include the tenant area coverage shall have concealed sprinkler heads.

Fire Protection design shall be based upon the following NFPA 13 criteria:

Procedure Rooms and Holding Rooms (without fume hoods), hallways, holding, gowning and cage prep: Light Hazard

Procedure rooms and Holding Rooms (with fume hoods), storage rooms, and receiving rooms:   Ordinary Hazard Group 1

Automatic sprinkler systems in areas of Light Hazard Occupancy are designed with a minimum design density of .10 GPM per square foot over the hydraulically most remote 1500 square feet.  Maximum protection area per sprinkler head shall be 225 square feet for upright and pendent sprinkler heads.  Hose allowance shall be 100 GPM.

Automatic sprinkler systems in areas of Ordinary Hazard Group I Occupancy are designed with a minimum design density of .15 GPM per square foot over the hydraulically most remote 1500 square feet.  Maximum protection area per sprinkler head shall be 130 square feet for upright and pendent sprinkler heads. Hose allowance shall be 250 GPM.

No specialty fire suppression systems are provided

Plumbing

RO, potable and non-potable water (hot & cold, vacuum, compressed air, and tempered water systems shall be provided by the base building. Tenant shall connect to existing distribution without tenant space and re-route distribution piping to suit new lab areas, lab benches, hoods and ceiling panels per the equipment matrix.

The existing dual stage pH neutralization system shall be as currently provided by the base building with existing risers. Tenant shall route new distribution piping to existing risers and connect with a sample testing trap configuration prior to connection to risers.

Tenant shall be responsible for specialty gas systems (N2, CO2, etc) with distribution piping routed to locations indicated in the equipment matrix. Specialty gas vendor shall provide tanks. Manifolds will part of the distribution system.

AHA Consulting Engineers, Inc.

200 Sidney Street Cambridge MA	Basis of Design October 14, 2015

Office area kitchenette will have domestic cold water, waste and vent connected to existing building services.  Hot water will be generated by a point of use heater below the sink or above ceiling depending on whether a dishwasher is provided in space.

Non-potable hot water is generated by base building duplex gas fired water heaters located in the penthouse mechanical room and shall serve all laboratory sinks and equipment throughout the tenant space.

Floor drains shall be provided at all new equipment requiring drains such as ice makers, glass washers, autoclaves, steam generators, etc.

RO shall be piped to the humidification units serving the ACF Area. All new RO piping shall be installed in a continuous loop, with no dead legs. Piping shall match existing polypropylene material, shall be joined utilizing socket weld joints, and shall be continuously supported to ensure no trapped sections of piping. All piping shall be installed with a positive pitch to allow all section to drain back to risers or sink outlets.

ACF sinks in the receiving and gowning rooms shall be piped to the building sanitary drainage & vent system, sinks in procedure room’s connection to the lab waste/vent system with a sampling port.

Cage wash and autoclave equipment shall have self-contained electric steam generators with cool down tanks. A separate cold water connection with connected temperature sensor in the floor drain trap shall be provided to protect against cool down system failure, and to prevent the discharge of water in excess of 140 degrees F into the plumbing drainage system in accordance with the MA State Plumbing Code.

HVAC

Equipment from the base building is sized to adequately maintain a cooling temperature within the Tenant areas of an inside condition of 75ºF, dry bulb at 50% relative humidity; with outside condition of 91ºF dry bulb and 74ºF wet bulb during summer and 72ºF dry bulb inside at zero degree dry bulb outside during the winter.

The allowance for occupancy density for air conditioning design is one (1) person for 400 square feet of lab and one (1) person for 200 square feet of office.

Air flow from the base building system for the lab area is a variable air volume system with supply and exhaust air capacity at a rate of 2 CFM/SF.

Air flow from the base building system for the office area is a variable air volume, with a plenum return system with a capacity of 1.25 CFM/SF.

Hot water shall be piped to all variable air volume units from the base building distribution system.

Variable air terminal unit shall serve the IT/Data Room.

AHA Consulting Engineers, Inc.

200 Sidney Street Cambridge MA	Basis of Design October 14, 2015

The main server room will have a split system air conditioning unit on generator power to operate under normal and generator conditions. The air cooled condensing unit will be located toward the loading dock area.

Existing cold rooms shall be storage only, and will not require any additional ventilation.

BSC’s which are 60% exhausted will be ducted into the general exhaust system thru a constant flow terminal unit. BSC’s which are 100% exhausted will ducted to the general exhaust system thru a booster fan and constant flow terminal unit. The BSC’s which are 100% exhausted will be combined where possible on a single booster fan.

Six foot fume hoods shall be constant type rated at 100 FPM face velocity at 18 inch sash height opening (785 CFM/hood).

ACF Area shall be designated for 72°± 2° dry bulb, 40% (winter) to 55% (summer) RH range in the holding rooms and 72°± 2° dry bulb, 25% (winter) to 55% (summer) RH in the remaining rooms. Constant flow terminal units shall be connected to the base building supply air system with an independent tenant exhaust air system with dual fans. Each fan will be rated for 55% capacity of the total system, with both fans operating during normal and generator power conditions.

•	Procedure rooms with and without hoods shall have a minimum of 10 air changes per hour.
•	Holding rooms with and without hoods shall a minimum of 15 air changes per hour.
•	All other rooms and corridors will be balanced to maintain pressure relationships per air flow diagram.

A 5 ton split system air conditioning unit with 20 KW electric heating coil shall be cross connected into the ACF Area ductwork distribution system with dampers to provide stand – by conditions for the holding rooms only. Air handling unit shall be located in the basement and connected to an intake plenum with refrigerant piping connecting the air cooled condensing unit located on grade. The heating and cooling functions will not operate at the same time and will be control by the average temperature in the holding rooms.

Primary electric in line humidifier shall be installed to serve the entire ACF. Humidifiers shall be stainless steel and served from the RO system. Primary humidifier shall be controlled from a common exhaust duct from the ACF. Secondary humidifiers shall be install to serve each holding room and controlled from wall mounted humidistats. Humidifiers are not operational during normal power outage.

Conference room shall be on independent zones. Open offices and closed offices shall be grouped in areas per the HVAC zoning plan.

AHA Consulting Engineers, Inc.

200 Sidney Street Cambridge MA	Basis of Design October 14, 2015

Automatic Temperature Control system shall be an extension of the base building system. The following requirements shall be incorporated into the control of Seres Therapeutics systems for proper operation and energy savings:

•	Under normal power all air and water valves shall modulate to maintain set point temperature.
•	In occupied mode the lab and office air valves shall modulate between maximum and minimum set points.
•	In un-occupied mode, the lab valve will reset minimum to 4 air changes and the office air valves will close. Terminal units shall cycle to maintain night set back temperatures.
•	The ACF control will not change under any condition.
•

On generator power all supply and exhaust air valves in the office and lab shall fail closed, except the fume hood air valves which shall remain operational. In the ACF the supply valve shall fail closed, the exhaust valve shall remain operational, and the cross over dampers shall switch operation to allow for the backup system/sequence to function, serving the one holding room.

Electrical

Lighting Requirements:

In general, lighting will be provided in all spaces. New fixtures will be as proposed by the architect and lighting designer as required to meet space lighting requirements as proposed below.

•	Office Areas: 30-40 foot candles.
•	Laboratory Areas: 60-75 foot candles.
•	Lab Support Areas: 50 foot candles.

Lighting controls will be provided in all spaces as required to meet the current energy code.

•

Open office areas controlled via occupancy sensors with separate controls for lighting in daylight zones, (as defined as 15’ from exterior glazing) manual override switch stations and light reduction controls.

•	Enclosed office controlled via local occupancy sensors with integral or separate manual on override switch stations.

AHA Consulting Engineers, Inc.

200 Sidney Street Cambridge MA	Basis of Design October 14, 2015

•

Laboratory areas controlled via programmable microprocessor based lighting control system with separate controls for lighting in daylight zones, (as defined as 15’ from exterior glazing) manual override switch stations and light reduction controls.

Power Requirements:

In general, power will be provided as required to meet the program requirements and as dictated by the equipment and utility matrix and associated equipment cut information.

Office Areas:

•

Provide duplex receptacles and a single tele/data outlet per enclosed office. Open office furniture shall be fed from a multi-wire, 4-circuit feed. Conference and multipurpose areas will have additional power for equipment and in floor locations as required by owner’s telecommunications and audio/video programming.

Laboratory Areas:

•

Bench/Casework; provide surface raceway with 20-ampere, 120-volt duplex receptacles mounted 18 inches on center to match existing equipment. Two (2) 20 Amp circuits per bench. Fume Hoods provide (2) dedicated 20 ampere, 120 volt circuits. Where shown on plans, overhead ceiling utility panels will provide power to free standing equipment and bench areas. Provide tel/data and alarm point box/raceway as required by equipment matrix.

Lab Support Areas:

•	Provide dedicated duplex receptacles along perimeter walls and 208-volt receptacles as required by equipment matrix. Provide tel/data box/raceway per equipment matrix.

Other requirements:

•	Security System – new power locations as required by security system component layouts. (Security system by owner)
•	Telephone/Data rooms – new power locations as required by system component layouts. (Tel/Data system by owner)

Power check metering:

•	Electronic check metering equipment furnished by tenant to monitor tenant power usage.

Standby Power and Generators:

An existing diesel fired generator currently supplies power to tenant lab systems equipment, mechanical equipment and areas throughout the building. Existing

AHA Consulting Engineers, Inc.

200 Sidney Street Cambridge MA	Basis of Design October 14, 2015

distribution will be modified to serve tenant. Branch circuits will be modified to accommodate the following standby power loads:

Office Area:	None
Laboratory Areas:	As required by equipment matrix
Vivarium:	See section below.
Data Room:	As determined by owner.
Mechanical Systems:	Selected ACF Systems and HVAC Controls

Vivarium:

The vivarium Electrical system will be served by the modified normal and optional stand-by power distribution in the building.

Lighting Controls:

•	Holding rooms shall have a local electronic programmable timer switch for day/night settings (adjustable with DST functionality built in) located outside the door of each holding room.
o

Animal lighting system shall provide 10-30 FC utilizing full spectrum fluorescent or LED sealed and gasketed fixtures. Holding room lights shall be dimmable locally within each holding room and have a local override located outside the door of each holding room.

•

Procedure Rooms and remaining areas: Full spectrum fluorescent or LED lighting system shall be controlled via programmable microprocessor based lighting control system. Lighting system shall provide 50-75 FC.

•

Other Spaces: Lighting controls to meet the local energy Code Chapter 13 requirements. Lighting will be provided utilizing 1’x4’, 2’x2’ and 2’x4’ lensed fluorescent fixtures to provide sufficient lighting levels.

Power:

•

Bench/Casework and equipment power will be provided as required in the equipment and utility matrix. Tel/data and alarm point locations will be provided as required in the equipment and utility matrix.

AHA Consulting Engineers, Inc.

200 Sidney Street Cambridge MA	Basis of Design October 14, 2015

Standby Power:

•

Holding Rooms: Lighting will be provided on optional standby power. Each animal holding rack shall be provided with duplex receptacle on the existing optional standby power. In addition, optional standby power will be provided as required in the equipment and utility matrix.

•	HVAC Systems as required

Fire Alarm

Base building fire alarm system shall be fully addressable and expansion capabilities, Tenant shall expand from the base building system and shall be limited to the renovation area.

ACF fire alarm devices shall be low frequency sounder type with separate strobe devices.

Communications

Locations for wireless networking will be provided per the tenant’s direction.

Conduits exist to the 1st, 2nd, and 4th floors for tenant communications vendor to install wiring, devices and terminations.

Box and conduit for security devices will be provided at access points as indicated by the architect.

\\aha-engineers.com\ahalexcam\Projects\2015-Boston-Cam-Rep\M0315-010.30\Correspondence\Scope of Work\Seres OLA at 200 Sidney BOD 10.14.15.doc

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SECOND FLOOR

A-3.2

KEY PLAN – FOURTH FLOOR

R.K. DIXON ARCHITECTS & PLANNERS, INC.

BioMed Realty

SERES THERAPEUTICS

RICHMOND

AHA

15176.11

SERES THERAPEUTICS TENANT IMPROVEMENTS

200 SIDNEY STREET
CAMBRIDGE,
MASSACHUSETTS

SCHEMATIC DESIGN
FURNITURE & EQUIPMENT PLAN
FOURTH FLOOR

A-3.4

KEY PLAN – ROOF PLAN FLOOR

BioMed Realty
SERES
RICHMOND
AHA
15176.11
SERES THERAPEUTICS
TENANT IMPROVEMENTS
200 SIDNEY STREET
CAMBRIDGE,
MASSACHUSETTS
SCHEMATIC DESIGN
EQUIPMENT PLAN
ROOF LEVEL
A-3.5

Equipment and Utility Matrix

[illegible]

E.B. Drummey Architects & Planners, Inc.

BioMed Realty
Discover here

SERES

RICHMOND

AHA

15178.11

SERES THERAPEUTICS
TENANT IMPROVEMENTS

200 SIDNEY STREET
CAMBRIDGE,
MASSACHUSETTS

SCHEMATIC DESIGN
EQUIPMENT MATRIX

A-3.6

Equipment and Utility Matrix

R.E. Dinneen Architects & Planners, Inc.

BioMed Realty
Discover here

SERES THERAPEUTICS

RICHMOND

AHA

15176.11

SERES THERAPEUTICS TENANT IMPROVEMENTS

200 SIDNEY STREET
CAMBRIDGE,
MASSACHUSETTS

SCHEMATIC DESIGN
EQUIPMENT MATRIX

A-3.7

Equipment and Utility Matrix

R.E. Dinneen Architects & Planners, Inc.

BioMed Realty
Discover here

SERES THERAPEUTICS

RICHMOND

AHA CONSULTING ENGINEERS

15176.11

SERES THERAPEUTICS
TENANT IMPROVEMENTS

200 SIDNEY STREET
CAMBRIDGE,
MASSACHUSETTS

SCHEMATIC DESIGN
EQUIPMENT MATRIX

A-3.8

BioMed Realty
SERES
RICHMOND
AHA
FINISH GENERAL NOTES
FINISH PLAN LEGEND
FINISH SCHEDULE
ROOM FINISH ABBREVIATIONS
FINISH KEYNOTES
KEY PLAN - FIRST FLOOR
1 EAST
1 WEST
15176.11
SERES THERAPEUTICS
TENANT IMPROVEMENTS
200 SIDNEY STREET
CAMBRIDGE,
MASSACHUSETTS
SCHEMATIC DESIGN
FINISH PLAN
FIRST FLOOR EAST
A-4.1E

FINISH REVISITED

KEY PLAN - FIRST FLOOR

1 EAST
1 WEST

R.E. DINNEEN ARCHITECTS & PLANNERS, INC.

BioMed Realty

SERES THERAPEUTICS

RICHMOND

AHA

15178.11

SERES THERAPEUTICS TENANT IMPROVEMENTS

200 SIDNEY STREET CAMBRIDGE, MASSACHUSETTS

SCHEMATIC DESIGN FINISH PLAN FIRST FLOOR WEST

A-4.1W

FINISH KEYNOTES:

KEY PLAN - SECOND FLOOR

BioMed Realty

SERES THERAPEUTICS

RICHMOND

AHA

15178.11

SERES THERAPEUTICS TENANT IMPROVEMENTS

200 SIDNEY STREET
CAMBRIDGE,
MASSACHUSETTS

SCHEMATIC DESIGN
FINISH PLAN
SECOND FLOOR

A-4.2

BioMed Realty
SERES
RICHMOND
AHA
FINISH KEYNOTES:
KEY PLAN - FOURTH FLOOR
15178.11
SERES THERAPEUTICS
TENANT IMPROVEMENTS
200 SIDNEY STREET
CAMBRIDGE,
MASSACHUSETTS
SCHEMATIC DESIGN
FINISH PLAN
FOURTH FLOOR
A-4.4

EXHIBIT B-1-b

BASIS OF DESIGN AND URS FOR MANUFACTURING AREA IMPROVEMENTS

[SEE ATTACHED]

200 Sidney Street Cambridge MA	Basis of Design November 2, 2015

Seres Therapeutics

Tenant Improvement

200 Sidney Street

Cambridge, MA

Phase II

Basis of Design

November 2, 2015

Prepared By:

Lexington, MA | Cambridge, MA | Atlanta, GA | Washington, DC

24 Hartwell Avenue, Third Floor | Lexington, MA 02421

781‐372‐3000

AHA Consulting Engineers, Inc.

200 Sidney Street Cambridge MA	Basis of Design November 2, 2015

Based on 8th Edition, Massachusetts Building Code

Fire Protection

The building is provided with an existing automatic wet‐pipe sprinkler protection and automatic wet standpipes in accordance with 780CMR, and NFPA 13. An existing fire pump serves the standpipe and sprinkler systems for the building.

The system design shall include the tenant area coverage shall have concealed sprinkler heads.

Fire Protection design shall be based upon the following NFPA 13 criteria:

Procedure Rooms and Holding Rooms (without fume hoods), hallways, holding, gowning and cage prep: Light Hazard

Procedure rooms and Holding Rooms (with fume hoods), storage rooms, and receiving rooms:   Ordinary Hazard Group 1

Automatic sprinkler systems in areas of Light Hazard Occupancy are designed with a minimum design density of .10 GPM per square foot over the hydraulically most remote 1500 square feet.  Maximum protection area per sprinkler head shall be 225 square feet for upright and pendent sprinkler heads.  Hose allowance shall be 100 GPM.

Automatic sprinkler systems in areas of Ordinary Hazard Group I Occupancy are designed with a minimum design density of .15 GPM per square foot over the hydraulically most remote 1500 square feet.  Maximum protection area per sprinkler head shall be 130 square feet for upright and pendent sprinkler heads. Hose allowance shall be 250 GPM.

No specialty fire suppression systems are provided

Plumbing

RO, potable and non‐potable water (hot & cold, vacuum, compressed air, and tempered water systems shall be provided by the base building. Tenant shall connect to existing distribution without tenant space and re‐route distribution piping to suit new lab areas, lab benches, hoods and ceiling panels per the equipment matrix (dated 10.29.2015) and Architectural equipment plans.

The existing dual stage pH neutralization system shall be as currently provided by the base building with existing risers. Tenant shall route new distribution piping to existing risers and connect with a sample testing trap configuration prior to connection to risers.

Tenant shall be responsible for specialty gas systems (N2, CO2, O2, SG, MA, etc) with distribution piping routed to locations indicated in the equipment matrix (dated 10.29.2015) and Architectural equipment plans. Specialty gas vendor shall provide tanks. Manifolds will part of the distribution system.

AHA Consulting Engineers, Inc.

200 Sidney Street Cambridge MA	Basis of Design November 2, 2015

It is our understanding that the special gas as required by the tenant shall contain a minimum of 10% Hydrogen. Per discussion with the owners representative, there will be no requirement for flammable gas cabinets. Flammable gas detection sensors and alarms shall be provided within the cylinder/manifold room. Alarm shall be local with dry contacts for connection to BMS.

All cylinder gases shall be distributed in oxygen grade, bagged and capped copper tubing. All tubing shall be brazed utilizing a continuous nitrogen purge. All flammable gases shall be installed in type 316 stainless steel tubing, and shall be joined utilizing Swagelok type fittings and valves.

Office area kitchenette will have domestic cold water, waste and vent connected to existing building services.  Hot water will be generated by a point of use heater below the sink or above ceiling depending on whether a dishwasher is provided in space.

Non-potable hot water is generated by base building duplex gas fired water heaters located in the penthouse mechanical room and shall serve all laboratory sinks and equipment throughout the tenant space.

Floor drains shall be provided at all new equipment requiring drains such as ice makers, glass washers, autoclaves, steam generators, etc.

Glass wash and autoclave equipment shall have self‐contained electric steam generators with cool down tanks. A separate cold water connection with connected temperature sensor in the floor drain trap shall be provided to protect against cool down system failure, and to prevent the discharge of water in excess of 140 degrees F into the plumbing drainage system in accordance with the Commonwealth of Massachusetts Uniform Plumbing Code.

RO shall be piped to the humidification units serving the ACF Area. All new RO piping shall be installed in a continuous loop, with no dead legs. Piping shall match existing polypropylene material, shall be joined utilizing socket weld joints, and shall be continuously supported to ensure no trapped sections of piping. All piping shall be installed with a positive pitch to allow all section to drain back to risers or sink outlets.

ACF sinks in the receiving and gowning rooms shall be piped to the building sanitary drainage & vent system, sinks in procedure rooms connection to the lab waste/vent system with a sampling port.

Pilot plant design shall follow the latest Seres User/Design Requirements signed off on October 26, 2015. Pilot plant shall consist of the following equipment and systems.

•

A new USP grade pure water distribution skid shall be located within the basement mechanical space located below the Pilot Lab. Piping shall be distributed in a continuous loop to all points of use as indicated in the system matrix. All piping shall be run in interior and exterior electro polished type 316 stainless steel. All SS piping shall be orbitally welded, and fully passivated prior to being put into use. All drops to equipment shall terminate with a zero static valve. All connections at drops shall utilize stainless steel sanitary fittings (tri‐clover).

AHA Consulting Engineers, Inc.

200 Sidney Street Cambridge MA	Basis of Design November 2, 2015

•

A new RO generating skid shall be located in the basement. This system shall be dedicated to the HVAC humidification requirements within the Pilot Lab. Flow rates shall be confirmed pending final HVAC design.

•

A new RO reject reclamation system shall be provided to collect all rejected RO water from both the pure water skid and the RO skid. The water shall be treated per MA Plumbing Board requirements (UV filtration.) Piping shall be extended up to the penthouse where it shall connect to the existing cooling tower make‐up connection.

•

New piping within the Pilot lab shall be provided to all fixtures and outlets as described in the building matrix as well as the signed off URS document. NCW, NHW, TW, Vacuum, & CA shall extend from the existing building service mains to all sinks, safety stations, Autoclaves, BSC’s, etc within the lab space.

•

New specialty gas piping consisting of Instrument Air, Nitrogen, Oxygen, & Special Gas (10% Hydrogen) shall be distributed locally from cylinder manifolds located in the gas storage room. All tubing shall be oxygen grade, bagged and capped, brazed copper as described above. Special gas shall run in polished type 316 stainless steel tubing, and shall be joined utilizing Swagelok style fittings.

•

All drops within the Pilot Lab clean rooms shall transition to type 316 stainless steel tubing, and shall run exposed on the walls utilizing clean room style mounting hardware. Outlets shall utilize Swagelok diaphragm style shut offs. Final connections and regulators shall be provided by the end user.

HVAC

Equipment from the base building is sized to adequately maintain a cooling temperature within the Tenant areas of an inside condition of 75ºF, dry bulb at 50% relative humidity; with outside condition of 91ºF dry bulb and 74ºF wet bulb during summer and 72ºF dry bulb inside at zero degree dry bulb outside during the winter.

The allowance for occupancy density for air conditioning design is one (1) person for 400 square feet of lab and one (1) person for 200 square feet of office.

Air flow from the base building system for the lab area is a variable air volume system with supply and exhaust air capacity at a rate of 2 CFM/SF.

Air flow from the base building system for the office area is a variable air volume, with a plenum return system with a capacity of 1.25 CFM/SF.

Hot water shall be piped to all variable air volume units from the base building distribution system.

Variable air terminal unit shall serve the IT/Data Room.

AHA Consulting Engineers, Inc.

200 Sidney Street Cambridge MA	Basis of Design November 2, 2015

Cold rooms shall be storage only, no ventilation is required.

Six foot fume hoods in Biology West and Tissue Culture shall be constant type rated at 100 FPM face velocity at 18 inch sash height opening (785 CFM/hood).

All 100C% exhausted BSC’s will be ducted to the general exhaust system thru an exhaust VAV.

All equipment exhaust connections shall be per the latest equipment matrix sent on October 29, 2015.

ACF Area shall be designated for 72°± 2° dry bulb, 40% (winter) to 55% (summer) RH range in the holding rooms and 72°± 2° dry bulb, 25% (winter) to 55% (summer) RH in the remaining rooms. Constant flow terminal units shall be connected to the base building supply air system with an independent tenant exhaust air system with dual fans. Each fan will be rated for 55% capacity of the total system, with both fans operating during normal and generator power conditions.

•	Procedure rooms with and without hoods shall have a minimum of 10 air changes per hour.
•	Holding rooms with and without hoods shall a minimum of 15 air changes per hour.
•	All other rooms and corridors will be balanced to maintain pressure relationships per air flow diagram.

A 5 ton split system air conditioning unit with 20 KW electric heating coil shall be cross connected into the ACF Area ductwork distribution system with dampers to provide stand – by conditions for the holding rooms only. Air handling unit shall be located in the basement and connected to an intake plenum with refrigerant piping connecting the air cooled condensing unit located on grade. The heating and cooling functions will not operate at the same time and will be control by the average temperature in the holding rooms.

Air cooled condensing unit for the ACF shall be located on the roof.

Primary electric in line humidifier shall be installed to serve the entire ACF. Humidifiers shall be stainless steel and served from the RO system. Primary humidifier shall be controlled from a common exhaust duct from the ACF. Secondary humidifiers shall be install to serve each holding room and controlled from wall mounted humidistats. Humidifiers are not operational during normal power outage.

Sampling room shall have a primary humidification unit, mounted on the wall and piped into the main ductwork. The unit shall be controlled from a sensor in the exhaust ductwork stream.  The room shall have 20 ACH of supply air off the house HVAC system.

Conference room shall be on independent zones. Open offices and closed offices shall be grouped in areas.

Pilot plant design shall follow the latest Seres User/Design Requirements signed off on October 26, 2015. Pilot plant shall consist of the following equipment and systems. In general, the Grade C areas

AHA Consulting Engineers, Inc.

200 Sidney Street Cambridge MA	Basis of Design November 2, 2015

will have 45 air changes per hour with a minimum of 25% outside air and the Grade D/CNC areas will have 20 air changes per hour with 30% outside air.

•

Primary air handling unit rated for 15,000 CFM of 100% outside air, with heat recovery coil, glycol heating coil, chilled water coil, pre‐filters and 85% filters, fan wall with in line humidification 450 lb/hr steam supply unit fed from the Pilot plant RO system. The humidification unit shall either be gas fired or electric. The primary unit shall serve the secondary air handling units, and once thru zones as defined on the HVAC zoning plan. Units shall be double wall construction.

•	Primary air unit will require and areaway for 100% outside air.
•

Secondary air handling unit serving GMP support areas and corridors as defined on the HVAC zoning plan. The unit shall include a pre‐filter/85% filter section, hot water coil, chilled water coil and fan wall. Units shall be double wall construction.

•

Secondary air handling unit serving Prep and Sterilization as defined on the HVAC zoning plan. The unit shall include a pre‐filter/85% filter section, hot water coil, chilled water coil and fan wall. Units shall be double wall construction.

•

Secondary air handling unit serving Suite A as defined on the HVAC zoning plan. The unit shall include a pre‐filter/85% filter section, hot water coil, chilled water coils, desiccant wheel, high heat section and fan. Units shall be double wall construction and shall be manufactured by Munter’s. The system shall have a secondary electric humidification unit rated for 60 lbs/hr and 20 KW.

•

Secondary air handling unit serving Suite B as defined on the HVAC zoning plan. The unit shall include a pre‐filter/85% filter section, hot water coil, chilled water coil and fan wall. Units shall be double wall construction.

•

Secondary air handling unit serving Suite C as defined on the HVAC zoning plan. The unit shall include a pre‐filter/85% filter section, hot water coil, chilled water coil and fan wall. Units shall be double wall construction.

•

Secondary air handling unit serving Suite D as defined on the HVAC zoning plan. The unit shall include a pre‐filter/85% filter section, hot water coil, chilled water coil and fan wall. Units shall be double wall construction.

•	200 ton air cooled chilled water system, consisting of two 100 ton air cooled chillers with 30% glycol solution, pumps and accessories, serving the air handling units.
•

Two 1,500 MBH condensing gas fired hot water boilers with boiler pumps and system pumps with accessories serving the air handling units and heating coils. The primary air handling unit shall have a glycol loop.

AHA Consulting Engineers, Inc.

200 Sidney Street Cambridge MA	Basis of Design November 2, 2015

•

The exhaust unit shall be a high plume fan assembly with 30% filters, heat recovery coil, and VFD control on the unit with bypass dampers. The matching heat recovery coil shall be in the primary air handling unit.

•	Control sequence for the VHP purge system is described in the documents.

Automatic Temperature Control system shall be an extension of the base building system. The following requirements shall be incorporated into the control of Seres Therapeutics systems for proper operation and energy savings:

•	Under normal power all air and water valves shall modulate to maintain set point temperature.
•	In occupied mode the lab and office air valves shall modulate between maximum and minimum set points.
•	In un-occupied mode, the lab valve will reset minimum to 4 air changes and the office air valves will close. Terminal units shall cycle to maintain night set back temperatures.
•	The ACF control will not change under any condition.
•

On generator power all supply and exhaust air valves in the office and lab shall fail closed, except the fume hood air valves which shall remain operational. In the ACF the supply valve shall fail closed, the exhaust valve shall remain operational, and the cross over dampers shall switch operation to allow for the backup system/sequence to function, serving the three holding rooms.

•	The entire Pilot plant shall be on generator power.

Electrical

Lighting Requirements:

In general, lighting will be provided in all spaces. New fixtures will be as proposed by the architect and lighting designer as required to meet space lighting requirements as proposed below.

•	Office Areas: 30‐40 foot candles.
•	Laboratory Areas: 60‐75 foot candles.
•	Lab Support Areas: 50 foot candles.
•	Vivarium: See section below.
•	Pilot Lab: See section below.

AHA Consulting Engineers, Inc.

200 Sidney Street Cambridge MA	Basis of Design November 2, 2015

Emergency lighting will be provided via a combination of local battery packs and small scale remote battery systems.

Lighting controls will be provided in all spaces as required to meet the current energy code.

•

Open office areas controlled via occupancy sensors with separate controls for lighting in daylight zones, (as defined as 15’ from exterior glazing) manual override switch stations and light reduction controls.

•	Enclosed office controlled via local occupancy sensors with integral or separate manual on override switch stations.
•

Laboratory areas controlled via programmable microprocessor based lighting control system with separate controls for lighting in daylight zones, (as defined as 15’ from exterior glazing) manual override switch stations and light reduction controls.

•	Vivarium: See section below.
•	Pilot Lab: See section below.

Power Requirements:

In general, power will be provided as required to meet the program requirements and as dictated by the equipment and utility matrix and associated equipment cut information.

Office Areas:

•

Provide duplex receptacles and a single tele/data outlet per enclosed office.  Open office furniture shall be fed from a multi‐wire, 4‐circuit feed. Conference and multipurpose areas will have additional power for equipment and in floor locations as required by owner’s telecommunications and audio/video programming.

Laboratory Areas:

•

Bench/Casework; provide surface raceway with 20‐ampere, 120‐volt duplex receptacles mounted 18 inches on center to match existing equipment. Two (2) 20 Amp circuits per bench. Fume Hoods provide (2) dedicated 20 ampere, 120 volt circuits. Where shown on plans, overhead ceiling utility panels will provide power to free standing equipment and bench areas. Provide tel/data and alarm point box/raceway as required by equipment matrix.

•	Vivarium: See section below.
•	Pilot Lab: See section below.

AHA Consulting Engineers, Inc.

200 Sidney Street Cambridge MA	Basis of Design November 2, 2015

Lab Support Areas:

•	Provide dedicated duplex receptacles along perimeter walls and 208‐volt receptacles as required by equipment matrix. Provide tel/data box/raceway per equipment matrix.

Other requirements:

•	Security System – new power locations as required by security system component layouts. (Security system by owner)
•	Telephone/Data rooms – new power locations as required by system component layouts. (Tel/Data system by owner)

Power check metering:

•	Electronic check metering equipment furnished by tenant. The equipment will interface with landlord provided metering equipment to monitor tenant power usage.

Standby Power and Generators:

Existing diesel fired generators currently supply power to tenant lab systems equipment, mechanical equipment and areas throughout the building. Existing distribution will be modified to serve tenant. Branch circuits will be modified to accommodate the following standby power loads

•	Office Area: None
•	Laboratory Areas: As required by equipment matrix
•	Mechanical Systems: Selected ACF Systems HVAC systems and HVAC Controls
•	Vivarium: See section below.

A new 450kW/562.5kVA natural gas fired optional standby generator will be provided, mounted on the roof, with a walk‐in, sound attenuated, weatherproof enclosure. The generator will feed (2) automatic transfer switches, feeding branch circuits to accommodate the following standby power loads

•	Pilot Lab: See section below.

Vivarium:

The vivarium Electrical system will be served by the modified normal and existing optional stand‐by power distribution in the building.

AHA Consulting Engineers, Inc.

200 Sidney Street Cambridge MA	Basis of Design November 2, 2015

Lighting Controls:

•

Holding rooms shall be controlled via programmable microprocessor based lighting control system. Animal lighting system shall provide 10-30 FC utilizing full spectrum fluorescent or LED 1’x4’, 2’x2’ and 2’x4’ sealed and gasketed fixtures.  Holding room lights shall be dimmable locally and have a local override located outside the door of each holding room. Animal red light shall be provided via red filtered jelly jar type fixtures controlled independently via separate time switch as required by programming.

•

Procedure Rooms and remaining areas:  Full spectrum fluorescent or LED lighting shall provide 50-75 FC utilizing 1’x4’, 2’x2’ and 2’x4’ sealed and gasketed fixtures. Lights shall be controlled via programmable microprocessor based lighting control system with local manual override controls.

•

Other Spaces:  Lighting controls to meet the local energy Code Chapter 13 requirements.  Lighting will be provided utilizing 1’x4’, 2’x2’ and 2’x4’ lensed fluorescent fixtures to provide sufficient lighting levels.

Power:

•

Bench/Casework and equipment power will be provided as required in the equipment and utility matrix. Tel/data and alarm point locations will be provided as required in the equipment and utility matrix.

Standby Power:

•

Holding Rooms:  Lighting and controls will be provided on optional standby power. Each animal holding rack shall be provided with duplex receptacle on the existing optional standby power.  In addition, optional standby power will be provided as required in the equipment and utility matrix.

•	HVAC Systems as required

Pilot Lab:

Pilot lab design shall follow the latest Seres User/Design Requirements signed off on October 26, 2015. The Pilot Lab Electrical system will be served by modified normal and new optional stand‐by power distribution.

Lighting and Controls:

•

Production areas: 1’x4’, 2’x2’ and 2’x4’ recessed class 10,000 sealed, lensed fluorescent or LED lighting shall provide a uniform light level of 80‐100FC as measured at 30” AFF. Lighting system shall be controlled via fully programmable microprocessor based lighting control relay system via a programmed time of day schedule. Low voltage override control stations will be provided

AHA Consulting Engineers, Inc.

200 Sidney Street Cambridge MA	Basis of Design November 2, 2015

within or outside each space, as determined, for override and lighting control outside of a pre‐set schedule.
o	Light filtration to reduce specific light wavelengths will be provided as determined by space requirements.
•

Support and prep areas:1’x4’, 2’x2’ and 2’x4’ recessed class 100,000 sealed, lensed fluorescent or LED lighting shall provide a uniform light level of 50‐75FC as measured at 30” AFF. Lighting system shall be controlled via fully programmable microprocessor based lighting control relay system via a programmed time of day schedule. Low voltage override control stations will be provided within each space, for override and lighting control outside of a pre‐set schedule.

o	Light filtration to reduce specific light wavelengths will be provided as determined by space requirements.
•

Other Spaces:  1’x4’, 2’x2’ and 2’x4’ recessed class 100,000 sealed, lensed fluorescent or LED lighting shall provide adequate lighting levels for the space. Lighting system shall be controlled via fully programmable microprocessor based lighting control relay system via a programmed time of day schedule. Low voltage override control stations will be provided within each space, for override and lighting control outside of a pre‐set schedule.

Power:

•

Bench/Casework and equipment power will be provided as required in the equipment and utility matrix. Tel/data and alarm point locations will be provided as required in the equipment and utility matrix. All devices will be flush mounted and provided with gasketed WP cover plates.

Standby Power:

•	Lighting throughout the pilot lab will be provided on optional standby power.
•	Equipment will be provided with optional standby power as required in the equipment and utility matrix.
•	HVAC equipment and control systems will be provided with standby power as required to maintain supply, exhaust and environmental conditions.

Fire Alarm

The base building fire alarm system shall be fully addressable and expansion capabilities, Tenant shall expand from the base building system and shall be limited to the renovation area.

ACF fire alarm devices shall be low frequency sounder type with separate strobe devices.

AHA Consulting Engineers, Inc.

200 Sidney Street Cambridge MA	Basis of Design November 2, 2015

Communications

Locations for wireless networking will be provided per the tenant’s direction.

Box and conduit for Tel/Data and Phone devices will be provided as required in the equipment and utility matrix.

Box and conduit for security devices will be provided at access points as indicated by the architect.

\\aha‐engineers.com\ahalexcam\Projects\2015‐Boston‐Cam‐Rep\M0315‐010.30\Correspondence\Scope of Work\Seres PL at 200 Sidney BOD 11.02.15.doc

AHA Consulting Engineers, Inc.

SERES THERAPEUTICS

CONFIDENTIAL INFORMATION

All references to Seres document numbers refer to the most current version of that document, unless otherwise specified

Seres Therapeutics

200 Sidney Street

GMP Pilot Production Facility

User/Design Requirements Specification

Area	Section	UR #	Description	Category
Concept	Overall Design	0001	Designed to FDA Guidance for Industry: Manufacturing Biological Intermediates and Biological Drug Substances Using Spore-Forming Microorganisms (current version)	UR
Concept	Overall Design	0002	Clean rooms meet EudraLex Volume 4 Annex 1 (Manufacture of Sterile Medicinal Products) current version requirements	UR
Concept	Overall Design	0003	Facility is intended for multi-product operation on a campaign basis.	UR
Concept	Overall Design	0004

Design basis is:

1. Two DS process trains and one DP encapsulation train running simultaneously.

2. One DS process train and one DP process train running simultaneously.

Only case 1 or case 2 is required at the same time; the facility must be capable of switching between the cases as required for DP production.

				UR
Architecture	Overall Design	0005

Each manufacturing suite room (including potential associated support suites) shall be reconfigurable and sized for simultaneous manufacturing at up to one at 250L scale and one at 50L scale, including a shaking incubator, bioreactor, centrifuge and/or TFF, and associated biosafety cabinets.

				UR
Architecture	Overall Design	0006	Process train requirements could be met by four simultaneous 250L bioreactors in the DS processing area.	DR
Architecture	Overall Design	0007

Pressure differentials maintain exclusion of foreign material at entrances from common corridors, and maximize containment of spores within processing suites. Leak tightness of rooms, including space above ceilings, is adequate to maintain cleanliness, differential pressures, pest control, and containment.

				UR
Architecture	Overall Design	0008	Intended use of the facility is as a pilot plant, with future equipment to be determined. Flexibility in equipment support and configuration is required.	UR
Architecture	General	0009	Unclassified support spaces can have exposed duct and pipe. Steel and walls will be painted. Lighting is appropriate for activities in all areas. Floors are sealed and suitable for traffic levels.	DR
Architecture	General	00010	Janitor closets are included in CNC support space and unclassified support spaces, including room for storage of cleaning equipment and a sink with USP pure water for mixing cleaning supplies.	DR
Architecture	General	00011	Either a unisex locker room with considerations for privacy, or separate male/female locker rooms, is provided. This space is used to change from street clothes to tech suit and clean room shoes.	DR
Architecture	General	00012	Space in locker rooms is provided for storage of clean room shoes, street shoes, street clothes, disposable gowning equipment, and clean tech suits, as well as a bin for used tech suits.	DR

Revision 1	Page 1 of 9

Seres Therapeutics

200 Sidney Street

GMP Pilot Production Facility

User/Design Requirements Specification

Area	Section	UR #	Description	Category
Architecture	General	00013	Maintain at least 3 feet for access between fixed equipment and walls, in cases where access is required.	DR
Architecture	General	00014

Ceiling height must allow access for equipment up to 250L Thermo Fisher SUB reactors and biosafety cabinets including considerations for both operations and maintenance. Equipment to be confirmed on equipment list.

				DR
Architecture	General	00015	Doors, airlocks, and corridors are sized to remove the largest relocatable piece of equipment for maintenance in that area.	UR
Architecture	General	00016	Viewing windows are provided within the manufacturing area, where feasible.	DR
Architecture	General	00017	In manufacturing areas, utilize portable tables or counter top with undercounter cart/rack. All will be cleanable and portable rather than fixed cabinetry.	DR
Architecture	General	00018	Biosafety cabinets are in Grade C rooms.	UR
Architecture	General	00019

Pass throughs will be located to facilitate convenient transfer of materials. They will be configured to maintain the environment and containment in the connected spaces, and cleanable in a similar manner to the connected rooms.

				DR
Architecture	General	00020	A hood is required in the media preparation area for flammables and powder handling.	UR
Architecture	General	00021	The environment within biosafety cabinets is Grade A.	UR
Architecture	General	00022

EMS instruments monitor and record critical parameters, including temperature, humidity, differential pressure, and supply and exhaust airflow in processing rooms. Instruments are accessible for maintenance and calibration. Outside and total air changes per hour will be calculated for each suite based on airflow.

				UR
Architecture	General	00023

Door interlocks will prevent opening more than one door into/out of a classified room to maximize differential pressure maintenance and spore containment. Interlock design will consider configuration for VHP cycles, including the potential for propping doors open

				DR
Architecture	General	00024	Locker rooms and rooms used for gowning/degowning, such as airlocks, will contain a demarcation (entrance/exit) line with a change in floor color.	DR
Architecture	General	00025	Rooms where gowning or degowning are performed will contain personnel supports such as bars (preferred) or benches.	DR
Architecture	General	00026	Unclassified mechanical room is available for support equipment as needed.	UR
Architecture	General	00027	Closed circuit cameras will be provided in manufacturing areas.	UR
Architecture	Storage	00028	-80C +/- 10C freezer space in a CNC area. Space requirements to be determined.	UR

Revision 1	Page 2 of 9

Seres Therapeutics

200 Sidney Street

GMP Pilot Production Facility

User/Design Requirements Specification

Area	Section	UR #	Description	Category
Architecture	Storage	00029	5C +/- 3C refrigerator space in a CNC area. Space requirements to be determined	UR
Architecture	Storage	00030	Flammables storage in a CNC area. Space requirements to be determined	UR
Architecture	Storage	00031	Cryo storage for master cell banking convenient to the pilot facility. Space requirements to be determined.	UR
Architecture	Storage	00032	Additional -80C freezer space for GMP storage of drug substance outside the classified areas, but in an access controlled space. Space requirements to be determined.	UR
Architecture	Storage	00033	Additional GMP flammables storage outside the classified areas. Space requirements to be determined.	UR
Architecture	Storage	00034

Controlled room temperature (20-25C with short duration excursions to 15-30C) storage required for raw materials and disposable equipment. Adequate EMS instrumentation will be installed to provide representation of temperatures throughout the space.

				UR
Architecture	Storage	00035	Humidity controlled storage for capsules at 50% +/- 15%. Adequate EMS instrumentation will be installed to provide representation of humidity throughout the storage space.	UR
Architecture	Storage	00036	Rejected materials to be caged. All other storage materials can be open storage in a controlled access room.	UR
Architecture	Storage	00037	Sampling room adjacent to warehouse with outside vented biosafety cabinet, controlled room temperature, and humidity maintained <50%.	UR
Architecture	Storage	00038	All storage temperature and humidity parameters are maintained during a loss of primary electrical power.	UR
Automation	EMS	00039	The Seres Environmental Monitoring System (EMS) will be separate from the landlord system, with access limited to users authorized by Seres.	UR
Automation	EMS	00040	The EMS will follow GAMP and IEEE software management practices.	UR
Automation	EMS	00041	The EMS with meet 21 CFR Part 11 and EU Annex 11 requirements for storage of electronic records and signatures in a closed system. No biometric signatures are required.	UR
Automation	EMS	00042	All refrigerators and freezers will have temperature monitored and alarmed on EMS.	UR
Automation	EMS	00043	EMS central equipment will be located in a room that is accessible without gowning and convenient to the manufacturing area. Access will be controlled.	DR
Automation	EMS	00044	A physical interface (desktop computer) to the EMS will be installed on site.	DR
Automation	EMS	00045	EMS data storage servers may be located on or off site, and will be provided with backup power and secure physical and logical access.	DR

Revision 1	Page 3 of 9

Seres Therapeutics

200 Sidney Street

GMP Pilot Production Facility

User/Design Requirements Specification

Area	Section	UR #	Description	Category
Automation	EMS	00046	Remote access to the EMS to authorized users will be provided, including remote notification of alarms and warnings and access to graphics.	UR
Automation	EMS	00047

Alarms and warnings will be reconfigurable by authorized users. Alarms and warnings may be configured for each point with any combination of alarms or warnings used (for example, only low warning, or only low alarm and high warning, etc.). Each alarm/warning will have a configurable delay; for example, a low warning may have a different delay from a high alarm for the same point.

				DR
Automation	EMS	00048	Local Uninterruptible Power Supplies (UPS) will provide emergency power to maintain EMS data collection and recording.	DR
Automation	EMS	00049	Following a restart or loss of power, all EMS setpoint values (including any control setpoints, alarm/warning setpoints, time delays, etc.) will be automatically restored .	DR
Automation	Security	00050	Key cards will limit access to processing and support areas, including automation equipment, to authorized personnel.	UR
Manufacturing Operations	Cleanliness	00051	Floor drains will be installed in Controlled Non-Classified areas as necessary to facilitate liquid disposal. Grade C and D areas will not contain floor drains.	UR
Manufacturing Operations	Cleanliness	00052	Cleaning in classified areas will be performed with USP purified or higher quality water.	UR
Manufacturing Operations	Cleanliness	00053	All finishes and equipment in classified spaces will be cleanable, compatible with SporKlenz and Vaporized Hydrogen Peroxide (VHP), and suitable for pressure containment (balancing).	UR
Manufacturing Operation	Cleanliness	00054	Initial gowning will be performed in locker room(s), consisting of manufacturing area shoes, tech suit, shoe covers, gloves, and safety glasses.	DR
Manufacturing Operations	Cleanliness	00055	Secondary gowning will be performed in entrance air locks, consisting of new gloves, disposable coveralls, disposable boot covers, hair net, and beard cover (when applicable)	DR
Manufacturing Operations	Cleanliness	00056	Initial degowning will be performed in exit air locks, including disposal of hair net, beard cover, and coveralls and replacement of gloves and boot covers, including gloves and boot covers.	DR
Manufacturing Operations	Cleanliness	00057

Final degowning will be performed in locker room(s), consisting of doffing and storage of manufacturing area shoes (covered with fresh disposable shoe covers), safety glasses, and tech suit, disposal of gloves, and donning of street clothes and shoes.

				DR
Manufacturing Operations	Cleanliness	00058	Sterilizing autoclave in equipment preparation room.	UR
Manufacturing Operations	Cleanliness	00059	Washing equipment for small parts in equipment preparation room.	UR

Revision 1	Page 4 of 9

Seres Therapeutics

200 Sidney Street

GMP Pilot Production Facility

User/Design Requirements Specification

Area	Section	UR #	Description	Category
Manufacturing Operations	Cleanliness	00060	Disinfecting autoclave for waste.	UR
Manufacturing Operations	Media & Buffer Prep	00061	Media & buffer prep in Grade Croom to accommodate open transfer of powders	UR
Manufacturing Operations	Media & Buffer Prep	00062	Media and buffers will be mixed using USP purified water or better.	UR
Manufacturing Operations	Media & Buffer Prep	00063	Incubators available to heat shake flasks to 60C.	UR
Manufacturing Operations	Media & Buffer Prep	00064	Agitation available for media sufficient to dissolve components and put into solution.	UR
Manufacturing Operations	Media & Buffer Prep	00065	Provision is made to move 250L batches of media/buffer from preparation to processing suites.	UR
Manufacturing Operations	Media & Buffer Prep	00066	Media and buffers will be sterile filtered.	DR
Manufacturing Operations	DS	00067	Disposable bioreactors with aseptic connections will be used; .no CIP/SIP required.	DR
Manufacturing Operations	DS	00068	Bioreactor exhaust filters must be protected to prevent condensation	DR
Manufacturing Operations	DS	00069	Sampling of bioreactors, media, and buffer tanks to be in Grade C and conducted aseptically.	UR
Manufacturing Operations	DS	00070	Bioreactors will have self-contained DeltaV controllers. These ,will interface with the EMS for monitoring only.	DR
Manufacturing Operations	DS	00071	Bioreactor controllers continuously monitor temperature, pH, and agitation speed. Provision is made for Part 11 compliant archival data storage, preferably on the EMS.	UR
Manufacturing Operations	DS	00072	Bioreactor pH probes will be cleaned, autoclaved, and calibration verified prior to use .	DR
Manufacturing Operations	DS	00073	Bioreactors will be maintained at slight positive pressure (~0.5 psi) during culture using compressed nitrogen. Pressure is not monitored or controlled by the bioreactor.	DR
Manufacturing Operations	DS	00074	MCB/pre-MCB will be transferred from thawing to incubator manually.	DR
Manufacturing Operations	DS	00075	Shaking incubators will be provided for each DS manufacturing suite.	UR
Manufacturing Operations	DS	00076	Shaking incubator temperature and agitation rate will be alarmed and monitored on EMS.	UR
Manufacturing Operations	DS	0077	Provision will be made to supply bottled compressed air and compressed nitrogen to incubators.	UR
Manufacturing Operations	DS	00078	Nitrogen supplied to incubators and bioreactors will be as low oxygen as possible and of a quality suitable for product contact.	UR
Manufacturing Operations	DS	00079	Compressed air supplied to incubators and bioreactors will be of a quality suitable for product contact.	UR
Manufacturing Operations	DS	00080	Nitrogen will have the capacity to sparge reactors at 0.1 to 0.5 vessel volumes per minute.	DR
Manufacturing Operations	DS	00081	Compressed air will have the capacity to sparge bioreactor at 0.04 to 0.2 vessel volumes per minute	DR

Revision 1	Page 5 of 9

Seres Therapeutics

200 Sidney Street

GMP Pilot Production Facility

User/Design Requirements Specification

Area	Section	UR #	Description	Category
Manufacturing Operations	DS	00082	Vacuum will be available for shake flash preparation.	UR
Manufacturing Operations	DS	00083	Bioreactor controllers are on local UPS power.	DR
Manufacturing Operations	DS	00084	Compressed air will be available at a suitable pressure for TFF filter integrity testing.	DR
Manufacturing Operations	DP	00085	Space for drug product initial processing prior to encapsulation in a Grade C room with biosafety cabinet.	UR
Manufacturing Operations	DP	00086	Encapsulation is within an isolator at Grade A in a Grade C room, either a separate room or included in a manufacturing suite.	UR
Manufacturing Operations	DP	00087	Space for manual bottling, including torquing of container lids and heat sealing, in the same room as the isolator.	UR
Manufacturing Operations	DP	00088	Space & utilities for future lyophilizer in same room as encapsulation.	UR
Manufacturing Operations	MCB	00089

MCB/pre-MCB to be stored in LN2 freezer with central alarm and monitoring in EMS. Backup dewars will be provided on a manifold, with alarms for dewar level/pressure. 02 monitor will be provided in the room. Access to the room and to the individual freezers will be controlled (key/card access).

				DR
Quality & Regulatory Compliance	General Quality	00090

All valves for process utilities and HVAC piping will be tagged with a unique identifier, assigned from a consistent standard, using a permanent valve tag (brass or stainless steel, as appropriate for environment). Tags in the field will match those shown on design drawings.

				DR
Quality & Regulatory Compliance	General Quality	00091

Applicable construction quality activities, such as pressure testing, flushing, infrared scanning, etc., will be performed on all utilities modified or installed as part of the construction process, and documentation provided with the turnover package.

				DR
Quality & Regulatory Compliance	General Quality	00092	Construction turnover package will include as-built drawings, including incorporation of commissioning redlines, in PDF and native (editable) format.	DR
Quality & Regulatory Compliance	EH&S	00093	Noise levels shall not exceed 85 dB; areas exceeding this level require hearing protection	DR
Quality & Regulatory Compliance	EH&S	00094	Pressure relief valves are directed to safe discharge locations.	UR
Quality & Regulatory Compliance	EH&S	00095	No floor drains under emergency showers in classified areas. Emergency showers to be located in lower classification or unclassified rooms where possible.	DR
Quality & Regulatory Compliance	EH&S	00096	Tempered circulated water for eyewash and showers	DR

Revision 1	Page 6 of 9

Seres Therapeutics

200 Sidney Street

GMP Pilot Production Facility

User/Design Requirements Specification

Area	Section	UR #	Description	Category
Quality & Regulatory Compliance	EH&S	00097	Piping will be insulated as process and safety requirements dictate.	UR
Quality & Regulatory Compliance	EH&S	00098	BSCs must be certified to comply with ASHRAE 110	UR
Quality & Regulatory Compliance	EH&S	00099	NFPA health ratings of 3 or higher require double containment piping and container.	UR
Quality & Regulatory Compliance	EH&S	00100	200 liter tanks and 250 liter bags are the personnel limit for manual handling.	UR
Quality & Regulatory Compliance	EH&S	00101	Two handed lift repetitive limit is 25 pounds.	UR
Quality & Regulatory Compliance	EH&S	00102	40 pounds is the maximum lift.	UR
Quality & Regulatory Compliance	EH&S	00103	Safety showers and eyewash stations need to be located to serve areas dealing with chemicals.	UR
Utilities	General Utilities	00104	Energy efficiency is considered in the design of the new or modified utility systems, subject to meeting other requirements (cleanliness, air changes per hour, required volumes, etc.)	DR
Utilities	General Utilities	00105	Automated handwashes, paper towel dispensers, and waste receptacles will be located in the controlled nonclassified support areas at convenient locations.	DR
Utilities	General Utilities	00106	Each major system/equipment can be isolated from utilities without affecting other systems/equipment.	DR
Utilities	General Utilities	00107	Utilities to be isolated with safety shut-off valves for each floor.	DR
Utilities	General Utilities	00108	Air break or back flow prevention is to be incorporated in all process waste lines.	UR
Utilities	Electrical	00109	Standby generator (backup) power shall be available. Exact equipment on generator power to be described in equipment list.	UR
Utilities	Electrical	00110

On a loss of primary electrical power, power must be maintained to all equipment in the drug product processing rooms. If feasible, backup power will also be provided to equipment in drug substance processing rooms.

				UR
Utilities	Electrical	00111	On loss of primary electrical power, the environment must be maintained throughout the manufacturing area, including differential pressures between rooms and temperature/humidity in classified areas.	UR
Utilities	Electrical	00112	Processing suite electrical supplies shall be as required per the equipment list.	DR

Revision 1	Page 7 of 9

Seres Therapeutics

200 Sidney Street

GMP Pilot Production Facility

User/Design Requirements Specification

Area	Section	UR #	Description	Category
Utilities	Electrical	00113	24 hour fuel oil supply for standby generator	DR
Utilities	HVAC	00114	Processing suite temperatures maintained 20C +/-1.5C	UR
Utilities	HVAC	00115	Processing support areas (gowning, airlocks, etc.) temperatures maintained 20C +/-2C	UR
Utilities	HVAC	00116	Processing suite relative humidity will be controlled to 30-70%	UR
Utilities	HVAC	00117

The room containing the encapsulation isolator will have relative humidity controlled to +/-10% from a user-selectable setpoint. The setpoint shall be selectable from 30% to 60%. Access to change the setpoint will be controlled.

				UR
Utilities	HVAC	00118	Classified areas will have a minimum of 6 outside air changes per hour.	UR
Utilities	HVAC	00119	Grade C areas will have a minimum of 45 air changes per hour (mixed)	UR
Utilities	HVAC	00120	Grade D areas will have a minimum of 20 air changes per hour (mixed)	UR
Utilities	HVAC	00121	Air filtration in classified and controlled nonclassified areas provided by room side replaceable terminal HEPA filters with test ports.	DR
Utilities	HVAC	00122	Balancing dampers will be used to provide differential pressure control for balancing. Remote actuators will be used for any dampers not accessible by normal means.	DR
Utilities	HVAC	00123	Processing suites will contain separate airlocks for personnel entrance, personnel exit, material entrance, and material exit.	DR
Utilities	HVAC	00124	Processing suites will act as their own sinks, with spores to be contained in suites to the maximum extent feasible	DR
Utilities	HVAC	00125	Winter Outdoor Temperature Design Criteria: Minus 18C dry bulb	DR
Utilities	HVAC	00126	Summer Outdoor Temperature Design Criteria: 33C dry bulb, 24C wet bulb	DR
Utilities	HVAC	00127	HVAC system design considers VHP containment and exhaust. Pressure differentials are maintained during VHP to the maximum extent possible.	UR
Utilities	Liquids & Gases	00128	One nitrogen drop of product contact quality will be provided in each processing suite, supplied from bottled gas.	DR
Utilities	Liquids & Gases	00129	One house vacuum drop will be provided in each processing suite, and in the room where the capsule filling machine is located.	DR
Utilities	Liquids & Gases	00130	VHP distribution points will be located to provide for decontamination of the suites and associated areas, such as air locks. One suite and associated areas will be decontaminated at a time.	DR
Utilities	Liquids & Gases	00131	Space for a VHP skid to connect to the distribution system is located in unclassified space.	DR

Revision 1	Page 8 of 9

Seres Therapeutics

200 Sidney Street

GMP Pilot Production Facility

User/Design Requirements Specification

Area	Section	UR #	Description	Category
Utilities	Liquids & Gases	00132	Monitoring for high level VHP concentration in each processing suite and low level VHP concentration in the area in which the VHP generator is located.	DR
Utilities	Liquids & Gases	00133	Building reverse osmosis water will be used for humidification, provided the quality of the water will not interfere with the identified cleanliness standards.	DR
Utilities	Liquids & Gases	00134

If a USP pure water system is installed, it will produce water at USP pure water grade in volumes sufficient for the uses described in this document. Adequate information will be recorded , either independently or provided to the EMS, to prove that water meets the required quality.

				DR
Utilities	Waste	00135	Waste will be disposed of as required by applicable regulations, potentially including neutralization, kill, and/or storage for off-site disposal.	UR

Revision 1	Page 9 of 9

EXHIBIT B-1-c

DRAFT MANUFACTURING AREA SCHEMATIC PLANS

[SEE ATTACHED]

D R A W I N G L I S T

200 Sidney Street

Cambridge, MA

Seres Lab/Office Package:

Drawing List:	11/02/2015	SD Set

Plumbing

P-0.1	PLUMBING LEGEND & NOTES
P-0.2	PLUMBING SCHEDULES
P-0.3	PLUMBING DETAILS
P-1.0	PLUMBING BASEMENT PLAN
P-1.1B	PLUMBING FIRST FLOOR PLAN – AREA B
P-1.1C	PLUMBING FIRST FLOOR PLAN – AREA C
P-1.1D	PLUMBING FIRST FLOOR PLAN – AREA D
P-1.1E	PLUMBING FIRST FLOOR PLAN – AREA E
P-1.4A	PLUMBING FOURTH FLOOR PLAN – AREA A

Mechanical

H-0.1	HVAC LEGENDS & NOTES
H-0.2	HVAC SCHEDULES I OF II
H-0.3	HVAC SCHEDULES II OF II
H-0.7	HVAC PRESSURIZATION & AHU ZONING PILOT LAB PLAN
H-0.8	HVAC VHP CONTROL SEQUENCE DIAGRAM
H-0.9	AIRFLOW DIAGRAMS I OF III
H-0.10	AIRFLOW DIAGRAMS II OF III
H-0.11	AIRFLOW DIAGRAMS III OF III

H-0.12	HVAC CHILLED WATER PIPING DIAGRAM
H-0.13	HVAC HOT WATER PIPING DIAGRAM
H-0.14	HVAC HEAT RECOVERY LOOP
H-1.0	HVAC PILOT LAB BASEMENT PLANS
H-1.1	HVAC DUCTWORK FIRST FLOOR PLAN
H-1.4	HVAC MECHANICAL LEVEL PLAN
H-1.5	HVAC ROOF PLAN

D R A W I N G L I S T

Electrical

E-0.2	ELECTRICAL RISER DIAGRAM
E-2.0A	ELECTRICAL BASEMENT PARTIAL POWER PLAN PART A
E-2.0B	ELECTRICAL BASEMENT PARTIAL POWER PLAN PART B
E-2.1A	ELECTRICAL FIRST FLOOR PARTIAL POWER PLAN PART A
E-2.1B	ELECTRICAL FIRST FLOOR PARTIAL POWER PLAN PART B
E-2.4A	ELECTRICAL FOURTH FLOOR PARTIAL POWER PLAN PART A
E-2.4B	ELECTRICAL FOURTH FLOOR PARTIAL POWER PLAN PART B

\\Aha-engineers.com\ahalexcam\Projects\2015-Boston-Cam-Rep\M0315-010.30\Drawings\x-Dwg Lists\2015-11-2 SD Set Drawing List.doc

PLUMBING DEMO NOTES

PLUMBING GENERAL NOTES

PLUMBING LEGEND

PIPING SYSTEMS

PIPING SPECIALTIES

PLUMBING ABBREVIATIONS

MISCELLANEOUS

VALVE TAG LEGEND

a.e. Dinneen
Architects &
Planners, Inc.

AHA
CONSULTING
ENGINEERS

SCHEMATIC DESIGN

SERES THERAPEUTICS
TENANT IMPROVEMENTS

200 SIDNEY STREET
CAMBRIDGE, MA

PLUMBING
LEGEND & NOTES

02 NOVEMBER 2015

PHASE 2

P-0.1

PLUMBING FIXTURE SCHEDULE

SYMBOL	FIXTURE				FITTING			TRAP	CARRIER	FLOW RATE	REMARKS
	MANUFACTURER	MODEL	TYPE	[illegible]	MANUFACTURER	TYPE	SUPPLY				
[illegible]	[illegible]				[illegible]	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	-	-	-	[illegible]	-	-	[illegible]	
[illegible]	[illegible]	[illegible]	[illegible]	-	-	-	[illegible]	-	-	[illegible]	-
[illegible]	[illegible]	[illegible]	[illegible]	-	-	-	-	-	-	-	[illegible]

PUMP SCHEDULE

SYMBOL	DUTY	TYPE	FLOW (GPM)	HEAD FT	ELECTRICAL		RPM	MANUFACTURER MODEL	ACCESSORIES	REMARKS
					VOLTS/HZ/PHASE	HP				
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

ACCESSORIES:
[illegible]

ELECTRIC WATER HEATER SCHEDULE

[illegible]

LABORATORY EQUIPMENT CONNECTION SCHEDULE

[illegible]

DRAIN SCHEDULE

[illegible]

NOTES:
[illegible]

LABORATORY TRIM FITTINGS SCHEDULE

[illegible]

WATER HAMMER ARRESTOR SCHEDULE

[illegible]

PLUMBING FIXTURE SUPPLY SCHEDULE

[illegible]

A.E. DINNEEN ARCHITECTS & PLANNERS, INC.

AHA CONSULTING ENGINEERS

15116.11
SERES THERAPEUTICS TENANT IMPROVEMENTS

200 SIDNEY STREET
CAMBRIDGE, MA

PLUMBING SCHEDULES

PHASE 2

P-0.2

1 PIPE HANGER/SHIELD DETAIL
SCALE: N/A

2 PIPE HANGER DETAIL
SCALE: N/A

3 BIO-SAFETY CABINET CONNECTION DETAIL
SCALE: N/A

4 TYPICAL RO/DI OUTLET PIPING DETAIL
SCALE: N/A

5 TYPICAL GAS MANIFOLD SETUP
SCALE: N/A

6 ELECTRIC WATER HEATER PIPING DETAIL (EWH-1)
SCALE: N/A

7 ELECTRIC WATER HEATER PIPING DETAIL (EWH-2)
SCALE: N/A

8 SAMPLE PORT ELEVATION DIAGRAM
SCALE: N/A

AHA
CONSULTING ENGINEERS

15176.11

SERES THERAPEUTICS
TENANT IMPROVEMENTS

200 SIDNEY STREET
CAMBRIDGE, MA

PLUMBING
DETAILS

ISSUE DATE: 02 NOVEMBER 2015
SCALE: N/A

PHASE 2

P-0.

1 BASEMENT PLAN
SCALE: 1/8" = 1'-0"

A.S. DINNEEN
ARCHITECTS &
PLANNERS, INC.

AHA
CONSULTING
ENGINEERS

15176.11
SERES THERAPEUTICS
TENANT IMPROVEMENTS

200 SIDNEY STREET
CAMBRIDGE, MA

PLUMBING
BASEMENT PLAN

PHASE 2
P-1.0

MAIN LAB
EQUIPMENT ZONE
LAB CORRIDOR
COLLABORATE
COFFEE
CORRIDOR
OFFICE
OPEN OFFICE
SPECIALTY LAB
SERVICE CORRIDOR
GAS STORAGE
ELEC. CLOSET
RECEPTION
UP
DN

A
B
C
D
E

1 PLUMBING FIRST FLOOR PLAN - AREA B
SCALE: 1/4" = 1'-0"

A.E. DINNEEN ARCHITECTS & PLANNERS, INC.

AHA CONSULTING ENGINEERS

15176.11
SERES THERAPEUTICS
TENANT IMPROVEMENTS

200 SIDNEY STREET
CAMBRIDGE, MA

PLUMBING FIRST FLOOR PLAN - AREA B

PHASE 2
P-1.1B

ENTRY
12-11
LOCKER ROOM
12-10
1/2"CW
3/4"TWR
UP&1/2"DN
RECEPTION
12-01
SUITE
120
LARGE
CONF
OPEN
OFFICE
COPY/MAIL
PANTRY
CSU
STAGING
OFFICE
12-04
OFFICE
12-05
OFFICE
12-06
OPEN
OFFICE
12-07
SUITE D
12-13
GRADE C
COUNTER W/ CUBBIES
UP

1 PLUMBING FIRST FLOOR PLAN - AREA A
SCALE: 1/4" = 1'-0"

R.E. DINNEEN ARCHITECTS & PLANNERS, INC.

AHA CONSULTING ENGINEERS

SERES THERAPEUTICS
TENANT IMPROVEMENTS

200 SIDNEY STREET
CAMBRIDGE, MA

PLUMBING FIRST
FLOOR PLAN -
AREA C

PHASE 2

P-1.1C

AHA
15176.11
SERES THERAPEUTICS
TENANT IMPROVEMENTS
200 SIDNEY STREET
CAMBRIDGE, MA
PLUMBING FIRST
FLOOR PLAN -
AREA D
PHASE 2
P-1.1D
PLUMBING FIRST FLOOR PLAN - AREA D
SCALE: 1/4" = 1'-0"

PROCEDURE ROOM
HOLDING ROOM
CAGE FOOD/BEDDING
QUARANTINE REJECT MATERIALS
REJECT MATERIAL
GENERAL STORAGE REJECT MATERIALS
GAS STORAGE
FLAMMABLE STORAGE
CHEM STORAGE
WASTE STORAGE ROOM
SHIPPING PREP AND SUPPLIES
SAMPLING
RECEIVING OFFICE REJECT MATERIALS
RECEIVING
ACF RECEIVING
ETHANOL WASTE
BIOHAZARD WASTE
MAIL ROOM
ELEC
CORRIDOR
STAIR 1
LOADING
PROCEDURE ROOM
HOLDING ROOM
RECEIVING
VESTIBULE CORRIDOR
AHA CONSULTING ENGINEERS
R.E. DINNEEN ARCHITECTS & PLANNERS, INC.
A
B
C
D
E

1 PLUMBING FIRST FLOOR PLAN - AREA E
SCALE: 1/4" = 1'-0"

15176.11
SERES THERAPEUTICS TENANT IMPROVEMENTS

200 SIDNEY STREET
CAMBRIDGE, MA

PLUMBING FIRST FLOOR PLAN - AREA E

Phase 2

P-1.1E

2 1/2"NCW DROP
(2) 2"RPBFP
2 1/2"CW DROP
2 1/2"
CAI
3"
NOTE 1
SERIES EQUIPMENT
AIR COMPRESSOR
RECEIVER TANK
4"VE UP
3"VE UP
AC-1
NOTE 2
VP-1
1 1/2"
1/2"
1/2"CW DN
HWH-5
FWR
3/4"
ROJ
FLOW METER
BACK PRESSURE VALVE
1/2"NCW DN
1/2"NCW DN
1/2"NCW DN
SERIES EQUIPMENT
VAC
ROS
ROR
TW
1 1/2"CW DROP
(2) 1 1/2 RPBFP
1 1/2"NCW RISE
3/4"TWR DN
1 1/4"GAS VENT UP THRU ROOF
1 1/4"
GV

A
B
C
D
E

1 PLUMBING FOURTH FLOOR PLAN - AREA A
SCALE: 1/4" = 1'-0"

R.E. DENNEHY
ARCHITECTS &
PLANNERS, INC.

AHA
CONSULTING ENGINEERS

131176.11
SERES THERAPEUTICS
TENANT IMPROVEMENTS

200 SIDNEY STREET
CAMBRIDGE, MA

PLUMBING FOURTH
FLOOR PLAN -
AREA A

PHASE 2

P-1.4A

HVAC DEMOLITION NOTES

HVAC GENERAL NOTES

HVAC GENERAL NOTES (cont.)

HVAC LEGEND

PIPING SYSTEMS

PIPING SPECIALTIES

DUCTWORK SPECIALTIES

MISCELLANEOUS

HVAC ABBREVIATIONS

AHA
CONSULTING ENGINEERS

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HVAC
LEGEND, ABBREVIATIONS
& NOTES

PHASE 2

H-0.1

AIR HANDLING UNIT — AHU

SYMBOL	SERVICE	LOCATION	TYPE	CFM		SUPPLY FAN						CHILLED WATER COIL		HOT WATER COIL		FILTERS	ELECT	VFD	REMARKS
				TOTAL	O.A.	CFM	T.S.P.	EXT S.P.	FAN RPM	BHP	MOTOR HP								
AHU-1	PRIMARY	BASEMENT	INDOOR	[illegible]	–	[illegible]	[illegible]	[illegible]	–	[illegible]	[illegible]	[illegible]		[illegible]		[illegible]	[illegible]	YES	[illegible]
AHU-2	[illegible]	BASEMENT	INDOOR	[illegible]	–	[illegible]	[illegible]	[illegible]	–	[illegible]	[illegible]	[illegible]		[illegible]		[illegible]	[illegible]	YES	[illegible]
AHU-3	PREP STERILIZATION	BASEMENT	INDOOR	[illegible]	–	[illegible]	[illegible]	[illegible]	–	[illegible]	[illegible]	[illegible]		[illegible]		[illegible]	[illegible]	YES	[illegible]
AHU-4	SUITE A	BASEMENT	INDOOR	[illegible]	–	[illegible]	[illegible]	[illegible]	–	[illegible]	[illegible]	[illegible]		[illegible]		[illegible]	[illegible]	YES	[illegible]
AHU-5	SUITE B	BASEMENT	INDOOR	[illegible]	–	[illegible]	[illegible]	[illegible]	–	[illegible]	[illegible]	[illegible]		[illegible]		[illegible]	[illegible]	YES	[illegible]
AHU-6	SUITE C	BASEMENT	INDOOR	[illegible]	–	[illegible]	[illegible]	[illegible]	–	[illegible]	[illegible]	[illegible]		[illegible]		[illegible]	[illegible]	YES	[illegible]
AHU-7	SUITE D	BASEMENT	INDOOR	[illegible]	–	[illegible]	[illegible]	[illegible]	–	[illegible]	[illegible]	[illegible]		[illegible]		[illegible]	[illegible]	YES	[illegible]

[illegible]

AIR COOLED WATER CHILLER (30% PROPYLENE GLYCOL) — ACWC

SYMBOL	SERVICE	LOCATION	CHILLED WATER	COMPRESSORS	CONDENSER FANS		LBS. OF REFRIGERATION	REFRIGERANT TYPE			MODEL NO.	TONS	ELECT	EMERGENCY POWER	REMARKS
[illegible]	[illegible]	ROOF	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]			[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	ROOF	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]			[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

SELECTION BASED ON TRANE RTAC 140

HEAT EXCHANGER — HX

SYMBOL	SERVICE	LOCATION	HOT SIDE				30% GLYCOL SIDE				MODEL NUMBER	REMARKS
			EWT	LWT	GPM	PD	EWT	LWT	GPM	PD		
HX-1	GLYCOL HOT WATER	BASEMENT	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

SELECTION BASED ON B&G

PUMPS — P

SYMBOL	SERVICE	GPM	HEAD FT.	TYPE			BHP	MOTOR HP	MOTOR RPM	V	PH	EMERGENCY POWER	REMARKS
[illegible]	PILOT PLANT	[illegible]	[illegible]	END SUCT	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	–	–
[illegible]	PILOT PLANT	[illegible]	[illegible]	END SUCT	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	–	–
[illegible]	PILOT PLANT	[illegible]	[illegible]	END SUCT	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	–	–
[illegible]	HOT GLYCOL LOOP											–	–
[illegible]	HOT GLYCOL LOOP											–	–
[illegible]	PILOT PLANT AIR HANDLING UNITS	[illegible]	[illegible]	END SUCT	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	–	–
[illegible]	PILOT PLANT AIR HANDLING UNITS	[illegible]	[illegible]	END SUCT	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	–	–
[illegible]	PILOT PLANT AIR HANDLING UNITS	[illegible]	[illegible]	END SUCT	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	–	–
[illegible]	PILOT PLANT BOILERS											–	–
[illegible]	PILOT PLANT BOILERS											–	–
[illegible]	PILOT PLANT BOILERS											–	–
[illegible]	HEAT RECOVERY LOOP											–	–
[illegible]	HEAT RECOVERY LOOP											–	–

SELECTION BASED ON BELL & GOSSETT

HUMIDIFIER (STEAM) — H

SYMBOL	CFM	LBS/HR	DUCT SIZE		AIR SIDE		MAX S.P.	DISPERSION DISTANCE	REMARKS
			W	H	ENT	LVT			
H-1	–	–	–	–	–	–	–	–	–
H-2									
H-3									
H-4									
H-5									
H-6									
H-7									

SELECTION BASED ON

EXPANSION TANK & AIR SEPARATOR — ET & AS

SYMBOL	SERVICE	TANK/ACCEPT. VOLUME	TANK DIMENSIONS	AIR SEPARATOR MODEL NO.	MAX. CAP. GPM	AIR SEPARATOR DIMENSIONS	REMARKS
[illegible]	HOT WATER SYSTEM	–	–	–	–	–	–
[illegible]	CHILLED WATER SYSTEM	–	–	–	–	–	–
[illegible]	HEAT RECOVERY LOOP	–	–	–	–	–	–

SELECTION BASED ON

EXHAUST FAN SCHEDULE — EF

SYMBOL	MODEL	TYPE	SERVICE	CFM	S.P. (IN.)	FAN RPM	BHP	HP	VOLTS	PH	HZ	REMARKS
EF-1	–	–	–	–	–	–	–	–	–	–	–	–
EF-2	–	–	–	–	–	–	–	–	–	–	–	–

SELECTION BASED ON

DIFFUSER, REGISTER & GRILLE SCHEDULE

SYMBOL	SIZE	MODEL	FUNCTION	MATERIAL	TYPE	FINISH	DAMPER	OPEN OFFICE		TP	ENCLOSED OFFICE & CONF. ROOM		REMARKS
								CFM RANGE	MAX NC		CFM RANGE	MAX NC	
[illegible]	[illegible]	[illegible]	SUPPLY	STEEL	CEILING	PER ARCH	NONE	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	SUPPLY	STEEL	[illegible]	PER ARCH	YES	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	RETURN	STEEL	CEILING	PER ARCH	NONE	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	EXHAUST	STEEL	CEIL/WALL	PER ARCH	NONE	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	SUPPLY	ALUMINUM	CEILING	PER ARCH	NONE	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

[illegible]

PHASE 2

H-0.2

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HEAT RECOVERY COILS — HRCS & HRCE

SYMBOL	UNIT	TYPE	FLUID	NUMBER OF COILS	TOTAL CFM	MODE	TOTAL CAPACITY (MBH) TOTAL	TOTAL CAPACITY (MBH) SENSIBLE	AIR SIDE EAT (°F) DB	AIR SIDE EAT (°F) WB	AIR SIDE LAT (°F) DB	AIR SIDE LAT (°F) WB	APD (IN. WG)	FLUID SIDE TOTAL GPM	FLUID SIDE EWT (°F)	FLUID SIDE LWT (°F)	FLUID SIDE WPD (FT. WG)	FACE AREA (SF)	FACE VELOCITY (FPM)	ROWS	FPI	MODEL NUMBER	REMARKS
HRCE-1	ERU-1	HEAT RECOVERY EA	-	-	10,000	SUMMER	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
						WINTER	-	-	-	-	-	-		-	-	-	-						
HRCS-1	ERU-1	HEAT RECOVERY SA	-	-	10,000	SUMMER	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
						WINTER	-	-	-	-	-	-		-	-	-	-						

DESIGN IS BASED ON

HOT WATER BOILER — B

SYMBOL	CAP. GROSS MBH	HEATING SURFACE (Σ MPA)	EWT °F	LWT °F	# OF PASSES	FUEL	MBH GAS IN	MBH GAS OUT	GPH OIL	GAS PRESSURE IN W.C.	BURNER HP	OIL PUMP HP	V	PH	REMARKS
B-1	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
B-2															

SELECTION BASED ON

ENERGY RECOVERY UNIT (100% OA) — ERU

SYMBOL	SERVICE	LOCATION	EXHAUST FAN CFM	EXHAUST FAN E.S.P.	EXHAUST FAN TOT. S.P.	EXHAUST FAN FAN RPM	EXHAUST FAN BHP	EXHAUST FAN MOTOR HP	SEER	LBS. OF REFRIGERATION	REFRIGERANT TYPE	FILTERS OA EFF.	FILTERS EXH. EFF.	MOTORS V	MOTORS P	MOTORS Hz	REMARKS
ERU-1	PILOT LAB	ROOF	10,000	-	-	-	-	-	-	-	-	-	-	-	-	-	-

SELECTION BASED ON :

AIR COOLED CONDENSING UNIT — ACCU

SYMBOL	SERVES	LOCATION	O.A. AMB	TONS	COMPRESSOR QTY	COMPRESSOR FLA	COMPRESSOR LRA	COMPRESSOR KW	COMPRESSOR V	COMPRESSOR PH	CONDENSER HP	CONDENSER FLA	CONDENSER LRA	SEER	LBS. OF REFRIGERATION	REFRIGERANT TYPE	EMERGENCY POWER	REMARKS
ACCU-1	AGF	ROOF	-	3	-	-	-	-	-	-	-	-	-	-	-	-	-	[illegible]
ACCU-2	SERVER RM	ROOF	-	3	-	-	-	-	-	-	-	-	-	-	-	-	-	[illegible]
ACCU-3	SERVER RM	ROOF	-	3	-	-	-	-	-	-	-	-	-	-	-	-	-	[illegible]

(1) SELECTION BASED ON
(2) UNIT SHALL BE PROVIDED WITH LOW AMBIENT CONTROLS DOWN TO 0°F.

CONSTANT/VARIABLE VOLUME TERMINAL (HOT WATER) — CV/VV

SYMBOL	PRIMARY AIR CFM RANGE	INLET SIZE	OUTLET SIZE	OPER. SP	MAX N.C.	COIL DATA @ 200°F EAT	COIL DATA MBH	COIL DATA GPM	COIL DATA MAX PD FT	ELECTRICAL VOLTS	ELECTRICAL PH	ELECTRICAL HZ	REMARKS
VV-1	0 - 300	[illegible]	[illegible]	[illegible]	[illegible]	-	[illegible]	[illegible]	[illegible]	-	-	-	-
VV-2	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	-	[illegible]	[illegible]	[illegible]	-	-	-	-
VV-3	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	-	[illegible]	[illegible]	[illegible]	-	-	-	-
VV-4	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	-	[illegible]	[illegible]	[illegible]	-	-	-	-
VV-5	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	-	[illegible]	[illegible]	[illegible]	-	-	-	-
VV-6	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	-	[illegible]	[illegible]	[illegible]	-	-	-	-
VV-7	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	-	[illegible]	[illegible]	[illegible]	-	-	-	-

SELECTION BASED ON
FOR ALL VV BOXES SHOWN WITH COILS, REFER TO PIPE DRAWINGS FOR COIL MBH & GPM REQUIREMENTS. FOR ALL VV BOXES SHOWN WITHOUT COILS SHALL DISREGARD COIL DATA

(1) VV BOX MINIMUM CFM SHALL BE [illegible] OF MAXIMUM CFM UNLESS SHOWN OTHERWISE ON DRAWINGS.
(2) SEE PIPING DRAWING FOR ACTUAL MBH & GPM
(3) NCS ARE DERIVED FROM SOUND POWER LEVELS, WHICH ARE OBTAINED IN ACCORDANCE WITH AHRI STANDARD 880-2008 AND ASHRAE STANDARD 130-2008

REHEAT COILS (HOT WATER) — WRC

BASED ON 140°F EWT

SYMBOL	CFM	DUCT SIZE WIDTH	DUCT SIZE HEIGHT	AIR SIDE EAT	AIR SIDE LAT	AIR SIDE MAX SP	WATER SIDE GPM	WATER SIDE MAX PD	MBH (2 ROW MIN.)	REMARKS
WRC-1	-	-	-	-	-	-	-	-	-	
WRC-2	-	-	-	-	-	-	-	-	-	
WRC-3	-	-	-	-	-	-	-	-	-	

R.E. DINNEEN ARCHITECTS & PLANNERS, INC.

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NO.	DATE	REMARKS
	11/02/2015	SCHEMATIC DESIGN

15116.11
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HVAC
SCHEDULES 1 OF 1

ISSUE DATE: 02 NOVEMBER 2015

PHASE 2
H-0.3

BELL MOUTH CONNECTION DETAIL

NTS 1

ELECTRIC HUMIDIFIER PIPING DETAIL

NTS 2

DUCT HANGER DETAIL (LOW VELOCITY)

NTS 3

CEILING DIFFUSER BRANCH TAKE-OFF DETAIL

NTS 4

A	6"	6"	6"	6"	6"	6"	12"	12"	12"	12"
B	6"	6"	6"	6"	12"	12"	12"	12"	15"	15"
MAX CFM	135	185	200	280	320	375	470	500	625	775
C	6"ø	8"ø	8"ø	10"ø	10"ø	10"ø	12"ø	14"ø	14"ø	16"ø
D	8"	10"	10"	12"	12"	14"	14"	16"	16"	18"
E	10"	12"	14"	14"	14"	14"	16"	16"	18"	20"
F	12"	14"	14"	14"	16"	16"	16"	18"	20"	20"
G	6"	6"	6"	6"	6"	6"	6"	6"	6"	6"

DIFFUSER CONNECTION DETAIL

NTS 5

PIPE HANGER AND PIPE ROLLER DETAIL

NTS 6

HOT WATER COIL PIPING DETAIL (2-WAY CONTROL)

NTS 7

NOTE:
DETAIL APPLIES TO GENERAL EXHAUST AIR VALVES

TEK-AIR EXHAUST/HOOD AIR VALVE DETAIL

NTS 8

VARIABLE AIR + CONSTANT VOLUME BOX W/REHEAT COIL DETAIL

NTS 9

INLINE CABINET FAN MOUNTING DETAIL

NTS 10

TRANSFER DUCT DETAIL AND SCHEDULE

NTS 11

DUCTWORK ROOF PENETRATION DETAIL

NTS 12

AHA CONSULTING ENGINEERS

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HVAC
DETAILS

PHASE 2
H-0.4

VIBRATION ISOLATOR DETAIL — NTS — 12

FIRE DAMPER WITH BLADES OUTSIDE THE AIR STREAM — NTS — 13

TEK-AIR SUPPLY AIR VALVE DETAIL W/ HOT WATER COIL DETAIL — NTS — 14

LAB SPOT EXHAUST DETAIL — NTS — 15

ACCU

ROOF TOP CONDENSER MOUNTING DETAIL — NTS — 16

LABORATORY EXHAUST FAN + STACK DETAIL — NTS — 17

EXTERIOR DUCTWORK SUPPORT DETAIL — NTS — 18

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HVAC
DETAILS

PHASE 2

H-0.5

AHU-1 PRIMARY 100% O.A.

AHU-2 SECONDARY GMP, COMMON

AHU-3 SECONDARY PREP & STERILIZATION

AHU-4 SECONDARY SUITE A

AHU-5 SECONDARY SUITE B

AHU-6 SECONDARY SUITE C

AHU-7 SECONDARY SUITE D

1 AHU ZONING PLAN
SCALE: 1/8" = 1'-0"

2 HVAC PRESSURIZATION PLAN
SCALE: 1/8" = 1'-0"

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HVAC PRESSURIZATION & AHU ZONING PILOT LAB PLAN

PHASE 2

H-0.7

VHP ZONE

FIRST FLOOR PLAN

VHP ZONE

FIRST FLOOR PLAN

VHP ZONE

FIRST FLOOR PLAN

VHP ZONE

FIRST FLOOR PLAN

AHA
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HVAC
VHP CONTROL SEQUENCE
DIAGRAM

02 NOVEMBER 2015

PHASE 2
H-0.8

PRIMARY
AHU-1
15,000 CFM
AHU-2
SECONDARY
GMP AREAS
SUPPLY
CORRIDOR
AHU-3
SECONDARY
PREP &
STERILIZATION
AHU-4
SECONDARY
SUITE A
AHU-5
SECONDARY
SUITE B
AHU-6
SECONDARY
SUITE C
AHU-7
SECONDARY
SUITE D
EXHAUST
HEPA
RETURN
SUITE A
SUITE B
SUITE C
SUITE D

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HVAC
AIRFLOW DIAGRAMS 1 OF 10

PHASE 2
H-0.9

EXHAUST AIR
SUPPLY AIR

ARCHITECTS &
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HVAC
AIRFLOW DIAGRAMS

02 NOVEMBER 2015

PHASE 2
H-0.10

HEPA
EXHAUST
RETURN
SUPPLY CORRIDOR 1

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11/02/2015 SCHEMATIC DESIGN

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HVAC
AIRFLOW DIAGRAMS X OF X

ISSUE DATE : 02 NOVEMBER 2015

PHASE 2

H-0.11

CHILLED WATER PIPING SCHEMATIC

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HVAC
CHILLED WATER
PIPING DIAGRAM

02 NOVEMBER 2015

PHASE 2
H-0.12

HOT WATER PIPING SCHEMATIC

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HVAC
HOT WATER
PIPING DIAGRAM

PHASE 2

H-0.13

ROOF
4TH FLOOR
3RD FLOOR
2ND FLOOR
1ST FLOOR
BASEMENT
EXHAUST AIR DEW POINT TEMPERATURE SENSOR (TYP.)

HEAT RECOVERY LOOP PIPING SCHEMATIC

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HVAC HEAT RECOVERY LOOP DIAGRAM

PHASE 2

H-0.14

DRY STORAGE
CO

a.e. Dinneen Architects & Planners, inc.

AHA
CONSULTING ENGINEERS

SCHEMATIC DESIGN

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HVAC
PILOT LAB
BASEMENT PLANS

PHASE 2
H-1.0

1 HVAC FIRST FLOOR PLAN
SCALE: 3/32" = 1'-0"

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SCHEMATIC DESIGN

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HVAC DUCTWORK FIRST FLOOR PLAN

PHASE 2
H-1.1

1 HVAC PENTHOUSE PLAN
SCALE: 1/8" = 1'-0"

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HVAC
MECHANICAL LEVEL
PLAN

PHASE 2
H-1.4

SERES EQUIPMENT
SERES GENERATOR
150 TON AIR COOLED CHILLER

1 HVAC ROOF PLAN
SCALE: 1/8" = 1'-0"

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HVAC ROOF PLAN

SCALE: 1/8" = 1'-0"

PHASE 2
H-1.5

KEYED NOTES	SHEET NOTES

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ELECTRICAL
DEMO WORK
RISER DIAGRAM

ISSUE DATE: 22 NOVEMBER 2015

SCALE: N.T.S.

PHASE 2

E-0.2

XM
XM
XM
XM

1 ELECTRICAL BASEMENT PARTIAL POWER PLAN PART A
SCALE: 1/8" = 1'-0"

SHEET NOTES

KEYED NOTES

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ELECTRICAL BASEMENT LIGHTING PLAN

PHASE 2

E-2.0A

XM
XM
XM
XM
PROPOSED LOCATION OF ELECTRICAL EQUIPMENT, STRUT MOUNTED
JOCKEY PUMP TIE CONTROLLER
FIRE PUMP CONTROLLER

SHEET NOTES

KEYED NOTES

1 ELECTRICAL BASEMENT PARTIAL POWER PLAN PART B
SCALE: 1/8" = 1'-0"

R.S. DINNEEN ARCHITECTS & PLANNERS, INC.

AHA CONSULTING ENGINEERS

15176.11
SERES THERAPEUTICS TENANT IMPROVEMENTS

200 SIDNEY STREET
CAMBRIDGE, MA

ELECTRICAL BASEMENT LIGHTING PLAN

PHASE 2
E-2.0B

XM
XM
XM

1 ELECTRICAL FIRST FLOOR PARTIAL POWER PLAN PART A
SCALE: 1/8" = 1'-0"

SHEET NOTES

KEYED NOTES

A.E. DENNIS ARCHITECTS & PLANNERS, INC.

AHA CONSULTING ENGINEERS

151.76.11

SERES THERAPEUTICS TENANT IMPROVEMENTS

200 SIDNEY STREET
CAMBRIDGE, MA

ELECTRICAL FIRST FLOOR PARTIAL POWER PLAN PART A

ISSUE DATE: 22 NOVEMBER 2015
SCALE: AS NOTED

PHASE 2

E-2.1A

XM
XM
XM
XM

1 ELECTRICAL FIRST FLOOR PARTIAL POWER PLAN PART B
SCALE: 1/8" = 1'-0"

SHEET NOTES

KEYED NOTES

A.E. DINISSEN ARCHITECTS & PLANNERS, INC.

AHA CONSULTING ENGINEERS

11/05/2015 SCHEMATIC DESIGN

15176.11

SERES THERAPEUTICS TENANT IMPROVEMENTS

200 SIDNEY STREET
CAMBRIDGE, MA

ELECTRICAL FIRST FLOOR PARTIAL POWER PLAN PART B

02 NOVEMBER 2015

AS NOTED

PHASE 2

E-2.1B

EQUIPMENT MOUNTED TO NEW STRUT FRAME

1 ELECTRICAL FIRST FLOOR PARTIAL POWER PLAN PART A
SCALE: 1/8" = 1'-0"

SHEET NOTES

KEYED NOTES

A.E. DINNEEN
ARCHITECTS &
PLANNERS, INC.

AHA
CONSULTING
ENGINEERS
24 Hartwell Avenue
Third Floor
Lexington, MA 02421
781.372.3000
aha-engineers.com

11/25/2015 SCHEMATIC DESIGN

15176.11

SERES THERAPEUTICS
TENANT IMPROVEMENTS

200 SIDNEY STREET
CAMBRIDGE, MA

ELECTRICAL
FOURTH FLOOR
PARTIAL POWER
PLAN PART A

22 NOVEMBER 2015
AS NOTED

PHASE 2
E-2.4A

EQUIPMENT MOUNTED TO NEW STRUT FRAME

1 ELECTRICAL FIRST FLOOR PARTIAL POWER PLAN PART B
SCALE: 1/8" = 1'-0"

SHEET NOTES

KEYED NOTES

R.E. DINNEEN ARCHITECTS & PLANNERS, INC.

AHA CONSULTING ENGINEERS

SCHEMATIC DESIGN

SERES THERAPEUTICS TENANT IMPROVEMENTS

200 SIDNEY STREET
CAMBRIDGE, MA

ELECTRICAL FOURTH FLOOR PARTIAL POWER PLAN PART B

PHASE 2
E-2.4B

EXHIBIT B-2

LANDLORD’S WORK

200 Sidney – Common Area Improvements

•	Modifications to existing Sidney Street vestibule to create useable two story space with linear heating elements at glazing, new exit door, new storefront and glass film
•	Renovations of existing base building entrance to create more direct access along with new exterior lighting and hardscaping at entry door
•	New finishes including flooring, lights, audiovisual panel and entry desk at building common entry located on Erie Street
•	Renovations to existing building common hallway, loading and elevator cabs with new flooring, ceiling and lighting
•	Installaion of two building common shower rooms to support pedestrian commuters
•	At least one set of restrooms on floors one (1) and three (3) to be in good working order
•	Restroom and elevator lobby on floor four (4) to be substantially complete consistent with other restrooms and elevator lobbies in the Building
•	Updated Exterior hardscaping along Erie Street including new exterior base building monument sign (To be completed by Rent Commencement Date)
•	Landscaping along the alley on Erie Street to provide informal exterior gathering space (To be completed by Rent Commencement Date)

EXHIBIT B-3-a

BUDGET FOR LAB/OFFICE IMPROVEMENTS

[SEE ATTACHED]

BioMed Realty Trust

200 Sidney Street Redevelopment

200 Sidney Street - Seres Development Budget				83,396	rsf	11/11/2015

PROGRAM	RENTABLE SF		HARD COST
Lab + Office	70,133		$10,432,768	$148.76	/ sf	TRG Estimate 10/30/15
Animal Care Facility (ACF)	1,890		$774,859	$409.98	/ sf	TRG Estimate 10/30/15
TOTAL LAB + OFFICE AREA	72,023		$11,207,627	$155.61	/ sf
TOTAL MANUFACTURING AREA	11,373		$10,734,299	$943.84	/ sf	TRG Estimate 10/30/15
TOTAL	83,396		$21,941,926	$263.11	/ sf

HARD COSTS
Construction - Phase 1+2 Lab + Office Area			$11,207,627	$155.61	/ sf *	TRG Estimate 10/30/15
Construction - Phase 2 (Manufacturing Area + QC Lab)			$10,734,299	$943.84	/ sf **	TRG Estimate 10/30/15
Metering			$41,698	$0.50	/ sf	Allowance
Hard Cost Contingency		1.7%	$375,000	$4.50	/ sf
SUB-TOTAL - HARD COST			$22,358,624	$268.10	/ sf

SOFT COSTS
Design Fees - Phase 1+2 Lab + Office Area			$735,732	$8.82	/ sf ***	Dineen Proposal 11/3/15
Design Reimbursables		4.1%	$29,800	$0.36	/ sf	Dineen Proposal 11/3/15
Design Fees - Phase 2			$250,000	$3.00	/ sf	Allowance
Design Reimbursables		4.0%	$10,000	$0.12	/ sf	Allowance
Soft Cost Contingency		5.0%	$51,276.60	$0.61	/ sf
SUB-TOTAL - SOFT COST			$1,076,809	$12.91	/ sf
BioMed Development Fee		0.5%	$125,000	$1.50	/ sf	Fixed Fee
TOTAL - SOFT COSTS			$1,201,809	$14.41	/ sf

TOTAL			$23,560,433	$282.51	/ sf

TENANT IMPROVEMENT ALLOWANCE			$12,509,400	$150.00	/ sf

EXCESS TENANT IMPROVEMENT			$11,051,033	$132.51	/ sf

*	$/sf based upon 72,023 rsf (Includes all Phase 1 and Phase 2 Areas with exception of Phase 2 Manufacturing Area)
**	$/sf based upon 11,373 rsf (Phase 2 Manufacturing Area includes QC Lab and Gowning Rooms)
***	Fee is Inclusive of $50k in Indemnification Fees

Seres Therapeutics 200 Sidney Street Cambridge, MA	10/30/2015

Project Summary Sheet For Office, Lab and ACF

Description	Budget
Office / Lab Budget Dated 10.30.15	$10,432,768
ACF Budget Budget Dated 10.30.15	$774,859
Total Project Cost For Office, Lab & ACF	$11,207,627

Project Alternates

A) Provide Dirt Walls instead of Butt Glazing at 4th Floor	$78,000

Project Clarifications

1)	Tel/Data & AV system and distribution by Seres
2)	Card Reader system and distribution by Seres
3)	Security Sytem and distribution by Seres
3)	Laboratory Equipment including rigging into place by Seres
4)	Kitchen Appliances not included
5)	Equipment alarms system or distribution not included
6)	supply and install Furniture not included
7)	Signage not included
8)	Any fabric or millwork walls not included
9)	2nd floor humidity is not included
10)	Server racks by Seres
11)	New window treatments not included. We have included modification of existing to accomidiate layout
12)	Dirtt wall systems not included
13)	Dryroom at sampling carried in Pilot Lab Budget
14)	Moving Existing owner equipment from existing facility to new location not included
15)	Renovations of restrooms not included in this budget
16)	ACF alarm monitoring or watering system not included

Seres Therapeutics
200 Sidney Street	10/30/2015
Cambridge, MA	RSF 70328
Lab and Office Budget

Description	Budget	Total RSF Cost
Demolition/Temporary Protection/Daily Cleaning	$288,920	$4.11
Concrete	$22,300	$0.32
Structural Steel/Misc Metals	$16,000	$0.23
Carpentry	$138,485	$1.97
Millwork	$178,790	$2.54
Roofing/Thermal Moisture Protection	$53,000	$0.75
Doors/Frames/Hardware	$185,180	$2.63
Glazing	$191,496	$2.72
Gypsum Drywall	$684,704	$9.74
Ceilings	$226,484	$3.22
Flooring	$243,583	$3.46
Painting	$85,215	$1.21
Specialties	$219,200	$3.12
Laboratory Casework	$558,522	$7.94
Equipment	$0	$0.00
Fire Protection	$198,000	$2.82
Plumbing	$716,400	$10.19
HVAC	$2,723,031	$38.72
Electrical/Fire Alarm	$1,974,856	$28.08
General Requirements	$75,330	$1.07
General Conditions	$71,540	$1.02
Supervision	$525,680	$7.47
Engineering	$0	$0.00
Insurance and Permits	$234,418	$3.33
Contingency	$468,836	$6.67
Overhead and Profit	$352,799	$5.02
Office & Lab	$10,432,768	$148.34	70,328 RSF

Seres Therapeutics 200 Sidney Street Cambridge, MA	10/30/2015

Division/Description	Qty	UM	Unit $	Line Sum	Div. Sum
Demolition/Temporary Protection/Daily Cleaning
Demolition
Select demo labs	16,245	sf	8	129,960
Dumpsters	30	ea	750	22,500
Temporary Protection
Floor protection	85	shts	55	4,675
Protect existing windows and sills.	45	ea	273	12,285
Dust protection material	1	Is	14,000	14,000
Protection of existing finishes	1	Is	8,000	8,000
Daily cleaning	100	days	975	97,500
					$288,920
Concrete
Coring for mechanical systems & tel/data	1	Is	8,000	8,000
Conference room floor boxes	5 ea		2,200	11,000
Patch floors at floor drains	12 ea		275	3,300
					$22,300
Structural Steel/Misc Metals
Support for the operable partitions	1	Is	16,000	16,000
					$16,000
Carpentry
Door and hardware installation	116	ea	445	51,620
General carpentry	50	days	874	43,700
Carpentry material	50	days	280	14,000
Interior blocking	2,295	If	7	16,065
Barricades/safety	18	wks	200	3,600
Install specialties	1	Is	9500	9,500
					$138,485

Millwork
Coffee Bar Cabinetry	36	If	895	32,220
Cafe Cabinetry, uppers and lowers with solid surface top	52	If	950	49,400
Cafe Island	22	If	985	21,670
Copy area millwork	70	If	650	45,500
Closet shelving and hangers	1	Is	10,000	10,000
Reception desks allowance	1	ea	20,000	20,000
Custom Signage				NIC
					$178,790
Roofing/Thermal Moisture Protection
Roof protection	1	Is	5,000	5,000
Roof safety Garlock rental	4	mnths	1,500	6,000
Roofing for duct & pipe flashing	1	Is	9,000	9,000
Interior sealants	1	Is	10,000	10,000
Fireproofing	1	Is	15,000	15,000
Firestopping	1	Is	8,000	8,000
					$53,000

Division/Description	Qty	UM	Unit $	Line Sum	Div. Sum
Doors/Frames/Hardware
Office doors wood	74 ea		1,495	110,630
HM doors at labs	42 ea		1,775	74,550
Card readers				NIC
					$185,180
Glazing
Butt Glazing	2,798	sf	52	145,496
Glass doors entrances & Fouth Floor	6	ea	3,000	18,000
Glass sliding doors (4th floor)	2	ea	5,000	10,000
Vision kits for doors	60	ea	200	12,000
Graphics on Glass (Allowance)	1	Is	6,000	6,000
					$191,496
Gypsum Drywall
GWB Walls	3,417	If	128	437,376
Perimeter walls	1,045	If	115	120,175
Soffits	4,279	sf	7	29,953
Column enclosures	45	ea	960	43,200
GWB header for glazing	400	If	115	46,000
FRP on wet walls	1	Is	8,000	8,000
					$684,704
Ceilings
ACT 1 Office Standard	24,795	sf	4.75	117,776
ACT 2 Lab Standard	17,100	sf	4.95	84,645
ACT 3 Vinyl Faced	2,750	sf	8.75	24,063
					$226,484
Flooring
Carpet Tile	2,697	sy	40	107,880
VCT	16,975	sf	2.95	50,076
Solid Vinyl Wood Plank	2,857	sf	9.95	28,427
Johnsonite 4" vinyl cove base	7,195	If	2.50	17,988
Sheet vinyl	97	sy	96	9,312
Epoxy flooring at glasswash room	350	sf	14	4,900
Floor prep allowance	25,000	sf	1	25,000
					$243,583
Painting
Walls
Latex paint	69,975	sf	0.98	68,576
Touch up painting	1	Is	7,500	7,500
GWB Ceilings/Soffits	4,279	sf	1.39	5,948
Door and frames
Doors/frames	42	ea	76	3,192
					$85,215

Division/Description	Qty	UM	Unit $	Line Sum	Div. Sum
Specialties
Fire extinguishers and cabinets	14	ea	675	9,450
Corner guards	25	ea	275	6,875
Lab coat hooks	4	ea	750	3,000
Bumper guards - two line plastic	300	If	85	25,500
Hufcor Operable Partition with Marker Boards & glass panels	32	If	2,225	71,200
Mesh Partitions	475	If	117	55,575
Glass marker boards - conference/board rooms	14	ea	750	10,500
White boards at private offices	38	ea	450	17,100
Wall mounted dispensers (Allowance)	1	Is	20,000	20,000
Window treatments				NIC
Metro Shelving				NIC
Signage				NIC
					$219,200
Laboratory Casework
Mobile benches Anaerobic Table 36 x 96	9	ea	3,636	32,724
Mobile benches Anaerobic Table 36 x 72	8	ea	2,800	22,400
Lab Bench 30 x 72	67	ea	3,324	222,708
Lab Bench 30 x 96	10	ea	3,724	37,240
End of Lab Bench 30 x 60	12	ea	3,175	38,100
End of Benck 30 x 72	6	ea	3,375	20,250
Fixed Wall Benches	225	If	575	129,375
Shelving	50	If	180	9,000
Utility Panels	48	ea	350	16,800
Recommission existing cold room	1	ea	18,000	18,000
Relocate & refurbish existng Fumehoods	3	ea	3,975	11,925
Anaerobic chambers				NIC
Pilot Plant tables/benches/carts				NIC
Flammable Safety Cabinets				NIC
SS sinks- In plumbing price
					$558,522
Equipment
Biosafety cabinets				NIC
Glasswashers				NIC
Autoclave				NIC
Appliances				NIC
Lab Equipment				NIC

Fire Protection
Modify existing systems to serve office and labs	1	Is	198,000	198,000
					$198,000
Plumbing				716,400
Utility drops - VAC & Compressed Air				In abv
C02 Manifold & distribution				In abv
N2 Manifold & distribution				In abv
Gases to Fume Hoods				In abv
RO distribution & drops				In abv
Emergency eyewash distribution and stations				In abv
Potable and non-potable water distribution				In abv
Utility piping & connections to equipment				In abv
Sink assemblies				In abv
Lab waste & vent piping				In abv
Floor drains				In abv
					$716,400

Division/Description	Qty	UM	Unit $	Line Sum	Div. Sum
HVAC
Demolition				$20,000
Phoenix Valves				$85,000
VAV				$27,000
Piping				$325,350
Sheet metal				$1,000,000
AC Unit				$4,500
Insulation				$320,000
HW Coils				$1,600
Vibration Isolation				$1,500
Balancing				$40,000
Controls				$473,740
Coordination Drawings & HVAC direct costs				$419,341
Rigging				$5,000
					$2,723,031
Electrical and Fire Alarm
Demolition/make safe				56,304
Feeders & Power				336,792
Distribution				304,960
Lighting and controls				1,017,180
Fire alarm				119,820
HVAC wiring				106,800
Permits and other direct costs				33,000
					$1,974,856
General Requirements
Parking	5	mnths	950	4,750
Police details	8	ea	385	3,080
Replace plumbing and electrical utilities at fire rated plenums	1	alw	22,000	22,000
Removal of glass panels for loading zones	1	alw	4,000	4,000
Adjusting/modifying existing shades per new layout	1	Is	12,000	12,000
Allowance for MEP distribution in occupied spaces	1	alw	15,000	15,000
Signage for occupancy	1	Is	2,500	2,500
Allowance for rigging equipment	1	alw	12,000	12,000
					$75,330
General Conditions
Safety/third party inspection	18	wks	250	4,500
Consumables	1	ea	12,000	12,000
Field operation expenses	18	wks	780	14,040
Field Office	1	Is	8,500	8,500
Final cleaning	44,000	sf	0.65	28,600
Sanitary facilities	4	mnths	975	3,900
					$71,540
Supervision
Project Executive (2 days/week)	48	days	1,240	59,520
Project Manager	24	wks	4,400	105,600
Assistant Project Manager	24	wks	3,000	72,000
Project Superintendent	24	wks	4,200	100,800
Assistant Superintendent	24	wks	3,000	72,000
Planner (2 days/week)	12	wks	1,920	23,040
MEP Coordinator	6	wks	4,200	25,200
Field Operations Manager	4	wks	4,800	19,200
Estimator	4	wks	5,600	22,400
Project Administrative Assistant	24	days	480	11,520
Project Accountant	24	days	600	14,400
					$525,680

Division/Description	Qty	UM	Unit $	Line Sum	Div. Sum
Engineering
Architectural				NIC
Structural				NIC
MEP				NIC

Insurance and Permits
General Liability Insurance	1.00%			93,767
Building Permits	1.50%			140,651
					$234,418
Contingency	5.00%			468,836
					$468,836

Overhead and Profit	3.50%				$352,799

Total Budget					$10,432,768

Note - See Office, Lab and ACF Summary Sheet for Alternates and Clarifications

Seres Therapeutics
200 Sidney Street	10/30/2015
Cambridge, MA	RSF 1890
ACF Budget

Description	Budget
Demolition/Temporary Protection/Daily Cleaning	$29,840
Concrete	$6,850
Structural Steel/Misc Metals	$32,000
Carpentry	$14,002
Millwork	$0
Roofing/Thermal Moisture Protection	$13,000
Doors/Frames/Hardware	$12,870
Glazing	$1,200
Gypsum Drywall	$67,170
Ceilings	$10,063
Flooring	$28,500
Painting	$10,778
Specialties	$7,725
Laboratory Casework	$34,550
Equipment	$0
Fire Protection	$20,930
Plumbing	$83,280
HVAC	$266,000
Electrical/Fire Alarm	$57,668
General Requirements	$0
General Conditions	$0
Supervision	$0
Engineering	$0
Insurance and Permits	$17,411
Contingency	$34,821
Overhead and Profit	$26,203
$774,859
Cost/SF:	$409.98

Seres Therapeutics 200 Sidney Street Cambridge, MA	10/30/2015

Division/Description	Qty	UM	Unit $	Line Sum	Div. Sum
Demolition/Temporary Protection/Daily Cleaning
Demolition
Select demo	1,500	sf	3.00	4,500
Dumpsters	5	ea	750	3,750
Temporary Protection
Floor protection	20	shts	55	1,100
Protect existing windows and sills.	5	ea	273	1,365
Dust protection material	1	Is	3,000	3,000
Protection of existing finishes	1	Is	1,500	1,500
Daily cleaning	15	days	975	14,625
					$29,840
Concrete
Coring for mechanical systems & tel/data	1	Is	1,250	1,250
Patch floors at floor drains	4	ea	275	1,100
Masonry opening for backup unit	1	Is	4,500	4,500
					$6,850
Structural Steel/Misc Metals
Secondary AHUs steel support	1	Is	18,000	18,000
Exhaust shaft & roof opening support	1	Is	14,000	14,000
Screen wall				NIC
					$32,000
Carpentry
Door and hardware installation	6	ea	445	2,670
General carpentry	8	days	874	6,992
Carpentry material	8	days	280	2,240
Interior blocking	300	If	7	2,100
					$14,002

Millwork				NIC

Roofing/Thermal Moisture Protection
Roofing for duct & pipe flashing	1	Is	6,000	6,000
Interior sealants	1	Is	4,500	4,500
Fisreproofing	1	Is	1,500	1,500
Firestopping	1	Is	1,000	1,000
					$13,000
Doors/Frames/Hardware
Seamless HM ACF	6	ea	2,145	12,870
Card readers				NIC
					$12,870
Glazing
Vision kits for doors	6	ea	200	12,870
Graphics on Glass				NIC
					$1,200

1 of 3

Division/Description	Qty	UM	Unit $	Line Sum	Div. Sum
Gypsum Drywall
ACF Walls	350	If	150	52,500
GWB ceiling ceilings	350	sf	20	7,000
Perimeter walls	50	If	115	5,750
Column enclosures	2	ea	960	1,920
					$67,170

ACT 3 Vinyl Faced	1,150	sf	8.75	10,063
					$10,063
Flooring
Epoxy Flooring	1,500	sf	16	24,000
Floor prep allowance	1,500	sf	3	4,500
					$28,500
Painting
Walls	7,250	sf	1.35	9,788
Epoxy Paint - ACF
Door and frames
Doors	6	ea	89	534
Frames	6	ea	76	456
					$10,778
Specialties
Fire extinguishers and cabinets	2	ea	675	1,350
Corner guards	5	ea	275	1,375
Lab coat hooks	1	ea	750	750
Bumper guards - two line plastic	50	If	85	4,250
Gowning accessories				NIC
Window treatments				NIC
Mesh Partitions				NIC
Metro Shelving				NIC
Signage				NIC
					$7,725
Laboratory Casework
Mobile workstations	6	ea	3,800	22,800
SS Tables in the ACF	4	ea	2,500	10,000
Utility Panels	5	ea	350	1,750
Pilot Plant tables/benches/carts				NIC
Flammable Safety Cabinets				NIC
SS sinks- In plumbing price
					$34,550
Equipment
Biosafety cabinets				NIC
Glasswashers				NIC
Autoclave				NIC
Appliances				NIC
Lab Equipment				NIC

Fire Protection
Modify existing systems to serve the ACF	1	Is	20,930	20,930
					$20,930
Plumbing				83,280
Lab sink with RO				In abv
SS sink				In abv
Mop receptor				In abv

2 of 3

Division/Description	Qty	UM	Unit $	Line Sum	Div. Sum
Vac & O2 to BSCs				In abv
CO2 outlets				In abv
Emergency shower/eyewash				In abv
O2 Manifold				In abv
CO2 Manifold				In abv
Floor drain with trap primer				In abv
					$83,280
HVAC
Phoenix Valves				$10,000
HEPAs				$8,000
Humidifiers				$35,000
Piping				$33,000
Sheet metal				$45,000
Insulation				$15,000
Vibration Isolation				$2,000
Balancing				$5,000
Controls				$113,000
					$266,000
Electrical and Fire Alarm
Demolition/make safe				2,000
Feeders & Power				10,000
Distribution				10,000
Lighting and controls				17,668
Devices				2,000
Fire alarm				7,000
HVAC wiring				9,000
					$57,668
General Requirements
GRs carried under the Pilot Plant Project/Budget

General Requirements
GCs carried under the Pilot Plant Project/Budget

Supervision
Supervision carried under the Pilot Plant Project/Budget

Engineering
Architectural				NIC
Structural				NIC
MEP				NIC

Insurance and Permits
General Liability Insurance	1.00%			6,964
Building Permits	1.50%			10,446
					$17,411
Contingency	5.00%			34,821
					$34,821
Overhead and Profit	3.50%
					$26,203

Total Budget					$774,859

3 of 3

EXHIBIT B-3-b

BUDGET FOR MANUFACTURING AREA IMPROVEMENTS

[SEE ATTACHED]

Seres Therapeutics
200 Sidney Street	10/30/2015
Cambridge, MA	RSF 11177
Preliminary Manufacturing Area Budget

Description	Budget
Demolition/Temporary Protection/Daily Cleaning	$173,790
Concrete	$154,250
Structural Steel/Misc Metals	$444,000
Carpentry	$142,465
Millwork	$0
Roofing/Thermal Moisture Protection	$176,450
Doors/Frames/Hardware	$195,500
Glazing	$89,500
Gypsum Drywall	$461,600
Ceilings	$79,800
Flooring	$251,400
Painting	$92,345
Specialties	$148,075
Laboratory Casework	$0
Equipment	$150,000
Fire Protection	$150,000
Plumbing	$833,400
HVAC	$4,242,096
Electrical/Fire Alarm	$828,545
General Requirements	$71,280
General Conditions	$78,960
Supervision	$455,480
Engineering	$0
Insurance and Permits	$230,473
Contingency	$921,894
Overhead and Profit	$362,996
$10,734,299
Cost/SF:	$960.39

Exclusions:

*	Process utilities
*	Moving existing owner equipment to the new facility
*	Tel/Data & AV
*	Card Readers
*	Security
*	Signage
*	Laboratory & Clean Room Equipment
*	Equipment alarms
*	UPS
*	Validation
*	SS piping or SS ductwork

*	Clad Walls
*	SS doors
*	Sitework in area way
*	USP Water Skid
*	Clad Walls / Ceiling / Kydex
*	Future MEP Utility capacity for Pilot Expansion

Clarification:

This budget is based on steam generator, boilers and pumps being installed at the penthouse

Seres Therapeutics 200 Sidney Street Cambridge, MA	10/30/2015

Division/Description	Qty	UM	Unit $	Line Sum	Div. Sum
Demolition/Temporary Protection/Daily Cleaning
Demolition
Select demo	8,700	sf	1.95	16,965
Dumpsters	15	ea	750	11,250
Temporary Protection
Floor protection	50	shts	55	2,750
Protect existing windows and sills.	25	ea	273	6,825
Dust protection material	1	Is	14,000	14,000
Protection of existing finishes	1	Is	5,000	5,000
Daily cleaning	120	days	975	117,000
					$173,790
Concrete
Coring for mechanical systems & tel/data	1	Is	8,000	8,000
Concrete sawcutting & trenching	350	If	125	43,750
Concrete slab openings for shafts	1	Is	65,000	65,000
Equipment pads	1	Is	22,000	22,000
Patch floors at floor drains	20	ea	275	5,500
Create a floor opening to allow basement mechanical deliveries	1	Is	10,000	10,000
					$154,250
Structural Steel/Misc Metals
Roof top dunnage for units	2	ea	117,000	234,000
Steel reinforcement for mechanical units	1	Is	80,000	80,000
Steel shaft & floor reinforcement	1	Is	95,000	95,000
Secondary AHUs steel support	1	Is	35,000	35,000
Screen walls				NIC

Carpentry					$444,000
Door and hardware installation	68	ea	750	51,000
General carpentry	50	days	874	43,700
Carpentry material	50	days	280	14,000
Interior blocking	2,995	If	7	20,965
Barricades/safety	24	wks	200	4,800
Install specialties	1	Is	8000	8,000
					$142,465
Millwork
Signage				NIC

Roofing/Thermal Moisture Protection
Roofing for steel dunnage	18	days	1,150	20,700
Roofing for duct & pipe flashing	25	days	1,150	28,750
Interior sealants	20	days	2,350	47,000
Fireproofing	1	Is	55,000	55,000
Firestopping	1	Is	25,000	25,000
					$176,450

1 of 5

Division/Description	Qty	UM	Unit $	Line Sum	Div. Sum
Doors/Frames/Hardware
Seamless (Painted) HM doors	68	ea	2,875	195,500
Stainlees Teel Doors				NIC
Card readers				NIC
					$195,500
Glazing
Power plant viewing windows	12	ea	6,000	72,000
Vision kits for doors	50	ea	350	17,500
					$89,500
Gypsum Drywall
Pilot Plant Walls	1,500	If	175	262,500
Perimeter walls	200	If	115	23,000
GWB walkable ceilings at the Pilot Plant	3,000	sf	28	84,000
GWB duct shaft walls	2,500	sf	21	52,500
Fiberglass grating for walkable ceilings	2,000	sf	15	30,000
Column enclosures	10	ea	960	9,600
Clad walls				NIC
					$461,600
Ceilings
Clean Room Gasketed Grid System	5,700	sf	14	79,800
					$79,800
Flooring
Epoxy Flooring	8,700	sf	18	156,600
Floor prep allowance	8,700	sf	4	34,800
Penthouse & basement flooring (Allowance)	1	Is	60,000	60,000
					$251,400
Painting
Walls
Epoxy paint walls	27,700	sf	1.65	45,705
Epoxy paint ceilings	8,700	sf	1.95	16,965
Touch up painting	5	days	1,175	5,875
Doors/Frames	68	ea	350	23,800
					$92,345
Specialties
Fire extinguishers and cabinets	5	ea	675	3,375
Corner guards	18	ea	275	4,950
Lab coat hooks	5	ea	750	3,750
Bumper guards - two line plastic	450	If	85	38,250
Access panels	10	ea	125	1,250
Gowning benches	8	ea	1,500	12,000
Lockers	28	If	750	21,000
Pass thrus	3	ea	9,500	28,500
Glove Boxes/Glass Holders/Hand sanitizers	2	loc	2,500	5,000
Hand washers / Towel Dispensers	2	ea	5,000	10,000
Gowning material (Allowance)	1	Is	20,000	20,000
Mesh Partitions at the basement				NIC
Gowning accessories				NIC
Window treatments				NIC
Metro Shelving				NIC
Signage				NIC
					$148,075
Laboratory Casework

2 of 5

Division/Description	Qty	UM	Unit $	Line Sum	Div. Sum
Fume Hoods				NIC
Pilot Plant tables/benches/carts				NIC
SS sinks- In plumbing price

Equipment
VHP Unit (Allowance)				150,000
Biosafety cabinets				NIC
Glasswashers				NIC
Autoclave				NIC
Appliances				NIC
Lab Equipment				NIC
					$150,000
Fire Protection
Complete sprinkler system for the Pilot Lab	1	Is	150,000	150,000
					$150,000
Plumbing				768,400
VAC & Compressed Air distribution				In abv
Hydrogen manifold				In abv
N2 Manifold				In abv
LN2 delivery system				In abv
RO distribution & drops				In abv
Emergency eyewash distribution and stations				In abv
Utility piping & connections to equipment				In abv
Sink assemblies				In abv
Shower stalls				In abv
Floor drains				In abv
RO reject skid				In abv
SS pipe fittings for VHP distribution into rooms				65,000
					$833,400
HVAC
Sheet Metal				1,200,000
Insulation				170,000
ATC				755,000
Balancing				20,000
Rigging				5,000
VAV / EXV				195,000
HW COILS				12,000
Vibration Isolation				2,500
Munters Unit				110,000
Strobic EHU 12k CFM				80,000
VHP System				30,000
Commissioning Validation				10,000
Piping Labor				140,000
Piping Materials				25,000
Chillers 150 Tons				185,000
6 Secondary AHU				80,000
GMP AHU 22K CFM				288,000
HEPA Diffusers				30,000
PERMIT				750
General Conditions				2,000
Coordination Drawings				2,500
HW Pipe for Pilot Plant				86,000
Dryroom Sampling				220,000
Steam Boiler				50,000

3 of 5

Division/Description	Qty	UM	Unit $	Line Sum	Div. Sum
Steam Pipe				75,000
Supplemental Cooling				25,000
HW Boiler				70,000
Pumps				30,000
Sales Tax				69,594
OHP at 15%				563,752
DELETE FUTURE CAPACITY				-315,000
CONTINGENCY				25,000
					$4,242,096
Electrical and Fire Alarm
Demolition/make safe				9,545
Feeders & Power				65,000
Distribution				45,000
Lighting and controls				205,000
Devices				30,000
Dedicated 450kw Generator				360,000
Interlocks				44,000
Fire alarm				30,000
HVAC wiring				40,000
					$828,545
General Requirements
Parking	6	mnths	950	5,700
Police details	8	ea	385	3,080
Allowance for MEP distribution in occupied spaces	1	alw	35,000	35,000
Signage for occupancy	1	Is	2,500	2,500
Allowance for rigging equipment	1	alw	25,000	25,000
					$71,280
General Conditions
Safety/third party inspection	24	wks	250	6,000
Consumables	1	ea	15,000	15,000
Field operation expenses	24	wks	780	18,720
Final cleaning	8,700	sf	3.95	34,365
Sanitary facilities	5	mnths	975	4,875
					$78,960
Supervision
Project Executive (1 day/week)	21	days	1,240	26,040
Project Manager (PM carried under the Office/Lab/ACF Project)				NIC
Assistant Project Manager	24	wks	3,000	72,000
Assistant Project Manager	24	wks	3,000	72,000
Project Superintendent	24	wks	4,200	100,800
Assistant Superintendent	24	wks	3,000	72,000
Planner (1 day/week)	12	wks	960	11,520
MEP Coordinator	8	wks	4,200	33,600
Field Operations Manager	4	wks	4,800	19,200
Estimator	4	wks	5,600	22,400
Project Administrative Assistant	24	days	480	11,520
Project Accountant	24	days	600	14,400
					$455,480
Engineering
4 of 5

Division/Description	Qty	UM	Unit $	Line Sum	Div. Sum
Architectural				NIC
Structural				NIC
MEP				NIC

Insurance and Permits
General Liability Insurance	1.00%			92,189
Building Permits	1.50%			138,284
					$230,473
Contingency	10.00%			921,894
					$921,894
Overhead and Profit	3.50%
					$362,996

Total Budget					$10,734,299

5 of 5

EXHIBIT B-4-a

PHASE 1 SCHEDULE

[SEE ATTACHED]

Preliminary Project Schedule
Seres Therapeutics - Phase 1A & 1B
November 11, 2015

ID	Task Name	Duration	Start	Finish
1	**Seres Therapeutics Renovation**	**176 days**	**Mon 7/27/15**	**Mon 3/28/16**
2	**Seres preliminary Fit Plan, Program Development and Budget**	**20 days**	**Mon 7/27/15**	**Fri 8/21/15**
3	Fit Plan and Utility Outline to Richmond For Budgeting	9 days	Mon 7/27/15	Thu 8/6/15
4	Richmond Budgeting	10 days	Fri 8/7/15	Thu 8/20/15
5	Budget Approval And Design Release	1 day	Fri 8/21/15	Fri 8/21/15
6	**Design and Engineering**	**63 days**	**Mon 8/31/15**	**Wed 11/25/15**
7	Issue Budget Info - Floor Plan / Equipment Matrix / BOD	10 days	Thu 10/1/15	Wed 10/14/15
8	**Phase 1 A & 1B Design and Engineering (All Areas Except ACF, Sampling, Sublease & Pilot)**	**63 days**	**Mon 8/31/15**	**Wed 11/25/15**
9	**Schematic Design Phase 1A & 1B**	**33 days**	**Mon 8/31/15**	**Wed 10/14/15**
10	Set Floor Plans All Levels	23 days	Mon 8/31/15	Wed 9/30/15
11	Basement, 1st, 2nd and 4Th Floor Plan	10 days	Thu 10/1/15	Wed 10/14/15
12	Reflected Ceiling Plan w/ Lighting	10 days	Thu 10/1/15	Wed 10/14/15
13	Preliminary Finish Plan	10 days	Thu 10/1/15	Wed 10/14/15
14	Utility Matrix tagged	10 days	Thu 10/1/15	Wed 10/14/15
15	Equipment Plan w/ Tag Equipment To Matrix	10 days	Thu 10/1/15	Wed 10/14/15
16	Building Core Support Design Requirements	10 days	Thu 10/1/15	Wed 10/14/15
17	Preliminary Furniture Plan	10 days	Thu 10/1/15	Wed 10/14/15
18	Architectural & MEP Narrative and Basis Of Design	10 days	Thu 10/1/15	Wed 10/14/15
19	Gas Distribution Plan	10 days	Thu 10/1/15	Wed 10/14/15
20	Issue Schematic Design Package	10 days	Thu 10/1/15	Wed 10/14/15
21	Schematic Design Comments	5 days	Thu 10/15/15	Wed 10/21/15
22	**Phase 1A & 1B Design Documents**	**30 days**	**Thu 10/15/15**	**Wed 11/25/15**
23	Phase 1A & 1B Permit Drawings	20 days	Thu 10/15/15	Wed 11/11/15
24	**Phase 1A & 1B 100% Long Lead Packages**	**20 days**	**Thu 10/15/15**	**Wed 11/11/15**
25	Lab casework 100% Buy Package	10 days	Thu 10/15/15	Wed 10/28/15
26	FP / Plumbing / HVAC / Electrical 100% Buy Package	20 days	Thu 10/15/15	Wed 11/11/15
27	Structural Steel 100% buy Package	20 days	Thu 10/15/15	Wed 11/11/15
28	Millwork 100% Buy Package	20 days	Thu 10/15/15	Wed 11/11/15
29	Door 100% Buy Package	20 days	Thu 10/15/15	Wed 11/11/15
30	Wall Glazing system 100% Buy Package	20 days	Thu 10/15/15	Wed 11/11/15
31	Specialty 100% Buy Package	20 days	Thu 10/15/15	Wed 11/11/15
32	Final Construction Drawings	10 days	Thu 11/12/15	Wed 11/25/15
33	**Budget / Permitting**	**44 days**	**Thu 10/15/15**	**Tue 12/15/15**
34	**Budgeting**	**14 days**	**Thu 10/15/15**	**Tue 11/3/15**
35	Produce Updated SD Budget	10 days	Thu 10/15/15	Wed 10/28/15

3rd Quarter
4th Quarter
1st Quarter
2nd Quarter
3rd Quarter
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
7/27 Seres Therapeutics Renovation
7/27 Seres preliminary Fit Plan, Program Development and Budget
7/27 Fit Plan and Utility Outline to Richmond For Budgeting
8/7 Richmond Budgeting
8/21 Budget Approval And Design Release
8/31 Design and Engineering
10/1 Issue Budget Info - Floor Plan / Equipment Matrix / BOD
8/31 Phase 1 A & 1B Design and Engineering (All Areas Except ACF, Sampling, Sublease & Pilot)
8/31 Schematic Design Phase 1A & 1B
8/31 Set Floor Plans All Levels
10/1 Basement, 1st, 2nd and 4Th Floor Plan
10/1 Reflected Ceiling Plan w/ Lighting
10/1 Preliminary Finish Plan
10/1 Utility Matrix tagged
10/1 Equipment Plan w/ Tag Equipment To Matrix
10/1 Building Core Support Design Requirements
10/1 Preliminary Furniture Plan
10/1 Architectural & MEP Narrative and Basis Of Design
10/1 Gas Distribution Plan
10/1 Issue Schematic Design Package
10/15 Schematic Design Comments
10/15 Phase 1A & 1B Design Documents
10/15 Phase 1A & 1B Permit Drawings
10/15 Phase 1A & 1B 100% Long Lead Packages
10/15 Lab casework 100% Buy Package
10/15 FP / Plumbing / HVAC / Electrical 100% Buy Package
10/15 Structural Steel 100% buy Package
10/15 Millwork 100% Buy Package
10/15 Door 100% Buy Package
10/15 Wall Glazing system 100% Buy Package
10/15 Specialty 100% Buy Package
11/12 Final Construction Drawings
10/15 Budget / Permitting
10/15 Budgeting
10/15 Produce Updated SD Budget

Project: 200 Seres Lease Phase 1A & 1B
Date: Wed 11/11/15

Task		Rolled Up Progress		Inactive Task		Duration-only		Progress	
Milestone	◆	Split		Inactive Task		Manual Summary Rollup		Deadline	⇩
Summary		External Tasks		Inactive Milestone	◇	Manual Summary			
Rolled Up Task		Project Summary		Inactive Summary		Start-only	[		
Rolled Up Milestone	◇	Group By Summary		Manual Task		Finish-only	]		

Page 1

Preliminary Project Schedule
Seres Therapeutics - Phase 1A & 1B
November 11, 2015

ID	Task Name	Duration	Start	Finish
36	SERES AND BMR BUDGET APPROVAL FOR SUPPORT OF SCHEDULE	4 days	Thu 10/29/15	Tue 11/3/15
37	**Permitting**	**20 days**	**Tue 11/17/15**	**Tue 12/15/15**
38	Receive Permit Drawings Phase 1A & 1B	0 days	Tue 11/17/15	Tue 11/17/15
39	Obtain Building Permit Phase 1A & 1B	20 days	Wed 11/18/15	Tue 12/15/15
40	**Procurement**	**118 days**	**Thu 10/15/15**	**Mon 3/28/16**
41	**Phase 1A & 1B (All Except ACF, Sampling, Sublease & Pilot)**	**108 days**	**Thu 10/29/15**	**Mon 3/28/16**
42	**MEP Procurement**	**90 days**	**Wed 11/18/15**	**Tue 3/22/16**
43	No Bid HVAC - Hand Pick Subcontractor	5 days	Wed 11/18/15	Tue 11/24/15
44	4th Office Coordinated Ductwork To Site	25 days	Wed 11/25/15	Tue 12/29/15
45	4th Office HVAC Boxes	75 days	Wed 11/25/15	Tue 3/8/16
46	4th Office Coils and Reheats	65 days	Wed 11/25/15	Tue 2/23/16
47	4th Office RGD's	80 days	Wed 11/25/15	Tue 3/15/16
48	4th Office Lighting	75 days	Wed 11/25/15	Tue 3/8/16
49	1st & 2nd Coordinated Ductwork To Site	25 days	Wed 11/25/15	Tue 12/29/15
50	Server Area Split Units	65 days	Wed 11/25/15	Tue 2/23/16
51	HVAC Boxes	75 days	Wed 11/25/15	Tue 3/8/16
52	HVAC Pumps	75 days	Wed 11/25/15	Tue 3/8/16
53	HVAC RGD's	80 days	Wed 11/25/15	Tue 3/15/16
54	HVAC Coils and Reheats	65 days	Wed 11/25/15	Tue 2/23/16
55	Controls	60 days	Wed 11/25/15	Tue 2/16/16
56	No Bid Electrical - Hand Pick Contractor	5 days	Wed 11/18/15	Tue 11/24/15
57	Lighting	85 days	Wed 11/25/15	Tue 3/22/16
58	Panels and Gear	65 days	Wed 11/25/15	Tue 2/23/16
59	Other Electrical Long Leads	65 days	Wed 11/25/15	Tue 2/23/16
60	Bid and Award FP & Plumbing	15 days	Wed 11/18/15	Tue 12/8/15
61	MEP Coordination and Sheet Metal to Site	30 days	Wed 12/9/15	Tue 1/19/16
62	Procure Manifolds	45 days	Wed 12/9/15	Tue 2/9/16
63	Procure Plumbing Fixtures and Trim	75 days	Wed 12/9/15	Tue 3/22/16
64	**Architectural And Structural Procurement**	**108 days**	**Thu 10/29/15**	**Mon 3/28/16**
65	Procure Lab Casework	108 days	Thu 10/29/15	Mon 3/28/16
66	Procure Folding Wall structural Steel	50 days	Thu 11/12/15	Wed 1/20/16
67	Procure Millwork	65 days	Thu 11/12/15	Wed 2/10/16
68	Procure Doors	75 days	Thu 11/12/15	Wed 2/24/16
69	Procure Glazing Systems	65 days	Thu 11/12/15	Wed 2/10/16
70	Folding Walls	85 days	Thu 11/12/15	Wed 3/9/16

3rd Quarter
Jul
Aug
Sep
4th Quarter
Oct
Nov
Dec
1st Quarter
Jan
Feb
Mar
2nd Quarter
Apr
May
Jun
3rd Quarter
Jul
Aug
Sep
Oct
10/29 SERES AND BMR BUDGET APPROVAL FOR SUPPORT OF SCHEDULE
11/17 Permitting
11/17 Receive Permit Drawings Phase 1A & 1B
11/18 Obtain Building Permit Phase 1A & 1B
10/15 Procurement
10/29 Phase 1A & 1B (All Except ACF, Sampling, Sublease & Pilot)
11/18 MEP Procurement
11/18 No Bid HVAC - Hand Pick Subcontractor
11/25 4th Office Coordinated Ductwork To Site
11/25 4th Office HVAC Boxes
11/25 4th Office Coils and Reheats
11/25 4th Office RGD's
11/25 4th Office Lighting
11/25 1st & 2nd Coordinated Ductwork To Site
11/25 Server Area Split Units
11/25 HVAC Boxes
11/25 HVAC Pumps
11/25 HVAC RGD's
11/25 HVAC Coils and Reheats
11/25 Controls
11/18 No Bid Electrical - Hand Pick Contractor
11/25 Lighting
11/25 Panels and Gear
11/25 Other Electrical Long Leads
11/18 Bid and Award FP & Plumbing
12/9 MEP Coordination and Sheet Metal to Site
12/9 Procure Manifolds
12/9 Procure Plumbing Fixtures and Trim
10/29 Architectural And Structural Procurement
10/29 Procure Lab Casework
11/12 Procure Folding Wall structural Steel
11/12 Procure Millwork
11/12 Procure Doors
11/12 Procure Glazing Systems
11/12 Folding Walls

Project: 200 Seres Lease Phase 1A & 1B
Date: Wed 11/11/15

Legend					
Task	Rolled Up Progress	Inactive Task	Duration-only	Progress	
Milestone	Split	Inactive Task	Manual Summary Rollup	Deadline	
Summary	External Tasks	Inactive Milestone	Manual Summary		
Rolled Up Task	Project Summary	Inactive Summary	Start-only		
Rolled Up Milestone	Group By Summary	Manual Task	Finish-only		

Page 2

Preliminary Project Schedule
Seres Therapeutics - Phase 1A & 1B
November 11, 2015

ID	Task Name	Duration	Start	Finish
71	Specialty Items	75 days	Thu 11/12/15	Wed 2/24/16
72	**BMR Core and Shell Demolition Phase 1A & 1B (Design / Permit / Construction)**	**45 days**	**Thu 10/15/15**	**Wed 12/16/15**
73	Demolition Permit Drawings Phase 1A & 1B	10 days	Thu 10/15/15	Wed 10/28/15
74	Obtain Demolition Permit	10 days	Thu 10/29/15	Wed 11/11/15
75	Disconnect Makesafe & Demolition at 1A & 1B	25 days	Thu 11/12/15	Wed 12/16/15
76	**Construction**	**97 days**	**Tue 12/15/15**	**Thu 4/28/16**
77	**Construction Phase 1A - 4th Floor Office**	**75 days**	**Tue 12/15/15**	**Tue 3/29/16**
78	Receive Building Permit	0 days	Tue 12/15/15	Tue 12/15/15
79	Disconnect Makesafe Utilities	3 days	Wed 12/16/15	Fri 12/18/15
80	Selective Demolition	7 days	Mon 12/21/15	Tue 12/29/15
81	MEP Coordinated Ductwork to Site	0 days	Tue 12/29/15	Tue 12/29/15
82	Rough HVAC	20 days	Wed 12/30/15	Tue 1/26/16
83	Rough Plumbing	15 days	Wed 12/30/15	Tue 1/19/16
84	Rough Sprinkler	15 days	Wed 12/30/15	Tue 1/19/16
85	Rough Electrical	15 days	Wed 12/30/15	Tue 1/19/16
86	Steel Stud	10 days	Wed 12/30/15	Tue 1/12/16
87	Rough Electrical and Plumbing Walls	7 days	Mon 1/11/16	Tue 1/19/16
88	Rough Inspection	2 days	Wed 1/20/16	Thu 1/21/16
89	Drywall and Taping	12 days	Fri 1/22/16	Mon 2/8/16
90	Structural Steel for Folding Wall Delivery	0 days	Wed 1/20/16	Wed 1/20/16
91	Structural Steel Installation	8 days	Thu 1/21/16	Mon 2/1/16
92	Ceiling Grid	5 days	Tue 2/9/16	Mon 2/15/16
93	Sprinkler Heads	5 days	Thu 2/11/16	Wed 2/17/16
94	Millwork Delivery	0 days	Wed 2/10/16	Wed 2/10/16
95	Millwork Installation	20 days	Thu 2/11/16	Wed 3/9/16
96	Glazing System Delivery	0 days	Wed 2/10/16	Wed 2/10/16
97	Glazing Wall Installation	15 days	Thu 2/11/16	Wed 3/2/16
98	Door / Frame / Hardware Delivery	0 days	Wed 2/24/16	Wed 2/24/16
99	DFH Installation	15 days	Thu 2/25/16	Wed 3/16/16
100	Folding Wall Delivery	0 days	Wed 3/9/16	Wed 3/9/16
101	Folding Wall Installation	5 days	Thu 3/10/16	Wed 3/16/16
102	Coils and Reheat Delivery	0 days	Tue 2/23/16	Tue 2/23/16
103	Split Unit for Server Cooling Delivery	0 days	Tue 2/23/16	Tue 2/23/16
104	Instal coils and Server Split	10 days	Wed 2/24/16	Tue 3/8/16
105	Finish HVAC	15 days	Wed 3/9/16	Tue 3/29/16

3rd Quarter
4th Quarter
1st Quarter
2nd Quarter
3rd Quarter
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
11/12 Specialty Items
10/15 BMR Core and Shell Demolition Phase 1A & 1B (Design / Permit / Construction)
10/15 Demolition Permit Drawings Phase 1A & 1B
10/29 Obtain Demolition Permit
11/12 Disconnect Makesafe & Demolition at 1A & 1B
12/15 Construction
12/15 Construction Phase 1A - 4th Floor Office
12/15 Receive Building Permit
12/16 Disconnect Makesafe Utilities
12/21 Selective Demolition
12/29 MEP Coordinated Ductwork to Site
12/30 Rough HVAC
12/30 Rough Plumbing
12/30 Rough Sprinkler
12/30 Rough Electrical
12/30 Steel Stud
1/11 Rough Electrical and Plumbing Walls
1/20 Rough Inspection
1/22 Drywall and Taping
1/20 Structural Steel for Folding Wall Delivery
1/21 Structural Steel Installation
2/9 Ceiling Grid
2/11 Sprinkler Heads
2/10 Millwork Delivery
2/11 Millwork Installation
2/10 Glazing System Delivery
2/11 Glazing Wall Installation
2/24 Door / Frame / Hardware Delivery
2/25 DFH Installation
3/9 Folding Wall Delivery
3/10 Folding Wall Installation
2/23 Coils and Reheat Delivery
2/23 Split Unit for Server Cooling Delivery
2/24 Instal coils and Server Split
3/9 Finish HVAC

Project: 200 Seres Lease Phase 1A &
Date: Wed 11/11/15

Task; Milestone; Summary; Rolled Up Task; Rolled Up Milestone; Rolled Up Progress; Split; External Tasks; Project Summary; Group By Summary; Inactive Task; Inactive Task; Inactive Milestone; Inactive Summary; Manual Task; Duration-only; Manual Summary Rollup; Manual Summary; Start-only; Finish-only; Progress; Deadline

Page 3

Preliminary Project Schedule
Seres Therapeutics - Phase 1A & 1B
November 11, 2015

ID	Task Name	Duration	Start	Finish
106	RGD Delivery	0 days	Tue 3/15/16	Tue 3/15/16
107	HVAC Box Delivery	0 days	Tue 3/8/16	Tue 3/8/16
108	Lighting Delivery	0 days	Tue 3/8/16	Tue 3/8/16
109	Finish Electrical	10 days	Wed 2/24/16	Tue 3/8/16
110	Painting	10 days	Wed 3/9/16	Tue 3/22/16
111	Ceiling Tile	4 days	Wed 3/9/16	Mon 3/14/16
112	Flooring	4 days	Fri 3/11/16	Wed 3/16/16
113	Install and Wire Furniture	4 days	Thu 3/17/16	Tue 3/22/16
114	Final Inspection	2 days	Wed 3/23/16	Thu 3/24/16
115	Final Clean Up	2 days	Wed 3/23/16	Thu 3/24/16
116	Temp Occupancy	0 days	Thu 3/24/16	Thu 3/24/16
117	**Construction Phase 1B - Partial 1st Floor and 2nd Floor Office**	**97 days**	**Tue 12/15/15**	**Thu 4/28/16**
118	Receive Building Permit	0 days	Tue 12/15/15	Tue 12/15/15
119	Disconnect Makesafe Utility TI	4 days	Wed 12/16/15	Mon 12/21/15
120	Selective Demolition TI	16 days	Fri 12/18/15	Fri 1/8/16
121	MEP Coordinated Ductwork to Site	0 days	Tue 12/29/15	Tue 12/29/15
122	Rough HVAC	35 days	Wed 12/30/15	Tue 2/16/16
123	Rough Plumbing	32 days	Wed 12/30/15	Thu 2/11/16
124	Rough Sprinkler	28 days	Wed 12/30/15	Fri 2/5/16
125	Rough Electrical	28 days	Wed 12/30/15	Fri 2/5/16
126	Steel Stud	23 days	Mon 1/4/16	Wed 2/3/16
127	In-Wall Plumbing, HVAC and Electrical Rough	23 days	Tue 1/12/16	Thu 2/11/16
128	Rough Wall Inspection	2 days	Fri 2/12/16	Mon 2/15/16
129	Drywall and Taping	18 days	Fri 2/12/16	Tue 3/8/16
130	Prime Walls	6 days	Wed 3/2/16	Wed 3/9/16
131	Ceiling Grid	14 days	Thu 3/3/16	Tue 3/22/16
132	Lab Casework Delivery	0 days	Mon 3/28/16	Mon 3/28/16
133	Fixed Lab Casework Installation	8 days	Tue 3/29/16	Thu 4/7/16
134	Millwork Delivery	0 days	Wed 2/24/16	Wed 2/24/16
135	Millwork Installations	18 days	Thu 3/10/16	Mon 4/4/16
136	Glass Wall System Delivery	0 days	Wed 2/24/16	Wed 2/24/16
137	Glazing Wall System Installation	18 days	Thu 3/10/16	Mon 4/4/16
138	Doors / Frames / Hardware Delivery	0 days	Wed 3/9/16	Wed 3/9/16
139	DFH Installation	22 days	Thu 3/10/16	Fri 4/8/16
140	Specialty Deliveries	0 days	Wed 2/24/16	Wed 2/24/16

3rd Quarter
4th Quarter
1st Quarter
2nd Quarter
3rd Quarter
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
3/15 RGD Delivery
3/8 HVAC Box Delivery
3/8 Lighting Delivery
2/24 Finish Electrical
3/9 Painting
3/9 Ceiling Tile
3/11 Flooring
3/17 Install and Wire Furniture
3/23 Final Inspection
3/23 Final Clean Up
3/24 Temp Occupancy
12/15 Construction Phase 1B - Partial 1st Floor and 2nd Floor
12/15 Receive Building Permit
12/16 Disconnect Makesafe Utility TI
12/18 Selective Demolition TI
12/29 MEP Coordinated Ductwork to Site
12/30 Rough HVAC
12/30 Rough Plumbing
12/30 Rough Sprinkler
12/30 Rough Electrical
1/4 Steel Stud
1/12 In-Wall Plumbing, HVAC and Electrical Rough
2/12 Rough Wall Inspection
2/12 Drywall and Taping
3/2 Prime Walls
3/3 Ceiling Grid
3/28 Lab Casework Delivery
3/29 Fixed Lab Casework Installation
2/24 Millwork Delivery
3/10 Millwork Installations
2/24 Glass Wall System Delivery
3/10 Glazing Wall System Installation
3/9 Doors / Frames / Hardware Delivery
3/10 DFH Installation
2/24 Specialty Deliveries

Project: 200 Seres Lease Phase 1A & 1B
Date: Wed 11/11/15

Task		Rolled Up Progress		Inactive Task		Duration-only		Progress	
Milestone	◆	Split		Inactive Task		Manual Summary Rollup		Deadline	⇩
Summary		External Tasks		Inactive Milestone	◇	Manual Summary			
Rolled Up Task		Project Summary		Inactive Summary		Start-only	[		
Rolled Up Milestone	◇	Group By Summary		Manual Task		Finish-only	]		

Page 4

Preliminary Project Schedule
Seres Therapeutics - Phase 1A & 1B
November 11, 2015

ID	Task Name	Duration	Start	Finish
141	Specialty Installation	22 days	Thu 3/10/16	Fri 4/8/16
142	**Finish HVAC**	**35 days**	**Tue 3/8/16**	**Tue 4/26/16**
143	Finish HVAC	28 days	Wed 3/9/16	Fri 4/15/16
144	HVAC Controls	20 days	Fri 3/25/16	Thu 4/21/16
145	Balancing	10 days	Wed 4/13/16	Tue 4/26/16
146	HVAC Box And Valve Delivery	0 days	Tue 3/8/16	Tue 3/8/16
147	HVAC Pumps Delivery	0 days	Tue 3/8/16	Tue 3/8/16
148	HVAC RGD's Delivery	0 days	Tue 3/15/16	Tue 3/15/16
149	**Finish Electrical**	**36 days**	**Tue 2/23/16**	**Wed 4/13/16**
150	Finish electrical	36 days	Wed 2/24/16	Wed 4/13/16
151	Panels and Gear Delivery	0 days	Tue 2/23/16	Tue 2/23/16
152	Lighting Delivery	0 days	Tue 3/22/16	Tue 3/22/16
153	**Finish Plumbing**	**44 days**	**Tue 2/9/16**	**Mon 4/11/16**
154	Finish Plumbing	23 days	Thu 3/10/16	Mon 4/11/16
155	Manifold Delivery	0 days	Tue 2/9/16	Tue 2/9/16
156	Plumbing sinks and Trim Delivery	0 days	Tue 3/22/16	Tue 3/22/16
157	**Finishes**	**27 days**	**Wed 3/23/16**	**Thu 4/28/16**
158	Flooring Offices	9 days	Wed 3/23/16	Mon 4/4/16
159	Install and wire Furniture offices	10 days	Tue 4/5/16	Mon 4/18/16
160	Ceiling Tile	8 days	Wed 3/30/16	Fri 4/8/16
161	Painting	22 days	Wed 3/23/16	Thu 4/21/16
162	Flooring	22 days	Tue 3/29/16	Wed 4/27/16
163	Mobile Casework Delivery	0 days	Fri 4/8/16	Fri 4/8/16
164	Mobile Casework Installation	8 days	Fri 4/8/16	Tue 4/19/16
165	Final Inspection	3 days	Tue 4/26/16	Thu 4/28/16
166	Final Clean Up	3 days	Tue 4/26/16	Thu 4/28/16
167	Occupancy	0 days	Thu 4/28/16	Thu 4/28/16

3rd Quarter
4th Quarter
1st Quarter
2nd Quarter
3rd Quarter
Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct
3/10 Specialty Installation
3/8 Finish HVAC
3/9 Finish HVAC
3/25 HVAC Controls
4/13 Balancing
3/8 HVAC Box And Valve Delivery
3/8 HVAC Pumps Delivery
3/15 HVAC RGD's Delivery
2/23 Finish Electrical
2/24 Finish electrical
2/23 Panels and Gear Delivery
3/22 Lighting Delivery
2/9 Finish Plumbing
3/10 Finish Plumbing
2/9 Manifold Delivery
3/22 Plumbing sinks and Trim Delivery
3/23 Finishes
3/23 Flooring Offices
4/5 Install and wire Furniture offices
3/30 Ceiling Tile
3/23 Painting
3/29 Flooring
4/8 Mobile Casework Delivery
4/8 Mobile Casework Installation
4/26 Final Inspection
4/26 Final Clean Up
4/28 Occupancy

Project: 200 Seres Lease Phase 1A & 1B
Date: Wed 11/11/15

Task	Rolled Up Progress	Inactive Task	Duration-only
Milestone	Split	Inactive Task	Manual Summary Rollup
Summary	External Tasks	Inactive Milestone	Manual Summary
Rolled Up Task	Project Summary	Inactive Summary	Start-only
Rolled Up Milestone	Group By Summary	Manual Task	Finish-only
Progress	Deadline		

Page 5

EXHIBIT B-4-b

PHASE 2 SCHEDULE

[SEE ATTACHED]

Preliminary Project Schedule
Seres Therapeutics - Phase 2 Schedule
November 11, 2015

ID	Task Name	Duration	Start	Finish
1	**Seres Therapeutics Renovation**	**233 days**	**Mon 7/27/15**	**Wed 6/15/16**
2	**Seres preliminary Fit Plan, Program Development and Budget**	**20 days**	**Mon 7/27/15**	**Fri 8/21/15**
3	Fit Plan and Utility Outline to Richmond For Budgeting	9 days	Mon 7/27/15	Thu 8/6/15
4	Richmond Budgeting	10 days	Fri 8/7/15	Thu 8/20/15
5	Budget Approval And Design Release	1 day	Fri 8/21/15	Fri 8/21/15
6	**Phase 2 Design and Engineering (ACF, Sampling, Sublease Pilot Clean Rooms)**	**68 days**	**Mon 10/5/15**	**Wed 1/6/16**
7	**Schematic Design Phase 2**	**21 days**	**Mon 10/5/15**	**Mon 11/2/15**
8	Set Floor Plans	0 days	Mon 10/5/15	Mon 10/5/15
9	Finalize URS Information for Pilot Lab	10 days	Tue 10/6/15	Mon 10/19/15
10	Commissioning Master Plan	20 days	Tue 10/6/15	Mon 11/2/15
11	Floor Plan with Shaft Locations (Basement, 1st, 2nd & 4th)	10 days	Tue 10/6/15	Mon 10/19/15
12	Process Flow Plans - Waterial / Wast / Pers / Pressure	10 days	Tue 10/6/15	Mon 10/19/15
13	Reflected Ceiling Plan w/ Lighting	10 days	Tue 10/20/15	Mon 11/2/15
14	Preliminary Finish Plan	20 days	Tue 10/6/15	Mon 11/2/15
15	Utility Matrix tagged	10 days	Tue 10/6/15	Mon 10/19/15
16	Equipment Plan w/ Tag Equipment To Matrix	10 days	Tue 10/20/15	Mon 11/2/15
17	Building Core Support Design Requirements	20 days	Tue 10/6/15	Mon 11/2/15
18	Architectural & MEP Narrative and Basis Of Design	20 days	Tue 10/6/15	Mon 11/2/15
19	VHP Design Requirements	10 days	Tue 10/6/15	Mon 10/19/15
20	Basement and Roof Arrangement Plan	10 days	Tue 10/6/15	Mon 10/19/15
21	HVAC Zoning Plan	20 days	Tue 10/6/15	Mon 11/2/15
22	HVAC Presuurization Plan	20 days	Tue 10/6/15	Mon 11/2/15
23	Preliminary HVAC One-Line duct Derawings	20 days	Tue 10/6/15	Mon 11/2/15
24	Peliminary Electrical One-Line Drawing	20 days	Tue 10/6/15	Mon 11/2/15
25	Preliminary Plumbing One-Line Drawing	20 days	Tue 10/6/15	Mon 11/2/15
26	Gas Utility Distribution Plans	20 days	Tue 10/6/15	Mon 11/2/15
27	Issue Schematic Design Package	20 days	Tue 10/6/15	Mon 11/2/15
28	Schematic Design Comments	5 days	Tue 11/3/15	Mon 11/9/15
29	**Phase 2 Design Documents**	**47 days**	**Tue 11/3/15**	**Wed 1/6/16**
30	Phase 2 Permit Drawings	30 days	Tue 11/3/15	Mon 12/14/15
31	**Phase 2 100% Long Lead Packages**	**30 days**	**Tue 11/3/15**	**Mon 12/14/15**
32	Lab casework 100% Buy Package	15 days	Tue 11/3/15	Mon 11/23/15
33	Door 100% Buy Package	15 days	Tue 11/3/15	Mon 11/23/15
34	SS Clean Room Specialties	15 days	Tue 11/3/15	Mon 11/23/15
35	FP / Plumbing / HVAC / Electrical 100% Buy Package	30 days	Tue 11/3/15	Mon 12/14/15
36	Structural Steel 100% buy Package	30 days	Tue 11/3/15	Mon 12/14/15
37	Clean Room Windows 100% Buy Package	30 days	Tue 11/3/15	Mon 12/14/15
38	Specialty 100% Buy Package	30 days	Tue 11/3/15	Mon 12/14/15
39	Clean Room 100% Buy Package	30 days	Tue 11/3/15	Mon 12/14/15
40	ACF and Sampling Long Lead 100% Buy Package	30 days	Tue 11/3/15	Mon 12/14/15
41	Final Construction Drawings	17 days	Tue 12/15/15	Wed 1/6/16
42	**Budget / Permitting**	**57 days**	**Tue 11/3/15**	**Wed 1/20/16**
43	**Budgeting**	**20 days**	**Tue 11/3/15**	**Mon 11/30/15**
44	Produce GMP based on Phase 2 SD Package	15 days	Tue 11/3/15	Mon 11/23/15
45	Receive BMR's Comments on SD Budget	5 days	Tue 11/24/15	Mon 11/30/15
46	**Permitting**	**20 days**	**Wed 12/23/15**	**Wed 1/20/16**

3rd Quarter
4th Quarter
1st Quarter
2nd Quarter
3rd Quarter
4th Quarter
1st Quart
Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb

Project: 200 Seres Lease Schedule Ph
Date: Wed 11/11/15

Task; Milestone; Summary; Rolled Up Task; Rolled Up Milestone; Rolled Up Progress; Split; External Tasks; Project Summary; Group By Summary; Inactive Task; Inactive Task; Inactive Milestone; Inactive Summary; Manual Task; Duration-only; Manual Summary Rollup; Manual Summary; Start-only; Finish-only; Progress; Deadline

Page 1

Preliminary Project Schedule
Seres Therapeutics - Phase 2 Schedule
November 11, 2015

ID	Task Name	Duration	Start	Finish
47	Receive Permit Drawings Phase 2	0 days	Wed 12/23/15	Wed 12/23/15
48	Obtain Building Permit Phase 2	20 days	Thu 12/24/15	Wed 1/20/16
49	**Procurement**	**140 days**	**Thu 12/3/15**	**Wed 6/15/16**
50	**Phase 2 Procurement (ACF, Sublease & Pilot Clean Rooms)**	**140 days**	**Thu 12/3/15**	**Wed 6/15/16**
51	**MEP Procurement**	**125 days**	**Thu 12/24/15**	**Wed 6/15/16**
52	Bid, Award and procure MEP Team	15 days	Thu 12/24/15	Wed 1/13/16
53	MEP Coordination and Sheet Metal to Site	40 days	Thu 1/14/16	Wed 3/9/16
54	ACF Exhaust Fans	85 days	Thu 1/14/16	Wed 5/11/16
55	ACF Back Up Unit	90 days	Thu 1/14/16	Wed 5/18/16
56	ACF Humidifier Delivery	85 days	Thu 1/14/16	Wed 5/11/16
57	Procure Chillers	80 days	Thu 1/14/16	Wed 5/4/16
58	Procure Air Handlers	85 days	Thu 1/14/16	Wed 5/11/16
59	Procure Secondary Air Units	85 days	Thu 1/14/16	Wed 5/11/16
60	Procure Exhaust Fans	85 days	Thu 1/14/16	Wed 5/11/16
61	Procure Humidifiers	65 days	Thu 1/14/16	Wed 4/13/16
62	Procure HEPA Filters	65 days	Thu 1/14/16	Wed 4/13/16
63	Procure VAV Boxes	70 days	Thu 1/14/16	Wed 4/20/16
64	Procure RGD's and misc HVAC items	75 days	Thu 1/14/16	Wed 4/27/16
65	Procure Generator	110 days	Thu 1/14/16	Wed 6/15/16
66	ACF Lighting System	85 days	Thu 1/14/16	Wed 5/11/16
67	Procure Lighting	80 days	Thu 1/14/16	Wed 5/4/16
68	Procure Panel Boards and Distributions	60 days	Thu 1/14/16	Wed 4/6/16
69	Procure RODI Systems	85 days	Thu 1/14/16	Wed 5/11/16
70	**Architectural and Structural Procurement**	**140 days**	**Thu 12/3/15**	**Wed 6/15/16**
71	Bid and Procure Lab Casework	110 days	Thu 12/3/15	Wed 5/4/16
72	Structural Steel Frames at Floor and Chase	55 days	Tue 12/15/15	Mon 2/29/16
73	Rooftop and Unit Structural Steel	75 days	Tue 12/15/15	Mon 3/28/16
74	Bid and Procure Doors / Frames / Hardware	85 days	Thu 1/7/16	Wed 5/4/16
75	Bid and Procure Glazing	80 days	Thu 1/7/16	Wed 4/27/16
76	Procure Clean Room Specialties	110 days	Thu 1/7/16	Wed 6/8/16
77	Procure Equipment	115 days	Thu 1/7/16	Wed 6/15/16
78	**Construction**	**195 days**	**Thu 10/15/15**	**Wed 7/13/16**
79	**BMR Core and Shell Demolition Phase 2 (Design / Permit / Construction)**	**45 days**	**Thu 10/15/15**	**Wed 12/16/15**
80	Demolition Permit Drawings Phase 2	10 days	Thu 10/15/15	Wed 10/28/15
81	Obtain Demolition Permit	10 days	Thu 10/29/15	Wed 11/11/15
82	Disconnect Makesafe & Demolition at Phase 2	25 days	Thu 11/12/15	Wed 12/16/15
83	**Construction Phase 2 -(ACF, Sublease & Pilot Labs)**	**125 days**	**Wed 1/20/16**	**Wed 7/13/16**
84	Receive Building Permit	0 days	Wed 1/20/16	Wed 1/20/16
85	Disconnect Makesafe	3 days	Thu 1/21/16	Mon 1/25/16
86	Selective Demolition based on TI Specifics	10 days	Tue 1/26/16	Mon 2/8/16
87	Concrete Demolition For New Shafts	15 days	Mon 2/1/16	Fri 2/19/16
88	Coring for Lab Waste and utility Distributin	10 days	Mon 2/22/16	Fri 3/4/16
89	Fireproofing Touch-up	5 days	Mon 3/7/16	Fri 3/11/16
90	Enabling Work Prior to Roughs	17 days	Mon 2/22/16	Tue 3/15/16
91	Receive Coordinated Ductwork	0 days	Wed 3/9/16	Wed 3/9/16
92	Rough Ductwork	30 days	Thu 3/10/16	Wed 4/20/16

3rd Quarter
4th Quarter
1st Quarter
2nd Quarter
3rd Quarter
4th Quarter
1st Quart
Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb

Project: 200 Seres Lease Schedule Ph
Date: Wed 11/11/15

Task	Split	Inactive Milestone	Start-only				
Milestone	External Tasks	Inactive Summary	Finish-only				
Summary	Project Summary	Manual Task	Progress				
Rolled Up Task	Group By Summary	Duration-only	Deadline				
Rolled Up Milestone	Inactive Task	Manual Summary Rollup					
Rolled Up Progress	Inactive Task	Manual Summary					

Page 2

Preliminary Project Schedule
Seres Therapeutics - Phase 2 Schedule
November 11, 2015

ID	Task Name	Duration	Start	Finish
93	Rough Plumbing	20 days	Thu 3/10/16	Wed 4/6/16
94	Rough Electrical	20 days	Thu 3/10/16	Wed 4/6/16
95	Rough sprinkler	20 days	Thu 3/10/16	Wed 4/6/16
96	Structural Steel Chase and Floor Framing Delivery	0 days	Mon 2/29/16	Mon 2/29/16
97	Install Floor and Chase Steel	20 days	Tue 3/1/16	Mon 3/28/16
98	Steel stud	10 days	Thu 3/24/16	Wed 4/6/16
99	Rough Plumbing, Low Returns and Electric Walls	15 days	Tue 4/5/16	Mon 4/25/16
100	Rough Wall Inspection	2 days	Tue 4/26/16	Wed 4/27/16
101	Structural Rooftop and Steel Delivery for Support of SAH's	0 days	Mon 3/28/16	Mon 3/28/16
102	Install Structural Steel	15 days	Tue 3/29/16	Mon 4/18/16
103	Drywall and Tape walls only	20 days	Thu 4/28/16	Wed 5/25/16
104	Prime Walls	8 days	Thu 5/19/16	Mon 5/30/16
105	Frame Drywall Ceilings	5 days	Thu 5/26/16	Wed 6/1/16
106	Lab Casework Delivery	0 days	Mon 5/30/16	Mon 5/30/16
107	Lab Casework Installation	15 days	Tue 5/31/16	Mon 6/20/16
108	Door & Hardware Delivery	0 days	Wed 6/8/16	Wed 6/8/16
109	Install DFH	25 days	Thu 6/9/16	Wed 7/13/16
110	Clean Room Window Delivery	0 days	Wed 6/8/16	Wed 6/8/16
111	Install Clean Rooms Windows	15 days	Thu 6/9/16	Wed 6/29/16
112	Specialty Delivery	0 days	Wed 6/8/16	Wed 6/8/16
113	Install Specialties	10 days	Thu 6/2/16	Wed 6/15/16
114	Drywall and Tape Ceilings	5 days	Thu 6/9/16	Wed 6/15/16
115	Prime Ceilings	2 days	Thu 6/16/16	Fri 6/17/16
116	Epoxy Floor and Protect	6 days	Thu 6/16/16	Thu 6/23/16
117	**Finish HVAC**	**62 days**	**Wed 4/13/16**	**Fri 7/8/16**
118	HVAC Piping	30 days	Thu 4/14/16	Wed 5/25/16
119	HVAC Ductwork	25 days	Thu 5/12/16	Wed 6/15/16
120	ACF Exhaust Fan Delivery	0 days	Wed 5/11/16	Wed 5/11/16
121	Install ACF Unit	5 days	Thu 5/12/16	Wed 5/18/16
122	ACF Back Up Unit Delivery	0 days	Wed 5/18/16	Wed 5/18/16
123	Install Back Up Unit	5 days	Thu 5/19/16	Wed 5/25/16
124	ACF Humidifier Delivery	0 days	Wed 5/11/16	Wed 5/11/16
125	Install ACF Humidification	5 days	Thu 5/12/16	Wed 5/18/16
126	Humidifier and Boiler Delivery	0 days	Wed 4/13/16	Wed 4/13/16
127	Set and Install Humidifiers and Boilers	5 days	Thu 4/14/16	Wed 4/20/16
128	Chiller Delivery	0 days	Wed 5/4/16	Wed 5/4/16
129	Set and Install Chillers	10 days	Thu 5/5/16	Wed 5/18/16
130	Primary Air Handler Delivery	0 days	Wed 5/11/16	Wed 5/11/16
131	Set and Install AHU	10 days	Thu 5/12/16	Wed 5/25/16
132	SAH Delivery	0 days	Wed 5/11/16	Wed 5/11/16
133	Set and Install SAH's	20 days	Thu 5/12/16	Wed 6/8/16
134	Exhaust Fan Delivery	0 days	Wed 5/11/16	Wed 5/11/16
135	Set and Install Exhaust Fans	15 days	Thu 5/12/16	Wed 6/1/16
136	HEPA Delivery	0 days	Wed 4/13/16	Wed 4/13/16
137	CAV Box Delivery	0 days	Wed 4/20/16	Wed 4/20/16
138	Install CAV	30 days	Thu 4/21/16	Wed 6/1/16
139	Return Register Delivery	0 days	Wed 4/27/16	Wed 4/27/16

Project: 200 Seres Lease Schedule Ph
Date: Wed 11/11/15

Task | Split | Inactive Milestone | Start-only
Milestone | External Tasks | Inactive Summary | Finish-only
Summary | Project Summary | Manual Task | Progress
Rolled Up Task | Group By Summary | Duration-only | Deadline
Rolled Up Milestone | Inactive Task | Manual Summary Rollup
Rolled Up Progress | Inactive Task | Manual Summary

Page 3

Preliminary Project Schedule
Seres Therapeutics - Phase 2 Schedule
November 11, 2015

ID	Task Name	Duration	Start	Finish
140	Finish HVAC	30 days	Thu 5/12/16	Wed 6/22/16
141	HVAC Controls	25 days	Thu 5/26/16	Wed 6/29/16
142	Set HEPAS	4 days	Fri 6/24/16	Wed 6/29/16
143	Clean Space	2 days	Thu 6/30/16	Fri 7/1/16
144	Unbag HEPAs and turn air on	2 days	Mon 7/4/16	Tue 7/5/16
145	HVAC Balancing	17 days	Thu 6/16/16	Fri 7/8/16
146	**Finish Electrical**	**47 days**	**Wed 5/4/16**	**Fri 7/8/16**
147	Finish Electrical	45 days	Thu 5/5/16	Wed 7/6/16
148	Lighting Delivery	0 days	Wed 5/4/16	Wed 5/4/16
149	Install Lighting	15 days	Mon 6/20/16	Fri 7/8/16
150	Generator Delivery	0 days	Wed 6/15/16	Wed 6/15/16
151	Install and start up Generator	15 days	Thu 6/16/16	Wed 7/6/16
152	**Finish Plumbing**	**32 days**	**Wed 5/11/16**	**Fri 6/24/16**
153	Finish plumbing	32 days	Thu 5/12/16	Fri 6/24/16
154	RODI System Delivery	0 days	Wed 5/11/16	Wed 5/11/16
155	Set and Start Up RODI System	10 days	Thu 5/12/16	Wed 5/25/16
156	**Finishes**	**25 days**	**Fri 6/3/16**	**Thu 7/7/16**
157	Painting	15 days	Fri 6/3/16	Thu 6/23/16
158	Caulking	12 days	Fri 6/10/16	Mon 6/27/16
159	Set HEPAS	4 days	Fri 6/24/16	Wed 6/29/16
160	Clean Space	2 days	Thu 6/30/16	Fri 7/1/16
161	Unbag HEPAs and turn air on	2 days	Mon 7/4/16	Tue 7/5/16
162	Final Inspections	2 days	Wed 7/6/16	Thu 7/7/16
163	Occupancy	0 days	Thu 7/7/16	Thu 7/7/16

3rd Quarter
4th Quarter
1st Quarter
2nd Quarter
3rd Quarter
4th Quarter
1st Quart
Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb
5/12 Finish HVAC
5/26 HVAC Controls
6/24 Set HEPAS
6/30 Clean Space
7/4 Unbag HEPAs and turn air on
6/16 HVAC Balancing
5/4 Finish Electrical
5/5 Finish Electrical
5/4 Lighting Delivery
6/20 Install Lighting
6/15 Generator Delivery
6/16 Install and start up Generator
5/11 Finish Plumbing
5/12 Finish plumbing
5/11 RODI System Delivery
5/12 Set and Start Up RODI System
6/3 Finishes
6/3 Painting
6/10 Caulking
6/24 Set HEPAS
6/30 Clean Space
7/4 Unbag HEPAs and turn air on
7/6 Final Inspections
7/7 Occupancy

Project: 200 Seres Lease Schedule Ph
Date: Wed 11/11/15

Task | Milestone | Summary | Rolled Up Task | Rolled Up Milestone | Rolled Up Progress | Split | External Tasks | Project Summary | Group By Summary | Inactive Task | Inactive Task | Inactive Milestone | Inactive Summary | Manual Task | Duration-only | Manual Summary Rollup | Manual Summary | Start-only | Finish-only | Progress | Deadline

Page 4

EXHIBIT B-5

TENANT WORK INSURANCE REQUIREMENTS

Tenant shall be responsible for requiring all of Tenant contractors doing construction or renovation work to purchase and maintain such insurance as shall protect it from the claims set forth below which may arise out of or result from any Tenant Work whether such Tenant Work is completed by Tenant or by any Tenant contractors or by any person directly or indirectly employed by Tenant or any Tenant contractors, or by any person for whose acts Tenant or any Tenant contractors may be liable:

1. Claims under workers’ compensation, disability benefit and other similar employee benefit acts which are applicable to the Tenant Work to be performed.

2. Claims for damages because of bodily injury, occupational sickness or disease, or death of employees under any applicable employer’s liability law.

3. Claims for damages because of bodily injury, or death of any person other than Tenant’s or any Tenant contractors’ employees.

4. Claims for damages insured by usual personal injury liability coverage which are sustained (a) by any person as a result of an offense directly or indirectly related to the employment of such person by Tenant or any Tenant contractors or (b) by any other person.

5. Claims for damages, other than to the Tenant Work itself, because of injury to or destruction of tangible property, including loss of use therefrom.

6. Claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle.

Tenant contractors’ Commercial General Liability Insurance shall include premises/operations (including explosion, collapse and underground coverage if such Tenant Work involves any underground work), elevators, independent contractors, products and completed operations, and blanket contractual liability on all written contracts, all including broad form property damage coverage.

Tenant contractors’ Commercial General, Automobile, Employers and Umbrella LiabilityInsurance shall be written for not less than limits of liability as follows:

a. Commercial General Liability:	Commercially reasonable amounts, but in any event no less than $1,000,000 per
Bodily Injury and Property	occurrence and $2,000,000 general
Damage	aggregate, with $2,000,000 products and completed operations aggregate.

b. Commercial Automobile Liability:	$1,000,000 per accident
Bodily Injury and Property
Damage

c. Employer’s Liability:
Each Accident	$500,000
Disease - Policy Limit	$500,000
Disease - Each Employee	$500,000

d. Umbrella Liability:	Commercially reasonable amounts
(excess of coverages a, b and c above),
Bodily Injury and Property	but in any event no less than $5,000,000
Damage	per occurrence / aggregate.

All subcontractors for Tenant contractors shall carry the same coverages and limits as specified above, unless different limits are reasonably approved by Landlord. The foregoing policies shall contain a provision that coverages afforded under the policies shall not be canceled or not renewed until at least thirty (30) days’ prior written notice has been given to the Landlord. Certificates of insurance including required endorsements showing such coverages to be in force shall be filed with Landlord prior to the commencement of any Tenant Work and prior to each renewal. Coverage for completed operations must be maintained for the lesser of ten (10) years and the applicable statue of repose following completion of the Tenant Work, and certificates evidencing this coverage must be provided to Landlord. The minimum A.M. Best’s rating of each insurer shall be A- VII. Landlord and its mortgagees shall be named

Page B-5-1

as an additional insureds under Tenant contractors’ Commercial General Liability, Commercial Automobile Liability and Umbrella Liability Insurance policies as respects liability arising from work or operations performed, or ownership, maintenance or use of autos, by or on behalf of such contractors. Each contractor and its insurers shall provide waivers of subrogation with respect to any claims covered or that should have been covered by valid and collectible insurance, including any deductibles or self-insurance maintained thereunder.

If any contractor’s work involves the handling or removal of asbestos (as determined by Landlord in its sole and absolute discretion), such contractor shall also carry Pollution Legal Liability insurance. Such coverage shall include bodily injury, sickness, disease, death or mental anguish or shock sustained by any person; property damage, including physical injury to or destruction of tangible property (including the resulting loss of use thereof), clean-up costs and the loss of use of tangible property that has not been physically injured or destroyed; and defense costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such damages. Coverage shall apply to both sudden and non-sudden pollution conditions including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants, contaminants or pollutants into or upon land, the atmosphere or any watercourse or body of water. Claims-made coverage is permitted, provided the policy retroactive date is continuously maintained prior to the Term Commencement Date, and coverage is continuously maintained during all periods in which

Tenant occupies the Premises. Coverage shall be maintained with limits of not less than $1,000,000 per incident with a $2,000,000 policy aggregate.

Page B-5-2

EXHIBIT C -1

ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE

This acknowledgement of TERM commencement date is entered into as of [_______], 20[__], with reference to that certain Lease (the “Lease”) dated as of [_______], 2015, by [_______], a [_______] (“Tenant”), in favor of BMR-Sidney Research Campus LLC, a Delaware limited liability company (“Landlord”).  All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1. Tenant accepted possession of the Fourth Floor Premises for use in accordance with the Permitted Use on [_______], 20[__]. Tenant first occupied the Premises for the Permitted Use on [_______], 20[__].

2. The Fourth Floor Premises are in good order, condition and repair.

3. The Phase 1A Improvements are Substantially Complete.

4. Except with respect to Landlord’s delivery of the Phase 1B Premises and the Phase 2 Premises, all conditions of the Lease to be performed by Landlord as a condition to the full effectiveness of the Lease have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the Premises.

5. In accordance with the provisions of Article 4 of the Lease, the Term Commencement Date is [_______], 20[__].

6. The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises.

7. Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.

8. The obligation to pay Rent with respect to the Fourth Floor Premises is presently in effect and all Rent obligations on the part of Tenant under the Lease with respect to the Fourth Floor Premises commenced to accrue on [_______], 20[__], with Base Rent payable on the dates and amounts set forth in the chart below:

Dates	Approximate Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
[__]/[__]/[__]- [__]/[__]/[__]	[________]	$[________]	$[________]	$[________]

9. The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of Term Commencement Date as of the date first written above.

TENANT:

SERES THERAPEUTICS, INC.,

a Delaware corporation

By:
Name:
Title:

EXHIBIT C-2

ACKNOWLEDGEMENT OF PHASE 1B SUBSTANTIAL COMPLETION DATE

This acknowledgement of PHASE 1B SUBSTANTIAL COMPLETION date is entered into as of [_______], 20[__], with reference to that certain Lease (the “Lease”) dated as of [_______], 2015, by [_______], a [_______] (“Tenant”), in favor of BMR-Sidney Research Campus LLC, a Delaware limited liability company (“Landlord”).  All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1. Tenant accepted possession of the Phase 1B Premises for use in accordance with the Permitted Use on [_______], 20[__].

2. The Phase 1B Premises are in good order, condition and repair.

3. The Phase 1B Improvements are Substantially Complete.

4. Except with respect to Landlord’s delivery of the Phase 2 Premises, all conditions of the Lease to be performed by Landlord as a condition to the full effectiveness of the Lease have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the Premises.

5. The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises.

6. Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.

7. The obligation to pay Rent with respect to the Fourth Floor Premises and Phase 1B Premises is presently in effect and all Rent obligations on the part of Tenant under the Lease with respect to the Phase 1B Premises commenced to accrue on [_______], 20[__], with Base Rent for the Phase 1B Premises payable on the dates and amounts set forth in the chart below:

Dates	Approximate Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
[__]/[__]/[__]- [__]/[__]/[__]	[________]	$[________]	$[________]	$[________]

8. The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of Phase 1B Substantial Completion Date as of the date first written above.

TENANT:

SERES THERAPEUTICS, INC.,

a Delaware corporation

By:
Name:
Title:

EXHIBIT C-3

ACKNOWLEDGEMENT OF PHASE 2 SUBSTANTIAL COMPLETION DATE AND TERM EXPIRATION DATE

This acknowledgement of SUBSTANTIAL COMPLETION OF PHASE 2 PREMISES AND TERM EXPIRATION DATE is entered into as of [_______], 20[__],with reference to that certain Lease (the “Lease”) dated as of [_______], 2015, by [_______], a [_______] (“Tenant”), in favor of BMR-Sidney Research Campus LLC, a Delaware limited liability company (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1. Tenant delivered that certain Acknowledgement of Term Commencement Date on [_________], [20___].

2. Landlord has delivered the Phase 2 Premises to Tenant Substantially Complete.

3. The Rent Commencement Date is [________], [20____]

4. The Term Expiration Date is [________], [20____].

5. The Premises are in good order, condition and repair.

6. The Phase 2 Improvements are Substantially Complete.

7. All conditions of the Lease to be performed by Landlord as a condition to the full effectiveness of the Lease have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the Premises.

8. The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises.

9. Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.

10. The obligation to pay Rent with respect to the entire Premises is presently in effect and all Rent obligations on the part of Tenant under the Lease with respect to the entire Premises  commenced to accrue on [_______], 20[__], with Base Rent applicable to the entire Premises payable on the dates and amounts set forth in the chart below:

Dates	Approximate Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
[__]/[__]/[__]- [__]/[__]/[__]	[ ]	$[________]	[ ]	[ ]

11. The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of Substantial Completion of Phase 2 Improvements and Term Expiration Date as of the date first written above.

TENANT:

SERES THERAPEUTICS, INC.,

a Delaware corporation

By:
Name:
Title:

EXHIBIT D

LANDLORD/TENANT RESPONSIBILITIES MATRIX

[SEE ATTACHED]

Landlord/Tenant Responsibilities Matrix

200 Sidney Street
Cambridge, MA	November 02, 2015

DESCRIPTION			LANDLORD	TENANT

Fire Protection	F.1	Combination sprinkler/standpipe system with fire department valves and based on ordinary hazard group 2 occupancy	X

	F.2	Fire service and double-check valve assembly.	X

	F.3	Fire pump, controller, test header.	X

	F.4	Alarm check valve and siamese connection.	X

	F.5	Floor control valve assemblies and test drains.	X

	F.6	Sprinkler coverage to all core areas.	X

	F.7	Distribution piping with upright heads within Tenant areas.	X

	F.8	Flow switches, tamper switches, pressure switches.	X

	F.9	Modification of sprinkler piping and head layout to suit tenant build-out and Tenant hazard index.		X

	F.10	Specialty fire protection systems, ie; pre-action type, FM-200, etc		X

Plumbing	P.1	Domestic sanitary waste piping for Base Building riser	X

	P.2	Domestic sanitary waste piping for tenant use		X

	P.3	Lab waste riser piping	X

	P.4	Lab waste piping within tenant premises		X

	P.5	Storm system connection and roof drainage system.	X

200 Sidney Street, Cambridge, MA

Landlord/Tenant Responsibility Matrix

November 02, 2015

DESCRIPTION		LANDLORD	TENANT

P.6	Natural gas service to building for Base Building	X

P.7	Tenant gas service including meter and distribution piping for Tenant services.		X

P.8	Domestic cold water service to building and domestic cold water booster pump system.	X

P.9	Potable and non-potable risers with valve/cap connections at each floor for Tenant use.	X

P.10	Potable cold water distribution to Base Building equipment and common areas.	X

P.11	Base Building toilet/janitor core including cold water, hot water, waste and vent systems.	X

P.12	Wet column including potable cold water, waste, vent systems.	X

P.13	Potable and non-potable distribution piping from Base Building risers to Tenant areas.		X

P.14	Distribution piping from wet columns.		X

P.15	Lab waste risers with cap connections on each floor for tenant use.	X

P.16	Lab vent risers with cap connections on each floor for Tenant use.	X

P.17	Lab waste distribution system from lab waste risers.		X

P.18	Common pH neutralization system and riser.	X

P.19	Lab waste piping and connection to ph system		X

P.20	Lab vent distribution system from lab vent risers.		X

P.21	Tenant potable and non-potable hot water equipment and distribution system.		X

P.22	Air compressor system and riser	X

P.23	Compressed air distribution from riser		X

P.24	Vacuum pump system and riser	X

P.25	Vacuum distribution from riser		X

P.26	RO equipment system and riser	X

P.27	RO distribution from riser		X

P.28	Gas cylinders and distribution system (ie: nitrogen co2, argon, etc.)		X

Page 2 | 4

200 Sidney Street, Cambridge, MA

Landlord/Tenant Responsibility Matrix

November 02, 2015

DESCRIPTION			LANDLORD	TENANT

	P.29	Tempered hot water heater and riser piping for eyewash/shower unit. System shall have valve/cap connection for tenant use.	X

	P.30	Tenant tempered water eyewash/showers and distribution piping.		X

HVAC	H.1	Base building air handling units, general exhaust system, chilled water system, hot water system and condenser water system	X

	H.2	Tenant-specific HVAC equipment and controls		X

	H.3	Supply air ductwork risers with connections at vertical shafts for tenant use.	X
	H.4	Horizontal supply air ductwork distribution system from shaft connections for tenant areas.		X

	H.5	Return fans and return air risers	X

	H.6	Return air ductwork distribution from risers to serve tenant areas		X

	H.7	General exhaust system with heat recovery coils and run around loop	X

	H.8	Base building basement area HVAC	X

	H.9	Modifications to basement HVAC		X

	H.10	Tenant specialty exhaust systems		X

	H.11	Exhaust air ductwork risers with connections at vertical shafts for tenant use.	X

	H.12	Horizontal exhaust air ductwork distribution system from shaft connections for tenant areas.		X

	H.13	Base Building common area ventilation system	X

	H.14	Chiller plant serving base building air handling units	X

	H.15	Hot water plant serving air handling units and Tenant hot water risers with valve/cap connections per floor for Tenant use	X

	H.16	Tenant hot water distribution piping from risers.		X

	H.17	Base Building heat recovery run around loop piping system.	X

	H.18	Dedicated Tenant specialty area mechanical systems (ie: cold rooms, warm rooms, IT rooms, etc.)		X

Page 3 | 4

200 Sidney Street, Cambridge, MA

Landlord/Tenant Responsibility Matrix

November 02, 2015

DESCRIPTION			LANDLORD	TENANT

	H.19	Automatic temperature control system for Base building equipment and common areas.	X

	H.20	Automatic temperature control system for Tenant equipment and areas.		X

Electrical	E.1	Transformer vault with Base Building utility supply	X

	E.2	Conductors, metering equipment and circuit breakers to Tenant areas		X

	E.3	Main switchboard, metered, for base building systems.	X

	E.4	Bus duct risers serving floors 1-4	X

	E.5	Tenant meters, fused disconnect and utility transformer cabinets at all floors.		X

	E.6	Life safety systems for Tenant use		X

	E.7	Standby Generator for tenant systems	X

	E.8	Standby generator distribution system with transfer switches for tenant use.		X
	E.9	Electric closets at floors for base building systems and core areas.	X

	E.10	Electric closets for tenant areas.		X

	E.11	Power distribution for tenant areas.		X

	E.12	Addressable Fire Command Center, Fire Alarm devices to Base Building common areas, mechanical/electrical rooms and risers	X

	E.13	Fire Alarm devices within Tenant areas, connected to Base Building risers and addressable Fire Command Center.		X

	E.14	Lighting in common and base building areas.	X

	E.15	Lighting in tenant areas.		X

	E.16	Lightning protection system for building and Base Building Equipment	X

	E.17	Lightning Protection system for tenant equipment		X

	E.18	Base Building telecommunications room and conduit riser system.		X

	E.19	Tenant – specific communication and Tel-Data cabling		X

	E.20	Base Building security system to include exterior doors and elevator access	X

Page 4 | 4

200 Sidney Street, Cambridge, MA

Landlord/Tenant Responsibility Matrix

November 02, 2015

DESCRIPTION		LANDLORD	TENANT

E.21	Tenant security system for Tenant areas integrated with Base Building system.		X

Page 5 | 4

EXHIBIT E

FORM OF LETTER OF CREDIT

[On letterhead or L/C letterhead of Issuer]

LETTER OF CREDIT

Date:	, 20

(the “Beneficiary”)

Attention:
L/C. No.:
Loan No. :

Ladies and Gentlemen:

We establish in favor of Beneficiary our irrevocable and unconditional Letter of Credit numbered as identified above (the “L/C”) for an aggregate amount of $_______, expiring at __:00 p.m. on _______ or, if such day is not a Banking Day, then the next succeeding Banking Day (such date, as extended from time to time, the “Expiry Date”). “Banking Day” means a weekday except a weekday when commercial banks in _____________ are authorized or required to close.

We authorize Beneficiary to draw on us (the “Issuer”) for the account of _______ (the “Account Party”), under the terms and conditions of this L/C.

Funds under this L/C are available by presenting the following documentation (the “Drawing Documentation”): (a) the original L/C and (b) a sight draft substantially in the form of Attachment 1, with blanks filled in and bracketed items provided as appropriate. No other evidence of authority, certificate, or documentation is required.

Drawing Documentation must be presented at Issuer’s office at ____________ on or before the Expiry Date by personal presentation, courier or messenger service, or fax. Presentation by fax shall be effective upon electronic confirmation of transmission as evidenced by a printed report from the sender’s fax machine. After any fax presentation, but not as a condition to its effectiveness, Beneficiary shall with reasonable promptness deliver the original Drawing Documentation by any other means.  Issuer will on request issue a receipt for Drawing Documentation.

We agree, irrevocably, and irrespective of any claim by any other person, to honor drafts drawn under and in conformity with this L/C, within the maximum amount of this L/C, presented to us on or before the Expiry Date, provided we also receive (on or before the Expiry Date) any other Drawing Documentation this L/C requires.

We shall pay this L/C only from our own funds by check or wire transfer, in compliance with the Drawing Documentation.

If Beneficiary presents proper Drawing Documentation to us on or before the Expiry Date, then we shall pay under this L/C at or before the following time (the “Payment Deadline”): (a) if presentment is made at or before noon of any Banking Day, then the close of such Banking Day; and (b) otherwise, the close of the next Banking Day.  We waive any right to delay payment beyond the Payment Deadline. If we determine that Drawing Documentation is not proper, then we shall so advise Beneficiary in writing, specifying all grounds for our determination, within one Banking Day after the Payment Deadline.

Partial drawings are permitted. This L/C shall, except to the extent reduced thereby, survive any partial drawings.

We shall have no duty or right to inquire into the validity of or basis for any draw under this L/C or any Drawing Documentation.  We waive any defense based on fraud or any claim of fraud.

The Expiry Date shall automatically be extended by one year (but never beyond _____ (the “Outside Date”)) unless, on or before the date 90 days before any Expiry Date, we have given Beneficiary notice that the Expiry Date shall not be so extended (a “Nonrenewal Notice”). We shall promptly upon request confirm any extension of the Expiry Date under the preceding sentence by issuing an amendment to this L/C, but such an amendment is not required for the extension to be effective. We need not give any notice of the Outside Date.

Beneficiary may from time to time without charge transfer this L/C, in whole but not in part, to any transferee (the “Transferee”).  Issuer shall look solely to Account Party for payment of any fee for any transfer of this L/C.  Such payment is not a condition to any such transfer. Beneficiary or Transferee shall consummate such transfer by delivering to Issuer the original of this L/C and a Transfer Notice substantially in the form of Attachment 2, purportedly signed by Beneficiary, and designating Transferee.  Issuer shall promptly reissue or amend this L/C in favor of Transferee as Beneficiary.  Upon any transfer, all references to Beneficiary shall automatically refer to Transferee, who may then exercise all rights of Beneficiary.  Issuer expressly consents to any transfers made from time to time in compliance with this paragraph.

Any notice to Beneficiary shall be in writing and delivered by hand with receipt acknowledged or by overnight delivery service such as FedEx (with proof of delivery) at the above address, or such other address as Beneficiary may specify by written notice to Issuer. A copy of any such notice shall also be delivered, as a condition to the effectiveness of such notice, to: ___________ (or such replacement as Beneficiary designates from time to time by written notice).

No amendment that adversely affects Beneficiary shall be effective without Beneficiary’s written consent.

This L/C is subject to and incorporates by reference: (a) the International Standby Practices 98 (“ISP 98”); and (b) to the extent not inconsistent with ISP 98, Article 5 of the Uniform Commercial Code of the State of New York.

Very truly yours,

[Issuer Signature]

ATTACHMENT 1 TO EXHIBIT E

FORM OF SIGHT DRAFT

[Beneficiary Letterhead]

TO:

[Name and Address of Issuer]

SIGHT DRAFT

AT SIGHT, pay to the Order of ______________, the sum of ______________ United States Dollars ($______________). Drawn under [Issuer] Letter of Credit No. ______________ dated ______________.

[Issuer is hereby directed to pay the proceeds of this Sight Draft solely to the following account: _________________________.]

[Name and signature block, with signature or purported signature of Beneficiary]

Date: ________________

Page E-1-1

ATTACHMENT 2 TO EXHIBIT E

FORM OF TRANSFER NOTICE

[Beneficiary Letterhead]

TO:

[Name and Address of Issuer] (the “Issuer”)

TRANSFER NOTICE

By signing below, the undersigned, Beneficiary (the “Beneficiary”) under Issuer’s Letter of Credit No. ______________ dated ______________ (the “L/C”), transfers the L/C to the following transferee (the “Transferee”):

[Transferee Name and Address]

The original L/C is enclosed. Beneficiary directs Issuer to reissue or amend the L/C in favor of Transferee as Beneficiary. Beneficiary represents and warrants that Beneficiary has not transferred, assigned, or encumbered the L/C or any interest in the L/C, which transfer, assignment, or encumbrance remains in effect.

[Name and signature block, with signature or purported signature of Beneficiary]

Date: ________________]

Page E-2-1

EXHIBIT F

INTENTIONALLY OMITTED

EXHIBIT G

RULES AND REGULATIONS

NOTHING IN THESE RULES AND REGULATIONS (“RULES AND REGULATIONS”) SHALL SUPPLANT ANY PROVISION OF THE LEASE.  IN THE EVENT OF A CONFLICT OR INCONSISTENCY BETWEEN THESE RULES AND REGULATIONS AND THE LEASE, THE LEASE SHALL PREVAIL.

1. No Tenant Party shall encumber or obstruct the common entrances, lobbies, elevators, sidewalks and stairways of the Building(s) or the Project or use them for any purposes other than ingress or egress to and from the Building(s) or the Project.

2. Except as specifically provided in the Lease, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Premises or the Building(s) without Landlord’s prior written consent.  Landlord shall have the right to remove, at Tenant’s sole cost and expense and without notice, any sign installed or displayed in violation of this rule.

3. If Landlord objects in writing to any curtains, blinds, shades, screens, hanging plants or other similar objects attached to or used in connection with any window or door of the Premises or placed on any windowsill, and (a) such window, door or windowsill is visible from the exterior of the Premises and (b) such curtain, blind, shade, screen, hanging plant or other object is not included in plans approved by Landlord, then Tenant shall promptly remove such curtains, blinds, shades, screens, hanging plants or other similar objects at its sole cost and expense.

4. Deliveries shall be made no earlier than 7 a.m. or later than 6 p.m.  No deliveries shall be made that impede or interfere with other tenants in or the operation of the Project.  Movement of furniture, office equipment or any other large or bulky material(s) through the Common Area shall be restricted to such hours as Landlord may designate and shall be subject to reasonable restrictions that Landlord may impose.  A temporary loading permit is required for all temporary parking and such permit, which permit Landlord may provide in its sole and absolute discretion.

5. Tenant shall not place a load upon any floor of the Premises that exceeds the load per square foot that (a) such floor was designed to carry or (b) is allowed by Applicable Laws.  Fixtures and equipment that cause noises or vibrations that may be transmitted to the structure of the Building(s) to such a degree as to be objectionable to other tenants shall be placed and maintained by Tenant, at Tenant’s sole cost and expense, on vibration eliminators or other devices sufficient to eliminate such noises and vibrations to levels reasonably acceptable to Landlord and the affected tenants of the Project.

6. Tenant shall not use any method of HVAC other than that approved in writing by Landlord.

7. Tenant shall not install any radio, television or other antennae; cell or other communications equipment; or other devices on the roof or exterior walls of the Premises except in accordance with the Lease.  Tenant shall not interfere with radio, television or other digital or electronic communications at the Project or elsewhere.

8. Canvassing, peddling, soliciting and distributing handbills or any other written material within, on or around the Project (other than within the Premises) are prohibited.  Tenant shall cooperate with Landlord to prevent such activities by any Tenant Party.

9. Tenant shall store all of its trash, garbage and Hazardous Materials in receptacles within its Premises or in receptacles designated by Landlord outside of the Premises.  Tenant shall not place in any such receptacle any material that cannot be disposed of in the ordinary and customary manner of trash, garbage and Hazardous Materials disposal.  Any Hazardous Materials transported through Common Area shall be held in secondary containment devices.  Tenant shall be responsible, at its sole cost and expense, for Tenant’s removal of its trash, garbage and Hazardous Materials.  Tenant is encouraged to participate in the waste removal and recycling program in place at the Project.

10. The Premises shall not be used for lodging or for any improper, immoral or objectionable purpose.  No cooking shall be done or permitted in the Premises; provided, however, that Tenant may use (a) equipment approved in accordance with the requirements of insurance policies that Landlord or Tenant is required to purchase and maintain pursuant to the Lease for brewing coffee, tea, hot chocolate and similar beverages, (b) microwave ovens for employees’ use and (c) equipment shown on plans approved by Landlord; provided, further, that any such equipment and microwave ovens are used in accordance with Applicable Laws.

11. Tenant shall not, without Landlord’s prior written consent, use the name of the Project, if any, in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

12. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any Governmental Authority.

13. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

14. Tenant shall not modify any locks to the Premises without Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, condition or delay.  Tenant shall furnish Landlord with copies of keys, pass cards or similar devices for locks to the Premises.

15. Tenant shall cooperate and participate in all reasonable security programs affecting the Premises.

16. Tenant shall not permit any animals in the Project, other than for guide animals or for use in laboratory experiments.

17. Bicycles shall not be taken into the Building(s) (including the elevators and stairways of the Building) except into areas designated by Landlord.

18. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be deposited therein.

19. Discharge of industrial sewage shall only be permitted if Tenant, at its sole expense, first obtains all necessary permits and licenses therefor from all applicable Governmental Authorities.

20. Smoking is prohibited inside the Building, except in designated outdoor areas of the Project (if any).

21. The Project’s hours of operation are currently 24 hours per day, seven (7) days per week.

22. Tenant shall comply with all orders, requirements and conditions now or hereafter imposed by Applicable Laws or Landlord (“Waste Regulations”) regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash generated by Tenant (collectively, “Waste Products”), including (without limitation) the separation of Waste Products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by Waste Regulations.

23. Tenant, at Tenant’s sole cost and expense, shall cause the Premises to be exterminated on a monthly basis to Landlord’s reasonable satisfaction and shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated against infestation by insects, rodents and other vermin and pests whenever there is evidence of any infestation.  Tenant shall not permit any person to enter the Premises or the Project for the purpose of providing such extermination services, unless such persons have been approved by Landlord.  If requested by Landlord, Tenant shall, at Tenant’s sole cost and expense, store any refuse generated in the Premises by the consumption of food or beverages in a cold box or similar facility.

24. If Tenant desires to use any portion of the Common Area for a Tenant-related event, Tenant must notify Landlord in writing at least thirty (30) days prior to such event on the form attached as Attachment 1 to this Exhibit, which use shall be subject to Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed.  Notwithstanding anything in this Lease or the completed and executed Attachment to the contrary, Tenant shall be solely responsible for setting up and taking down any equipment or other materials required for the event, and shall promptly pick up any litter and report any property damage to Landlord related to the event.  Any use of the Common Area pursuant to this Section shall be subject to the provisions of Article 28 of the Lease.

Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project, including Tenant.  These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms covenants, agreements and conditions of the Lease.  Landlord reserves the right to make such other and reasonable additional rules and regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Project, or the preservation of good order therein; provided, however, that Tenant shall not be obligated to adhere to such additional rules or regulations until Landlord has provided Tenant with written notice thereof.  Tenant agrees to abide by these Rules and Regulations and any such additional rules and regulations issued or adopted by Landlord.  Tenant shall be responsible for the observance of these Rules and Regulations by all Tenant Parties.

ATTACHMENT 1 TO EXHIBIT G

REQUEST FOR USE OF COMMON AREA

REQUEST FOR USE OF COMMON AREA

Date of Request:

Landlord/Owner:

Tenant/Requestor:

Property Location:

Event Description:

Proposed Plan for Security & Cleaning:

Date of Event:

Hours of Event: (to include set-up and take down):

Location at Property (see attached map):

Number of Attendees:

Open to the Public?     [___] YES         [___] NO

Food and/or Beverages?     [___] YES          [___] NO

If YES:

•	Will food be prepared on site? [___] YES [___] NO
•	Please describe:
•	Will alcohol be served? [___] YES [___] NO
•	Please describe:
•	Will attendees be charged for alcohol? [___] YES [___] NO
•	Is alcohol license or permit required? [___] YES [___] NO
•	Does caterer have alcohol license or permit: [___] YES [___] NO [___] N/A

Page G-1-1

Other Amenities (tent, booths, band, food trucks, bounce house, etc.):

Other Event Details or Special Circumstances:

The undersigned certifies that the foregoing is true, accurate and complete and he/she is duly authorized to sign and submit this request on behalf of the Tenant/Requestor named above.

[INSERT NAME OF TENANT/REQUESTOR]

By:
Name:
Title:
Date:

Page G-1-2

EXHIBIT H

PTDM

[SEE ATTACHED]

PARKING AND TRAFFIC DEMAND MANAGEMENT

FORT WASHINGTON REALTY TRUST

47 ERIE STREET AND RELATED PARKING

CAMBRIDGE, MA

April 28, 1999

I.	General Project Description

II.	Commitment to Mode Split

III.	General Transportation Demand Management Programs

IV.	Alternative Mode Promotions and Incentives

V.	Alternative Work Programs

VI.	Parking Management and SOV Disincentives

VII.	Marketing Programs

VIII.	Monitoring and Reporting Plan

IX.	Office of workplace Development Commitment

X.	Corporate Offices Commercial Parking Certification

Attachments:

1.	Registration
2.	Certification
3.	Vehicle Trips
4.	Site Plan
5.	Guaranteed Ride Home Program

I.	General Project Description

The garage at 47 Eric Street (the “Garage”) is being constructed and will be owned by Fort Washington Realty Trust (“FWRT”) whose address is in care of Lyme Properties, 101 Main Street, 18th Floor, Cambridge, MA 02142. The Garage and 77 surface spaces located at 40 Erie Street and 270. Albany Street will provide the accessory parking spaces pursuant to the Cambridge Zoning Ordinance for 270 Albany Street, 21 Erie Street, 40 Erie Street (also known as 130 Waverly Street and Fort Washington Research Park Phase 1) and 200 Sidney Street (Fort Washington Research Park Phase 2) (together, the “Buildings”). Of these four Buildings, all but Fort Washington Phase 2 are built and occupied. All of the occupied buildings received certificates of occupancy prior to the enactment of the PTDM ordinance. The Garage contains a total of 447 accessory parking spaces. The 447 Garage spaces are allocated among the four

Buildings as follows:

	Building Square Footage	# Spaces
270 Albany Street	70,000	90

21 Erie Street	52,000	63 .

40 Erie Street (130 Waverly Street)	109,000	125

200 Sidney Street	135,000	169

The existing surface spaces serve 40 Erie Street. A “Non-Commercial Parking Space Registration Form” for the Garage and existing surface spaces at 270 Albany and 40 Erie Street (a total of 524 spaces), a copy of which is attached, was filed with the Cambridge Department of Traffic, Parking and Transportation and approved by the Director on October 28, 1997 (Attachment 1).

A building permit for the garage was issued November 4, 1997 (#0997154), and construction will be complete on or about April 30,1999.

The 447 accessory parking spaces in the Garage are located on six levels and served by two elevators. All of the Garage and surface spaces are employee spaces. There are no commercial spaces in the Garage or surface lots. The gross size of the garage is 121,000 gross square feet.

The tenants located in the Buildings served by the Garage and surface lots are:

•	270 Albany Street:
•	Millennium Pharmaceuticals, Inc. (“Millennium”) - 200 employees
•	Plex, LLC (“Plex”) - 2 employees
•	21 Erie Street:
•	Heliotrope Studios Ltd. (“Heliotrope”) - 3 employees
•	Reprogensis, Inc. (“Reprogensis”)-33 employees
•	TVisions, Inc. (“TVisions”) - 100 employees
•	40 Erie Street:
•	Vertex Pharmaceuticals, Incorporated (“Vertex”) - 261 employees
•	Millennium - 50 employees
•	200 Sidney Street:
•	Not yet leased, but expected to be 540 employees based on a projection of 4 persons per 1000 square feet

Average daily vehicle trips expected to be generated by the Buildings are set forth in the attached schedule (Attachment 3).

The nearest public transit is Central Square, approximately ,7 miles away. The nearest bicycle paths or lanes are on Mass. Ave. in Central Square, along the Charles River at Memorial Drive and on the MIT campus.

1

Bicycle lanes are planned for the Sidney/Waverly/Vasser “Cambridge Roadway Improvements”. A site plan is attached showing the location of the Garage and the Buildings (Attachment 4).

The contact person for this project is Robert L. Green, Lyme Properties 18th Floor, 101 Main St., Cambridge, MA 02142, telephone, (617) 225-0909.

II.	Commitment to Mode Split

FWRT has agreed to a mode split goal of 61% for single occupancy vehicles.

III.	General Transportation Demand Management Programs

A. Membership in Transportation Management Association

A Transportation Management Association is a private not-for-profit organization whose objective is to coordinate member business and other resources to improve transportation. The local organization, the Charles River Transportation Management Association (CRTMA), works with employers to develop voluntary, cost effective measures that benefit the members of the organization. The CRTMA assists businesses in developing internal transportation policies and programs that offer employees commute options at reduced costs. The CRTMA can facilitate the development of joint programs between groups of businesses. The CRTMA provides a connection with local, state and federal agencies to inform participating members of recent developments in transportation and assist in compliance with regulations. Services by the CRTMA include:

•	Corporate transportation policy analysis
•	Monitoring of government policy
•	Guaranteed ride home program.
•	RideSource car and van matching
•	Information resource for commute alternative
•	Marketing of commute choices
•	Development of incentive programs
•	Employer transportation advisor and training program
•	Pedestrian and bicycle incentive program
•	Local shuttle bus service for members

FWRT or an affiliate will join the CRTMA. FWRT will include provisions in all future tenant leases informing them of the programs available under the CRTMA and encouraging participation by tenants.

B. Guaranteed Ride Home

Many employees drive to work because of concern that they cannot get home quickly in the event of an emergency or need a car for unexpected travel. Either directly or through its leases with tenants, FWRT will provide a guaranteed ride home to employees in such an event. The attached CRTMA Guaranteed Ride Home Program or a similar one will be provided (Attachment 5).

C. Employee Transportation Coordinator

FWRT will designate a full-time employee as Employee Transportation Coordinator (ETC) to assist in the day to day administration of TDM programs. The ETC will be responsible for coordination with CRTMA and tenants and staffing an on-site commuter services desk that will sell transit passes, tokens, and commuter checks; distribute marketing materials; and administer the guaranteed ride home program.

2

D. Initial Tenant Survey

In all future tenant leases, FWRT will include a provision encouraging tenants to provide an initial survey upon occupancy including information about the characteristics and attitudes of employees and customers in order to refine existing TDM programs and develop new ones.

E. lectric Vehicle Recharging Facility

Promptly upon a request therefor by any tenant or employee of the Buildings, FWRT will install an electric vehicle recharging facility in the garage and will distribute information on the availability and use to tenants and visitors.

IV.	Alternative Mode Promotions and Incentives

A. MBTA Corporate Pass Program and Subsidized Transit Passes

On-site sales of MBTA transit passes and commuter vouchers through the MBTA Corporate Pass Program will begin after at least 50% of the tenants have occupied 200 Sidney Street. Working with MBTA and CARAVAN, unsold passes will be carried over into the next month or returned for credit on future purchases. Sales will be monitored for several months to establish the appropriate number of passes to be purchased in subsequent months. FWRT will exercise reasonable efforts to negotiate lease provisions in future leases regarding tenants who do not presently subsidize MBTA passes to do so in the future..

B. Participation in Private Bus Shuttle Service

FWRT has also met with CRTMA to discuss establishing shuttle service for the Buildings. The current CRTMA routes do not provide service to the Red Line or Central Square. With new membership and additional shuttle participation by its members, CRTMA has indicated that it might assume responsibility for operating shuttles that could provide service between the buildings and Central Square. However, because leases for substantially all of the space in the Buildings are already in effect and shuttle costs cannot be passed on tenants, FWRT is not able to unconditionally commit to such service unless it can be provided cost efficiently and the tenants voluntarily agree to pay for it. However working with CRTMA, FWRT will exercise reasonable efforts to convince tenants to participate and implement Red Line shuttle service.

C. Green Line Shuttle Study

Within twelve months of 90% occupancy of 200 Sidney Street, FWRT or CRTMA will complete a study on the feasibility of providing service connecting the Buildings to the B, C, and D Green Line branches. This study will be undertaken by FWRT alone or in combination with others including perhaps tenants of the Buildings or CRTMA and will include estimates of demand and cost. The study will be presented to the PDTM Planning Officer along with FWRT’s recommendations

D. Ridesharing Vehicles

FWRT will provide up to 10% of accessory parking in convenient locations in order to encourage ridesharing. The actual number of spaces will be adjusted based on usage, but additional preferential spaces will be available as needed for new ridesharing vehicles. The Employee Transportation Coordinator will administer, monitor, and adapt the preferential parking as needed.

All site employees will be provided with access to CARAVAN for Commuter’s Ridesource regional ridesource matching database. Also, a project ridematching database will be developed.

E. Bicycle and Pedestrian Programs:

FWRT will provide secure bicycle parking in the garage and in exterior locations and such garage bicycle parking will be covered and secured. No less than the minimum parking required by zoning will be provided. Short term bicycle parking will be provided near building entrances for visitors, customers, and couriers.

3

Set forth below is a chart summarizing existing TDM programs for the Garage and lots:

	Millennium	Vertex	TVisions 4	FWRTon behalf of 200 Sidney
Shuttle Participation	✓

MBTA Pass Program[1]	✓			✓

Guaranteed Ride Home[2]	✓			✓

Carpooling and Caravan Ride matching				✓

Flexible Work Schedules	✓	✓

Publicity and Marketing				✓

Bicycles/Racks/Showers	✓	✓		✓

Discount and Preferential Parking for Vanpools and Carpools				✓

Financial Incentives[3]	✓

In all cases the TDM measures described hereunder will be implemented by FWRT, individual building owners, or the tenants of the Buildings.

V.	Alternative Work Programs

FWRT will include provisions in all leases giving tenants information on the advantages and benefits of telecommuting, flexible lime and compressed work week programs and encouraging tenants to work directly with the City of Cambridge on such programs.

1. Millennium offers full paymenl up $60 per month, deducted form paychecks bcfore taxes.

2. Millennium also offcers flee taxi vouchers for meetings.

3. Millenniulll offers $100 per quarter to employces who elect not to commute by public transit or car.

4. 21 Erie Slreet tenants of 35 or less cmployees excluded.

4

Department of Traffic, Parking and Transportation

57 Inman Street

Cambridge, MA 02139

Non- Commercial Parking Space Registration Form

Name and address of property owner FORT WASHINGTON REALTY TRUST [ILLEGIBLE] MCNEIL MGMT., 320 NORWOOD PARK SOUTH, NORWOOD MA 02062 Telephone 617 762 4800

Name & address of parking facility operator SAME Telephone

Name and address of facility 47 ERIE ST GARAGE, 47 ERIE ST, CAMBRIDGE MA 0213 Telephone

[ILLEGIBLE]

Type of facility:
(Check one)	Start of construction:	Month	10	Day	30	Year	97

☐ Lot	Opening of facility:	Month	6	Day	1	Year	97

☒ Garage

Type of request:
(Check one)	☒ New facility

☐ Modified facility

	Number of parking spaces				Number of parking spaces

Type of Parking Spaces:	Existing	Proposed		Type:	Existing	Proposed

Residential				Commercial

Employee	14	447	47[ILLEGIBLE]	Patient
	15	15	270[ILLEGIBLE]
Customer	254	62	40[ILLEGIBLE]	Student

Client				Guest

[ILLEGIBLE] have any existing parking facility permits?	Yes	☒	No	☐

[ILLEGIBLE] type of permit and date issued.	SEE ATTACHED LETTER FROM LAUREN PRESTON DATED JAN 27, 1995

Enforcement Actions Against the Parking Facility:

Departments who have taken action:	NONE KNOWN

Departments who have action pending:	NONE KNOWN

hereby certify that a commercial parking permit has been obtained for each space being used for commercial parking. None of the other existing or proposed parking spaces at this parking facility have been or will be available as commercial parking spaces until a commercial parking permit therefor has been obtained. I also certify that all information supplied on this form is true , accurate and complete.

David Clem Trustee	David Clem Trustee
Operator Signature & Title	Operator Signature & Title

David Clem Trustee	David Clem Trustee
Print Name (Owner) & Title	Print Name (Oerator) & Title

FOR TRAFFIC, PARKING AND TRANSPORTATION DEPARTMENT USE ONLY

ATTACHMENT

DO NOT WRITE BELOW THIS LINE

Date Received: 10/22/97    Comments: Elimination of 14 surface lot spaces at 47 Erie St. to construct a 6 level 447 space garage plus elimination of 220 surface lot spaces at 40 Erie St. to construct a 4 story office/ R+D building. Also the reconfiguration of surface lot spaces for existing building at 40 Erie St. and maintains existing spaces, at 40 Erie St. and 270 Albany St.

Category: ☐Residential☒ Non-Residential or Non-Commercial

Number of parking spaces approved :
residential
524	non-residential or non-commercial

Approved:	Sig E. Clipping	Date:	10-28-97
Traffic Director

Additional Comments:

447 Garage spaces at 47 Erie St.

62 Lot spaces at 40 Erie St.

5 Garage spaces at 270 Albany St.

10 Lot spaces at 270 Albany St.

524 Total spaces for use

9/97

Attachment 2

Certification

I hereby certify that a commercial parking permit has been obtained for each space being used for commercial parking. None of the other existing or proposed parking spaces at this parking facility have been or will be available as commercial parking spaces until a commercial parking permit therefor has been obtained.

Fort Washington Realty Trust
\s\ David M. Roby, Trustee
David M. Roby, Trustee
Date	3/11/99

Attachment 3

Vehicle Trips

337,000 SF of lab space @ ITE 760	= 2,782 trips/day

20,000 SF of office @ ITE 710	= 386 trips/day

Total trips	= 3168 trips/day

3168 x 65.6	= 2078 trips/day

ATTACHMENT 4

SIDNEY STREET
ALLSTON ST
ERIE STREET
MERRIAM ST. (PRIVATE)
WAVERLY STREET
ALBANY STREET
LOCATION PLAN
SHOWING 47 ERIE ST GARAGE (PROPOSED) AND BUILDINGS SERVED IN CAMBRIDGE, MA
SCALE: 1 IN. = 40 FT.
BASED ON CITY OF CAMBRIDGE ASSESSOR'S MAP

CHARLES RIVER TRANSPORTATION MANAGEMENT ASSOCIATION

c / o Cambridge
Technology Partners
304 Vassar Street
Cambridge, MA 0 2139
Phone 617*679*5381 Fax 617*374*8300
email coinl@mit.edu

By Fax 5 Pages

April 21, 1999

Joseph Barr

TDM Planner

City of Cambridge

Community Development

57 Inman St.

Cambridge, MA 02139

Dear Joe:

Please find attached generic documentation for Charles River Transportation Management Association’s Guaranteed Ride Home program.

In the past few weeks, we have worked with a number of businesses and developers who are in the process of preparing IPOP or PTDM plans. Many of these entities have indicated they will join CRTMA, and rely on us forGuaranteed Ride Home program.

The attached policies and procedures will provide you with an overview of how our program will work. The policy and procedure will be reviewed, and may be modified based on the needs of different CRTMA members but I anticipate programs will be substantially the same.

Perhaps we should revisit City of Cambridge participation in CRTMA. We would be very interested in implementing a Guaranteed Ride Home program, and other TDM measures for city employees as well!

I will call to answer any questions that you may have about Guaranteed Ride Home.

Sincerely,

Jim Gascoigne

Executive Director

cc	Tom Lucey
Tom Ragno
Debbie Black
Joan Peyrebrune
Bob Green

Set forth below is a chart summarizing existing TDM programs for the Garage and lots:

	Millennium	Vertex	TVisions 4	FWRTon behalf of 200 Sidney
Shuttle Participation	✓

MBTA Pass Program[1]	✓			✓

Guaranteed Ride Home[2]	✓			✓

Carpooling and Caravan Ride matching				✓

Flexible Work Schedules	✓	✓

Publicity and Marketing				✓

Bicycles/Racks/Showers	✓	✓		✓

Discount and Preferential Parking for Vanpools and Carpools				✓

Financial Incentives[3]	✓

In all cases the TDM measures described hereunder will be implemented by FWRT, individual building owners, or the tenants of the Buildings,

V.	Alternative Work Programs

FWRT will include provisions in all leases giving tenants information on the advantages and benefits of telecommuting, flexible time and compressed work week programs and encouraging tenants to work directly with the City of Cambridge on such programs.

1. Millennium offers full payment up to $560 per "month, deducted form paychecks before taxes.

2. Millennium also offers free taxi vouchers for meetings.

3. Millennium offers 100 per quarter to employees who elect not to commute by public transit or car.

4. 21 Eric Street tenants of 35 or less employees excluded.

VI.	Parking Management and SOV Disinceutives

FWRT will control access to the Garage by issuance of access cards and control devices installed at entrances to the Garage.

VI	Marketing Programs

A. New Employees

FWRT will compile material and information on each of these measures and provide all of its tenants’ employees with a commute alternatives “packet.” In addition to information on each measure, the packet will include a set of guidelines explaining available options and how to establish an in-house TDM program and/or benefits of participating in the local transportation management association. The packet will also include public transportation schedules, bicycle path information, location of on-site bicycle parking and location of changing/showering facilities.

B. Commuter Newsletter

FWRT will distribute a quarterly newsletter focusing on alternative commuting. The newsletter will include information on existing the new TDM programs, discuss advantages of alternative modes, provide maps of transit and shuttle bus routes, provide a question and answer section, and provide phone numbers addresses and website addresses for alternative commute resources and programs. FWRT will designate an individual responsible for the production and distribution of the newsletter, or contract the task to a third party such as CRTMA.

C. Website

FWRT or CRTMA will develop and maintain a website devoted to alternative commute programs and measures or containing a section devoted to alternative commuting. At a minimum, the website will describe the programs, resources and measures provided to

7

FWRT tenants and contain links to other websites such as City of Cambridge, MBTA and CARAVAN  for Commuters that provide alternative commuter services and information.

D. Promotion of Transportation Fair/Events

FWRT will notify its tenants (via flyers or posting at kiosk, bulletin boards, etc.) of upcoming transportation fairs and events organized by others as the schedules for such events become available. FWRT or CRTMA will organize an on-site transportation information fair at least once a year.

E. Commuter Information Centers

Commuter Information Centers, including bus schedules and maps, ridesharing marketing forms and information about the guaranteed ride home program, will be created in a central location on site.

Vll	Monitoring and Reporting Plan

The monitoring and reporting plan will include the following:

•	Yearly mode split surveys, including questions about attitudes and suggestions 4/26/99 for new programs.
•	Bi-yearly driveway and parking occupancy counts (starting with the first year of occupancy).
•	Commitment to report this information to the city on a yearly basis for use in determining whether the project is meeting its mode split commitment.
IX.	Office of Workforce Development Commitment

FWRT commits to work with the Cambridge Office of Workforce Development.

X.	Corporate Office Certification

Attached is the Corporate Office Certification concerning commercial parking (Attachment 2).

8

EXHIBIT I

TENANT’S PERSONAL PROPERTY

EXHIBIT J

FORM OF ESTOPPEL CERTIFICATE

To:	BMR-Sidney Research Campus LLC
17190 Bernardo Center Drive
San Diego, California 92128
Attention: Vice President, Real Estate Legal

BioMed Realty, L.P.
17190 Bernardo Center Drive
San Diego, California 92128

Re:	[PREMISES ADDRESS] (the “Premises”) at 200 Sidney Street, Cambridge, Massachusetts (the “Property”)

The undersigned tenant (“Tenant”) hereby certifies to you as follows:

1.

Tenant is a tenant at the Property under a lease (the “Lease”) for the Premises dated as of [     ], 20[   ]. The Lease has not been cancelled, modified, assigned, extended or amended [except as follows: [     ]], and there are no other agreements, written or oral, affecting or relating to Tenant’s lease of the Premises or any other space at the Property. The lease term expires on [     ], 20[   ].

2.

Tenant took possession of the Premises, currently consisting of [     ] square feet, on [     ], 20[   ], and commenced to pay rent on [     ], 20[   ]. Tenant has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises, and does not hold the Premises under an assignment or sublease [, except as follows: [     ]].

3.

All base rent, rent escalations and additional rent under the Lease have been paid through [     ], 20[   ]. There is no prepaid rent [, except $[     ]][, and the amount of security deposit is $[     ] [in cash][OR][in the form of a letter of credit]]. Tenant currently has no right to any future rent abatement under the Lease.

4.	Base rent is currently payable in the amount of $[ ] per month.
5.	Tenant is currently paying estimated payments of additional rent of $[ ] per month on account of real estate taxes, insurance, management fees and Common Area maintenance expenses.
6.

All work to be performed for Tenant under the Lease has been performed as required under the Lease and has been accepted by Tenant[, except [     ]], and all allowances to be paid to Tenant, including allowances for tenant improvements, moving expenses or other items, have been paid.

7.

The Lease is in full force and effect, free from default and free from any event that could become a default under the Lease, and Tenant has no claims against the landlord or offsets or defenses against rent, and there are no disputes with the landlord. Tenant has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents payable thereunder[, except [     ]].

8.	[Tenant has the following expansion rights or options for leasing additional space at the Property: [ ].][OR][Tenant has no rights or options to purchase the Property.]
9.

To Tenant’s knowledge, no hazardous wastes have been generated, treated, stored or disposed of by or on behalf of Tenant in, on or around the Premises or the Project in violation of any environmental laws.

10.

The undersigned has executed this Estoppel Certificate with the knowledge and understanding that [INSERT NAME OF LANDLORD, PURCHASER OR LENDER, AS APPROPRIATE] or its assignee is [acquiring the Property/making a loan secured by the Property] in reliance on this certificate and that the undersigned shall be bound by this certificate. The statements contained herein may be relied upon by [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE], BMR-Sidney Research Campus LLC, BioMed Realty, L.P., BioMed Realty Trust, Inc., and any [other] mortgagee of the Property and their respective successors and assigns.

Any capitalized terms not defined herein shall have the respective meanings given in the Lease.

Dated this [     ] day of [     ], 20[   ].

[     ],

a [     ]

By:

Name:

Title:

EXHIBIT K

SURRENDER CONDITION OF MANUFACTURING AREA

[SEE ATTACHED]

GENERAL DEMOLITION NOTE & LEGEND

A DEMOLITION AS INDICATED: REMOVE ALL FLOORING DOWN TO CONCRETE SLAB. REMOVE ALL FINISH CEILINGS, INCLUDING LIGHTING, CEILING DEVICES. REMOVE ALL VINYL BASE FROM ETR WALLS AND CASEWORK. PREP SUBFLOOR AND ETR WALLS/CASEWORK TO RECEIVE NEW FINISH. ALSO RETAIN/PROTECT ALL PERIMETER GYPSUM WALLBOARD WINDOW SOFFITS/SILLS; RETAIN/PROTECT EXISTING WINDOW TREATMENT; RETAIN ALL COLUMN ENCLOSURES, U.N.O.

EXISTING CONSTRUCTION TO BE REMOVED

MEP/FP DEMOLITION NOTES

1. REMOVE ALL MANUFACTURING AREA AIR HANDLERS AND ASSOCIATED DUCTWORK, DIFFUSERS AND GRILLES. CAP CHW, HW, AND STEAM PIPING AT MAINS. REMOVE ALL CONDENSATE DRAIN PIPING.
2. REMOVE ALL WALL MOUNTED DEVICES AND EQUIPMENT, INCLUDING BUT NOT LIMITED TO SWITCHES, FIRE ALARM, RECEPTACLES, THERMOSTATS, SENSORS, VHP ALARMS AND INDICATORS, AND CONTROLS. REMOVE WIRING BACK TO SOURCE OR CONTROL PANEL AND MAKE SAFE.
3. TURN SPRINKLER DROPS UPRIGHT AND REPLACE PENDANT SPRINKLERS WITH UPRIGHT TYPE.
4. REMOVE PLUMBING FIXTURES. CUT AND REMOVE WATER PIPING FROM FIXTURES AND CAP AT MAINS. CUT AND REMOVE WASTE AND VENT PIPE AND CAP AT RISERS.
5. REMOVE PIPING AND ACCESSORIES FOR LABORATORY GASES BACK TO SOURCE AND CAP PIPING.
6. REMOVE LIGHT FIXTURES AND EXIT SIGNS, AND REMOVE POWER WIRING BACK TO SOURCE AND MAKE SAFE.
7. REMOVE POWER FEEDS TO ANY REMOVED EQUIPMENT BACK TO POWER SOURCE AND MAKE SAFE.
8. MODIFY CONTROL SYSTEMS AS NEEDED TO ELIMINATE EQUIPMENT OR SYSTEMS REMOVED, AND LEAVE ETR EQUIPMENT AND CONTROLS OPERATING AS INTENDED.

R.E. DINNEEN ARCHITECTS & PLANNERS, INC.

Manufacturing Area - Restoration Plan

200 Sidney Street, First Fl. Cambridge, Massachusetts

BioMed Realty
Discover here.